  As Filed with the Securities and Exchange Commission on September 25, 2001.

                                           Registration Statement No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                              RITE AID CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                5912                           23-1614034
  (State or other jurisdiction of         (Primary Standard Industrial            (I.R.S. Employer
   incorporation or organization)          Classification Code Number)
        Identification No.)

                              --------------------

                                 30 Hunter Lane
                          Camp Hill, Pennsylvania 17011
                                 (717) 761-2633
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                             Elliot S. Gerson, Esq.
              Senior Executive Vice President and General Counsel
                              Rite Aid Corporation
                                 30 Hunter Lane
                          Camp Hill, Pennsylvania 17011
                                 (717) 761-2633
                           (717) 760-7867 (facsimile)
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                        Copies of all communications to:
                             Stacy J. Kanter, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                 4 Times Square
                            New York, New York 10036
                                 (212) 735-3000
                           (212) 735-2000 (facsimile)

                              --------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

 If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

 If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed Maximum     Proposed Maximum        Amount of
          Title of Each Class of                Amount To Be        Offering Price         Aggregate          Registration
       Securities to be Registered               Registered          Per Security      Offering Price(1)           Fee
---------------------------------------------------------------------------------------------------------------------------
   11 1/4% Senior Notes due 2008                $150,000,000             100%             $150,000,000           $37,500(2)
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2) Pursuant to Rule 457(p), the full amount of the filing fee due with respect to this registration is being paid by applying a portion of the $834,000.00 filing fee paid in connection with our Form S-3 (File No. 333-70777) filed on January 19, 1999 and subsequently withdrawn.

   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.
===============================================================================

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                Subject to Completion, Dated September 25, 2001

PROSPECTUS


                              RITE AID CORPORATION


                Offer to Exchange 11 1/4% Senior Notes Due 2008
                       for 11 1/4% Senior Notes Due 2008
    which have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m., New York City time, on        ,
2001, unless we extend the exchange offer in our sole and absolute discretion.

Terms of the exchange offer:

o We will exchange New Notes for all outstanding Old Notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

o You may withdraw tenders of Old Notes at any time prior to the expiration or termination of the exchange offer.

o The terms of the New Notes are substantially identical to those of the outstanding Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.

o The exchange of Old Notes for New Notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption "Material Federal Income Tax Considerations" beginning on page 112 for more information.

o We will not receive any cash proceeds from the exchange offer.

o We issued the Old Notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the Old Notes.

   There is no established trading market for the New Notes or the Old Notes.

   Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

See "Risk Factors" beginning on page 15 for a discussion of risks you should consider prior to tendering your outstanding Old Notes for exchange.



                 The date of this prospectus is        , 2001.

                                TABLE OF CONTENTS


                                                                          Page
                                                                        --------
Cautionary Note Regarding Forward Looking Statements ...............           2
Where You Can Find More Information ................................           3
Prospectus Summary .................................................           4
Risk Factors .......................................................          15
Use Of Proceeds ....................................................          22
Ratio Of Earnings To Fixed Charges .................................          22
Selected Consolidated Financial Information ........................          23
Management's Discussion And Analysis Of Financial Condition And
  Results Of Operations.............................................          25
Business ...........................................................          42
Management .........................................................          51
Security Ownership of Certain Beneficial Owners and Managers .......          63
Certain Relationships And Related Transactions .....................          65
The Exchange Offer .................................................          67
Description Of The New Notes .......................................          74
Material Federal Income Tax Considerations .........................         112
Plan Of Distribution ...............................................         115
Legal Matters ......................................................         115
Experts ............................................................         115
Index to Consolidated Financial Statements .........................         F-1

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS


   This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

   Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

   o our high level of indebtedness;

   o our ability to make interest and principal payment on our debt and satisfy the other covenants contained in our credit facilities and other debt agreements;

   o our ability to improve the operating performance of our existing stores, and, in particular, our new and relocated stores in accordance with our management's long term strategy;

   o the outcomes of pending lawsuits and governmental investigations, both civil and criminal, involving our financial reporting and other matters;

   o competitive pricing pressures, continued consolidation of the drugstore industry;

   o third-party prescription reimbursement levels, regulatory changes governing pharmacy practices;

   o general economic conditions, inflation and interest rate movements;

   o merchandise supply constraints or disruptions;

   o access to capital; and

   o our ability to further develop, implement and maintain reliable and adequate internal accounting systems and controls.

   We undertake no obligation to revise the forward-looking statements included in this prospectus to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in this prospectus in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                       WHERE YOU CAN FIND MORE INFORMATION


   We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We also furnish to our stockholders annual reports, which include financial statements audited by our independent certified public accountants and other reports which the law requires us to send to our stockholders. The public may read and copy any reports, proxy statements or other information that we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 and at the SEC's regional office at 505 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov".

   Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "RAD". You can inspect and copy reports, proxy statements and other information about us at the NYSE's offices at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104 and 618 South Spring Street, Los Angeles, California 90014.

   We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the New Notes. This prospectus does not contain all of the information in the registration statement. You will find more information about us and the New Notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

                               PROSPECTUS SUMMARY


   The following information summarizes the detailed information and financial statements included elsewhere in this prospectus. We encourage you to read this entire prospectus carefully. Unless otherwise indicated or the context otherwise requires, dates in this prospectus that refer to a particular fiscal year (e.g. fiscal 2001) refer to the fiscal year ended on the Saturday closest to February 28 of that year. The fiscal year ended March 3, 2001 included 53 weeks. The fiscal years ended February 26, 2000, February 27, 1999 and February 28, 1998 included 52 weeks.

                              Rite Aid Corporation

Our Business

    We are the second largest retail drugstore chain in the United States, based on number of stores, and the third largest based on revenues. As of September 1, 2001, we operated 3,594 drugstores in 29 states across the country and in the District of Columbia. We have a first or second place market position, based on revenues, in 34 of the 65 major U.S. metropolitan markets in which we operate. During fiscal 2001, we generated $14.5 billion in revenues and we generated $7.4 billion in revenues in our first half of fiscal 2002. Since the beginning of fiscal 1997, we have purchased 1,554 stores, relocated 952 stores, opened 469 new stores and remodeled 435 stores. As a result, we believe we have one of the most modern store bases in the industry.

    In our stores, we sell prescription drugs and a wide assortment of other merchandise, which we call "front-end" products. In fiscal 2001, our pharmacists filled more than 204 million prescriptions, which accounted for 59.5% of our total sales. In the first half of fiscal 2002, pharmacy sales accounted for 61.3% of our total sales. We believe that our pharmacy operations will continue to represent a significant part of our business due to favorable industry trends, including an aging population, increased life expectancy and the discovery of new and better drug therapies. We offer approximately 24,600 front-end products, including over-the-counter medications, health and beauty aids, personal care items, cosmetics, household items, beverages, convenience foods, greeting cards, photo processing, seasonal merchandise and numerous other everyday and convenience products, which accounted for the remaining 40.5% of our total revenues in fiscal 2001. We distinguish our stores from other national chain drugstores, in part, through our private label brands and our strategic alliance with General Nutrition Companies, Inc. ("GNC"), a leading retailer of vitamin and mineral supplements. We offer over 1,500 products under the Rite Aid private label brand, which contributed approximately 10% of our front-end sales in fiscal 2001.

Background

    Under prior management, we were engaged in an aggressive expansion program from 1997 until 1999. During that period, we purchased 1,554 stores, relocated 866 stores, opened 445 new stores, remodeled 308 stores and acquired PCS Health Systems, Inc. These activities had a significant negative impact on our operating results and financial condition, severely strained our liquidity and increased our indebtedness to $6.6 billion as of February 26, 2000, which contributed to our inability to access the financial markets. A resulting decrease in revenue due to inventory shortages, reduction in advertising and uncompetitive prices on front-end products led to a decline in customer traffic, which had a negative impact on our store operations. In October 1999, we announced that we had identified accounting irregularities and our former chairman and chief executive officer resigned. In November 1999, our former auditors resigned and withdrew their previously issued opinions on our financial statements for fiscal 1998 and fiscal 1999. We needed to restate our financial statements and develop accounting systems and controls that would allow us to manage our business and accurately report the results of our operations.

    In December 1999, a new management team was hired, and since that time we have been addressing our business, operational and financial challenges. In response to our situation, new management has:

   o Reduced our indebtedness from $6.6 billion as of February 26, 2000 to $3.7 billion as of September 1, 2001, after giving effect to the Refinancing (described below);

   o Improved front-end same store sales growth from a negative 2.2% in fiscal 2000 to a positive 6.5% in fiscal 2001 by improving store conditions and product pricing and launching a competitive marketing program;

   o Improved same store sales growth from 7.5% in the first half of fiscal 2001 to 9.1% in the first half of fiscal 2002 and front-end same store sales growth from 3.8% in the first half of 2001 to 5.0% in the first half of 2002;

   o Restated our financial statements for fiscal 1998 and fiscal 1999, as well as engaged Deloitte & Touche LLP as our new auditors to audit our fiscal years beginning with fiscal 1998;

   o Continued developing and implementing a comprehensive plan, which is ongoing, to address problems with our accounting systems and controls, and also resumed normal financial reporting;

   o Significantly reduced the amount of our indebtedness maturing prior to March 2005; and

   o Addressed out-of-stock inventory levels and strengthened our vendor relationships.

Refinancing Transactions

   On June 27, 2001, we completed a comprehensive $3.2 billion refinancing package (the "Refinancing") that includes a new $1.9 billion senior secured credit facility underwritten by Citicorp North America, Inc., The Chase Manhattan Bank, Credit Suisse First Boston and Fleet Retail Finance, Inc. As a result of the Refinancing, we have significantly reduced our debt and the amount of our debt maturing prior to March 2005.

   Simultaneously with or prior to the closing of the new credit facility, we completed the following transactions, which also form part of the Refinancing:

   o  $552.0 million in private placements of our common stock.

   o An exchange with a financial institution of $152.025 million of our 10.5% senior secured notes due 2002 for $152.025 million of new 12.5% senior secured notes due 2006. The 12.5% senior secured notes due 2006 are secured by a second lien on the collateral securing the new credit facility.

   o Private exchanges of common stock for $303.5 million of our bank debt and 10.5% senior secured notes due 2002.

   o A synthetic lease transaction with respect to two of our distribution centers in the amount of approximately $106.9 million.

   o  $150 million in a private placement of new 11.25% senior notes due 2008.

   o The reclassification of $848.8 million of capital leases as operating leases.

   o An operating lease that we entered into with respect to our aircraft for approximately $25.6 million.

   o A tender offer whereby we accepted for payment $174.5 million of our 10.5% senior secured notes due 2002 at 103.25% of their principal amount.

   With the proceeds of the Refinancing, we repaid our previous senior secured credit facility, our PCS and RCF credit facilities and our secured exchange debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Credit Facilities and Refinancing". As a result of the Refinancing, our remaining debt due before March 2005 consists of $152.0 million of our 5.25% convertible subordinated notes due 2002, $107.8 million of our 6.00% dealer remarketable securities due 2003, $21.9 million of our 10.5% senior secured notes due 2002 and amortization of the new credit facility. We expect to use internally generated funds to retire both the 5.25% notes and the dealer remarketable securities at maturity and to meet the amortization payments under the new credit facility.

Risk Factors

   Prospective purchasers of our senior notes should carefully consider the information set forth under the heading "Risk Factors", together with all other information in this prospectus, before making an investment in the senior notes offered by this prospectus.

   Our headquarters are located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011, and our telephone number is (717) 761-2633. The address of our Web site is www.riteaid.com. The information on our Web site is not part of this prospectus. Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the trading symbol "RAD". We were incorporated in 1968 and are a Delaware corporation.

                               THE EXCHANGE OFFER


Old Notes . . . . . . . . . . . . . . . . .            11 1/4% Senior Notes due
                                                       2008, which we issued on
                                                       June 27, 2001.

New Notes . . . . . . . . . . . . . . . . .            11 1/4% Senior Notes due
                                                       2008, the issuance of
                                                       which has been
                                                       registered under the
                                                       Securities Act of 1933.
                                                       The form and terms of
                                                       the New Notes are
                                                       identical in all
                                                       material respects to
                                                       those of the Old Notes,
                                                       except that the transfer
                                                       restrictions and
                                                       registration rights
                                                       relating to the Old
                                                       Notes do not apply to
                                                       the New Notes.

Exchange Offer. . . . . . . . . . . . . . .            We are offering to issue
                                                       up to $150,000,000
                                                       aggregate principal
                                                       amount of the New Notes
                                                       in exchange for a like
                                                       principal amount of the
                                                       Old Notes to satisfy our
                                                       obligations under the
                                                       registration rights
                                                       agreement that we
                                                       entered into when the
                                                       Old Notes were issued in
                                                       transactions in reliance
                                                       upon the exemption from
                                                       registration provided by
                                                       Rule 144A under the
                                                       Securities Act.

Expiration Date; Tenders. . . . . . . . . .            The exchange offer will
                                                       expire at 5:00 p.m., New
                                                       York City time,
                                                       on      , 2001, unless
                                                       extended in our sole and
                                                       absolute discretion. By
                                                       tendering your Old
                                                       Notes, you represent to
                                                       us that:

                                                      o you are not our
                                                        "affiliate," as
                                                        defined in Rule 405
                                                        under the Securities
                                                        Act;

                                                      o any New Notes you
                                                        receive in the
                                                        exchange offer are
                                                        being acquired by you
                                                        in the ordinary course
                                                        of your business;

                                                      o at the time of
                                                        commencement of the
                                                        exchange offer, neither
                                                        you nor, to your
                                                        knowledge, anyone
                                                        receiving New Notes from
                                                        you, has any arrangement
                                                        or understanding with
                                                        any person to
                                                        participate in the
                                                        distribution, as defined
                                                        in the Securities Act,
                                                        of the New Notes in
                                                        violation of the
                                                        Securities Act;

                                                      o if you are not a
                                                        participating broker-
                                                        dealer, you are not
                                                        engaged in, and do not
                                                        intend to engage in,
                                                        the distribution of
                                                        the New Notes, as
                                                        defined in the
                                                        Securities Act; and

                                                      o if you are a broker-
                                                        dealer, you will receive
                                                        the New Notes for your
                                                        own account in exchange
                                                        for Old Notes that were
                                                        acquired by you as a
                                                        result of your market-
                                                        making or other trading
                                                        activities and that you
                                                        will deliver a
                                                        prospectus in connection
                                                        with any resale of the
                                                        New Notes you receive.
                                                        For further information
                                                        regarding resales of the
                                                        New Notes by
                                                        participating broker-
                                                        dealers, see the
                                                        discussion under the
                                                        caption "Plan of
                                                        Distribution" beginning
                                                        on page 115.

Withdrawal; Non-Acceptance. . . . . . . . .            You may withdraw any Old
                                                       Notes tendered in the
                                                       exchange offer at any
                                                       time prior to 5:00 p.m.,
                                                       New York City time, on
                                                               , 2001. If we
                                                       decide for any reason
                                                       not to accept any Old
                                                       Notes tendered for
                                                       exchange, the Old Notes
                                                       will be returned to the
                                                       registered holder at
                                                       our expense promptly
                                                       after the expiration or
                                                       termination of the
                                                       exchange offer. In the
                                                       case of Old Notes
                                                       tendered by book-entry
                                                       transfer into the
                                                       exchange agent's
                                                       account at The
                                                       Depository Trust
                                                       Company, any withdrawn
                                                       or unaccepted Old Notes
                                                       will be credited to the
                                                       tendering holder's
                                                       account at DTC. For
                                                       further information
                                                       regarding the
                                                       withdrawal of tendered
                                                       Old Notes, see the "The
                                                       Exchange Offer--Terms
                                                       of the Exchange Offer;
                                                       Period for Tendering
                                                       Old Notes" beginning on
                                                       page 67 and the "The
                                                       Exchange
                                                       Offer--Withdrawal
                                                       Rights" beginning on
                                                       page 70.

Conditions to the Exchange Offer. . . . . .            The exchange offer is
                                                       subject to customary
                                                       conditions, which we may
                                                       waive. See the
                                                       discussion below under
                                                       the caption "The
                                                       Exchange
                                                       Offer--Conditions to the
                                                       Exchange Offer"
                                                       beginning on page 70 for
                                                       more information
                                                       regarding the conditions
                                                       to the exchange offer.

Procedures for Tendering Old Notes. . . . .            Unless you comply with
                                                       the procedures described
                                                       below under the caption
                                                       "The Exchange
                                                       Offer--Guaranteed
                                                       Delivery Procedures"
                                                       beginning on page 69,
                                                       you must do one of the
                                                       following on or prior to
                                                       the expiration or
                                                       termination of the
                                                       exchange offer to
                                                       participate in the
                                                       exchange offer:

                                                      o tender your Old Notes by
                                                        sending the certificates
                                                        for your Old Notes, in
                                                        proper form for
                                                        transfer, a properly
                                                        completed and duly
                                                        executed letter of
                                                        transmittal, with any
                                                        required signature
                                                        guarantees, and all
                                                        other documents required
                                                        by the letter of
                                                        transmittal, to BNY
                                                        Midwest Trust Company,
                                                        as exchange agent, at
                                                        one of the addresses
                                                        listed below under the
                                                        caption "The Exchange
                                                        Offer--Exchange Agent"
                                                        beginning on page 72, or

                                                      o tender your Old Notes by
                                                        using the book- entry
                                                        transfer procedures
                                                        described below and
                                                        transmitting a properly
                                                        completed and duly
                                                        executed letter of
                                                        transmittal, with any
                                                        required signature
                                                        guarantees, or an
                                                        agent's message instead
                                                        of the letter of
                                                        transmittal, to the
                                                        exchange agent. In order
                                                        for a book-entry
                                                        transfer to constitute a
                                                        valid tender of your Old
                                                        Notes in the exchange
                                                        offer, BNY Midwest Trust
                                                        Company, as exchange
                                                        agent, must receive a
                                                        confirmation of book-
                                                        entry transfer of your
                                                        Old Notes into the
                                                        exchange agent's account
                                                        at DTC prior to the
                                                        expiration or
                                                        termination of the
                                                        exchange offer. For more
                                                        information regarding
                                                        the use of book-entry
                                                        transfer procedures,
                                                        including a description
                                                        of the required agent's
                                                        message, see the
                                                        discussion below under
                                                        the caption "The
                                                        Exchange Offer--Book-
                                                        Entry Transfers"
                                                        beginning on page 69.

Guaranteed Delivery Procedures. . . . . . .            If you are a registered
                                                       holder of Old Notes and
                                                       wish to tender your Old
                                                       Notes in the exchange
                                                       offer, but

                                                      o the Old Notes are not
                                                        immediately available,

                                                      o time will not permit
                                                        your Old Notes or other
                                                        required documents to
                                                        reach the exchange agent
                                                        before the expiration or
                                                        termination of the
                                                        exchange offer, or

                                                      o the procedure for
                                                        book-entry transfer
                                                        cannot be completed
                                                        prior to the
                                                        expiration or
                                                        termination of the
                                                        exchange offer,

                                                       then you may tender Old
                                                       Notes by following the
                                                       procedures described
                                                       below under the caption
                                                       "The Exchange
                                                       Offer--Guaranteed
                                                       Delivery Procedures" on
                                                       page 69.

Special Procedures for Beneficial Owners. .            If you are a beneficial
                                                       owner whose Old Notes
                                                       are registered in the
                                                       name of the broker,
                                                       dealer, commercial bank,
                                                       trust company or other
                                                       nominee and you wish to
                                                       tender your Old Notes in
                                                       the exchange offer, you
                                                       should promptly contact
                                                       the person in whose name
                                                       the Old Notes are
                                                       registered and instruct
                                                       that person to tender on
                                                       your behalf. If you wish
                                                       to tender in the
                                                       exchange offer on your
                                                       behalf, prior to
                                                       completing and executing
                                                       the letter of
                                                       transmittal and
                                                       delivering your Old
                                                       Notes, you must either
                                                       make appropriate
                                                       arrangements to register
                                                       ownership of the Old
                                                       Notes in your name or
                                                       obtain a properly
                                                       completed bond power
                                                       from the person in whose
                                                       name the Old Notes are
                                                       registered.

Material Federal Income Tax Considerations.            The exchange of the Old
                                                       Notes for New Notes in
                                                       the exchange offer will
                                                       not be a taxable
                                                       transaction for United
                                                       States Federal income
                                                       tax purposes. See the
                                                       discussion below under
                                                       the caption "Material
                                                       Federal Income Tax
                                                       Considerations"
                                                       beginning on page 112
                                                       for more information
                                                       regarding the tax
                                                       consequences to you of
                                                       the exchange offer.

Use of Proceeds . . . . . . . . . . . . . .            We will not receive any
                                                       cash proceeds from the
                                                       exchange offer.

Exchange Agent. . . . . . . . . . . . . . .            BNY Midwest Trust
                                                       Company is the exchange
                                                       agent for the exchange
                                                       offer. You can find the
                                                       address and telephone
                                                       number of the exchange
                                                       agent below under the
                                                       caption "The Exchange
                                                       Offer--Exchange Agent"
                                                       beginning on page 72.

Resales . . . . . . . . . . . . . . . . . .            Based on interpretations
                                                       by the staff of the SEC,
                                                       as set forth in no-
                                                       action letters issued to
                                                       the third parties, we
                                                       believe that the New
                                                       Notes you receive in the
                                                       exchange
                                        9
                                                       offer may be offered for
                                                       resale, resold or
                                                       otherwise transferred
                                                       without compliance with
                                                       the registration and
                                                       prospectus delivery
                                                       provisions of the
                                                       Securities Act. However,
                                                       you will not be able to
                                                       freely transfer the New
                                                       Notes if:

                                                      o you are our
                                                        "affiliate," as
                                                        defined in Rule 405
                                                        under the Securities
                                                        Act;

                                                      o you are not acquiring
                                                        the New Notes in the
                                                        exchange offer in the
                                                        ordinary course of
                                                        your business;

                                                      o you have an arrangement
                                                        or understanding with
                                                        any person to
                                                        participate in the
                                                        distribution , as
                                                        defined in the
                                                        Securities Act, of the
                                                        New Notes, you will
                                                        receive in the exchange
                                                        offer; or

                                                      o you are not a
                                                        participating broker-
                                                        dealer that received New
                                                        Notes for its own
                                                        account in the exchange
                                                        offer in exchange for
                                                        Old Notes that were
                                                        acquired as a result of
                                                        market- making or other
                                                        trading activities.

                                                       If you fall within one of
                                                       the exceptions listed
                                                       above, you must comply
                                                       with the registration and
                                                       prospectus delivery
                                                       requirements of the
                                                       Securities Act in
                                                       connection with any
                                                       resale transaction
                                                       involving the New Notes.
                                                       See the discussion below
                                                       under the caption "The
                                                       Exchange
                                                       Offer--Procedures for
                                                       Tendering Old Notes"
                                                       beginning on page 67 for
                                                       more information.

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES


   If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your Old Notes. In general, you may offer or sell your Old Notes only:

   o if they are registered under the Securities Act and applicable state securities laws;

   o if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

   o if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

   We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell New Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Notes" beginning on page 72 and "Description of the New Notes--Registration Rights Agreement" beginning on page 91.

                      SUMMARY DESCRIPTION OF THE NEW NOTES


   The terms of the New Notes and those of the outstanding Old Notes are substantially identical, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes. In addition, if we do not have an effective registration statement on file with the SEC to register the Old Notes within 180 days of the original issuance of the Old Notes, or if the exchange offer is not completed on or before the 210th day after the Old Notes were issued, we will be required to pay liquidated damages to each holder of Old Notes until we cure the registration default. See "Description of the New Notes--Registration Rights Agreement" beginning on page 91.

Issuer. . . . . . . . . . . . . . . . . . .            Rite Aid Corporation

Securities Offered. . . . . . . . . . . . .            $150,000,000 aggregate
                                                       principal amount of
                                                       11 1/4% senior notes due
                                                       2008.

Maturity Date . . . . . . . . . . . . . . .            July 1, 2008.

Interest. . . . . . . . . . . . . . . . . .            We will pay interest on
                                                       the New Notes at the
                                                       rate of 11 1/4% per year
                                                       payable in cash on
                                                       January 1 and July 1 of
                                                       each year, beginning on
                                                       January 1, 2002.

Optional Redemption . . . . . . . . . . . .            Prior to July 1, 2005,
                                                       we may redeem some or
                                                       all of the New Notes by
                                                       paying a "make-whole"
                                                       premium based on U.S.
                                                       Treasury rates. On or
                                                       after July 1, 2005 we
                                                       may redeem some or all
                                                       of the New Notes at the
                                                       redemption prices listed
                                                       under the heading
                                                       "Description of
                                                       Notes--Optional
                                                       Redemption" plus accrued
                                                       and unpaid interest to
                                                       the date of redemption.

                                                       At any time and from time
                                                       to time, prior to July 1,
                                                       2004, we may redeem up to
                                                       a maximum of 35% of the
                                                       original aggregate
                                                       principal amount of the
                                                       New Notes (including
                                                       additional notes)
                                                       originally issued with
                                                       the proceeds of one or
                                                       more of our equity
                                                       offerings at a redemption
                                                       price of 111.25% of the
                                                       principal amount plus
                                                       accrued and unpaid
                                                       interest, if any, to the
                                                       date of redemption,
                                                       provided that at least
                                                       65% of the original
                                                       aggregate principal
                                                       amount of New Notes
                                                       (including additional
                                                       notes) originally issued
                                                       remains outstanding
                                                       immediately after
                                                       redemption.

Change of Control . . . . . . . . . . . . .            If we experience a
                                                       change of control, we
                                                       will be required to make
                                                       an offer to repurchase
                                                       our New Notes at a price
                                                       equal to 101% of the
                                                       principal amount plus
                                                       accrued and unpaid
                                                       interest, if any, to the
                                                       date of repurchase. For
                                                       more detailed
                                                       information, see
                                                       "Description of New
                                                       Notes--Repurchase at the
                                                       Option of Holders Upon a
                                                       Change of Control."

Ranking . . . . . . . . . . . . . . . . . .            The New Notes will be:

                                                      o our senior unsecured
                                                        obligations; and

                                                      o equal in ranking with
                                                        all of our existing
                                                        and future
                                                        unsubordinated,
                                                        unsecured debt.

                                                       Our subsidiaries conduct
                                                       substantially all our
                                                       operations and have
                                                       significant liabilities,
                                                       including trade payables.

                                                       The New Notes will be
                                                       structurally subordinated
                                                       to our substantial
                                                       subsidiary liabilities,
                                                       which include guarantees
                                                       of our secured debt. In
                                                       addition, the New Notes
                                                       will be effectively
                                                       subordinated to any
                                                       secured debt that we
                                                       issue in the future.

Certain Covenants . . . . . . . . . . . . .            The indenture governing
                                                       the New Notes will
                                                       contain covenants that
                                                       limit our ability and
                                                       the ability of our
                                                       restricted subsidiaries
                                                       to, among other things:

                                                      o incur additional debt;

                                                      o pay dividends or make
                                                        other restricted
                                                        payments;

                                                      o purchase, redeem or
                                                        retire capital stock
                                                        or subordinated debt;

                                                      o make asset sales;

                                                      o enter into
                                                        transactions with
                                                        affiliates;

                                                      o incur liens;

                                                      o make investments;

                                                      o enter into sale
                                                        leaseback
                                                        transactions;

                                                      o provide subsidiary
                                                        guarantees; and

                                                      o merge or consolidate
                                                        with any other person.

                                                       For more detailed
                                                       information on covenants
                                                       in the indenture, see
                                                       "Description of
                                                       Notes--Restrictive
                                                       Covenants".

Events of Default . . . . . . . . . . . . .            The following events,
                                                       among others, constitute
                                                       events of default under
                                                       the New Notes:

                                                      o default for 30 days in
                                                        any payment of
                                                        interest upon any New
                                                        Notes;

                                                      o default in any payment
                                                        of principal of (or
                                                        premium, if any) upon
                                                        any New Notes when
                                                        due;

                                                      o default for 30 days
                                                        after appropriate notice
                                                        in the performance of
                                                        any other covenant in
                                                        the New Notes or the
                                                        indenture governing the
                                                        New Notes;

                                                      o default under any other
                                                        debt that results in its
                                                        acceleration, or failure
                                                        to pay any of the debt
                                                        on maturity, in each
                                                        case where the aggregate
                                                        of such debt exceeds $35
                                                        million;

                                                      o certain events
                                                        involving bankruptcy,
                                                        insolvency or
                                                        reorganization.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

   The following summary consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the audited consolidated financial statements and related notes appearing on pages F-1 through F-41 and the interim condensed consolidated financial statements and related notes appearing on pages F-42 through F-56. The summary consolidated financial data for the thirteen week periods ended June 2, 2001 and May 27, 2000 are unaudited and not necessarily indicative of the results to be expected for the full year. The following summary financial data does not give pro forma effect to the Refinancing.

                                                                                                            Thirteen Week Period
                                                             Year Ended                                             Ended
                             --------------------------------------------------------------------------  -------------------------
                             March 3, 2001   February 26, 2000    February 27, 1999   February 28, 1998
                              (53 weeks)         (52 weeks)          (52 weeks)         (52 weeks)(2)   June 2, 2001  May 27, 2000
                             -------------   -----------------    -----------------   ----------------- ------------  ------------
                                                                    (Dollars in Thousands)
Statement of Operations
  Data:
REVENUES.................     $14,516,865       $13,338,947          $12,438,442         $11,352,637     $3,710,133    $3,442,186
COSTS AND EXPENSES:
  Cost of goods sold,
   including occupancy
   costs.................      11,151,490        10,213,428            9,406,831           8,419,021      2,840,740     2,634,453
  Selling, general and
   administrative
   expenses..............       3,458,307         3,607,810            3,200,563           2,773,560        858,049       851,883
  Goodwill amortization..          20,670            24,457               26,055              26,169          5,343         6,074
  Store closing and
   impairment charges
   (credits).............         388,078           139,448              195,359             155,024           (364)       16,145
  Interest expense.......         649,926           542,028              274,826             202,688        128,689       171,375
  Loss on debt
   conversions and
   modifications.........         100,556                --                   --                  --        132,713            --
  Share of loss from
   equity investments....          36,675            15,181                  448               1,886          5,883        11,574
  (Gain) loss on sale of
   fixed assets..........          (6,030)          (80,109)                  --             (52,621)       (49,818)        9,676
                              -----------       -----------          -----------         -----------     ----------    ----------
Total costs and expenses.      15,799,672        14,462,243           13,104,082          11,525,727      3,921,235     3,701,180
                              -----------       -----------          -----------         -----------     ----------    ----------
Loss from continuing
  operations before
  income taxes and
  cumulative effect of
  accounting change......      (1,282,807)       (1,123,296)            (665,640)           (173,090)      (211,102)     (258,994)
INCOME TAX EXPENSE
  (BENEFIT)..............         148,957            (8,375)            (216,941)            (28,064)            --       144,382
                              -----------       -----------          -----------         -----------     ----------    ----------
  Loss from continuing
   operations before
   cumulative effect of
   accounting change.....      (1,431,764)       (1,114,921)            (448,699)           (145,026)      (211,102)     (403,376)
INCOME (LOSS) FROM
  DISCONTINUED
  OPERATIONS, net(1).....          11,335             9,178              (12,823)            (20,214)            --        11,335
  Loss on disposal of
   discontinued
   operations, net(1)....        (168,795)               --                   --                  --             --      (303,330)
CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE, net.              --           (27,300)                  --                  --             --            --
                              -----------       -----------          -----------         -----------     ----------    ----------
Net loss.................     $(1,589,224)      $(1,133,043)         $  (461,522)        $  (165,240)    $ (211,102)   $ (695,371)
                              ===========       ===========          ===========         ===========     ==========    ==========
Balance Sheet Data (at
  end of period):
  Working capital
   (deficit).............     $ 1,955,877       $   752,657          $  (892,115)        $ 1,258,580     $1,408,325
  Property, plant and
   equipment (net).......       3,041,008         3,445,828            3,328,499           2,460,513      2,992,891
  Total assets...........       7,913,911         9,845,566            9,778,451           7,392,147      7,401,512
  Total debt and capital
   lease obligations(3)..       5,894,548         6,612,868            5,922,504           3,132,894      4,971,928
  Redeemable preferred
   stock.................          19,457            19,457               23,559                  --         19,457
  Stockholders' equity
   (deficit).............        (354,435)          432,509            1,339,617           1,898,203       (101,741)
Other Data:
  Ratio of earnings to
   fixed charges(4)                    --                --                   --                  --             --            --
  Number of retail
   drugstores............           3,648             3,802                3,870               3,975          3,631         3,779

(1) PCS was acquired on January 22, 1999. On October 2, 2000, we sold PCS. See "Business--PBM Segment." Accordingly, our PBM segment is reported as a discontinued operation for all periods presented. See note 24 of the notes to the audited consolidated financial statements.
(2) K&B, Incorporated and Harco, Inc. were acquired in August 1997.
(3) Total debt includes capital lease obligations of $1.1 billion, as of March 3, 2001, February 26, 2000, February 27, 1999 and June 2, 2001 and $622
    million as of February 28, 1998.
(4) Calculated by dividing earnings by fixed charges. For this purpose, earnings include loss from continuing operations before income taxes and cumulative effect of accounting change plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt incurrence cost, preferred stock dividends and that portion of rental expenses which is representative of the interest factor in those rentals. For fiscal 2001, fiscal 2000, fiscal 1999, fiscal 1998 and the thirteen week period ended June 2, 2001, earnings were insufficient to cover fixed charges by approximately $1,248.0 million, $1,113.4 million, $671.6 million, $175.3 million and $205.4 million, respectively.

                                  RISK FACTORS


   You should consider carefully the following factors, as well as the other information set forth or incorporated by reference in this prospectus, before tendering your Old Notes in the exchange offer. When we use the term "Notes" in this prospectus, the term includes the Old Notes and the New Notes.

         Risks related to the Exchange Offer and holding the New Notes

Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer.

   If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. For further information regarding the consequences of tendering your Old Notes in the exchange offer, see the discussions below under the captions "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Notes" and "Material Federal Income Tax Considerations."

You must comply with the exchange offer procedures in order to receive new, freely tradable notes.

   Delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

   o certificates for Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, New York, New York as depository, including an Agent's Message (as defined) if the tendering holder does not deliver a letter of transmittal,

   o a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the letter of transmittal, and

   o any other documents required by the letter of transmittal.

   Therefore, holders of Old Notes who would like to tender Old Notes in exchange for New Notes should be sure to allow enough time for the Old Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer--Procedures for Tendering Old Notes" and "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their Old Notes may be deemed to be underwriters.

   If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Since the New Notes are effectively subordinated to all of our secured debt and the liabilities of our subsidiaries, we may not have sufficient assets to pay amounts owed on the New Notes if a default occurs.

   The New Notes are general unsecured senior obligations that rank equal in right of payment with all of our existing and future unsecured and unsubordinated debt. The New Notes are effectively subordinated to all of our secured debt to the extent of the value of the assets securing that debt. Also, the Notes are structurally subordinated to all obligations of our subsidiaries.

   We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations, including the payment of principal of and interest on our outstanding debt. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on the Notes or to make funds available to us for such payment. As of September 1, 2001, we had approximately $3.4 billion of indebtedness to which the New Notes would have been structurally subordinated in right of payment.

   Because the obligations under our credit facility, our 10.5% senior notes due 2002 and our 12.5% secured notes due 2006 are secured obligations, guaranteed by substantially all of our subsidiaries, failure to comply with those obligations or our inability to pay that indebtedness when due would entitle those creditors immediately to foreclose on certain of our assets in the case of our new credit facility, and substantially all of the assets of our subsidiaries, which serve as collateral. In this event, those secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, and, lastly to the holders of capital stock of our subsidiaries, including Rite Aid Corporation.

   Holders of the New Notes will only be creditors of Rite Aid Corporation and not of our subsidiaries. The ability of our creditors, including you, to participate in any distribution of assets of any of our subsidiaries upon liquidation or bankruptcy will be subject to the prior claims of that subsidiary's creditors, including trade creditors, and any prior or equal claim of any equity holder of that subsidiary. As a result, you may receive less, proportionately, than our secured creditors and the creditors of our subsidiaries.

We may be unable to purchase the New Notes upon a change of control.

   Upon a change of control event, we would be required to offer to purchase the New Notes for cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any. The terms of the New Notes may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you unless the transaction is included within the definition of a change of control.

   A change of control under the terms of the New Notes is likely to constitute an event of default under our new credit facility. If this occurs, then the lenders under our new credit facility may declare their debt immediately due and payable. The same could be true of any future debt incurred by our subsidiaries pursuant to credit facilities with banks or other institutional lenders. We cannot assure you that we will have the financial resources necessary to repurchase the New Notes and satisfy other payment obligations that could be triggered upon a change of control. If we do not have sufficient financial resources to effect a change of control offer, we would be required to seek additional financing from outside sources to repurchase the New Notes. We cannot assure you that financing would be available to us on satisfactory terms.

You may find it difficult to sell your notes.

   There is no existing trading market for the New Notes. We do not intend to apply for listing or quotation of the New Notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of New Note holders to sell their New Notes, the amount of New Notes to be outstanding following the exchange offer or the price at which the New Notes might be sold. As a result, the market price of the New Notes could be adversely affected. Historically, the market for non-investment grade debt, such as the New Notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse affect on holders of the New Notes.

Holders of the Old Notes participating in the exchange offer will not recognize gain or loss in the exchange.

   The exchange of Old Notes for New Notes in the exchange offer will not be a taxable transaction to holders for U.S. federal income tax purposes. See "Material Federal Income Tax Considerations" beginning on page 112.

                    Risks Related to Our Financial Condition

We are highly leveraged. Our substantial indebtedness will severely limit cash flow available for our operations and could adversely affect our ability to service debt or obtain additional financing if necessary.

   After giving effect to the Refinancing, we had, as of September 1, 2001 $3.7 billion of outstanding indebtedness (including current maturities but excluding letters of credit) and stockholders' equity of $453.2 million. We also have additional borrowing capacity under our revolving credit facility of $446.3 million. Our debt obligations will continue to adversely affect our operations in a number of ways and our cash flow is insufficient to service our debt, which may require us to borrow additional funds for that purpose, restructure or otherwise refinance that debt. Our earnings were insufficient to cover our fixed charges for fiscal 2001 by $1.2 billion. After giving effect to the Refinancing on a pro forma basis, we estimate that our earnings would have been insufficient to cover our fixed charges for fiscal 2001.

   Our high level of indebtedness will continue to restrict our operations. Among other things, our indebtedness will:

   o limit our ability to obtain additional financing;

   o limit our flexibility in planning for, or reacting to, changes in the markets in which we compete;

   o place us at a competitive disadvantage relative to our competitors with less indebtedness;

   o render us more vulnerable to general adverse economic and industry conditions; and

   o require us to dedicate substantially all of our cash flow to service our debt.

   In fiscal 2000 we experienced operational and financial difficulties, resulting in disputes with suppliers and vendors. These disputes were based primarily on our level of indebtedness and led to more restrictive vendor contract terms. Although we believe that our prior disputes with suppliers and vendors have been largely resolved, any future material deterioration in our operational or our financial situation could again impact vendors' and suppliers' willingness to do business with us. Our ability to make payments on our debt, depends upon our ability to substantially improve our future operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. If our cash flow from our operating activities is insufficient, we may take certain actions, including delaying or reducing capital or other expenditures, attempting to restructure or refinance our debt, selling assets or operations or seeking additional equity capital. We may be unable to take any of these actions on satisfactory terms or in a timely manner. Further, any of these actions may not be sufficient to allow us to service our debt obligations or may have an adverse impact on our business. Our existing debt agreements, limit our ability to take certain of these actions. Our failure to earn enough to pay our debts or to successfully undertake any of these actions could have a material adverse effect on us.

Some of our debt, including borrowings under our new credit facility, is based upon variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

   Approximately $378.5 million of our outstanding indebtedness as of September 1, 2001, following the Refinancing, bears an interest rate that varies depending upon LIBOR and is not covered by interest rate swap contracts that expire in 2002. If we borrow additional amounts under our senior secured facility, the interest rate on those borrowings will vary depending upon LIBOR. If LIBOR rises, the interest rates on this outstanding debt will also increase. Therefore an increase in LIBOR would increase our interest payment obligations under these outstanding loans and have a negative effect on our cash flow and financial condition.

The covenants in our outstanding indebtedness impose restrictions that may limit our operating and financial flexibility.

   The covenants in the instruments governing our outstanding indebtedness, including our credit facility, restrict our ability to incur liens and debt, pay dividends, make redemptions and repurchases of capital stock, make loans, investments and capital expenditures, prepay, redeem or repurchase debt, engage in mergers, consolidations, asset dispositions, sale-leaseback transactions and affiliate transactions, change our business, amend certain debt and other material agreements, issue and sell capital stock of subsidiaries, restrict distributions from subsidiaries and grant negative pledges to other creditors.

   Moreover, if we are unable to meet the terms of the financial covenants or if we breach any of these covenants, a default could result under one or more of these agreements. A default, if not waived by our lenders, could result in the acceleration of our outstanding indebtedness and cause our debt to become immediately due and payable. If acceleration occurs, we would not be able to repay our debt and it is unlikely that we would be able to borrow sufficient additional funds to refinance such debt. Even if new financing is made available to us, it may not be available on terms acceptable to us.

   If we were required to obtain waivers of defaults, we may incur significant fees and transaction costs. In fiscal 2000, we were required to obtain waivers of compliance with, and modifications to, certain of the covenants contained in our senior credit and loan agreements and public indentures. In connection with obtaining certain of such waivers and modifications, we paid significant fees and transaction costs.

                         Risks Related to our Operations

Major lawsuits have been brought against us and certain of our subsidiaries, and there are currently pending both civil and criminal investigations by the U.S. Securities and Exchange Commission, the United States Attorney and an investigation by the United States Department of Labor. In addition to any fines or damages that we might have to pay, any criminal conviction against us may result in the loss of licenses and contracts that are material to the conduct of our business, which would have a negative effect on our results of operations, financial condition and cash flows.

   There are several major ongoing lawsuits and investigations in which we are involved. These include, in addition to the investigations described below, several class action lawsuits. While some of these lawsuits have been settled, we are unable to predict the outcome of any of these matters at this time. If any of these cases result in a substantial monetary judgment against us or is settled on unfavorable terms, our results of operations, financial condition and cash flows could be materially adversely affected.

   There are currently pending both civil and criminal governmental investigations by the SEC and the United States Attorney concerning our financial reporting and other matters. In addition, an investigation has also been commenced by the U.S. Department of Labor concerning our employee benefit plans, including our principal 401(k) plan, which permitted employees to purchase our common stock. Purchases of our common stock under the plan were suspended in October 1999. In January 2001, we appointed an independent trustee to represent the interests of these plans in relation to the company and to investigate possible claims the plans may have against us. Both the independent trustee and the Department of Labor have asserted that the plans may have claims against us. These investigations are ongoing and we cannot predict their outcomes. If we were convicted of any crime, certain licenses and government contracts, such as Medicaid plan reimbursement agreements, that are material to our operations may be revoked, which would have a material adverse effect on our results of operations and financial condition. In addition, substantial penalties, damages, or other monetary remedies assessed against us could also have a material adverse effect on our results of operations, financial condition and cash flows.

   Given the size and nature of our business, we are subject from time to time to various lawsuits which, depending on their outcome, may have a negative impact on our results of operations, financial condition and cash flows.

We are substantially dependent on a single supplier of pharmaceutical products to sell products to us on satisfactory terms. A disruption in this relationship would have a negative effect on our results of operations, financial condition and cash flows.

   We obtain approximately 93% of our pharmaceutical supplies from a single supplier, McKesson HBOC, Inc., pursuant to a long-term contract. Pharmacy sales represented approximately 59.5% of our total revenues during fiscal 2001, and, therefore, our relationship with McKesson HBOC is important to us. Any significant disruptions in our relationship with McKesson HBOC would make it difficult for us to continue to operate our business, and would have a material adverse effect on our results of operations, financial condition and cash flows.

Our auditors have identified numerous "reportable conditions", which relate to our internal accounting systems and controls, which systems and controls may be insufficient. Improvements to our internal accounting systems and controls could require substantial resources.

   An audit of our financial statements for fiscal 1998 and fiscal 1999, following a previous restatement, concluded in July 2000 and resulted in an additional restatement of fiscal 1998 and fiscal 1999. Following its review of our books and records, our management concluded that further steps were needed to establish and maintain the adequacy of our internal accounting systems and controls. In connection with the above audits of our financial statements, Deloitte & Touche LLP advised us that it believed there were numerous "reportable conditions" under the standards established by the American Institute of Certified Public Accountants which relate to our accounting systems and controls that could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. In order to address the reportable conditions identified by Deloitte & Touche LLP, we are developing and implementing comprehensive, adequate and reliable accounting systems and controls. If, however, we determine that our internal accounting systems and controls require additional improvements beyond those identified, or if the changes we are implementing are inadequate, we may need to commit additional substantial resources, including time from our management team, to implement new systems and controls, which could affect the timeliness of our financial or management reporting.

We need to continue to improve our operations in order to improve our financial condition, but our operations will not improve if we cannot continue to effectively implement our business strategy or if they are negatively affected by general economic conditions.

   Our operations during fiscal 2000 were adversely affected by a number of factors, including our financial difficulties, inventory shortages, allegations of violations of the law, including drug pricing issues, disputes with suppliers and uncertainties regarding our ability to produce audited financial statements. To improve operations, new management developed and in fiscal 2001 began implementing and continues to implement, a business strategy to improve our stores and enhance our relationships with our customers by improving the pricing of products, providing more consistent advertising through weekly circulars, eliminating inventory shortages and out-dated inventory, resolving issues and disputes with our vendors, and developing programs intended to provide better customer service and purchasing prescription files and other means. If we are not successful in implementing our business strategy, or if our business strategy is not effective, we may not be able to continue to improve our operations. In addition, any adverse change in general economic conditions can adversely affect consumer buying practices and reduce our sales of front-end products, which are our higher margin products, and cause a proportionately greater decrease in our profitability. Failure to continue to improve operations or a decline in general economic conditions would adversely affect our results of operations, financial condition and cash flows and our ability to make principal or interest payments on our debt.

We cannot assure you that management will be able to successfully manage our business or successfully implement our strategic plan. This could have a material adverse effect on our business and the results of our operations, financial condition and cash flows.

   In December 1999, we hired a new management team to address our business, operational financial and accounting challenges. Our management team has considerable experience in the retail industry. Nonetheless, we cannot assure you that our management will be able successfully to manage our business or successfully implement our strategic business plan. This could have a material adverse effect on our results of operations, financial condition and cash flows.

We are dependent on our management team, and the loss of their services could have a material adverse effect on our business and the results of our operations or financial condition.

   The success of our business is materially dependent upon the continued services of our chairman and chief executive officer, Robert G. Miller, and the other members of our management team. The loss of Mr. Miller or other key personnel could have a material adverse effect on the results of our operations, financial condition and cash flows. Additionally, we cannot assure you that we will be able to attract or retain other skilled personnel in the future.

                          Risks Related to our Industry

The markets in which we operate are very competitive and further increases in competition could adversely affect us.

   We face intense competition with local, regional and national companies, including other drugstore chains, independently owned drugstores, supermarkets, mass merchandisers, discount stores and mail order pharmacies. We may not be able to effectively compete against them because our existing or potential competitors may have financial and other resources that are superior to ours. In addition, we may be at a competitive disadvantage because we are more highly leveraged than our competitors. Because many of our stores are new, their ability to achieve profitability depends on their ability to achieve a critical mass of customers. While customer growth is often achieved through purchases of prescription files from existing pharmacies, our ability to achieve this critical mass through purchases of prescription files could be confined by liquidity constraints. Although in the recent past, our competitiveness has been adversely affected by problems with inventory shortages, uncompetitive pricing and customer service, we have taken steps to address these issues. We believe that the continued consolidation of the drugstore industry will further increase competitive pressures in the industry. As competition increases, a significant increase in general pricing pressures could occur which would require us to increase our sales volume and to sell higher margin products and services in order to remain competitive. We cannot assure you that we will be able to continue effectively to compete in our markets or increase our sales volume in response to further increased competition.

Changes in third-party reimbursement levels for prescription drugs could reduce our margins and have a material adverse effect on our business.

   Sales of prescription drugs, as a percentage of revenues, and the percentage of prescription sales reimbursed by third parties, have been increasing and we expect them to continue to increase. In fiscal 2001, sales of prescription drugs represented 59.5% of our revenues and we were reimbursed by third-party payors for approximately 90.3% of all of the prescription drugs that we sold. In the first half of fiscal 2002, sales of prescription drugs represented 61.3% of our sales and we were reimbursed by third-party payors for approximately 91.9% of all the prescription drugs that we sold. During fiscal 2001, the top five third-party payors accounted for approximately 26.4% of our total revenues. Any significant loss of third-party provider business could have a material adverse effect on our business and results of operations. Also, these third-party payors could reduce the levels at which they will reimburse us for the prescription drugs that we provide to their members. Furthermore, if Medicare is reformed to include prescription benefits, we may be reimbursed for some prescription drugs at prices lower than our current retail prices. If third-party payors reduce their reimbursement levels or if Medicare covers prescription drugs at reimbursement levels lower than our current retail prices, our margins on these sales would be reduced, and the profitability of our business and our results of operations, financial condition and cash flows could be adversely affected.

We are subject to governmental regulations, procedures and requirements; our noncompliance or a significant regulatory change could adversely affect our business, the results of our operations or our financial condition.

   Our pharmacy business is subject to federal, state, and local regulation. These include local registrations of pharmacies in the states where our pharmacies are located, applicable Medicare and Medicaid regulations, and prohibitions against paid referrals of patients. Failure to properly adhere to these and other applicable regulations could result in the imposition of civil and criminal penalties and could adversely affect the continued operation of our business. Furthermore, our pharmacies could be affected by federal and state reform programs, such as healthcare reform initiatives which could, in turn, negatively affect our business. The passing of these initiatives or any new federal or state programs could adversely affect our results of operations, financial condition and cash flows.

Certain risks are inherent in the provision of pharmacy services; our insurance may not be adequate to cover any claims against us.

   Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceuticals and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions and adequacy of warnings. Although we maintain professional liability and errors and omissions liability insurance from time to time, claims result in the payment of significant amounts, some portions of which are not funded by insurance. We cannot assure you that the coverage limits under our insurance programs will be adequate to protect us against future claims, or that we will maintain this insurance on acceptable terms in the future. Our results of operations, financial condition or cash flows may be adversely affected if in the future our insurance coverage proves to be inadequate or unavailable or there is an increase in liability for which we self insure or we suffer reputational harm as a result of an error or omission.

We will not be able to compete effectively if we are unable to attract, hire and retain qualified pharmacists.

   There is a nationwide shortage of qualified pharmacists. In response, we have implemented improved benefits and training programs in order to attract, hire and retain qualified pharmacists. However, we may not be able to attract, hire and retain enough qualified pharmacists. This could adversely affect our operations.

                                 USE OF PROCEEDS


   We will not receive any cash proceeds from the exchange offer. Any Old Notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

                       RATIO OF EARNINGS TO FIXED CHARGES

   We have calculated the ratio or earnings to fixed charges in the following table by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense, preferred stock dividend requirement and that portion of rental expense which is representative of the interest factor in those rentals. The ratio of earnings to fixed charges data is presented for four fiscal years. As previously discussed in our Form 10-K/A dated October 11, 2000, substantial time, effort and expense was required over a six month period to review, assess, reconcile, prepare and audit our financial statements for the 2000, 1999 and 1998 fiscal years. We believe it would require an unreasonable effort and expense to conduct a similar process related to the 1997 fiscal year.


                                                                                                                   Thirteen Week
                                                                     Year Ended                                    Period Ended
                                    ---------------------------------------------------------------------------    -------------
                                    March 3, 2001    February 27, 2000   February 27, 1999    February 28, 1998
                                      (53 weeks)        (52 weeks)           (52 weeks)           (52 weeks)       June 2, 2001
                                    -------------    -----------------   -----------------    -----------------    -------------
                                                               (Dollars in thousands)
Fixed Charges:
Interest Expense ................    $   649,926        $   542,028          $ 274,826            $ 209,152          $ 128,689
Interest Portion of Net Rental
  Expense (1)....................        159,066            146,852            139,104              121,694             45,313
                                     -----------        -----------          ---------            ---------          ---------
Fixed Charges Before Capitalized
  Interest and Preferred Stock
  Dividend Requirements..........        808,992            688,880            413,930              330,846            174,002
Preferred Stock Dividend
  Requirement (2)................         42,445             15,554                965                   --             10,581
Capitalized Interest ............          1,836              5,292              7,069                4,102                205
                                     -----------        -----------          ---------            ---------          ---------
Total Fixed Charges .............    $   853,273        $   709,726          $ 421,964            $ 334,948          $ 185,058
                                     -----------        -----------          ---------            ---------          ---------
Earnings:
Loss From Continuing Operations
  Before Income Taxes and
  Cumulative Effect of Accounting
  Change.........................    $(1,282,807)       $(1,123,296)         $(665,040)           $(173,090)         $(211,102)
Share of Loss From Equity Method
  Investees......................         36,675             15,181                448                1,886              5,883
Fixed Charges Before Capitalized
  Interest.......................        851,437            704,434            414,895              330,846            184,853
                                     -----------        -----------          ---------            ---------          ---------
Total Adjusted Earnings .........       (394,695)          (403,681)          (249,697)             159,642            (20,366)
                                     -----------        -----------          ---------            ---------          ---------
Earnings to Fixed Charges,
  Deficiency.....................    $(1,247,968)       $(1,113,407)         $(671,661)           $(175,306)         $(205,424)
                                     ===========        ===========          =========            =========          =========


--------------------

(1) The Interest Portion of Net Rental Expense is estimated to be equal to one-third of the minimum rental expense for the period.

(2) The Preferred Stock Dividend Requirement is computed as the pre-tax earnings that would be required to cover preferred stock dividends.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

   The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", our audited consolidated financial statements and related notes appearing on pages F-1 through F-41 and the interim condensed consolidated financial statements and related notes appearing on pages F-42 through F-56. Annual selected consolidated financial information is presented for four fiscal years. The selected consolidated financial data for the thirteen week periods ended June 2, 2001 and May 27, 2000 are unaudited and not necessarily indicative of the results to be expected for the full year. The unaudited interim selected consolidated financial data reflects all adjustments (consisting primarily of normal recurring adjustments except as described in the footnotes to the interim condensed consolidated financial statements) which are, in the opinion of our management, necessary to present fairly the financial data for the interim periods. As previously discussed in our Form 10-K dated May 18, 2001 and our Form 10-K/A dated October 11, 2000, substantial time, effort and expense was required over a six month period to review, assess, reconcile, prepare and audit our financial statements for the 2000, 1999 and 1998 fiscal years. We believe it would require an unreasonable effort and expense to conduct a similar process related to the 1997 fiscal year. The following selected consolidated financial information does not give pro forma effect to the Refinancing.

                                                      Fiscal Year Ended                                 Thirteen Week Period Ended
                         ---------------------------------------------------------------------------    ---------------------------
                         March 3, 2001    February 26, 2000   February 27, 1999    February 28, 1998
                           (53 Weeks)        (52 Weeks)           (52 Weeks)         (52 Weeks)(1)      June 2, 2001   May 27, 2000
                         -------------    -----------------   -----------------    -----------------    ------------   ------------
                                                      (Dollars in thousands, except per share amounts)
Operations Data:
Revenues .............    $ 14,516,865      $ 13,338,947         $ 12,438,442         $ 11,352,637      $  3,710,133   $  3,442,186
Costs and expenses:
  Cost of goods sold,
   including
   occupancy costs ...      11,151,490        10,213,428            9,406,831            8,419,021         2,840,740      2,634,453
  Selling, general and
   administrative
   expenses ..........       3,458,307         3,607,810            3,200,563            2,773,560           858,049        851,883
  Goodwill
   amortization ......          20,670            24,457               26,055               26,169             5,343          6,074
  Store closing and
   impairment charges
   (credits) .........         388,078           139,448              195,359              155,024              (364)        16,145
  Interest expense....         649,926           542,028              274,826              202,688           128,689        171,375
  Loss on debt
   conversions and
   modifications .....         100,556                --                   --                   --           132,713             --
  Share of loss from
   equity investments           36,675            15,181                  448                1,886             5,883         11,574
  (Gain) loss on sale
   of fixed assets ...          (6,030)          (80,109)                  --              (52,621)          (49,818)         9,676
                          ------------      ------------         ------------         ------------      ------------   ------------
Total costs and
  expenses............      15,799,672        14,462,243           13,104,082           11,525,727         3,921,235      3,701,180
                          ------------      ------------         ------------         ------------      ------------   ------------
  Loss from continuing
   operations before
   income taxes and
   cumulative effect
   of accounting
   change ............      (1,282,807)       (1,123,296)            (665,640)            (173,090)         (211,102)      (258,994)
Income tax expense
  (benefit)...........         148,957            (8,375)            (216,941)             (28,064)               --        144,382
                          ------------      ------------         ------------         ------------      ------------   ------------
  Loss from continuing
   operations before
   cumulative effect
   of accounting
   change(2) .........      (1,431,764)       (1,114,921)            (448,699)            (145,026)         (211,102)      (403,376)
Income (loss) from
  discontinued
  operations, net(2)..          11,335             9,178              (12,823)             (20,214)               --         11,335
Loss on disposal of
  discontinued
  operations, net.....        (168,795)               --                   --                   --                --       (303,330)
Cumulative effect of
  accounting change,
  net.................              --           (27,300)                  --                   --                --             --
                          ------------      ------------         ------------         ------------      ------------   ------------
 Net loss ............    $ (1,589,224)     $ (1,133,043)        $   (461,522)        $   (165,240)     $   (211,102)  $   (695,371)
                          ============      ============         ============         ============      ============   ============
Basic and diluted (loss) income per share:
  Loss from continuing
   operations ........    $      (5.15)     $      (4.34)        $      (1.74)        $      (0.58)     $      (0.56)  $      (1.57)
  Income (loss) from
   discontinued
   operations ........           (0.50)             0.04                (0.05)               (0.08)               --          (1.12)
  Cumulative effect of
   accounting change,
   net ...............              --             (0.11)                  --                   --                --             --
                          ------------      ------------         ------------         ------------      ------------   ------------
   Net loss per share.    $      (5.65)     $      (4.41)        $      (1.79)        $      (0.66)     $      (0.56)  $      (2.69)
                          ============      ============         ============         ============      ============   ============
Balance Sheet Data
  (at end of period):
  Working capital
   (deficit) .........    $  1,955,877      $    752,657         $   (892,115)        $  1,258,580      $  1,408,325
  Property, plant and
   equipment (net) ...       3,041,008         3,445,828            3,328,499            2,460,513         2,992,891
  Total assets........       7,913,911         9,845,566            9,778,451            7,392,147         7,401,512
  Total debt and
   capital lease
   obligations(3) ....       5,894,548         6,612,868            5,922,504            3,132,894         4,971,928
  Redeemable preferred
   stock .............          19,457            19,457               23,559                   --            19,457
  Stockholders' equity
   (deficit) .........        (354,435)          432,509            1,339,617            1,898,203          (101,741)
Other Data:
  Cash flows from
    continuing
    operations
    provided by
    (used in):
   Operating
    activities .......    $   (704,554)     $   (623,098)        $    276,855         $    622,865      $     45,742   $     (9,457)
   Investing
    activities .......         677,653          (504,112)          (2,705,043)          (1,050,322)          463,714        (19,993)
   Financing
    activities .......         (64,324)          905,091            2,660,341              535,066          (521,668)       (72,539)
  Capital
   expenditures(4) ...         132,504           573,287            1,222,674              716,052            23,100         18,862
  Cash dividends
   declared per
   common share ......               0             .3450                .4375                .4075                 0              0
  Basic weighted
   average shares ....     314,189,000       259,139,000          258,516,000          250,659,000       386,996,000    260,076,000
  Ratio of earnings to
   fixed charges(5) ..              --                --                   --                   --                --             --
  Number of retail
   drugstores ........           3,648             3,802                3,870                3,975             3,631          3,779
  Number of employees.          75,500            77,300               89,900               83,000                --             --
  Pharmacy sales as a
   percentage of
   revenues ..........            59.5%             58.4%                54.2%                50.2%             61.6%          60.1%


                                                        (Footnotes on next page)

---------------

(1) Includes the operations of K&B, Incorporated and Harco, Inc. from their acquisition in August 1997.

(2) PCS was acquired on January 22, 1999 and sold on October 2, 2000 and accordingly, reported as a discontinued operation for all periods presented. See note 24 of the notes to the consolidated financial statements.

(3) Total debt includes capital lease obligations of $1.1 billion as of March 3, 2001, February 26, 2000, February 27, 1999 and June 2, 2001 and $0.6
     billion as of February 28, 1998.

(4)  Capital expenditures represent expenditures for property and equipment.

(5) Calculated by dividing earnings by fixed charges. For this purpose, earnings include loss from continuing operations before income taxes and cumulative effect of accounting change plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt incurrence cost, preferred stock dividends and that portion of rental expense which is representative of the interest factor in those rentals. For fiscal 2001, fiscal 2000, fiscal 1999, fiscal 1998 and the thirteen week period ended June 2, 2001, earnings were insufficient to cover fixed charges by approximately $1,248.0 million, $1,113.4 million, $671.6 million, $175.3 million and $205.4 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Overview

   We operate 3,594 retail drugstores in 29 states and in the District of Columbia. We sell prescription drugs, which accounted for approximately 59.5% of our total sales during fiscal 2001 and 61.3% of our total sales during our first half of fiscal 2002, and other products, which we refer to as front-end products, including non-prescription medications, health and beauty aids and personal care items, cosmetics, photo processing and convenience items. Until October 2, 2000, we operated a pharmacy benefit management services business.

   From the beginning of fiscal 1997 until December 1999, we were engaged in an aggressive expansion program. During that period, we purchased 1,554 stores, relocated 866 stores, opened 445 new stores, remodeled 308 stores and acquired PCS. These activities had a significant negative impact on our operating results, severely strained our liquidity and increased our indebtedness to $6.6 billion as of February 26, 2000.

   In October 1999, we announced that we had identified accounting irregularities and our former chairman and chief executive officer resigned. In November 1999, our former auditors resigned and withdrew their previously issued opinions on our financial statements for the fiscal years 1998 and 1999. Thereafter, the SEC and the U.S. Attorney for the Middle District of Pennsylvania began investigations into our affairs. In addition, the complaint in a securities class action lawsuit, which had been filed in March 1999, was amended to include allegations based upon the accounting irregularities we disclosed. In December 1999, a new senior management team was hired.

   At the time of their arrival, the new management team faced a series of immediate challenges. These included:

   o Deteriorating Store Operations. We experienced substantial operational difficulties during fiscal 2000. The principal problem was a decline in customer traffic and revenues due to inventory shortages, reduced advertising and uncompetitive prices on front-end products. By November 1999, our out-of-stock level had reached 29% and many popular products were not available in our stores. This situation resulted from liquidity constraints and concerns, tighter vendor credit terms and a delay in the opening of our distribution center in Perryman, MD, which caused delays in the shipment of seasonal merchandise. During fiscal 2000, we also suspended our practice of circulating regular newspaper advertising supplements. This disrupted customer traffic and adversely affected revenues. In order to offset the effects of these actions, former management raised the prices of front-end products above competitive levels. Customers rejected the higher prices and revenues continued to decline.

   o Inability to Access Capital Markets. From March 1995 through February 2000, we substantially increased our level of debt and placed a significant strain on our short-term liquidity. The problems were exacerbated by our inability to complete a planned public offering of equity securities to repay the $1.3 billion short-term credit facility due in October 1999, which had been established to support the commercial paper issuances used to acquire PCS. By June 1999, we had issued the maximum amount of commercial paper that was permitted under our credit facilities. In September 1999, we informed our banks that we anticipated being in default on various covenants under both our $1.3 billion PCS credit facility and our $1.0 billion general credit facility and in October 1999, Standard & Poor's and Moody's downgraded our credit rating. Following these events, we lost access to the commercial paper market.

   In response to the situation we faced, we completed the following:

   o Reduced our indebtedness from $6.6 billion on February 26, 2000 to $3.7 billion on September 1, 2001 after giving effect to the Refinancing;

   o Improved our front-end same store sales growth from a negative 2.2% in fiscal 2000 to a positive 6.5% in fiscal 2001 by improving store conditions and product pricing and launching a competitive marketing program;

   o Restated our financial statements for fiscal 1998 and fiscal 1999, engaged new auditors to audit our financial statements for fiscal 1998, fiscal 1999 and fiscal 2000, and resumed normal financial reporting;

   o Significantly reduced the amount of our indebtedness maturing prior to March 2005, including as a result of the Refinancing;

   o Settled the securities class action and related lawsuits for $45.0 million to be funded with insurance proceeds and $155.0 million of common stock, cash and/or notes to be issued and paid in January 2002;

   o Began implementing an initiative to improve all aspects of our supply chain, including buying practices, category management systems and other inventory issues; and

   o Continued developing and implementing a comprehensive plan, which is ongoing, to address problems with our accounting systems and controls, and also resumed normal financial reporting.

   Recent Actions Affecting Operating Results. During fiscal 2001 and fiscal 2002, we took a number of actions which had the short term effect of significantly reducing our operating results but which management believes were nevertheless necessary. Among the actions taken during fiscal 2001 were: (i) the sale of PCS which resulted in our recognizing a loss of $168.8 million and an increase in income tax expense of $146.9 million; (ii) the exchange of approximately $597.3 million of our debt for shares of our common stock which resulted in a net loss of $100.6 million; (iii) our decision to close or relocate certain stores which resulted in an approximate $149.2 million charge included in the $388.1 million recorded charges for store closures and impairment; and (iv) the restatement and audit of our fiscal 1998 and fiscal 1999 financial statements and the related investigation conducted by our audit committee of prior accounting irregularities, which resulted in our incurring and recording of $82.1 million of accounting and legal expense. Among the actions taken during the first quarter of fiscal 2002 were additional debt conversions resulting in a loss of $132.7 million and during the second quarter of fiscal 2002 we completed the Refinancing that resulted in additional losses of approximately $120 million. We anticipate taking actions in the future similar to those described above that may have a material negative impact upon our operating results for the period in which we take those actions or subsequent periods.

   Maturing Store Base. Since the beginning of fiscal 1997, we opened 469 new stores, relocated 952 stores, remodeled 435 stores and closed 1,196 stores. These new, relocated and remodeled stores represented approximately 50% of our total stores at September 1, 2001 and are generally larger, free standing stores and have higher operating expenses than our older stores. New stores generally do not become profitable until a critical mass of customers is developed. Relocated stores also must attract additional customers to achieve comparable profitability to the store that was replaced. We believe that the period of time required for a new store to achieve profitable operations is generally between two and four years. This period can vary significantly based on the location of a particular store and on other factors, including the investments made in purchasing prescription files for the location and advertising. Our recent liquidity constraints have limited our ability to purchase prescription files and make other investments to promote the development of our new and relocated stores. We believe that our relatively high percentage of new and relocated stores is a significant factor in our recent operating results. Management believes that as these newer stores mature they should gain the critical mass of customers needed for profitable operations. We believe this continuing maturation should positively affect our operating performance in future periods. If we are not able to improve the performance of these new and relocated stores, it will have a material adverse effect on our ability to restore the profitability of our operations.

   Substantial Accounting, Legal and Investigation Expenses. We have incurred substantial expenses in connection with the process of reviewing and reconciling our books and records, restating our fiscal 1998 and fiscal 1999 financial statements, investigating our prior accounting practices and preparing our financial statements. Included in these expenses are the costs of the Deloitte & Touche LLP audits, the investigation by the law firm of Swidler, Berlin, Shereff, Friedman LLP, assisted by Deloitte & Touche LLP, conducted for our audit committee concerning the accounting irregularities which led to the restatement of our financial statements for fiscal 1998 and fiscal 1999 and the costs of retaining Arthur Andersen LLP to assist management in reviewing and reconciling our books and records. We incurred $82.1 million in fiscal 2001 and $3.4 million in the first quarter of 2002 and we expect to incur a total of $10.0 million to $15.0 million in fiscal 2002 for these types of investigations. We anticipate that we will continue to incur significant legal and other expenses in connection with the ongoing litigation and investigations to which we are subject.

   Dilutive Equity Issuances. In June 2000, we completed a series of debt restructuring transactions as described in "Liquidity and Capital Resources". In connection with these transactions, an aggregate total of 69,564,434 shares of our common stock were issued in exchange for $462.6 million principal amount of our outstanding indebtedness. In addition, in November 2000, January 2001 and April 2001, we completed numerous privately negotiated transactions, whereby an aggregate total of 18,125,700 shares of our common stock were issued in exchange for approximately $156.6 million principal amount of our outstanding indebtedness. In March 2001, we also exchanged approximately $279.3 million principal amount of outstanding indebtedness for an aggregate of 41,276,335 shares of our common stock upon completion of a public tender offer. As a result of these exchanges, we recorded an aggregate loss on conversion of approximately $100.6 million in fiscal 2001 and will record additional losses in fiscal 2002. In addition, pursuant to the conversion price adjustment and pay-in-kind dividend provisions of the series B convertible preferred stock issued to Green Equity Investors III, L.P. in October 1999, 62,317,123 shares of our common stock were issuable upon the conversion of such preferred stock at July 1, 2001. As a result of the Refinancing, and including the shares issuable upon the conversion of our Series B and our new Series C preferred stock, shares issuable under outstanding stock options and warrants and shares contingently issuable under the shareholder litigation settlement, common shares outstanding would increase from 348.1 million on March 3, 2001 to 663.0 million on September 1, 2001.

   Accounting Systems. Following a review of our books and records, management concluded that further steps were needed to establish and maintain the adequacy of our internal accounting systems and controls. In connection with the audit of our financial statements, Deloitte & Touche LLP advised us that it believed there were numerous "reportable conditions" under the standards established by the American Institute of Certified Public Accountants which relate to our accounting systems and controls that could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. We are developing and implementing comprehensive, adequate and reliable accounting systems and controls which are intended to address the reportable conditions identified by Deloitte & Touche LLP.

   Sale of PCS. On October 2, 2000, we sold PCS, our PBM segment, to Advance Paradigm (now AdvancePCS). The selling price of PCS consisted of $710.5 million in cash, $200.0 million in principal amount of AdvancePCS's 11% promissory notes and AdvancePCS equity securities. Accordingly, the PBM segment is reported as a discontinued operation for all periods presented in the accompanying financial statements, and the operating income of the PBM segment through October 2, 2000, the date of sale, is reflected separately from the income from continuing operations. The loss on disposal of the PBM segment was $168.8 million. Additionally, we recorded an increase to the tax valuation allowance and income tax expense of $146.9 million in the first quarter of fiscal 2001 in continuing operations.

   Working Capital. We generally finance our inventory and capital expenditure requirements with internally generated funds and borrowings. We expect to use borrowings to finance inventories and to support our continued growth. Over 75% of our front-end sales are in cash. Third-party insurance programs, which typically settle in fewer than 30 days, accounted for 90.3% of our pharmacy revenues and 53.7% of our revenues in fiscal 2001.

   Seasonality. We experience seasonal fluctuations in our results of operations in the fourth fiscal quarter as the result of Christmas and the flu season. We also tailor certain front-end merchandise to capitalize on holidays and seasons. This leads to an increase in revenues during our fourth fiscal quarter.

   Industry Trends. It is anticipated that pharmacy sales in the United States will increase 75% over the next five years. This anticipated growth is expected to be driven by the "baby boom" generation entering their fifties, the increasing life expectancy of the American population and the introduction of several new drugs and inflation. The retail drugstore industry is highly fragmented and has been experiencing consolidation. We believe that the continued consolidation of the drugstore industry will further increase competitive pressures in the industry. We expect to continue to compete on the basis of price and convenience, particularly in front-end products and therefore will continue to focus on programs designed to improve our image with customers. Prescription drug sales continue to represent a greater portion of our business due to the general aging of the population, the use of pharmaceuticals to treat a growing number of healthcare problems, and the introduction of a number of successful new prescription drugs. In fiscal 2001, we were reimbursed by third-party payors for approximately 90.3% of all of the prescription drugs that we sold and for approximately 91.9% in the first half of fiscal 2002. If third-party payors reduce their reimbursement levels or if Medicare covers prescription drugs at reimbursement levels lower than our current retail prices, our margins on these sales would be reduced and the profitability of our business could be adversely affected.

Results of Operations

Revenues and Other Operating Data

                                                                                                             Thirteen Week Period
                                                                              Year Ended                             Ended
                                                              ------------------------------------------    -----------------------
                                                               March 3,     February 26,    February 27,     June 2,       May 27,
                                                                 2001           2000            1999           2001         2000
                                                              -----------   ------------    ------------    ----------   ----------
Revenues (dollars in thousands)...........................    $14,516,865    $13,338,947     $12,438,442    $3,710,133   $3,442,186
Revenue growth............................................            8.8%           7.2%            9.6%          7.8%         2.6%
Same store sales growth...................................            9.1%           7.9%           15.5%         10.0%         6.2%
Pharmacy sales growth.....................................            8.7%          15.6%           18.2%         12.6%         7.2%
Same store pharmacy sales growth..........................           10.9%          16.2%           21.9%         12.7%         9.6%
Pharmacy as a % of total sales............................           59.5%          58.4%           54.2%         61.6%        60.1%
Third-party sales as a % of total pharmacy sales..........           90.3%          87.8%           85.4%         91.7%        89.6%
Front-end sales growth....................................            3.8%          (2.6)%           0.8%          5.7%        (1.4)
Same store front-end sales growth.........................            6.5%          (2.2)%           6.6%          5.9%         1.4%
Front-end as a % of total sales...........................           40.5%          41.6%           45.8%         38.4%        39.9%

Store data:
Total stores (beginning of period)........................          3,802          3,870           3,975         3,648        3,802
New stores................................................              9             77             163             3            4
Closed stores.............................................           (163)          (181)           (330)          (20)         (27)
Store acquisitions, net...................................             --             36              62             0            0
Total stores (end of period)..............................          3,648          3,802           3,870         3,631        3,779
Remodeled stores..........................................             98             14             155
Relocated stores..........................................             63            180             331             4           24

Revenues

 Thirteen Week Period Comparisons

   The 7.8% growth in revenues for the thirteen week period ended June 2, 2001 was driven by front end sales growth of 5.7% and pharmacy sales growth of 12.6%. The 2.6% growth in revenues for the thirteen week period ended May 27, 2000 was due to the 7.2% growth in pharmacy sales, which more than offset a decline in our front end store sales. Same store sales growth for the thirteen weeks ended June 2, 2001 was 10.0%. As the prior fiscal year was a 53 week year, same store sales for the thirteen weeks ended June 2, 2001 are calculated by comparing that period with the thirteen weeks ended June 3, 2000.

   For the thirteen week period ended June 2, 2001, and for the thirteen week period ended May 27, 2000, pharmacy sales led revenue growth with same-store sales increases of 12.7% and 9.6%, respectively. Contributing to the increases in pharmacy same store sales was our ability to attract and retain managed care customers, our successful pilot markets for reduced cash pricing, our increased focus on pharmacy initiatives such as will call and predictive refill, and favorable industry trends. These trends included an aging American population with many "baby boomers" now in their fifties and consuming a greater number of prescription drugs, the use of pharmaceuticals as the treatment of choice for a growing number of healthcare problems and the introduction of a number of successful new prescription drugs also contributes to the growing demand for pharmaceutical products.

   Front end sales, which include all non-prescription sales such as seasonal merchandise, convenience items and food, also had same store sales growth in the thirteen week period ended June 2, 2001, increasing 5.9%. The same store sales increase was primarily a result of increased sales volume due to lowering prices on key items, distributing a nationwide weekly advertising circular, expanding certain product categories and improving general store conditions.

 Fiscal Year Comparisons

   The 8.8% growth in revenues in fiscal 2001 was driven by an increase of 3.8% in front-end sales, an increase of 8.7% in pharmacy sales and the additional week in fiscal 2001. Our total revenue growth in fiscal 2000 of 7.2 % was fueled by strong growth in pharmacy sales, offset by a slight decline in front end sales. Same store sales growth for fiscal 2001 was 9.1%. As fiscal 2001 was a 53 week year, same store sales are calculated by comparing the 53 week period ended March 3, 2001 with the 53 week period ended March 4, 2000. The decrease from 15.5% sales growth in fiscal 1999 was due to the deterioration in store operations described above.

   For fiscal 2001 and fiscal 2000, pharmacy revenues led sales growth with same store sales increases of 10.9% and 16.2%, respectively. Fiscal 2001 increases were generated by our ability to attract and retain managed care customers, our successful pilot markets for reduced cash pricing, our increased focus on pharmacy initiatives such as will call and predictive refill, and favorable industry trends. These favorable trends include an aging population, the use of pharmaceuticals to treat a growing number of healthcare problems, and the introduction of a number of successful new prescription drugs. Fiscal 2000 pharmacy increases were driven by similar favorable industry trends, as well as the purchase of prescription files from independent pharmacies.

   The lower growth in same store pharmacy sales in fiscal 2001 was due primarily to a significant reduction in the number of prescription files we purchased and store relocations we effected. The lower growth in fiscal 2000 was due primarily to a reduction as compared to fiscal 1999 in the number of relocations effected.

   Same store front-end sales in fiscal 2001, which includes all non-prescription sales, such as seasonal merchandise, convenience items, and food and other non- prescription sales, increased 6.5% from fiscal 2000. This increase was fueled by the reinstatement of our weekly circular advertising program, and was also driven by strong performance in seasonal businesses, consumables, vitamins, general merchandise and private label brands. Same store front-end sales in fiscal 2000 decreased 2.2% from fiscal 1999 levels. This decrease was due to elevated levels of out-of-stock merchandise in the third and fourth quarters of fiscal 2000, and the decision of former management to suspend the weekly advertising program in fiscal 2000 and to raise front-end prices to levels that were not competitive.

Costs and Expenses

                                                                                             Thirteen Week Period
                                                             Year Ended                             Ended
                                             ------------------------------------------    -----------------------
                                               March 3,     February 26,   February 27,     June 2,       May 27,
                                                 2001           2000           1999           2001         2000
                                             -----------    ------------   ------------    ----------   ----------
                                                                     (dollars in thousands)
Costs of goods sold ......................   $11,151,490    $10,213,428     $9,406,831     $2,840,740   $2,634,453
Gross margin .............................          23.2%          23.4%          24.4%          23.4%        23.5%
Selling, general and administrative
  expenses................................   $ 3,458,307    $ 3,607,810     $3,200,563     $  858,049   $  851,883
Selling, general and administrative
  expenses as a percentage of revenues....          23.8%          27.0%          25.7%          23.1%        24.7%
Goodwill amortization ....................   $    20,670    $    24,457     $   26,055     $    5,343   $    6,074
Store closing and impairment charges
  (credits)...............................       388,078        139,448        195,359           (364)      16,145
Interest expense .........................       649,926        542,028        274,826        128,689      171,375
Loss on debt conversions and
  modifications...........................       100,556             --             --        132,713           --
Share of loss from equity investments ....        36,675         15,181            448          5,883       11,574
(Gain) loss on sale of fixed assets ......        (6,030)       (80,109)            --        (49,818)       9,676

Cost of Goods Sold

 Thirteen Week Period Comparisons

   Gross margin was 23.4% for the thirteen week period ended June 2, 2001 compared to 23.5% for the thirteen week period ended May 27, 2000. Although gross margin was relatively flat, it was negatively impacted by the continuing trend of increased third party reimbursed prescription sales as a percent of total prescription sales. The increase in third party prescription sales had a negative impact on gross margin rates because they are paid by a person or entity other than the recipient of the prescribed pharmaceutical, and are generally subject to lower negotiated reimbursement rates in conjunction with a pharmacy benefit plan. Third party sales as a percentage of total pharmacy sales were 91.7% and 89.6% for the thirteen week period ended June 2, 2001 and May 27, 2000, respectively. Offsetting this trend was an improvement in cigarette and liquor margin, a reduction in losses from product returns, and better leveraging of our fixed costs resulting from our higher sales volume.

   We use the last-in, first-out (LIFO) method of inventory valuation, which is determined annually when inflation rates and inventory levels are finalized. Therefore, LIFO costs for interim period financial statements are estimated. Cost of sales includes a LIFO provision of $15.0 million for the thirteen week period ended June 2, 2001 versus $5.3 million for the thirteen week period ended May 27, 2000.

 Fiscal Year Comparisons

   Gross margin was 23.2% for fiscal 2001 compared to 23.4% in fiscal 2000. The slight decline in margin was attributable to a shifting in sales mix to pharmacy from front-end. In fiscal 2001, the percentage of front-end sales to total revenues decreased to 40.5% from 41.6% in 2000. Also contributing to the lower margin in 2001 was an increase in sales of cigarettes and liquor (typically lower margin products) as a percentage of front-end sales. Additionally, we incurred $17.5 million in inventory liquidation losses related to our closed stores. Partially offsetting the items listed above was an improvement in the margin of front-end goods (exclusive of cigarettes and liquor). These increases resulted from a more profitable product mix, and from increases in the levels of one-hour photo and phone card sales.

   Gross margin declined to 23.4% in fiscal 2000 from 24.4% in fiscal 1999. The decline in gross margin in fiscal 2000 from fiscal 1999 was a result of a substantial decline in our pharmacy margins. A decline in occupancy costs in fiscal 1999 was largely offset by increased costs related to our distribution facilities. We incurred costs in fiscal 2000 in connection with the shift in certain operations from our distribution facility in Harrisburg, Pennsylvania to a new distribution facility located in Perryman, Maryland, resulting in certain duplicate costs and also in connection with the processing of merchandise received from our stores for shipment back to our vendors. These costs are not expected to be recurring costs. These increased costs were partially offset by a substantial credit to cost of goods sold resulting from the receipt of vendor allowances following a restructuring of the terms of certain vendor contracts. In fiscal 1999, prior to the restructuring of the contracts, these vendor allowances were credited to selling, general and administrative expense. Also partially offsetting the increases in cost of goods sold in fiscal 2000 were improved store level margins for front-end and pharmacy sales.

   Also negatively impacting gross margins in the periods presented was the continuing industry trend of rising third-party sales coupled with decreasing margins on third-party reimbursed prescription sales. Third-party prescription sales typically have lower gross margins than other prescription sales because they are paid by a person or entity other than the recipient of the prescribed pharmaceutical and are generally subject to lower negotiated reimbursement rates in conjunction with a pharmacy benefit plan. Pharmacy sales as a percentage of total revenues were 59.5%, 58.4% and 54.2% in fiscal 2001, fiscal 2000 and fiscal 1999, respectively and third-party sales as a percentage of pharmacy sales were 90.3%, 87.8%, and 85.4% in fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

   We use the last-in, first-out (LIFO) method of inventory valuation. The LIFO charge was $40.7 million in fiscal 2001, $34.6 million in fiscal 2000 and $36.5 million in fiscal 1999. We have changed our method of accounting for LIFO as of February 26, 2000. See "Accounting Change".

Selling, General and Administrative Expenses

 Thirteen Week Period Comparisons

   The selling, general and administrative expense ("SG&A") was 23.1% of revenue in the thirteen week period ended June 2, 2001 and 24.7% in the thirteen week period ended May 27, 2000. SG&A for the thirteen week period ended June 2, 2001 includes $43.1 million of non-cash expense related to variable plan accounting on certain management stock options, restricted stock grants and stock appreciation rights, offset by $15.0 million received related to the partial settlement of litigation with certain drug manufactures and a net benefit of $4.2 million in legal expense related to a favorable legal settlement. Excluding these items, our SG&A as a percentage of revenues would have been 22.5% in the thirteen week period ended June 2, 2001. SG&A for the thirteen week period ended May 27, 2000 includes $25.5 million of costs incurred with the restatement of our historical statements. Excluding this item results in an adjusted SG&A as a percentage of revenue of 24.0% in the thirteen week period ended May 27, 2000. SG&A exclusive of these items in the thirteen week period of the current fiscal year of 22.5% compares favorably to the adjusted 24.0% of the prior year's comparable period because of decreased labor charges, and better leveraging of our fixed costs resulting from our higher sales volume.

 Fiscal Year Comparisons

   SG&A was 23.8% of revenues in fiscal 2001, 27.0% in fiscal 2000 and 25.7% in fiscal 1999. SG&A expenses for fiscal 2001 were favorably impacted by a $20.0 million increase in estimated insurance recovery related to the settlement of the shareholders' class action lawsuit, and by $20.0 million received related to the partial settlement of litigation with certain drug manufacturers. Offsetting these items was $82.1 million incurred in connection with the restatement of our historical financial statements, and the incurrence of $45.9 million in non-cash expense related to variable plan accounting on certain management stock options, and restricted stock grants. If these non- operating and non cash items are excluded, our SG&A as a percentage of revenues would have been 23.2%. SG&A expense for fiscal 2000 was unfavorably impacted by a charge of $232.8 million related to litigation issues, offset by a reversal of stock appreciation rights accruals of $45.5 million. Excluding these non-operating and non cash items results in an adjusted SG&A as a percentage of revenues of 25.6% in fiscal 2000. SG&A on an adjusted basis of 23.2% for fiscal 2001 compares favorably with SG&A on an adjusted basis of 25.6% for fiscal 2000 due to lower depreciation expense resulting from a net reduction in our store count, decreased repair and maintenance and terminated project costs, and the better leveraging of fixed SG&A costs resulting from our higher sales volume.

   The increase in SG&A expense as a percent of revenues in fiscal 2000 over fiscal 1999 is predominately attributable to increased accruals for litigation and other contingencies, as described above.

Store Closing and Impairment Charges

   Store closing and impairment charges (credits) consist of:

                                                                                          Thirteen Week
                                                            Year Ended                     Period Ended
                                             ---------------------------------------    -----------------
                                             March 3,    February 26,   February 27,    June 2,   May 27,
                                               2001          2000           1999         2001       2000
                                             --------    ------------   ------------    -------   -------
                                                                (dollars in thousands)
Impairment charges .......................   $214,224      $120,593       $ 87,666      $ 7,893   $ 8,169
Store lease exit charges (credits) .......     57,668        18,855        107,693       (8,568)    7,976
Impairment of investments ................    116,186            --             --          311        --
                                             --------      --------       --------      -------   -------
                                             $388,078      $139,448       $195,359      $  (364)  $16,145
                                             ========      ========       ========      =======   =======

 Impairment Charges -- Thirteen Week Period and Fiscal Comparisons

   These amounts include the write-down of long-lived assets to estimated fair value at stores that were assessed for impairment as part of our on-going review of the performance of our stores or management's intention to relocate or close the store. Impairment charges include non-cash charges of $7.9 million and $8.2 million for the thirteen week periods ended June 2, 2001 and May 27, 2000, respectively, for the impairment of long-lived assets (including allocable goodwill) at 17 and 42 stores, respectively. In fiscal 2001, fiscal 2000 and fiscal 1999, store closing and impairment charges include non-cash charges of $214.2 million, $120.6 million and $87.7 million, respectively, for the impairment of long-lived assets (including allocable goodwill) of 495 stores, 249 stores and 270 stores, respectively.

 Store Lease Exit Costs -- Thirteen Week Period and Fiscal Year Comparisons

   Costs incurred to close a store, which principally consist of lease termination costs, are recorded at the time management commits to closing the store, which is the date that the closure is formally approved by senior management, or in the case of a store to be relocated, the date the new property is leased or purchased. We calculate our liability for closed stores on a store-by-store basis. The calculation includes the future minimum lease payments and related ancillary costs, from the date of closure to the end of the remaining lease term, net of estimated cost recoveries that may be achieved through subletting properties or through favorable lease terminations. This liability is discounted using a risk-free rate of interest. We evaluate these assumptions each quarter and adjust the liability accordingly. During the thirteen week periods ended June 2, 2001 and May 27, 2000, we recorded a provision for 7 and 18 stores, respectively, that were designated for closure. The effect of lease terminations and changes in assumptions in interest rates during the thirteen week period ended June 2, 2001, had a positive impact that exceeded the additional provision due to low closure levels and resulted in an expense credit from closed store activity. As a result of focused efforts on cost recoveries for closed stores during fiscal 2001 and 2000, we experienced improved results, which has been reflected in the assumptions about future sublease income.

 Impairment of Investments

   We have an investment in the common stock of drugstore.com, which is accounted for under the equity method. The initial investment was valued based upon the initial public offering price for drugstore.com. During fiscal 2001, we recorded an impairment of our investment in drugstore.com of $112.1 million. This write-down was based upon a decline in the market value of drugstore.com's stock that we believe to be other than temporary. Additionally, we recorded impairment charges of $4.1 million for other investments.

Interest Expense

 Thirteen Week Period Comparisons

   Interest expense was $128.7 million for the thirteen week period ended June 2, 2001, compared to $171.4 million in the thirteen week period ended May 27, 2000. The decrease was primarily due to the reduction of debt resulting from the sale of PCS and debt for equity exchanges. The weighted average interest rates, excluding capital leases, on our indebtedness for the thirteen week period ended June 2, 2001 and May 27, 2000 were 8.01% and 8.10%, respectively.

 Fiscal Year Comparisons

   Interest expense was $649.9 million in fiscal 2001 compared to $542.0 million in fiscal 2000 and $274.8 million in fiscal 1999. The substantial increase in fiscal 2001 and fiscal 2000 were due to higher average levels of indebtedness and higher interest rates on debt. In fiscal 2001, we increased our average outstanding debt with the addition of the $1.1 billion senior secured credit facility, which includes a $600.0 million term loan and a $500.0 million revolving credit facility. We used the term loan to terminate our accounts receivable securitization facility and repurchased $300.0 million of unpaid receivables thereunder and funded $66.4 million of transaction costs related to our debt restructuring. The remainder of the term loan together with the revolving credit facility were used for general corporate purposes, including the costs of reviewing, reconciling and restating our fiscal 1998 and fiscal 1999 financial statements, the cost of the audit of our restated financial statements and investigation costs. These items were partially offset by reductions of indebtedness in the second half of fiscal 2001 resulting from the sale of PCS and debt for equity exchanges. In fiscal 2000, our debt increased as a result of the $1.3 billion borrowed in January 1999 under the PCS credit facility and the $300.0 million of demand note borrowings to supplement cash flows from operating activities. The annual weighted average interest rates on our indebtedness in fiscal 2001, fiscal 2000 and fiscal 1999 were 8.2%, 7.4% and 6.8% respectively.

Income Taxes

 Thirteen Week Period Comparisons

   We had net losses in the thirteen week periods ending June 2, 2001 and May 27, 2000. The tax benefit for the thirteen week period ended June 2, 2002 is fully offset by a valuation allowance based on management's determination that, based on available evidence, it is more likely than not that certain of the deferred tax assets will not be realized. The income tax provision for the thirteen week period ended May 27, 2000 reflects the effect of the decision to sell PCS and to discontinue the operations of our PBM segment. It is foreseeable that an "ownership change" for statutory purposes will occur during fiscal 2002 as a result of our refinancing efforts, including issuances of equity and exchanges of debt for equity. An "ownership change" would result in a limitation imposed on the future use of net operating losses and any net unrealized built-in losses incurred or existing prior to the "ownership change".

 Fiscal Year Comparisons

   We had net losses in fiscal 2001, fiscal 2000 and fiscal 1999. Tax expense of $149.0 million and tax benefits of $26.6 million (including the benefit related to cumulative effect of accounting change) and $216.9 million have been reflected for fiscal 2001, fiscal 2000 and fiscal 1999, respectively. The full benefit of the net operating loss carryforwards ("NOLs") generated in each period has been fully offset by a valuation allowance based on management's determination that, based on available evidence, it is more likely than not that some of the deferred tax assets will not be realized. We expect to file amended tax returns and utilize the NOLs against taxable income in prior years to the maximum extent possible. Of the $147.6 million recoverable taxes recorded as of February 26, 2000, we have collected or have offsets of $122.7 million. The remaining $24.9 million has been reclassified to other non current assets since we anticipate collection beyond fiscal 2002.

Other Significant Charges

 Thirteen Week Period Comparisons

   The net loss from continuing operations for the thirteen week periods ended June 2, 2001 and May 27, 2000 was $211.1 million and $403.4 million, respectively. In addition to the matters discussed above, our results in the thirteen week periods ended June 2, 2001 and May 27, 2000 have been affected by other charges. In the thirteen week period ended June 2, 2001, we recorded a pre-tax loss of $132.7 million on debt conversions and a loss of $5.9 million representing our share of the drugstore.com losses partially offset by a gain of $53.2 million resulting from the sale of AdvancePCS securities. In the thirteen week period ended May 27, 2000, we recorded income tax expense of $144.4 million due primarily to valuation allowances related to the decision to dispose of the PBM segment and a $11.6 million loss from our share of drugstore.com losses.

 Fiscal Year Comparisons

   In addition to the operational matters discussed above, our results in fiscal 2001 were adversely affected by other significant charges. We recorded a net loss of $168.8 million on the disposal of the PBM segment. As a result of the decision to dispose of the PBM segment, we recognized an increase in the income tax valuation allowance of $146.9 million for fiscal 2001. We also recorded a pre-tax loss of $100.6 million on debt conversions and modifications, and recorded a loss of $36.7 million representing our share of drugstore.com losses.

Discontinued Operations

   On July 12, 2000, we announced the sale of the PBM segment, at which time the PBM segment was subjected to discontinued operations accounting. Prior to becoming a discontinued operation on July 12, 2000, the PBM segment generated net income of $11.3 million from February 27, 2000 through July 11, 2000, compared to net income of $9.2 million in fiscal 2000 and a net loss of $12.8 million in fiscal 1999.

Liquidity and Capital Resources

   We have two primary sources of liquidity: (i) cash provided by operations and
(ii) the revolving credit facility under our senior secured credit facility. We may also generate liquidity from the sale of assets, including sale-leaseback transactions. During fiscal 2000 and fiscal 2001, cash provided by operations was not sufficient to fund our working capital requirements. As a result, we have supplemented our cash from operations with borrowings under our credit facilities. Our principal uses of cash are to provide working capital for operations, service our obligations to pay interest and principal on our debt, and to provide funds for capital expenditures. On June 27, 2001, we completed a comprehensive $3.2 billion refinancing package to refinance a significant proportion of our indebtedness. See "Prospectus Summary--Refinancing Transactions".

Credit Facilities and Refinancing

   New Senior Secured Credit Facility. As part of the Refinancing, we entered into a new senior secured credit facility in the aggregate principal amount of $1.9 billion, consisting of term loan facilities in the amount of $1.4 billion, which includes funds sufficient to repay the remaining $22 million aggregate principal amount of outstanding 10.5% senior secured notes due 2002, and a revolving credit facility in the amount of $500.0 million.

   Borrowings under the facilities generally bear interest at LIBOR plus a spread of 3.50%, if we choose to make LIBOR borrowings, or the highest of (a) the current base rate of Citibank, N.A., (2) the Federal Funds Effective Rate plus 0.5% and (c) the Base CD Rate plus 0.5%, plus a spread of 2.50%. The facilities will mature on June 27, 2005, provided that to the extent that more than $20 million of our 7.625% senior notes due 2005 remain outstanding on December 31, 2004, the facilities will mature and all lending commitments under the revolving facility will terminate on March 15, 2005.

   The senior secured credit facility contains covenants that are customary for facilities of this type, which place restrictions on, among other things, the increase of debt, the payment of distributions in respect of capital stock, the prepayment of debt, investments, capital expenditures, mergers, liens, sale-leaseback transactions and the granting of negative pledges to other creditors, and require us to meet various financial ratios.

   The senior secured credit facility is subject to mandatory prepayment with the net cash proceeds of sales of specified assets and sales of capital stock of any of our subsidiaries owning any specified assets (other than sales in the ordinary course of business and other limited exceptions) and the net cash proceeds of certain permitted capital markets transactions. However, provided that we are in compliance with certain requirements under the facility, we may use up to $300 million of proceeds of a permitted capital markets transaction to repay certain outstanding debt and use the balance of the $300 million for general corporate purposes. Any proceeds from a permitted capital markets transaction in excess of $200 million will be split 75% for prepayment of the term loan facilities and 25% for general corporate purposes. The facility also permits the issuance of certain additional debt, the proceeds of which will not be required to be applied to mandatory prepayment, as follows: (a) up to $200 million aggregate principal amount of secured debt, subordinated only to the senior secured credit facility and any remaining 10.5% notes, with terms and conditions satisfactory to lenders under the facility holding more than 66 2/3% of the aggregate amount of the loans and commitments under the senior secured credit facility (of which $107 million has been issued as part of a synthetic lease facility), and (b) an aggregate principal amount of debt (which, among other things, has a maturity date after January 1, 2006 and is limited to a passive second priority lien on the senior secured credit facility or to liens on certain real estate) in an amount not in excess of $450 million.

   The senior secured credit facility contains customary event of default provisions including nonpayment, misrepresentation, breach of covenants, bankruptcy and default under other indebtedness.

   Substantially all of our wholly-owned subsidiaries guarantee our obligations under the new credit facility. These subsidiary guarantees are secured primarily by a first priority lien on the inventory, accounts receivable, intellectual property and prescription files of the subsidiary guarantors. Our direct obligations under the new credit facility will be unsecured. The $21.9 million aggregate principal amount of outstanding

10.5% senior secured notes are guaranteed by substantially all of our wholly owned subsidiaries, which guarantees are secured on a shared first priority basis with the new credit facility. Our 12.5% senior secured notes due 2006 are guaranteed by substantially all of our wholly owned subsidiaries, which guarantees are secured on a second priority basis. The new senior secured credit facility and our outstanding indebtedness include borrowings that were used to purchase $174.5 million aggregate principal amount of 10.5% senior secured notes due 2002 in the tender offer, which is a part of the Refinancing.

   Previous Senior Secured Credit Facility. In June 2000, we entered into a $1.0 billion (which was increased to $1.1 billion in November 2000) senior secured credit facility with a syndicate of banks led by Citibank N.A., as agent. The facility was to mature on August 1, 2002, and consisted of a $600.0 million term loan facility and a $500.0 million revolving credit facility. We used the term facility to terminate our accounts receivable securitization facility and repurchase $300.0 million of unpaid receivables thereunder, to fund $66.4 million of transaction costs relating to our financial restructuring and to provide $133.6 million of cash available for general corporate purposes. The revolving facility provided us with borrowings for working capital requirements, capital expenditures and general corporate purposes. Borrowings under the facilities generally bore interest either at LIBOR plus 3.0%, if we chose to make LIBOR borrowings, or at Citibank's base rate plus 2%.

   Substantially all of our wholly-owned subsidiaries guaranteed our obligations under the previous senior secured credit facility. These subsidiary guarantees were secured by a first priority lien on the inventory, accounts receivable, intellectual property and some of the real estate assets of the subsidiary guarantors. Our direct obligations under the senior credit facility were unsecured.

   The previous senior secured credit facility contained customary covenants, which placed restrictions on the assumption of debt, the payment of dividends, mergers, liens and sale-leaseback transactions. The facility required us to meet various financial ratios and limited our capital expenditures.

   The previous senior secured credit facility was repaid with the proceeds of the Refinancing.

   Other Credit Facilities. In June 2000, we extended to August 2002 the maturity date of our RCF credit facility and our PCS credit facility. Borrowings under the PCS credit facility bore interest at LIBOR plus 3.25% and borrowings under the RCF credit facility bore interest at LIBOR plus 3.75%. These credit facilities contained restrictive covenants which placed restrictions on the assumption of debt, the payment of dividends, mergers, liens and sale-leaseback transactions. They also required us to satisfy financial covenants which were generally slightly less restrictive than the covenants in our previous senior secured credit facility. The facilities also limited the amount of our capital expenditures to $186.0 million for the three quarters ended March 3, 2001, increasing to $243.0 million for the four quarters ending June 1, 2002.

   As part of the restructuring of our debt in June 2000, certain affiliates of J.P. Morgan, which had lent us $300.0 million under a demand note in June 1999 and was also a lender under the RCF and PCS credit facilities, together with certain other lenders under the two credit facilities, agreed to exchange a portion of their loans for a new secured exchange debt obligation and shares of our common stock. This resulted in a total of $284.8 million of debt under these facilities, including $200.0 million of the outstanding principal of the demand note, being exchanged for an aggregate of 51,785,434 shares of our common stock at an exchange rate of $5.50 per share. We recorded a gain on this exchange of debt of $5.2 million in the second quarter of fiscal 2001. An additional $274.8 million of borrowings under the facilities were exchanged for the exchange debt, including the entire remaining principal amount of the demand note. The terms of the exchange debt were substantially the same as the terms of our RCF and PCS credit facilities and the interest rate was LIBOR plus 3.25%.

   The PCS and RCF credit facilities and the exchange debt were repaid with the proceeds of the Refinancing.

   Debt Covenants. We were in compliance with the covenants of the previous senior secured credit facility and our other credit facilities and debt instruments as of March 3, 2001. With continuing improvements in operating performance, we anticipate that we will maintain our compliance with our debt covenants in the new senior secured credit facility. However, variations in our operating performance and unanticipated developments may adversely affect our ability to remain in compliance with the applicable debt covenants.

   Commercial Paper. Until September 24, 1999, we issued commercial paper supported by unused credit commitments to supplement cash generated by operations. Since the loss of our investment grade rating in fiscal 2000, we are no longer able to issue commercial paper. Our outstanding commercial paper amounted to $192.0 million at February 26, 2000 and $1,783.1 million at February 27, 1999. All remaining commercial paper obligations were repaid in March 2000.

   Exchange Offers. During the period between June 2000 and March 3, 2001, we completed numerous debt for debt and debt for equity exchange offers. In the aggregate, we issued:

      o  $467.5 million of our 10.5% senior secured notes due 2002; and

      o  32.3 million shares of our common stock,

in exchange for an aggregate of:

      o  $123.0 million of our 5.5% notes due December 2000;

      o  $342.7 million of our 6.7% notes due December 2001;

      o  $292.7 million of our 5.25% convertible subordinated notes due 2002;

      o  $17.8 million of our 6.00% dealer remarketable securities due 2003;
         and

      o  $2.0 million of our 7.625% senior notes due 2005.

   In connection with these exchanges we recorded an aggregate loss of $100.6 million during fiscal 2001.

   Subsequent to March 3, 2001, the holders of approximately $205.3 million principal amount of our 5.25% convertible subordinated notes due 2002 exchanged these notes for an aggregate of 29.7 million shares of our common stock and the holders of approximately $79.9 million principal amount of our 6.0% dealer remarketable securities due 2003 exchanged these notes for an aggregate of 12.4 million shares of our common stock. We also exchanged an aggregate of $303.5 million in our RCF credit facility, PCS credit facility, 10.5% senior secured notes due 2002 and other debt for 44.3 million shares of common stock. In addition, as part of the Refinancing, we consummated a tender offer for $174.5 million of our 10.5% senior secured notes due 2002. See "Summary--Refinancing Transactions".

   In connection with the Refinancing, we will incur nonrecurring expense in the first and second quarters of fiscal 2002 of approximately $253.0 million. On a prospective annual basis, the Refinancing reduces depreciation and amortization expense approximately $4.0 million, but increases rent expense approximately $57.0 million. Interest expense is also expected to decrease due to the Refinancing, earlier debt for equity exchanges and the repayment of debt related to the sale of AdvancePCS investments. Prospective annual interest expense is estimated to be $370 million to $390 million, of which $320 million to $340 million is cash interest expense.

   Capitalization. The following table sets forth our capitalization at September 1, 2001, following the completion of the refinancing transactions described in "Prospectus Summary--Refinancing Transactions".


                                                                     As of
                                                               September 1, 2001
                                                               -----------------
                                                                ($ in millions)
Secured Debt:
Senior secured credit facility .............................         $1,378
10.50% senior secured notes due 2002 .......................             22
12.5% senior secured notes due 2006 ........................            143
Other ......................................................             12
Lease Financing Obligations ................................            224

Unsecured Debt:
6.7% notes due 2001 ........................................              7
6.0% dealer remarketable securities due 2003 ...............            108
6.0% notes due 2005 ........................................            195
7.625% notes due 2005 ......................................            198
7.125% notes due 2007 ......................................            350
6.125% notes due 2008 ......................................            150
11.25% senior notes due 2008 ...............................            150
6.875% senior debentures due 2013 ..........................            200
7.7% notes due 2027 ........................................            300
6.875% debentures due 2028 .................................            150

Subordinated Debt:
5.25% convertible subordinated notes due 2002 ..............            152
                                                                     ------
 Total debt ................................................          3,739
Redeemable preferred stock .................................             19
Stockholders' equity .......................................            453
                                                                     ------
 Total capitalization ......................................         $4,211
                                                                     ======


   On a prospective annual basis, the refinancing will reduce depreciation and amortization expense approximately $4.0 million but increase rent expense approximately $57.0 million. Interest expense is also expected to decrease due to the refinancing, debt for equity exchanges effected prior to June 3, 2001, and the repayment of debt related to the sale of the AdvancePCS investments. Prospective annual interest expense is estimated to be $370.0 million to $390.0 million of which $320.0 million to $340.0 million is cash interest.

Net Cash Provided By (Used In) Operating, Investing and Financing Activities

 Thirteen Week Period Comparisons

   Our operating activities provided $45.7 million of cash in the thirteen week period ended June 2, 2001 and used $9.4 million of cash in the thirteen week period ended May 27, 2000. Operating cash flow was negatively impacted by $127.3 million in interest payments and increases in operating assets. This was offset by increased current liabilities.

   Cash provided by investing activities was $463.7 million for the thirteen week period ended June 2, 2001, due primarily to the sale of the securities we received in our sale of AdvancePCS. Cash used in investing activities was $20.0 million for the thirteen week period ended May 27, 2000. Cash used for store construction and relocations amounted to $7.1 million and $18.9 million for the thirteen week period ended June 2, 2001 and May 27, 2000, respectively.

   Cash used in financing activities was $521.7 million and $72.5 million for the thirteen week periods ended June 2, 2001 and May 27, 2000, respectively. Proceeds from the sale of the securities we received from our sale of AdvancePCS were used to pay down outstanding debt balances, which significantly impacted cash used in financing activities in the thirteen week period ended June 2, 2001.

 Fiscal Year Comparisons

   We used $704.6 million of cash to fund continuing operations in fiscal 2001. Operating cash flow was negatively impacted by $543.3 million of interest payments. Operating cash flow was also negatively impacted from an increase in current assets, primarily resulting from repurchasing $300.0 million of accounts receivable when we refinanced the accounts receivable securitization facility, and a decrease in accounts payable and other liabilities.

   In fiscal 2000, we used $623.1 million of cash to fund continuing operations. Operating cash flow was negatively impacted by $501.8 million of interest payments. Operating cash flow was also negatively impacted from an increase in current assets and a decrease in accounts payable partially offset by an increase in other liabilities.

   Cash provided by investing activities was $677.7 million for fiscal 2001. Cash was provided from the sale of our discontinued operations and various other assets, less expenditures for fixed and intangible assets.

   Cash used for investing activities was $552.1 million and $2.7 billion for fiscal 2000 and fiscal 1999, respectively. Cash used for store construction and relocations amounted to $573.3 million for fiscal 2000 and $1.2 billion for fiscal 1999. In addition, cash of $1.4 billion was used to acquire PCS in fiscal 1999.

   Cash used in financing activities was $64.3 million for fiscal 2001. The cash used consisted of payments of $78.1 million of deferred financing costs partially offset by net debt borrowings of $6.8 million and proceeds from sale-leaseback transactions of $7.0 million. During fiscal 2001, we used the proceeds from the sale of our PBM segment to reduce our borrowings.

   Cash provided by financing activities was $905.1 million for fiscal 2000 and $2,660.3 million for fiscal 1999. Increased borrowings under our RCF and PCS credit facilities which replaced our commercial paper program and the sale of $300.0 million of preferred stock were the main financing activities during fiscal 2000. In fiscal 1999, we issued commercial paper to finance the acquisition of PCS. Also during fiscal 1999, net proceeds were received from the issuance of $700.0 million in long-term debt and $200.0 million of dealer remarketable securities. Cash provided by financing activities included proceeds received from store sale-leaseback transactions of $74.9 million and $505.0 million for fiscal 2000 and 1999, respectively.

Capital Expenditures

 Thirteen Week Period Comparisons

   We plan capital expenditures of approximately $230.0 million to $240.0 million during fiscal 2002, consisting of approximately $82.6 million related to the termination of an operating lease and the corresponding purchase of equipment, $34.7 million related to new store construction, store relocation and other store construction projects. An additional $89.2 million will be dedicated to other store improvement activities and the purchase of prescription files from independent pharmacists. We expect that these capital expenditures will be financed primarily with cash flow from operations and borrowings under the revolving credit facility available under our senior secured facility. During the thirteen week period ended June 2, 2001, the company spent $26.8 million on capital expenditures, consisting of $7.1 million related to new store construction, store relocation and other store construction projects. As additional $19.7 million was related to other store improvement activities and the purchase of prescription files from independent pharmacists.

 Fiscal Year Comparisons

   We spent approximately $132.5 million, $573.3 million and $1.2 billion in capital expenditures in each of fiscal 2001, fiscal 2000, and fiscal 1999, respectively. In fiscal 2001 our capital expenditures were primarily related to new store construction, store relocation and other store construction projects.

Future Liquidity

   We are highly leveraged. Based upon our current levels of operations and expected improvements in our operating performance, management believes that cash flow from operations, together with available borrowings under our new senior secured credit facility and our other sources of liquidity (including asset sales) will be adequate to meet anticipated requirements for working capital, debt service and capital expenditures for the foreseeable future. However, our ability to meet our obligations will depend in part on our ability to successfully execute our long-term strategy and improve the operating performance of our stores. On June 27, 2001, we closed a series of transactions to refinance a significant portion of our indebtedness, see "Prospectus Summary--Refinancing Transactions". These transactions provide us with additional liquidity and reduce the amount of our indebtedness maturing before 2005. Our indebtedness maturing before 2005 now consists of $152.0 million of our 5.25% convertible subordinated notes due 2002, $107.8 million of 6.00% dealer remarketable securities due 2003 and $21.9 million of our 10.5% senior secured notes due 2002. Funds sufficient to repay the $21.9 million of notes outstanding at maturity are included in our new credit facility.

Accounting Change

   In fiscal 2000, we changed our application of the LIFO method of accounting by restructuring our LIFO pool structure through a combination of certain geographic pools. The reduction in the number of LIFO pools was made to more closely align the LIFO pool structure to store merchandise categories. The effect of this change in fiscal 2000 was to decrease our earnings by $6.8 million (net of income tax benefit of $4.6 million) or $.03 per diluted common share. The cumulative effect of the accounting change was a charge of $27.3 million (net of income tax benefit of $18.2 million) or $.11 per diluted common share. The pro forma effect of this accounting change would have been a reduction in net income of $6.4 million, (net of income tax benefit of $4.2 million) or $.02 per diluted common share for fiscal 1999.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 is effective for all fiscal years beginning after June 15, 2000. SFAS 133, as amended by SFAS 138, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, will be required to be recorded on the balance sheet at fair value. If the derivative is designated and effective as a fair value hedge, the changes in the fair value of the derivative and the changes in the hedged item attributable to the hedged risk will be recognized in earnings. If the derivative is designated and effective as a cash-flow hedge, changes in the fair value of the effective portion of the derivative will be recorded in other comprehensive income ("OCI") and will be recognized in the income statement when the hedged item affects earnings. SFAS 133 defines new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings. On March 4, 2001, in connection with the adoption of the new Statement, we will record a reduction of approximately $29.0 million in OCI as a cumulative transition adjustment for derivatives designated as cash flow-type hedges prior to adopting SFAS 133.

   Certain issues currently under consideration by the Derivatives Implementation Group ("DIG") may make it more difficult to qualify for cash flow hedge accounting in the future. Pending the results of the DIG deliberations, changes in the fair value of our interest rate swaps may be recorded as a component of net income.

   In June 2001, the Financial Accounting Standards Board ("FASB") issued two new pronouncements: Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 141 is effective as follows: a) use of the pooling-of-interest method is prohibited for business combinations initiated after June 30, 2001; and b) the provisions of SFAS 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30 2001 (that is, the date of the acquisition is July 2001 or later). There are also transition provisions that apply to business combinations completed before July 1, 2001, that were accounted for by the purchase method. SFAS 142 effective for fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. The Company is currently evaluating the provisions of SFAS 141 and

SFAS 142 and has not adopted such provisions in its June 2, 2001 condensed consolidated financial statements.

Change in Accountants

   On November 19, 1999, we filed a Current Report on Form 8-K disclosing the resignation of our former auditors, KPMG LLP and the withdrawal of their report on our financial statements. On December 6, 1999, we amended the Form 8-K dated November 19, 1999 to file a letter by KPMG LLP concerning the disclosure in the Form 8-K. On December 10, 1999, we filed a Current Report on Form 8-K to announce that we had retained Deloitte & Touche LLP as our independent auditors.

Market Risk

   Our future earnings, cash flow and fair values relevant to financial instruments are dependent upon prevalent market rates. Market risk is the risk of loss from adverse changes in market prices and interest rates. Our major market risk exposure is changing interest rates. Increases in interest rates would increase our interest expense. Since the end of fiscal 2000, our primary risk exposure has not changed. We enter into debt obligations to support capital expenditures, acquisitions, working capital needs and general corporate purposes. Our policy is to manage interest rates through the use of a combination of variable-rate credit facilities, fixed-rate long-term obligations and derivative transactions.

   The table below provides information about our financial instruments that are sensitive to changes in interest rates. The table presents principal payments and the related weighted average interest rates by expected maturity dates as of March 3, 2001.

                                                                                                                         Fair Value
                                                                                                                        At March 3,
                                    2002        2003        2004        2005       2006      Thereafter      Total          2001
                                   ------    ----------   --------    --------   --------    ----------    ----------   -----------
                                                                        (dollars in thousands)
Long-term debt,
including current portion
Fixed rate .....................   $8,353    $1,828,874   $188,533    $197,014   $198,439    $1,153,550    $3,574,763   $ 2,824,904
Average Interest Rate ..........     5.91%         9.41%      6.00%       6.06%      7.62%         7.05%
Interest Rate Swap .............       --            --         --          --         --            --            --   ($   29,000)
Variable Rate ..................       --    $1,219,785         --          --         --            --    $1,219,785   $ 1,219,785
Average Interest Rate ..........       --          9.16%        --          --         --            --


   In June 2000, we entered into an interest rate swap that fixes the LIBOR component of $500.0 million of our variable-rate debt at 7.083% for a two year period. In July 2000, we entered into an additional interest rate swap that fixes the LIBOR component of an additional $500.0 million of variable rate debt at 6.946% for a two year period.

   Our ability to satisfy our interest payment obligations on our outstanding debt will depend largely on our future performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. If we do not have sufficient cash flow to service our interest payment obligations on our outstanding indebtedness and if we cannot borrow or obtain equity financing to satisfy those obligations, our business and results of operations will be materially adversely affected. We cannot assure you that any replacement borrowing or equity financing could be successfully completed.

   The ratings on the senior secured credit facility, the RCF credit facility, the PCS credit facility and the fixed-rate obligations as of March 31, 2001 were B- by Standard & Poor's and by Caa1 by Moody's. The exchange debt facility was not rated. Immediately prior to the Refinancing, the interest rates on the variable-rate borrowings were as follows: $1.1 billion previous senior credit facility: LIBOR plus 3.00%, the RCF facility: LIBOR plus 3.75%, the PCS and the exchange debt facilities: LIBOR plus 3.25%. The interest rate on the new $1.9 billion senior credit facility is LIBOR plus 3.50%.

   Downgrades of our credit ratings will not have an impact upon the rate on the borrowings under these credit facilities.

   Changes in one month LIBOR affect our cost of borrowings because the interest rate on our variable-rate obligations is based on LIBOR. If the market rates of interest for one month LIBOR change by 10% (approximately 50 basis points), our annual interest expense would change by approximately $1.9 million based upon our variable-rate debt outstanding of approximately $378.5 million as of September 1, 2001.

   A change in interest rates generally does not have an impact upon our future earnings and cash flow for fixed-rate debt instruments. As fixed-rate debt matures, however, and if additional debt is acquired to fund the debt repayment, future earnings and cash flow may be affected by changes in interest rates. This effect would be realized in the periods subsequent to the periods when the debt matures.

                                    BUSINESS


Overview

   We are the second largest retail drugstore chain in the United States based on number of stores and the third largest based on revenues. We operate our drugstores in 29 states across the country and in the District of Columbia. We have a first or second place market position, based on revenues, in 34 of the 65 major U.S. metropolitan markets in which we operate. As of September 1, 2001, we operated 3,594 stores. Since the beginning of fiscal 1997, we have purchased 1,554 stores, relocated 952 stores, opened 469 new stores and remodeled 435 stores. As a result, we believe we have one of the most modern store bases in the industry.

   In our stores, we sell prescription drugs and a wide assortment of other merchandise which we call "front-end" products. In fiscal 2001, our pharmacists filled more than 204 million prescriptions which accounted for 59.5% of our total sales. In the first half of fiscal 2002, pharmacy sales accounted for 61.3% of our total sales. We believe that our pharmacy operations will continue to represent a significant part of our business due to favorable industry trends, including an aging population, increased life expectancy and the discovery of new and better drug therapies. We offer approximately 24,600 front-end products, including over-the-counter medications, health and beauty aids, personal care items, cosmetics, household items, beverages, convenience foods, greeting cards, photo processing, seasonal merchandise and numerous other everyday and convenience products, which accounted for the remaining 40.5% of our total revenues in fiscal 2001 and the remaining 38.7% of our total sales in the first half of fiscal 2002. We distinguish our stores from other national chain drugstores, in part, through our private label brands and our strategic alliance with GNC, a leading retailer of vitamin and mineral supplements. We offer over 1,500 products under the Rite Aid private label brand, which contributed approximately 10% of our front-end sales in fiscal 2001.

   Our stores range in size from approximately 5,000 to 40,000 square feet. The larger stores are concentrated in the western United States. Substantially all of the stores we have opened since 1995 are based on our prototype 12,500 square foot freestanding building and such stores typically include a drive- thru pharmacy and one-hour photo shop and many include a GNC store-within-Rite Aid-store.

   Until October 2, 2000, when we sold it to Advance Paradigm, Inc. (now AdvancePCS), we owned PCS Health Systems, Inc., a provider of pharmacy benefit management services to employers, insurance carriers and managed care companies. As a result of the sale, the PBM segment is reported as a discontinued operation for all relevant periods in the financial statements included in this offering memorandum.

Strategy

   Our primary long-term operating strategy is to focus on improving the productivity of our existing store base. We believe that improving the sales of existing stores is important to achieving profitability and positive cash flow. We also believe that the substantial investment made in our store base over the last five years has given us one of the most modern stores bases in the industry. However, our store base has not yet achieved a level of sales productivity comparable to our major competitors. We intend to improve the performance of existing stores by continuing to (i) capitalize on the substantial investment in our stores and distribution facilities; (ii) improve the product offerings in our stores; and (iii) enhance our customer and employee relationships. Moreover, it is estimated that pharmacy sales in the United States will increase 75% over the next five years. This anticipated growth is expected to be driven by the "baby boom" generation entering their fifties, the increasing life expectancy of the American population, the introduction of several new successful drugs and inflation. We believe this growth will help increase the sales productivity of our existing store base. To achieve this objective, we are implementing the following strategies:

   Capitalize on Investments in Stores and Distribution Facilities. Approximately 50% of our stores have been constructed, relocated or remodeled since the beginning of fiscal 1997. Our new and relocated stores are generally larger and need to develop a critical mass of customers to achieve profitability, which generally takes two to four years. Therefore, attracting more customers is a key component of our long-term operating strategy. We continue to attract new customers to our modern stores through various marketing strategies including weekly circulars, seasonal merchandising programs and direct marketing efforts. To support our new store base, we improved our distribution network by, among other things, opening two high capacity distribution centers in Perryman, MD and Lancaster, CA.

   During fiscal 2001, we undertook several initiatives to increase sales of our Rite Aid brand products and generic prescription drugs. In fiscal 2001, we piloted a program in four markets whereby we reduced pricing of our Rite Aid brand and reduced cash prices of generic pharmacy products which resulted in higher amounts of cash prescriptions being filled.

   Improve Product Offerings in Our Stores. We continue to develop ideas for new product departments and have begun to implement plans to expand the categories of our front-end products. We continue to add popular and profitable product departments, such as our GNC stores-within-Rite Aid-stores and one-hour photo development departments. Although we are already an industry leader in dispensing generic drugs, which are generally more profitable than brand name drugs, in fiscal 2001 we took additional steps to further improve our generic efficiency, including adding functionality to our proprietary Rite Aid Dispensing System to aid our pharmacists in dispensing generic prescriptions whenever possible. As private label and generic prescription drugs generate higher margins than branded label, we expect that increases in the sales of these products should enhance our profitability. We continue to improve inventory and product categories to offer more personalized products and services to our customers, including better management of seasonal items. We also continue to strengthen our relationships with our suppliers in order to offer customers a wider selection of products.

   Enhance Customer and Employee Relationships. We have implemented programs designed to improve relationships with customers and improve employee morale. Through attention to customers' needs and preferences, we are increasing our efforts to offer more personalized products and services to our customers. We are continuing programs that are designed to build awareness and enhance positive perceptions among customers, including distribution of a weekly circular, weekly sales items, seasonally relevant merchandising and our customer reward program, "Rite Rewards." We are increasing customer loyalty by establishing a strong community presence, increasing promotional themes and exclusive offers and focusing on the attraction and retention of managed care customers. We continue to develop and implement employee training programs to improve customer service and educate our employees about the products we offer. We are also developing employee programs that create compensatory and other incentives for employees to provide customers with quality service, to promote our private label brands and to improve our corporate culture.

Description of our Business

   Products and Services. During fiscal 2001, sales of prescription drugs represented approximately 59.5% of our total sales up from 54.2% in fiscal 1999. Sales of prescription drugs represented approximately 61.3% of our total sales for our first half of fiscal 2002. In fiscal 2001, fiscal 2000 and fiscal 1999, prescription drug sales were $8.6 billion, $7.8 billion and $6.7 billion, respectively, of our revenues. Prescription drug sales were $4.5 billion for our first half of fiscal 2002. We sell approximately 24,600 different types of non-prescription, or front-end, products. The types and numbers of front-end products in each store vary, and selections are based on available space and customers' needs and preferences. No single front-end product category contributed significantly to our revenues during fiscal 2001 although certain front-end product classes contributed notably to our revenues. Our principal classes of products in fiscal 2001 were the following:

                                                                             Percentage of
          Product Class                                                          Sales
          -------------                                                      -------------
          Prescription drugs .............................................        59.5%
          Over-the-counter and personal care .............................        10.9
          Health and beauty aids .........................................         5.8
          General merchandise and other ..................................        23.8

   We offer over 1,500 products under the Rite Aid private label brand, which contributed approximately 10.0% of our front-end sales in fiscal 2001. During fiscal 2001, we added 159 products under our private label. We intend to increase the number and the sales of our private label brand products.

   We have a strategic alliance with GNC under which we have agreed to open a minimum of 1,000 GNC "stores-within-Rite Aid-stores" across the country by July 2003. GNC is a leading nationwide retailer of vitamin and mineral supplements and personal care, fitness and other health-related products. As of September 1, 2001, we operated 731 GNC stores-within-Rite Aid-stores. We plan to open a total of 220 GNC stores-within-Rite Aid-stores during fiscal 2002.

   Store Locations. Part of our strategy is to locate our stores at convenient locations in fast-growing metropolitan areas. As of September 1, 2001, we had a first or second place market position in 34 of the 65 major U.S. metropolitan markets in which we operate. We have significantly reduced our store development program in order to focus our efforts and resources on improving the operations of our existing store base, although we routinely evaluate expansion opportunities, including acquisitions. Consistent with our operating strategy, during fiscal 2001, we opened 9 new stores, relocated 63 stores, remodeled 98 stores and closed 163 stores. Our current plan for fiscal 2002 is to open approximately 6 new stores, relocate 25 stores and remodel 76 stores. Our fiscal 2002 planned store openings and relocations are not concentrated in any specific geographic region.

   The table below identifies the number of stores by state as of September 1, 2001:

          State                                                                Store Count
          -----                                                                -----------
          Alabama ..........................................................        129
          Arizona ..........................................................          3
          California .......................................................        597
          Colorado .........................................................         31
          Connecticut ......................................................         42
          Delaware .........................................................         26
          District of Columbia .............................................          8
          Georgia ..........................................................         52
          Idaho ............................................................         22
          Indiana ..........................................................          8
          Kentucky .........................................................        122
          Louisiana ........................................................         95
          Maine ............................................................         82
          Maryland .........................................................        149
          Michigan .........................................................        342
          Mississippi ......................................................         32
          Nevada ...........................................................         37
          New Hampshire ....................................................         39
          New Jersey .......................................................        174
          New York .........................................................        404
          Ohio .............................................................        277
          Oregon ...........................................................         72
          Pennsylvania .....................................................        366
          Tennessee ........................................................         49
          Utah .............................................................         30
          Vermont ..........................................................         13
          Virginia .........................................................        147
          Washington .......................................................        138
          West Virginia ....................................................        107
          Wyoming ..........................................................          1
                                                                                  -----
           Total ...........................................................      3,594
                                                                                  =====

   Technology. All of our stores are integrated into a common information system, which enables our pharmacists to fill prescriptions more accurately and efficiently with reduced chances of adverse drug interaction and which can be expanded to accommodate new stores. As of September 1, 2001, we had installed ScriptPro automated pharmacy dispensing units which are linked to our pharmacists' computers and fill and label prescription drug orders in 871 stores. The efficiency of the ScriptPro units allows our pharmacists to spend an increased amount of time consulting with customers. In fiscal 2001, we developed and implemented several new technologies and applications, including productivity improvements related to our piece picking and inventory movement management. We also made modifications to our proprietary pharmacy information system in order to improve its user interface and information output. Additionally, each of our stores employs point-of-sale technology that facilitates inventory replenishment, sales analysis and recognition of customer trends. Our customers may also order prescription refills over the Internet through drugstore.com or over the phone through our telephonic rapid automated refill systems.

   Suppliers. During fiscal 2001, we purchased approximately 93% of the dollar volume of our prescription drugs from a single supplier, McKesson HBOC, Inc., under a contract which runs until April 2004. Under the contract, McKesson HBOC has agreed to sell to us all of our requirements of branded pharmaceutical products. With limited exceptions, we are required to purchase all of our branded pharmaceutical products from McKesson HBOC. If our relationship with McKesson HBOC was disrupted, we could have difficulty filling prescriptions, which would negatively affect our business. We purchase generic (non-brand name) pharmaceuticals from a variety of sources. We purchase our non-pharmaceutical merchandise from numerous manufacturers and wholesalers. We believe that competitive sources are readily available for substantially all of the non-pharmaceutical merchandise we carry and that the loss of any one supplier would not have a material effect on our business. In fiscal 1999 and fiscal 2000 disputes arose between us and some of our major vendors which weakened our relationships. During fiscal 2001, we made significant efforts to resolve prior issues and disputes and to improve our relationships with our suppliers and vendors and we believe these efforts have been successful.

   We sell private label and co-branded products that generally are supplied by numerous competitive sources. The Rite Aid and GNC co-branded PharmAssure vitamin and mineral supplement products and the GNC branded vitamin and mineral supplement products that we sell in our stores are developed by GNC, and along with our Rite Aid brand vitamin and mineral supplements, are manufactured by GNC.

   Customers and Third-Party Payors. During fiscal 2001, our stores served an average of 1.9 million customers per day as compared to an average of 1.8 million customers per day in fiscal 2000. The loss of any one customer would not have a material adverse impact on our results of operations. No single customer or health plan contract accounted for more than 10% of our total revenues.

   In a typical third-party payment plan, we contract with a third-party payor (such as an insurance company, a prescription benefit management company, a governmental agency, a private employer, a health maintenance organization or other managed care provider) that agrees to pay for all or a portion of a customer's eligible prescription purchases in exchange for reduced prescription rates. During fiscal 2001, the top five third-party payors accounted for approximately 26.4% of our total revenues, the largest of which represented 10.8% of our total revenues. Third party prescription sales represented 91.9% of our pharmacy revenue during our first half in fiscal 2002. Any significant loss of third-party payor business could have a material adverse effect on our business and results of operations.

Competition

   The retail drugstore industry is highly competitive. We compete with, among others, retail drugstore chains, independently owned drugstores, mass merchandisers, discount stores and mail order pharmacies. We compete on the basis of location and convenient access, customer service, product selection and price. Our store base has not achieved the level of sales productivity our major competitors achieve. Our new and relocated stores are generally larger and need to develop a critical mass of customers to achieve profitability, which generally takes two to four years. Although in the recent past we have had problems with inventory shortages, uncompetitive pricing and customer service, we have taken and are taking steps to address these issues. Our major competitors among retail drugstore chains are CVS and Walgreens. We believe continued consolidation of the drugstore industry will further increase competitive pressures in the industry.

Marketing and Advertising

   In fiscal 2001, marketing and advertising expenditures were $214.9 million, which was spent primarily on newpaper advertising circulars. We have initiated various programs that are designed to improve our image with customers. These include our distribution of weekly circulars to announce vendor promotions, weekly sales items and, in our expanded test market, our customer reward program, "Rite Rewards." We have also initiated a television advertising campaign. We continue to develop and test direct marketing initiatives with a goal of expanding such initiatives to all of our stores. In addition, in fiscal 2001, in order to improve our image, we implemented several consumer events, including our Rite Aid Health and Beauty Expos held in New Orleans, Louisiana and in Seattle, Washington. Our front-end and prescription suppliers were invited to participate in both of these events by displaying, demonstrating and sampling their products and services in exhibit booths. We have also initiated programs that are specifically directed to our pharmacy business. These include reduced cash prices and an increased focus on attracting and retaining managed care customers.

Employees

   We believe that our relationships with our employees are good. As of September 1, 2001, we had 77,900 employees, approximately 9,300 of which were pharmacists. Approximately 46% of our employees were part-time and approximately 27,800 were unionized. There is a national shortage of pharmacists. Our management is implementing various employee incentive plans in order to attract and retain qualified pharmacists.

Research and Development

   We do not make significant expenditures for research and development.

Licenses, Trademarks and Patents

   The Rite Aid name is our most significant trademark and the most important factor in marketing our stores and private label products. We hold licenses to sell beer, wine and liquor, cigarettes and lottery tickets. Additionally, we hold licenses granted to us by the Nevada Gaming Commission that allow us to place slot machines in our Nevada stores. We also hold licenses to operate our pharmacies and our distribution facilities. Together, these licenses are material to our operations.

Regulation

   Our business is subject to various federal and state regulations. For example, pursuant to the Omnibus Budget Reconciliation Act of 1990 ("OBRA") and comparable state regulations, our pharmacists are required to offer counseling, without additional charge, to our customers about medication, dosage, delivery systems, common side effects and other information deemed significant by the pharmacists and may have a duty to warn customers regarding any potential adverse effects of a prescription drug if the warning could reduce or negate such effect.

   Our pharmacies and pharmacists must be licensed by the appropriate state boards of pharmacy. Our pharmacies and distribution centers are also registered with the federal Drug Enforcement Administration and are subject to federal Drug Enforcement Agency regulations relative to its pharmacy operations, including purchasing, storing and dispensing of controlled substances. Applicable licensing and registration regulations require our compliance with various state statutes, rules and/or regulations. Violations of applicable statutes, rules or regulations could result in the suspension or revocation of our licenses and registrations.

   In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. The legislative initiatives include prescription drug benefit proposals for Medicare participants. Although we believe we are well positioned to respond to these developments, we cannot predict the outcome or effect of legislation resulting from these reform efforts. Also, in recent years, both federal and state authorities have proposed and have passed new legislation that imposes on healthcare providers, including pharmacies, significant additional obligations concerning the protection of confidential patient medical records and information.

   We are also subject to laws governing our relationship with employees, including minimum wage requirements, overtime and working conditions. Increases in the federal minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect our results of operations.

   In addition, in connection with the ownership and operation of our stores, distribution centers and other sites, we are subject to laws and regulations relating to the protection of the environment and health and safety matters, including those governing the management and disposal of hazardous substances and the cleanup of contaminated sites. Violations of or liabilities under these laws and regulations as a result of our current or former operations or historical activities at our sites, such as gasoline service stations and dry cleaners, could result in significant costs.

PBM Segment

   On October 2, 2000, we consummated the sale of PCS to Advance Paradigm (now known as AdvancePCS) for $710.5 million in cash, equity securities of AdvancePCS and AdvancePCS's $200.0 million 11% promissory notes. In March 2001, we sold the AdvancePCS equity securities in an underwritten public offering for a total of $284.1 million (net of selling commissions) and AdvancePCS paid the promissory note in full plus accrued and unpaid interest. We applied $1,093.5 million of the proceeds from the sale of PCS to reduce our debt. We recorded a loss on disposal of $168.8 million in fiscal 2001 as a result of the sale.

Properties

   We own our corporate headquarters, which are located in a 205,000 square-foot building at 30 Hunter Lane, Camp Hill, Pennsylvania 17011. We lease a 99,000 square-foot building near Harrisburg, Pennsylvania for use by additional administrative personnel. We lease 3,358 of our drugstore facilities under non-cancelable leases, many of which have original terms of 10 to 22 years. In addition to minimum rental payments, which are set at competitive market rates, certain leases require additional payments based on sales volume, as well as reimbursement for taxes, maintenance and insurance. Most of our leases contain renewal options, some of which involve rent increases.

   As of September 1, 2001, we operated 3,594 retail drugstores. The overall average size of each store in our chain is 12,663 square feet. The stores on the east coast average 9,502 square feet per store. The west coast stores average 20,802 square feet per store. The central stores average 10,323 square feet per store.

   We operate the following distribution centers and overflow storage locations, which we own or lease as indicated:

                                                                               Approximate
                                                                    Owned or      Square
          Location                                                   Leased      Footage
          --------                                                  --------   -----------
          Rome, New York .......................................     Owned       291,000
          Utica, New York (1) ..................................     Leased      115,000
          Poca, West Virginia ..................................     Owned       264,000
          Dunbar, West Virginia (1) ............................     Leased      100,000
          Perryman, Maryland ...................................     Leased      885,000
          Tuscaloosa, Alabama ..................................     Owned       238,000
          Tuscaloosa, Alabama (1) ..............................     Leased       27,000
          Cottondale, Alabama (1) ..............................     Leased      125,000
          Pontiac, Michigan ....................................     Owned       362,000
          Woodland, California .................................     Owned       521,300
          Woodland, California (1) .............................     Leased      200,000
          Wilsonville, Oregon ..................................     Leased      518,000
          Lancaster, California ................................     Leased      917,000

---------------

(1)  Overflow storage locations.

   The original terms of the leases for our distribution centers range from 5 to 22 years. In addition to minimum rental payments, certain distribution centers require tax reimbursement, maintenance and insurance. Most leases contain renewal options, some of which involve rent increases. Although, from time to time, we may be near capacity at some of our distribution facilities, particularly our older facilities, we believe that the capacity of our facilities is adequate. As part of our ongoing efforts to improve our supply chain, we are studying ways to optimize capacity utilization and management of our facilities.

   We also own a 52,200 square-foot ice cream manufacturing facility located in El Monte, California.

   On a regular basis and as part of our normal business, we evaluate store performance and may reduce in size, close or relocate a store if the store is redundant, under-performing or otherwise deemed unsuitable. When we reduce in size, close or relocate a store, we often continue to have leasing obligations or own the property, but we attempt to sublease the space. As of March 3, 2001, we subleased 5,558,000 square feet of space and an additional 4,019,000 square feet of space in closed or relocated stores was not subleased.

Legal Proceedings

 Federal Investigations

   There are currently pending federal governmental investigations, both civil and criminal, by the SEC and the United States Attorney, involving our financial reporting and other matters. We are cooperating fully with the SEC and the United States Attorney. We have begun settlement discussions with the United States Attorney for the Middle District of Pennsylvania. The United States Attorney has proposed that the government would not institute any criminal proceeding against the company if we enter into a consent judgment providing for a civil penalty payable over a period of years. The amount of the civil penalty has not been agreed to and there can be no assurance that a settlement will be reached or that the amount of such penalty will not have a material adverse effect on our financial condition and result of operations.

   The U.S. Department of Labor has commenced an investigation of matters relating to our employee benefit plans, including our principal 401(k) plan, which permitted employees to purchase our common stock. Purchases of our common stock under the plan were suspended in October 1999. In January 2001, we appointed an independent trustee to represent the interests of these plans in relation to us and to investigate possible claims the plans may have against us. Both the independent trustee and the Department of Labor have asserted that the plans may have claims against us. The investigations, with which we are cooperating fully, are ongoing and we cannot predict their outcomes. In addition, a purported class action lawsuit on behalf of the plans and their participants has been filed by a participant in the plans in the United States District Court for the Eastern District of Pennsylvania.

   These investigations and settlement discussions are ongoing and we cannot predict their outcomes. If we were convicted of any crime, certain licenses and government contracts such as Medicaid plan reimbursement agreements that are material to our operations may be revoked, which would have a material adverse effect on our results of operations and financial condition. In addition, substantial penalties, damages or other monetary remedies assessed against us, including a settlement, could also have a material adverse effect on our results of operations, financial condition and cash flows.

 Stockholder Litigation

   We, certain of our directors, our former chief executive officer Martin Grass, our former president Timothy Noonan, our former chief financial officer Frank Bergonzi, and our former auditor KPMG LLP, have been sued in a number of actions, most of which purport to be class actions, brought on behalf of stockholders who purchased our securities on the open market between May 2, 1997 and November 10, 1999. Most of the complainus asserted claims under Sections 10 and 20 of the Securities Exchange Act of 1934, based upon the allegation that our financial statements for fiscal 1997, fiscal 1998 and fiscal 1999 fraudulently misrepresented our financial position and results of operation for those periods. All of these cases have been consolidated in the U.S. District Court for the Eastern District of Pennsylvania. On November 9, 2000, we announced that we had reached an agreement to settle the consolidated securities class action lawsuits pending against us in the U.S. District Court for the Eastern District of Pennsylvania and the derivative lawsuits pending there and in the Delaware Court of Chancery. Under the agreement, we will pay $45.0 million in cash, which will be fully funded by our officers' and directors' liability insurance, and issue shares of common stock in 2002. The shares will be valued over a 10 day trading period in January 2002. If the value determined is at least $7.75 per share, we will issue 20 million shares. If the value determined is less than $7.75 per share, we have the option to deliver any combination of common stock, cash and short-term notes, with a total value of $155.0 million. As additional consideration for the settlement, we have assigned to the plaintiffs all of our claims against the above named executives and KPMG LLP. Several members of the class have elected to "opt- out" of the class and, as a result, if the settlement is approved by the court, they will be free to individually pursue their claims. Management believes that their claims, individually and in the aggregate, are not material. On August 16, 2001, the court issued a ruling approving the settlement. The nonsettling defendants have appealed the order. We cannot predict the outcome of that appeal or whether, if the settlement does not become final, this litigation would result in a material adverse effect on our results of operations, financial condition or cash flows.

   A purported class action has been instituted by a stockholder against us in Delaware state court on behalf of stockholders who purchased shares of our common stock prior to May 2, 1997, and who continued to hold them after November 10, 1999, alleging claims similar to the claims alleged in the consolidated securities class action lawsuits described above. The amount of damages sought was not specified and may be material. We have filed a motion to dismiss this claim which is pending before the court. These claims are ongoing and we cannot predict their outcome.

 Drug Pricing and Reimbursement Matters

   On October 5, 2000, we settled, for an immaterial amount, and without admitting any violation of the law, the lawsuit filed by the Florida Attorney General alleging that our non-uniform pricing policy for cash prescription purchases was unlawful under Florida law. The filing of the complaint by the Florida Attorney General, and our press release issued in conjunction therewith, precipitated an investigation by the New Jersey Attorney General which is ongoing and the filing of a purported federal class action in California and several purported state class actions, all of which (other than one pending in New York that was filed on October 5, 1999) have been dismissed. A motion to dismiss the action in New York is currently pending. On May 30, 2001, a complaint filed in New Jersey in which the plaintiff made similar allegation and which the trial court dismissed for failing to state a claim upon which relief could be based was reinstated by the appellate court. We believe that the remaining lawsuits are without merit under applicable state consumer protection laws. As a result, we intend to continue to vigorously defend against them and we do not anticipate that if fully adjudicated, they will result in an award of damages. However, such outcomes cannot be assured and a ruling against us could have a material adverse effect on the financial position and results of operations of the company as well as necessitate substantial additional expenditures to cover legal costs as we pursue all available defenses.

   We are being investigated by multiple state attorneys general for our reimbursement practices relating to partially-filled prescriptions and fully-filled prescriptions that are not picked up by ordering customers. We are supplying similar information with respect to these matters to the Department of Justice. We believe that these investigations are similar to investigations which were, and are being, undertaken with respect to the practices of others in the retail drug industry. We also believe that our existing policies and procedures fully comply with the requirements of applicable law and intend to fully cooperate with these investigations. We cannot, however, predict their outcomes at this time. An individual acting on behalf of the United States of America, has filed a lawsuit in the United States District Court for the Eastern District of Pennsylvania under the Federal False Claims Act alleging that we defrauded federal healthcare plans by failing to appropriately issue refunds for partially filled prescriptions and prescriptions which were not picked up by customers. The Department of Justice has advised the court that it intends to join this lawsuit, as is its right under the law; its investigation is continuing. We have filed a motion to dismiss the complaint for failure to state a claim. We have reached a preliminary agreement to settle these investigations and the lawsuit filed by the private individual.

   These claims are ongoing and we cannot predict their outcome. If any of these cases result in a substantial monetary judgment against us or is settled on unfavorable terms, our results of operations, financial position and cash flows could be materially adversely affected.

 Store Management Overtime Litigation

   We are a defendant in a class action pending in the California Superior Court in San Diego with three subclasses, comprised of our California store managers, assistant managers and managers-in-training. The plaintiffs seek back pay for overtime not paid to them and injunctive relief to require us to treat our store management as non-exempt. They allege that we decided to minimize labor costs by causing managers, assistant managers and managers-in- training to perform the duties and functions of associates for in excess of forty hours per week without paying them overtime. We believe that in-store management were and are properly classified as exempt from the overtime provisions of California law. On May 21, 2001, we entered into a Memorandum of Agreement with the plaintiffs under which, subject to approval of the court, we will settle this lawsuit for a maximum of $25.0 million, a charge for which was taken in fiscal 2000. The settlement amount is payable in four equal installments of 25%, the first of which is payable upon final court approval of the settlement and the balance is payable 6, 12 and 18 months thereafter. On June 1, 2001, the court entered an order granting preliminary approval of the settlement and authorizing notice to the class.

 Other

   We, together with a significant number of major U.S. retailers, have been sued by the Lemelson Foundation in a complaint which alleges that portions of the technology included in our point-of-sale system infringe upon a patent held by the plaintiffs. The amount of damages sought is unspecified and may be material. We cannot predict the outcome of this litigation or whether it could result in a material adverse effect on our results of operations, financial conditions or cash flows.

   We are subject from time to time to lawsuits arising in the ordinary course of business. In the opinion of our management, these matters are adequately covered by insurance or, if not so covered, are without merit or are of such nature or involve amounts that would not have a material adverse effect on our financial condition, results of operations or cash flows if decided adversely.

                                   MANAGEMENT


   The following table sets forth certain information regarding our directors, executive officers and key employees as of September 1, 2001.

   Name                                                    Age       Office and Position
   ----                                                    ---       -------------------
   Robert G. Miller..................................       57       Chairman and Chief Executive Officer
   Mary F. Sammons...................................       54       Director, President and Chief Operating Officer
   David R. Jessick..................................       48       Senior Executive Vice President and Chief Administrative
                                                                         Officer
   Elliot S. Gerson..................................       60       Senior Executive Vice President and General Counsel
   John T. Standley..................................       39       Senior Executive Vice President and Chief Financial
                                                                         Officer
   James P. Mastrian.................................       59       Senior Executive Vice President -- Marketing and Logistics
   Christopher Hall..................................       37       Executive Vice President Finance and Accounting
   Mark Panzer.......................................       44       Executive Vice President, Store Operations
   Eric Sorkin.......................................       52       Executive Vice President Pharmacy Services
   Kevin Twomey......................................       51       Senior Vice President and Chief Accounting Officer
   Robert B. Sari....................................       45       Senior Vice President, Deputy General Counsel and
                                                                       Secretary
   William J. Bratton................................       53       Director
   Alfred M. Gleason.................................       71       Director
   Leonard I. Green..................................       67       Director
   Nancy A. Lieberman................................       44       Director
   Stuart M. Sloan...................................       57       Director
   Jonathan D. Sokoloff..............................       44       Director
   Leonard N. Stern..................................       63       Director


   Robert G. Miller. Mr. Miller has been our Chairman and Chief Executive Officer since December 5, 1999. Previously, Mr. Miller served as Vice Chairman and Chief Operating Officer of The Kroger Company, a retail food company. Mr. Miller joined Kroger in May 1999, when The Kroger Company acquired Fred Meyer, Inc., a food, drug and general merchandise chain. From 1991 until the acquisition, he served as Chief Executive Officer of Fred Meyer, Inc. Mr. Miller also serves as a director of Harrah Entertainment, Inc., PathMark Stores, Inc. and AdvancePCS.

   Mary F. Sammons. Ms. Sammons has been our President and Chief Operating Officer and a member of our Board of Directors since December 5, 1999. From April 1999 to December 1999, Ms. Sammons served as President and Chief Executive Officer of Fred Meyer Stores, Inc., a subsidiary of The Kroger Company. From January 1998 to April 1999, Ms. Sammons served as President and Chief Executive Officer of Fred Meyer Stores, Inc., a subsidiary of Fred Meyer, Inc. From 1985 through 1997, Ms. Sammons held several senior level positions with Fred Meyer Inc., the last being that of Executive Vice President. Ms. Sammons also serves as Treasurer of the Board of the National Association of Chain Drugstores.

   David R. Jessick. Mr. Jessick has been our Senior Executive Vice President and our Chief Administrative Officer since December 5, 1999. From 1997 to July 1999, Mr. Jessick served as Executive Vice President of Finance and Investor Relations of Fred Meyer, Inc. From 1979 to 1997, Mr. Jessick held several senior management positions at Thrifty PayLess Holdings, Inc., a west coast-based drugstore chain that had annual sales of $5.0 billion before being acquired by Rite Aid in 1996. Mr. Jessick was Executive Vice President and Chief Financial Officer of Thrifty PayLess Holdings, Inc. before Thrifty PayLess was acquired by Rite Aid. Mr. Jessick serves as a Director of AdvancePCS.

   Elliot S. Gerson. Mr. Gerson is a Senior Executive Vice President and our General Counsel. He has held those positions since October 1999 and July 1997, respectively. Mr. Gerson also served as our Secretary from July 1997 to May 2000. Mr. Gerson joined Rite Aid in November 1995 as Senior Vice President and

Assistant Chief Legal Counsel. Prior to joining Rite Aid, Mr. Gerson was a partner in the law firm of Bolger, Picker, Hankin & Tannenbaum from May 1993 to November 1995.

   John T. Standley. Mr. Standley was appointed as a Senior Executive Vice President and our Chief Financial Officer in September 2000. He had been an Executive Vice President and our Chief Financial Officer since December 5, 1999. Previously, he was Executive Vice President and Chief Financial Officer of Fleming Companies, Inc., a food marketing and distribution company from May 1999 to December 1999. Between July 1998 and May 1999, Mr. Standley was Senior Vice President and Chief Financial Officer of Fred Meyer, Inc. Mr. Standley served as Chief Financial Officer of Ralphs Grocery Company between January 1997 and July 1998 and of Food 4 Less between January 1997 to July 1998. Mr. Standley also served in an executive position at Smith's Food & Drug from May 1996 to February of 1997 and as Chief Financial Officer of Smitty's Supervalue, Inc. from December 1994 to May 1996.

   James P. Mastrian. Mr. Mastrian was appointed as our Senior Executive Vice President, Marketing and Logistics in October 2000. He had been our Executive Vice President, Marketing since November 15, 1999. Mr. Mastrian was also our Executive Vice President, Category Management from July 1998 to November 1999. Mr. Mastrian was Senior Executive Vice President, Merchandising and Marketing of OfficeMax from June 1997 to July 1998 and Executive Vice President, Marketing of Revco D.S., Inc. from September 1990 to June 1997.

   Christopher Hall. Mr. Hall has been our Executive Vice President Finance and Accounting since January 10, 2001. Prior to that, he served as our Senior Vice President and Chief Accounting Officer from January 25, 2000. From April 1999 to January 2000, Mr. Hall was Executive Vice President and Chief Financial Officer at Golden State Foods. Between July 1998 and March 1999, Mr. Hall served as Senior Vice President of Finance at Ralphs Grocery Company. Mr. Hall joined Ralphs Grocery as Vice President of Accounting in June 1995.

   Mark Panzer. Mr. Panzer joined us on June 28, 2001 as Executive Vice President, Store Operations. From 1989 until joining us, Mr. Panzer held several operations and marketing positions of increasing responsibility at Albertson's and predecessor companies acquired by Albertson's. Mr. Panzer was Corporate Vice President of Marketing and Sales, General Merchandise at Albertson's at the time of his departure.

   Eric Sorkin. Mr. Sorkin has been our Executive Vice President, Pharmacy Services since February 2001. From February 2000 to February 2001 he served as our Senior Vice President, Pharmacy, and from May 1997 to February 2000 he served as our Vice President, Pharmacy Purchasing. Prior to rejoining Rite Aid in 1997, Mr. Sorkin served in senior positions at Express Scripts, Pathmark, Thrifty Drugs and Pharmacy Direct Network, and as President of Sorkin Consulting. In his first 19 years with Rite Aid, he held executive positions in operations, personnel, third party, information systems and pharmacy services. Mr. Sorkin has served on pharmacy benefit management, H.M.O. and pharmaceutical manufacturer advisory panels, and on national and state healthcare and government affairs committees.

   Kevin Twomey. Mr. Twomey has been our Senior Vice President and Chief Accounting Officer since December 2000. From September 1989 to November 2000, Mr. Twomey held several accounting and finance management positions at Fleming Companies, Inc., a food wholesaler and grocery store chain. He was Senior Vice President and Chief Accounting Officer at Fleming when he left. Prior to joining Fleming, he was an audit partner at Deloitte & Touche.

   Robert B. Sari. Mr. Sari has been our Senior Vice President, Deputy General Counsel and Secretary since October 2000. From May 2000 to October 2000, he served as our Deputy General Counsel and Secretary. Mr. Sari also served as Vice President, Law from May 2000 to October 2000 and as Associate General Counsel from May 1997 to May 2000. Prior to May 1997, Mr. Sari was Vice President, Legal Affairs for Thrifty PayLess, Inc.

   William J. Bratton. Mr. Bratton has served as a director since 1997. Prior to August 2000, when Mr. Bratton became President of Bratton Group LLC, which provides criminal justice consulting services, he was a self-employed criminal justice consultant. From January 1998 to March 2000, Mr. Bratton was President and Chief Operating Officer of Carco Group, Inc., a provider of employment background screening services. From April 1996 through 1997, he was Vice Chairman of First Security Services Corporation and President of its subsidiary, First Security Consulting, Inc. Mr. Bratton was Police Commissioner of the City of New York from 1994 through April 1996.

   Alfred M. Gleason. Mr. Gleason has served as a director since January 2000. Mr. Gleason is currently a self-employed consultant. Mr. Gleason served as the President of the Port of Portland Commission in Portland, Oregon, from October 1995 until June 1999. From 1985 until his retirement at age 65 in 1995, Mr. Gleason held several positions with PacifiCorp, including Chief Executive Officer, President and Director. Mr. Gleason served as a Director of Fred Meyer, Inc. until June 1999.

   Leonard I. Green. Mr. Green has served as a director since 1999. Mr. Green has been an executive officer of Leonard Green & Partners, L.P., an affiliate of Green Equity Investors III, L.P., since its formation in 1994. Mr. Green has also been, individually or through a corporation, a partner in a merchant banking firm affiliated with Leonard Green & Partners, L.P., since its inception in 1989. Mr. Green is also a director of Communications & Power Industries, Inc., Liberty Group Publishing, Inc. and Dollar Financial Group, Inc. Mr. Green was elected as a director pursuant to the October 1999 agreement of Green Equity Investors III, L.P. to purchase 3,000,000 shares of preferred stock of Rite Aid.

   Nancy A. Lieberman. Ms. Lieberman has served as a director since 1996. Ms. Lieberman has been a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1987. Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to Rite Aid.

   Stuart M. Sloan. Mr. Sloan has served as a director since June 2000. Mr. Sloan has been a principal of Sloan Capital Companies, a private investment company since 1984. Mr. Sloan was also the Chairman of the Board from 1986 to 1998 and the Chief Executive Officer from 1991 to 1996 of Quality Food Centers, Inc., a supermarket chain. He currently serves on the board of directors of Anixter International Inc.

   Jonathan D. Sokoloff. Mr. Sokoloff has served as a director since 1999. Mr. Sokoloff has been an executive officer of Leonard Green & Partners, L.P., an affiliate of Green Equity Investors III, L.P. since its formation in 1994. Since 1990, Mr. Sokoloff has also been a partner in a merchant banking firm affiliated with Leonard Green & Partners, L.P. Mr. Sokoloff is also a director of Twinlab Corporation, Diamond Triumph Auto Glass, Inc., Dollar Financial Group, Inc. and Gart Sports Company. Mr. Sokoloff was elected as a director pursuant to the October 1999 agreement of Green Equity Investors III, L.P. to purchase 3,000,000 shares of preferred stock of Rite Aid.

   Leonard N. Stern. Mr. Stern has served as a director since 1986. Mr. Stern is Chairman of the Board and Chief Executive Officer of The Hartz Group, Inc. and affiliated companies, a position he has held since 1970. These companies are engaged in the ownership of hotels, real estate development and investing. Until December 31, 2000 they also owned the Hartz Mountain Corporation, Inc., which engaged in the business of the manufacture and sale of pet supplies and from whom Rite Aid purchased pet products.

Executive Officer Compensation

   The following table provides a summary of compensation paid during the last three fiscal years to our current chief executive officer and the four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2001.

                           Summary Compensation Table

                                                 Annual Compensation                    Long-Term Compensation
                                       ---------------------------------------    ----------------------------------
                                                                                               Securities
                                                                                               Underlying
                                                                                 Restricted      Option                  All Other
Name and Principal                                                Other Annual      Stock        Grants/      LTIP     Compensation
  Position              Fiscal Year    Salary (1)      Bonus      Compensation   Awards (2)       SARs       Payouts        (3)
  ---------             -----------    ----------   ----------    ------------   ----------    ----------    -------   ------------
Robert G. Miller ....       2001       $1,398,654   $1,268,991      $111,100(4)  $6,248,438(5)  8,700,000(14)  $--       $     --
 Chairman & Chief           2000          328,462           --            --      4,950,000(6)  3,000,000(15)   --        600,000(21
 Executive Officer

Mary F. Sammons .....       2001        1,013,654      768,930            --      5,092,186(7)  6,550,000(16)   --          1,447
 Director, President        2000          203,076           --            --      1,650,000(8)  2,000,000(15)   --        200,000(22
  & Chief Operating
  Officer

David R. Jessick ....       2001          731,538      575,192            --      2,734,946(9)  4,025,000(17)   --            609
 Senior Executive           2000          158,461           --            --        825,000(10) 1,000,000(15)   --        150,000(23
  Vice President & Chief
  Chief Administrative
  Officer

Elliot S. Gerson ....       2001          511,982      341,106            --        128,125(11)   491,278(18)   --          2,245
 Senior Executive           2000          408,393      100,000            --             --       535,000(19)   --             --
  Vice President &          1999          375,000           --            --             --        75,000       --             --
  General Counsel

John T. Standley ....       2001          675,769      528,317            --      2,734,946(12) 4,025,000(20)   --         85,708
 Senior Executive           2000          135,385           --            --        825,000(13) 1,000,000(15)   --        150,000(24
  Vice President and
  Cheif Financial
  Officer

---------------
(1) Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley commenced employment with us on December 5, 1999. Salary amounts for Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley include amounts contributed by us to each such executive officer's account under our special deferred compensation plan.

(2) Each named executive officer has the right to vote the shares of restricted stock and to receive any dividends paid on such shares.

(3) "All Other Compensation" includes the following for 2001: For Ms. Sammons, $1,447 in supplemental life insurance premiums paid by us. For Mr. Jessick, $609 in supplemental life insurance premiums paid by us. For Mr. Gerson, $2,245 in supplemental life insurance premiums paid by us. For Mr. Standley, $85,617 in moving expenses and $91 in supplemental life insurance premiums paid by us.

(4) Includes $100,424 Mr. Miller received as gross up to cover taxes on restricted stock granted to him in December 1999 when he commenced employment.

(5) On June 15, 2000, Mr. Miller was awarded 600,000 shares of restricted common stock; restrictions on 240,000 shares lapse on June 15, 2001, and restrictions on 120,000 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Mr. Miller was awarded 75,000 shares of restricted common stock; restrictions on 9,375 shares lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002, and restrictions on 9,375 shares lapse on each of August 31, 2002 and November 30, 2002. On January 10, 2001, Mr. Miller was awarded 409,091 shares of restricted common stock; restrictions on 163,637 shares will lapse on June 15, 2001, and restrictions on 81,818 shares will lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. At the end of fiscal year 2001, Mr. Miller held 1,441,383 restricted shares with an aggregate market value of $8,778,022.

(Footnotes continued from previous page)

(6) On December 5, 1999, pursuant to his employment agreement with us, Mr. Miller was awarded 600,000 shares of restricted common stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing January 7, 2000, unless accelerated upon a change of control of us.

(7) On June 15, 2000, Ms. Sammons was awarded 600,000 shares of restricted common stock; restrictions on 240,000 shares lapse on June 15, 2001, and restrictions on 120,000 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Ms. Sammons was awarded 75,000 shares of restricted common stock; restrictions on 9,375 shares of common stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 9,375 shares lapse on each of August 31, 2002 and November 30, 2002. On January 10, 2001, Ms. Sammons was awarded 72,727 shares of restricted common stock; restrictions on 29,091 shares lapse on June 15, 2001, restrictions on 14,546 shares lapse on December 15, 2001 and restrictions on 14,545 shares lapse on each of June 15, 2002 and December 15, 2002. At the end of fiscal 2001, Ms. Sammons held 860,574 restricted shares with an aggregate market value of $5,240,896.

(8) On December 5, 1999, pursuant to her employment agreement with us, Ms. Sammons was awarded 200,000 shares of restricted common stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing January 7, 2000, unless accelerated upon a change of control of us.

(9) On June 15, 2000, Mr. Jessick was awarded 336,364 shares of restricted common stock; restrictions on 134,546 shares lapse on June 15, 2001, and restrictions on 67,273 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Mr. Jessick was awarded 50,000 shares of restricted common stock; restrictions on 6,250 shares of common stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 6,250 shares lapse on each of August 31, 2002 and November 30, 2002. At the end of fiscal 2001, Mr. Jessick held 441,225 restricted shares with an aggregate market value of $2,687,060.

(10) On December 5, 1999, pursuant to his employment agreement with us, Mr. Jessick was awarded 100,000 shares of restricted common stock. The restrictions on those shares lapse in thirty-six equal monthly installments January 7, 2000, unless accelerated upon a change of control of us.

(11) On November 29, 2000, Mr. Gerson was awarded 50,000 shares of restricted common stock; restrictions on 6,250 shares of common stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 6,250 shares lapse on each of August 31, 2002 and November 30, 2002. At the end of fiscal year 2001, Mr. Gerson held 43,750 restricted shares with an aggregate market value of $266,437.

(12) On June 15, 2000, Mr. Standley was awarded 336,364 shares of restricted common stock; restrictions on 134,546 shares lapse on June 15, 2001, and restrictions on 67,273 shares lapse on each of December 15, 2001, June 15, 2002 and December 15, 2002. On November 29, 2000, Mr. Standley was awarded 50,000 shares of restricted common stock; restrictions on 6,250 shares of common stock lapse ratably on a quarterly basis from March 3, 2001 through June 1, 2002 and restrictions on 6,250 shares lapse on each of August 31, 2002 and November 30, 2002. At the end of fiscal 2001, Mr. Standley held 441,225 restricted shares with an aggregate market value of $2,687,060.

(13) On December 5, 1999, pursuant to his employment agreement with us, Mr. Standley was awarded 100,000 shares of restricted common stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing January 7, 2000, unless accelerated upon a change of control of us.

(14) 4,200,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in the 2001 Fiscal Year and the 10 Year Option/SAR Repricing tables herein.

(15) These options were cancelled on November 20, 2000.

(16) 3,050,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in the 2001 Fiscal Year and the 10 Year Option/SAR Repricing tables herein.

(17) 1,525,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in the 2001 Fiscal Year and the 10 Year Option/SAR Repricing tables herein.

(18) 241,278 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in the 2001 Fiscal Year and the 10 Year Option/SAR Repricing tables herein.

(19) 241,278 of these options were cancelled on November 20, 2000.

(20) 1,525,000 of these options replace options that were cancelled on November 20, 2000. For more information, refer to the Option Grants in the 2001 Fiscal Year and the 10 Year Option/SAR Repricing tables herein.

(21) Represents a guaranteed bonus in the amount of $600,000 paid in April 2000 in respect of calendar year 1999 to compensate Mr. Miller for lost bonus opportunities with his prior employer.

(22) Represents a guaranteed bonus in the amount of $200,000 paid in April 2000 in respect of calendar year 1999 to compensate Ms. Sammons for lost bonus opportunities with her prior employer.

(23) Represents a guaranteed bonus in the amount of $150,000 paid in April 2000 in respect of calendar year 1999.

(24) Represents a guaranteed bonus in the amount of $150,000 paid in April 2000 in respect of calendar year 1999.

Option Grants in the 2001 Fiscal Year

   The following table sets forth certain information regarding options granted during fiscal year 2001 to the named executive officers, including options that were granted and cancelled during the fiscal year in connection with the repricing of such options on November 20, 2000.

                                                           Number of     % of Total
                                                           Securities      Options
                                                           Underlying    Granted to                                     Total
                                                            Options     Employees in     Exercise    Expiration       Grant Date
Name                                                        Granted      Fiscal Year    Price (1)       Date      Present Value (2)
----                                                       ----------   ------------    ---------    ----------   -----------------
Robert G. Miller.......................................    1,200,000(3)      2.5%         $6.50        6/29/10        $3,568,948
                                                           1,200,000         2.5%         $2.75        6/29/10           775,672
                                                           3,000,000(4)      6.3%         $2.75       12/05/09         1,406,500
                                                           4,500,000         9.4%         $4.05        2/13/11         8,825,100

Mary F. Sammons........................................    2,000,000(4)      4.2%         $2.75       12/05/09           937,666
                                                           1,050,000(3)      2.2%         $6.50        6/29/10         3,122,831
                                                           1,050,000         2.2%         $2.75        6/29/10           678,712
                                                           3,500,000         7.3%         $4.05        2/13/11         6,863,966

David R. Jessick.......................................      525,000(3)      1.1%         $6.50        6/29/10         1,561,416
                                                             525,000         1.1%         $2.75        6/29/10           339,356
                                                           1,000,000(4)      2.1%         $2.75       12/05/09           468,833
                                                           2,500,000         5.2%         $4.05        2/13/11         4,902,833

Elliot S. Gerson.......................................       26,278(3)      0.1%         $8.00        1/17/10           111,899
                                                              26,278         0.1%         $2.75        1/17/10            14,420
                                                             215,000(3)      0.4%         $6.50        6/29/10           133,542
                                                             215,000         0.4%         $2.75        6/29/10           722,195
                                                             250,000         0.5%         $4.05        2/13/11           490,283

John T. Standley.......................................      525,000(3)      1.1%         $6.50        6/29/10         1,561,415
                                                             525,000         1.1%         $2.75        6/29/10           339,356
                                                           1,000,000(4)      2.1%         $2.75       12/05/09           468,833
                                                           2,500,000         5.2%         $4.05        2/13/11         4,902,833

---------------
(1) All options have an exercise price equal to the fair market value on the date of grant. Mr. Miller's option for 3,000,000 shares, Ms. Sammons' option for 2,000,000 shares, Mr. Jessick's option for 1,000,000 shares and Mr. Standley's option for 1,000,000 shares vest in monthly installments over a 36-month period beginning on January 5, 2000. Mr. Miller's option for 1,200,000 shares, Ms. Sammons' option for 1,050,000 shares, Mr. Jessick's option for 525,000 shares and Mr. Standley's option for 525,000 shares vest in monthly installments over a 29-month period beginning on June 29, 2000. Mr. Miller's option for 4,500,000 shares, Ms. Sammons' option for 3,500,000 shares, Mr. Jessick's option for 2,500,000 shares, Mr. Gerson's option for 250,000 shares and Mr. Standley's option for 2,500,000 shares vest ratably over a three-year period beginning on the first anniversary of the date the option was granted. Mr. Gerson's options for 215,000 shares and 26,278 shares vest ratably over a four-year period beginning on the first anniversary of the date such options were granted.

(2) The hypothetical present values on the grant date were calculated under the Black-Scholes option pricing model, which is a mathematical formula used to value options traded on stock exchanges. The formula considers a number of assumptions in hypothesizing an option's present value. Assumptions used to value the options include the stock's expected volatility rate of 67.17%, projected dividend yield of 0%, a risk-free rate of return of 6.25% and projected time of exercise being one year after vesting. The ultimate realizable value of an option will depend on the actual market value of the common stock on the date of exercise as compared to the exercise price of the option. Consequently, there is no assurance that the hypothetical present value of the stock options reflected in this table will be realized.

(3) These options were cancelled in connection with the repricing of such options on November 20, 2000 and were replaced with a grant for the same number of shares as set forth in the next entry on the table.

(4) These options replace options that were granted on December 5, 1999 with an exercise price of $7.35 that were cancelled in connection with the repricing of such options on November 20, 2000.

Option Exercises and Year-end Value Table

   The following table summarizes the value at March 3, 2001 of all shares subject to options granted to the named executive officers. No options were exercised during fiscal year 2001.

                                                                                                 Number of Securities
                                                                                                Underlying Unexercised
                                                                         Shares                Options at March 3, 2001
                                                                      Acquired on     Value    ------------------------
Name                                                                    Exercise     Realized  Exercisable Unexercisable
----                                                                  -----------    --------  ----------- -------------
Robert G. Miller ..................................................        0            $0      1,497,701    7,202,299
Mary F. Sammons ...................................................        0             0      1,067,433    5,482,567
David R. Jessick ..................................................        0             0        533,716    3,491,284
Elliot S. Gerson ..................................................        0             0        556,252      678,748
John T. Standley ..................................................        0             0        533,716    3,491,284

                                                                              Value of
                                                                        In-the-Money Options
                                                                          at March 3, 2001
                                                                      --------------------------
Name                                                                  Exercisable  Unexercisable
----                                                                  -----------  -------------
Robert G. Miller ..................................................   $5,002,321    $18,205,678
Mary F. Sammons ...................................................    3,565,226     13,761,773
David R. Jessick ..................................................    1,782,615      8,410,885
Elliot S. Gerson ..................................................      273,754      1,405,851
John T. Standley ..................................................    1,782,615      8,410,885

---------------
(1) "In-the-Money" options are options with a base (or exercise) price less than the market price of the common stock on March 3, 2001. The value of such options is calculated using a stock price of $6.09, which was the closing price of our common stock on the NYSE on March 2, 2001.

10-year Option/SAR Repricings

   The following table sets forth, for all of our executive officers, all option repricings during the period March 3, 1991 through March 3, 2001. During such period, there was one repricing of options with respect to the options set forth below.

                                              Number of     Market Price
                                             Securities     of Stock At
                                             Underlying       Time of
                                            Options/SARs    Repricing Or
                                             Repriced or     Amendment
Name(1)                            Date      Amended (#)        ($)
-------                          --------   ------------    ------------
Robert G. Miller.............    11/20/00     3,000,000        $ 2.75
                                 11/20/00     1,200,000        $ 2.75

Mary F. Sammons..............    11/20/00     2,000,000        $ 2.75
                                 11/20/00     1,050,000        $ 2.75

David R. Jessick.............    11/20/00     1,000,000        $ 2.75
                                 11/20/00       525,000        $ 2.75

Elliot S. Gerson.............    11/20/00       215,000        $ 2.75
                                 11/20/00        26,278        $ 2.75

John T. Standley.............    11/20/00     1,000,000        $ 2.75
                                 11/20/00       525,000        $ 2.75

James P. Mastrain............    11/20/00        33,546        $ 2.75
                                 11/20/00       300,000        $ 2.75

Christopher Hall.............    11/20/00       350,000        $ 2.75
                                 11/20/00       250,000        $ 2.75

Eric Sorkin..................    11/20/00        75,000        $ 2.75
                                 11/20/00       235,000        $ 2.75

Robert B. Sari...............    11/20/00       100,000        $ 2.75
                                 11/20/00        50,000        $ 2.75

Alex Grass(2)................     2/7/94        400,000        $18.50

Martin Grass(2)..............     2/7/94        500,000        $18.50

Franklin Brown(2)............     2/7/94        137,500        $18.50

Timothy Noonan(2)............     2/7/94        137,500        $18.50

Alex Schamroth(2)............     2/7/94        137,500        $18.50


                                                                Length of
                                   Exercise                     Original
                                   Price At                    Option Term
                                   Time of         New        Remaining At
                                 Repricing or   Exercise         Date of
                                  Amendment       Price       Repricing Or
Name(1)                              ($)           ($)          Amendment
-------                          ------------   --------      ------------
Robert G. Miller.............       $ 7.35       $ 2.75          9 years
                                    $ 6.50       $ 2.75     9 years, 7 months

Mary F. Sammons..............       $ 7.35       $ 2.75          9 years
                                    $ 6.50       $ 2.75     9 years, 7 months

David R. Jessick.............       $ 7.35       $ 2.75          9 years
                                    $ 6.50       $ 2.75     9 years, 7 months

Elliot S. Gerson.............       $ 6.50       $ 2.75     9 years, 7 months
                                    $ 8.00       $ 2.75     9 years, 2 months

John T. Standley.............       $ 7.35       $ 2.75          9 years
                                    $ 6.50       $ 2.75     9 years, 7 months

James P. Mastrain............       $7.935       $ 2.75     9 years, 2 months
                                    $ 6.50       $ 2.75     9 years, 7 months

Christopher Hall.............       $ 7.00       $ 2.75     9 years, 2 months
                                    $ 6.50       $ 2.75     9 years, 7 months

Eric Sorkin..................       $5.625       $ 2.75     9 years, 4 months
                                    $ 6.50       $ 2.75     9 years, 7 months

Robert B. Sari...............       $ 7.00       $ 2.75     9 years, 6 months
                                    $ 6.50       $ 2.75     9 years, 7 months

Alex Grass(2)................       $20.50       $18.50          9 years

Martin Grass(2)..............       $20.50       $18.50          9 years

Franklin Brown(2)............       $20.50       $18.50          9 years

Timothy Noonan(2)............       $20.50       $18.50          9 years

Alex Schamroth(2)............       $20.50       $18.50          9 years

---------------

(1) See the table of directors, executive officers and key employees for titles of the current executive officers.
(2) In connection with our consummation of a "dutch auction" self tender offer, in which we repurchased from our stockholders an aggregate of 2,077,271 shares of our common stock at a purchase price of $18.50 per share, on February 7, 1994, we repriced outstanding stock options to purchase an aggregate of 2,157,250 shares of our common stock. On the date of such repricing, the closing sale price of our common stock as reported on the NYSE was $18.50. At such time, Alex Grass was the Chairman and Chief Executive Officer; Martin Grass was President and Chief Operating Officer; Franklin Brown was Executive Vice President; Timothy Noonan was Executive Vice President and Alex Schamroth was Executive Vice President. The market and exercise prices in the table have been adjusted to reflect the two-for-one stock split on the Common Stock that occurred on February 3, 1998.

The Executive Retirement Plan

   We have established the Non-Qualified Executive Retirement Plan (the "Plan") to provide retirement benefits to long-term employees who hold a position of executive vice president or higher and to select executives who may, pursuant to their employment agreements, be deemed to be long term employees. Participants generally are entitled to receive benefits upon retirement after age 65 or upon death, in which case any length of service requirement is disregarded.

   Generally, eligible participants receive an annual benefit, payable monthly over 15 years, equal to a percentage, ranging from 40% to 60%, of the highest base salaries and highest bonus paid or accrued for each participant within the 10 fiscal years prior to the date of the event giving rise to payment of the benefit.

   The Plan provides that benefits will not be paid to employees whose employment is terminated for any reason other than retirement, disability or death. Additionally, if, during the time a benefit is being paid to a former employee, it is determined that the former employee committed an act that could have resulted in a good cause discharge, we will cease paying benefits to the former employee.

   Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley were credited with 15 years of service under the Plan effective in December 1999 pursuant to their employment agreements.

   Because it is not possible to determine what the individual annual base salary and annual bonus of the named executive officers will be assuming retirement at normal retirement age, we cannot estimate the annual benefits payable at normal retirement age for each of the named executive officers. However, by way of example, if each were to have attained normal retirement age and 20 or more years of credited service under the Plan, based upon last year's annual salary and annual bonus, it is estimated that Mr. Miller would be entitled to receive $1,361,395, Ms. Sammons would be entitled to receive $1,001,358, Mr. Jessick would be entitled to receive $705,115, Mr. Standley would be entitled to receive $676,990 and Mr. Gerson would be entitled to receive $504,664 as annual benefits payable upon retirement.

Executive Employment Agreements

   On December 5, 1999, we entered into employment agreements with Robert G. Miller, Mary F. Sammons, David R. Jessick and John T. Standley, and, on November 16, 2000, we entered into an employment agreement with Elliot S. Gerson. Pursuant to their individual employment agreements:

   o Mr. Miller was appointed as our Chief Executive Officer and elected as Chairman of our Board of Directors;

   o Ms. Sammons was appointed as our President and Chief Operating Officer and was appointed to our Board of Directors;

   o Mr. Jessick was appointed as our Senior Executive Vice President and Chief Administrative Officer;

   o Mr. Gerson was appointed as our Senior Executive Vice President and General Counsel; and

   o Mr. Standley was appointed as our Executive Vice President and Chief Financial Officer and is now our Senior Executive Vice President and Chief Financial Officer.

   Term. The term of each executive's employment agreement commenced on the date of his or her employment agreement and, unless terminated earlier, will terminate on the third anniversary (second anniversary in the case of Mr. Gerson), but will automatically renew for an additional year on each anniversary of the effective date of the agreement unless either we or the executive provides the other with notice of non-renewal at least 180 days prior to such an anniversary.

   Salary and Incentive Bonus. The respective agreements provide each executive with a base salary and incentive compensation, including, with respect to the 2001 fiscal year:

   o Mr. Miller was entitled to receive an annual base salary of not less than $1,250,000, however, Mr. Miller volunteered to receive a base salary of not less than $1,000,000. Mr. Miller received a bonus of $868,991 and a special bonus of $400,000 in recognition of his efforts in connection with our refinancing efforts in the 2001 fiscal year, and he has the opportunity to receive future annual bonuses that shall equal or exceed his annual base salary then in effect if our performance meets certain annual target goals based on the business plan developed by Management and the Board of Directors.

   o Ms. Sammons was entitled to receive an annual base salary of not less than $900,000. She received a bonus of $468,930 pursuant to her employment agreement and a special bonus of $300,000 in connection with the refinancing and in the future may, if our performance meets the targets, receive an annual bonus that, if paid, will equal or exceed 75% of her annual base salary then in effect.

   o Mr. Jessick was entitled to receive an annual base salary of not less than $600,000. He was awarded a bonus of $275,192 pursuant to his employment agreement and a special bonus of $300,000 in connection with the refinancing. If our performance meets the targets, Mr. Jessick will be paid an annual bonus that will equal or exceed 60% of his annual base salary then in effect.

   o Mr. Gerson was entitled to receive an annual base salary of not less than $500,000. He was awarded a bonus of $191,106 pursuant to his employment agreement and a special bonus of $150,000 in connection with the refinancing. If our performance meets the targets, Mr. Gerson will be paid an annual bonus that will equal or exceed 50% of his annual base salary then in effect.

   o Mr. Standley was entitled to receive an annual base salary of not less than $600,000. He was awarded a bonus of $228,317 pursuant to his employment agreement and a special bonus of $300,000 in connection with the refinancing. If our performance meets the targets, Mr. Standley will be paid an annual bonus that will equal or exceed 50% of his annual base salary then in effect.

   Other Benefits. Pursuant to their employment agreements, each of the executives is also entitled to participate in our fringe benefit and perquisite programs and savings plans.

   Restricted Stock and Options. Pursuant to their employment agreements and individual stock option agreements, in December 1999, Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley also received awards of restricted common stock and were granted options to purchase additional shares of our common stock as follows:

   o Mr. Miller was granted an option to purchase 3,000,000 shares of common stock and was awarded 600,000 shares of restricted common stock.

   o Ms. Sammons was granted an option to purchase 2,000,000 shares of common stock and was awarded 200,000 shares of restricted common stock.

   o Mr. Jessick was granted an option to purchase 1,000,000 shares of common stock and was awarded 100,000 shares of restricted common stock.

   o Mr. Standley was granted an option to purchase 1,000,000 shares of common stock and was awarded 100,000 shares of restricted common stock.

   All of the options granted and restricted common stock awarded to each of such executives listed above vest in thirty-six equal monthly installments commencing January 5, 2000.

   Other Provisions. Each of Mr. Miller's and Mr. Jessick's employment agreement provides for him to be based in Portland, Oregon and that he be provided, for our convenience, with an apartment in the vicinity of our corporate headquarters in the Harrisburg, Pennsylvania area.

   Pursuant to his employment agreement, Mr. Miller is entitled to recommend two persons to serve on our Board of Directors. Mr. Miller has made two Board of Directors recommendations to date and as a result, Alfred Gleason and Stuart Sloan were appointed to the Board of Directors in January 2000 and June 2000, respectively.

   Termination of Employment. Upon written notice, the employment agreement of each of the executives is terminable by either us or the individual executive seeking termination.

   If Mr. Miller, Ms. Sammons, Mr. Jessick or Mr. Standley is terminated by us "without cause" or by an executive for "good reason" (in each case, as defined in their employment agreement), then the terminated executive will be entitled to receive:

   o an amount equal to three times the sum of the individual executive's annual base salary and target bonus plus any accrued but unpaid salary and bonus, with the maximum bonus that the executive is eligible to earn being pro-rated through the date of termination;

   o the deferred compensation amounts that would otherwise have been credited to the executive pursuant to the Special Deferred Compensation Plan referred to below had the executive continued employment with us through the end of the then-remaining term of the employment agreement and certain medical benefits; and

   o all of the executive's stock options will immediately vest and be exercisable for the remainder of their stated terms, the restrictions on the restricted common stock will immediately lapse and any performance or other conditions applicable to any other equity incentive awards will be considered to have been satisfied.

   If Mr. Gerson is terminated by us "without cause" or by him for "good reason" (as such terms are defined in his employment agreement), then he will be entitled to receive:

   o an amount equal to two times the sum of his annual base salary and target bonus plus any accrued but unpaid salary and bonus, with the maximum bonus that the executive is eligible to earn being pro-rated through the date of termination; and

   o all of his stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on the restricted common stock will immediately lapse to the extent his options would have vested and restrictions would have lapsed had he remained employed by us for two years following the termination.

   If we terminate any of the executives "for cause" (as defined in the employment agreements),

   o we will pay him or her all accrued benefits,

   o any portion of any then-outstanding stock option grant that was not exercised prior to the date of termination will immediately terminate, and

   o any portion of any restricted stock award, or other equity incentive award, as to which the restrictions have not lapsed or as to which any other conditions were not satisfied prior to the date of termination will be forfeited.

   Under Mr. Miller's, Ms. Sammons's, Mr. Jessick's and Mr. Standley's employment agreements, any termination of employment by the executive within the six month period commencing on the date of a "change in control" of us will be treated as a termination of employment by the executive for "good reason." Under Mr. Gerson's employment agreement, upon a "change in control" of us, all of his stock options will immediately vest and be exercisable and any restrictions on the restricted stock will immediately lapse. Each employment agreement provides that the executive will receive an additional payment to reimburse the executive for any excise taxes imposed pursuant to Section 4999 of the Internal Revenue Code. Each employment agreement also provides for certain benefits upon termination of the executive by reason of death or disability, by us "for cause" or by the executive other than for "good reason." The employment agreement of each executive prohibits the executive from competing with us during his or her employment and for a period of one year, or with respect to Mr. Gerson, two years, thereafter.

   Pursuant to amendments to the employment agreements with Mr. Miller and Ms. Sammons dated May 7, 2001, we have agreed to pay them, as an additional incentive bonus, the difference between the amount called for under their severance agreements with their prior employer and the amount they actually receive from that employer, plus interest at the rate of 9% per annum from December 5, 1999. Mr. Miller and Ms. Sammons were to receive $5,022,685 and $1,624,000, respectively, under those severance agreements, and they each retain control over their claims against their former employer. The amendments to the employment agreements provide generally that we will pay such bonuses within five days after January 1, 2002 if the executive is still employed (or, in Mr. Miller's case, a member of the Board of Directors) on that date. However, the bonuses will be paid within five days after an earlier termination of employment
(i) by reason of death or disability, by us without "cause" or by the executive for "good reason," or (ii) for any reason upon or following a "change in control" (all as defined in the executive's employment agreement). Finally, in the case of Mr. Miller, the payment will be made before January 1, 2002 within five days after the date he ceases to be both an employee and a Director (provided he does not cease to be a Director by reason of either a voluntary resignation or simultaneously with or following his termination of employment for cause). No bonus payment will be made if the executive's employment is terminated for cause before January 1, 2002 and before a change in control.

   If either executive is paid any of the bonus prior to the final determination of his or her claim against the prior employer, the executive must repay to us any amount that is paid to him or her by the former employer, net of any excess taxes payable by the executive on account of the repayment and any legal expenses not reimbursed by us under the employment agreement. Neither executive is obligated to reimburse us more than the amount of the bonus paid to him or her. If Mr. Miller's employment is terminated by him without good reason or by us for cause between January 1, 2002 and December 5, 2002, there has not been a change in control of us, and Mr. Miller no longer serves as a Director (by reason of a voluntary resignation or a removal simultaneous with an employment termination for cause), Mr. Miller will be entitled to retain only a portion of the bonus that is prorated for the number of days between December 5, 1999 and the date of termination.

Special Deferred Compensation Plan

   In addition to the base salary and bonus provisions of the executives' employment agreements, we established the Special Deferred Compensation Plan for the benefit of select members of its management team, including Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley. Under this plan, we credit a specific sum to individual accounts established for each of Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley. The sums are credited on the first day of each month during the term of their employment with us. Each of Mr. Miller, Ms. Sammons, Mr. Jessick and Mr. Standley is fully vested, at all times, in his or her account balance; although, generally they may not receive payments from their accounts until three years after an election to receive a payment. Each month, $20,000 is credited to Mr. Miller's account, $15,000 is credited to Ms. Sammons' account and $10,000 is credited to each of Mr. Jessick's and Mr. Standley's account.

   Under this plan, the Executives are able to direct the investment of the amounts credited to their individual accounts by selecting one or more investment vehicles from a group of deemed investments offered pursuant to the plan.

Compensation Committee Interlocks and Insider Participation

   None of our executive officers, directors or Compensation Committee members currently serve, or have in the past served, on the compensation committee of any other company whose directors and executive officers have served on our Compensation Committee.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of September 1, 2001, certain information concerning the beneficial shareholdings of (a) each director, (b) each nominee for director, (c) each executive officer named in our summary compensation table appearing elsewhere herein, (d) each holder of more than five percent of our common stock and (e) all directors and executive officers as a group (based on 515,938,641 shares of common stock outstanding as of such date). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

                                  Number of Common Shares
Beneficial Owners                 Beneficially Owned (1)    Percentage of Class
-----------------                 -----------------------   -------------------
Executive Officers and
Directors:
William J. Bratton ...........              20,544(2)                  *
Elliot S. Gerson .............             665,004(3)                  *
Alfred M. Gleason ............             111,844(4)                  *
Leonard I. Green .............          64,147,059(5)               11.1%
David R. Jessick .............           1,399,260(6)                  *
Nancy A. Lieberman ...........               7,000                     *
Robert G. Miller .............           4,189,493(7)                  *
Mary F. Sammons ..............           2,749,260(8)                  *
Stuart M. Sloan ..............              10,989                     *
Jonathan D. Sokoloff .........          63,658,495(9)               11.0%
John T. Standley .............           1,295,368(10)                 *
Leonard N. Stern .............              50,989                     *
All executive officers and
directors (18 persons) .......          76,489,341                  13.2%

5% Stockholders:
FMR Corporation ..............          45,627,250(11)               8.8%
Green Equity Investors III,
L.P. .........................          63,153,059(12)              10.9%(13)
J.P. Morgan Chase & Co. ......          38,923,836(14)               7.5%

---------------
*       Percentage less than 1% of class.
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under Exchange Act, thereby including options exercisable within 60 days of September 1, 2001.
(2)     This amount includes 400 shares owned by Mr. Bratton's wife.
(3) This amount includes 610,002 shares which may be acquired within 60 days by exercising stock options, 1,002 shares in Mr. Gerson's 401(k) account and 50,000 restricted shares.
(4)     This amount includes 16,000 shares owned by Mr. Gleason's wife.
(5) This amount includes 63,153,059 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Green is an executive officer and equity owner, 990,000 shares owned by Verdi Group, Inc., over which Mr. Green has beneficial ownership.
(6) This amount includes 900,766 shares which may be acquired within 60 days by exercising stock options and 486,364 restricted shares.
(7) This amount includes 2,495,402 shares which may be acquired within 60 days by exercising stock options and 1,684,091 restricted shares.
(8) This amount includes 1,801,533 shares which may be acquired within 60 days by exercising stock options and 947,727 restricted shares.
(9) This amount includes 63,153,059 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Sokoloff is an executive officer and equity owner.
(10) This amount includes 900,766 shares which may be acquired within 60 days by exercising stock options and 486,364 restricted shares.

(11) This amount, which is disclosed in a report on Schedule 13G dated June 12, 2001 by FMR Corporation, includes 38,957,260 shares in respect of which Fidelity Management & Research Company holds sole dispositive power and 4,316,090 shares over which Fidelity Management Trust Company holds sole dispositive power (including 1,691,890 shares over which it also holds voting power). Both Fidelity Management Research Company and Fidelity Management Trust Company are wholly-owned subsidiaries of FMR Corporation. This amount also includes 2,353,900 shares over which Fidelity International Limited holds sole voting and dispositive power. A partnership controlled by Edward C. Johnson 3d, who also controls FMR Corporation, has the right to cast 39.89% of the votes cast by holders of Fidelity International Limited voting stock. FMR Corporation and Fidelity International Limited state that the shares held by Fidelity International Limited need not be aggregated for the purposes of Section 13(d) of the Securities Act of 1934, as amended, however, FMR Corporation has voluntarily filed its report as if all the shares were beneficially owned by FMR Corporation. Abigail P. Johnson and Edward C. Johnson 3d, together with members of their family, are the predominant owners of the Class B shares of common stock of FMR Corporation, representing approximately 49% of the voting power of FMR Corporation. Ms. Johnson owns 24.5% of the voting stock and is a director of FMR Corporation. Mr. Johnson owns 12.0% of the voting stock and is Chairman of FMR Corporation. Members of the Johnson family and other Class B Stockholders are parties to a voting agreement under which each party agrees to vote its Class B Shares in accordance with the vote of the majority vote of shares of the parties.
(12) Green Equity Investors III, L.P. beneficially owns 63,153,059 shares of common stock. This number represents the number of shares issuable within 60 days of September 1, 2001 upon the conversion of convertible preferred stock.
(13) Based upon the number of shares outstanding as of September 1, 2001 and assuming conversion of all Class B preferred stock by Green Equity Investors III, L.P.
(14) This amount, as reflected in a report on Schedule 13G/A dated February 14, 2001 and Forms 4 filed on March 12, March 13 and April 10, 2001 filed by J.P. Morgan Chase & Co., consists of 38,923,836 shares of common stock, including 2,500,000 shares where there is a right to acquire, of which the reporting person claims sole voting and dispositive power over 38,923,836 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


   In fiscal 2001, we paid to J.P. Morgan Chase & Co., ("JPMorganChase") and its affiliates fees and other amounts in connection with our financing activities, including the refinancing in June 2000, of $20.5 million. JPMorganChase is a beneficial owner of more than 5% of our common stock and is the parent company of the Chase Manhattan Bank, one of our lenders. We paid JPMorganChase and its affiliates additional fees and other amounts for services in connection with the financing activities described under "Prospectus Summary--Refinancing Transactions" and related transactions in the aggregate of approximately $14.1 million.

   In June 2001, an affiliate of JPMorganChase exchanged $9,825,000 aggregate principal amounts of our 10.5% Notes due 2002 for 1,136,108 shares of our common stock.

   In June 2000, an affiliate of JPMorganChase and another financial institution participated in the refinancing of certain of our debt by agreeing to purchase $93.2 million of 10.50% senior secured notes due September 2002 when the 5.5% notes matured in December 2000.

   In June 2000, certain lenders, including J.P. Morgan Ventures Corporation, an affiliate of JPMorganChase, exchanged an aggregate of $284.8 million of their loans outstanding under the PCS credit facility, the RCF credit facility and a $300.0 million demand note into an aggregate of 51,785,434 shares of our common stock at an exchange rate of $5.50 per share.

   Leonard Green and Jonathan D. Sokoloff, members of our Board of Directors, are equity owners of Leonard Green & Partners, L.P. During fiscal year 2001, we paid Leonard Green & Partners, L.P. a $3,000,000 fee for services provided in connection with the financial restructuring transactions which we completed in June 2000 and reimbursed its out-of-pocket expenses. We also paid Leonard Green & Partners, L.P. a $2,500,000 fee for services provided in connection with the sale of PCS Health Services, Inc. In October 1999, we agreed to pay Leonard Green & Partners, L.P. an annual fee of $1 million for its consulting services. This fee was increased to $1.5 million at the time of the June 2000 restructuring transactions. The consulting agreement also provides for the reimbursement of out-of-pocket expenses incurred by Leonard Green & Partners, L.P. We have agreed to register the common stock issuable upon conversion of the Series B preferred stock and to pay all expenses and fees (other than underwriting discounts and commission) related to any registration. In addition, we paid Leonard Green & Partners, L.P. a fee of $2.5 million for financial advisory services in connection with the refinancing.

   The Hartz Mountain Corporation, which was owned and controlled by Leonard N. Stern, sold merchandise in the ordinary course of business to us and our subsidiaries in the approximate amount of $5,000,000 during the year ended December 31, 2000. Mr. Stern sold his interest in The Hartz Mountain Corporation on December 29, 2000.

   On June 27, 2001 we sold an aggregate of 28,948,300 shares of our common stock to certain affiliates of FMR Corporation at a purchase price of $7.50 per share. FMR Corporation voluntarily filed a report on Schedule 13d dated June 12, 2001 disclosing that it may be deemed to beneficially own more than 5% of our common stock.

   On June 27, 2001, we exchanged an aggregate of $152.025 million principal amount of our 10.5% senior secured notes due 2002 for $152.025 million of new 12.5% notes due 2006 to affiliates of FMR Corporation. In connection with such exchange, we also issued to the exchanging holders common stock purchase warrants to purchase an aggregate of 3.0 million shares of our common stock at an exercise price of $6.00 per share.

   The law firm of Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to us. Nancy Lieberman, one of our directors, is a partner of that law firm. Fees paid by us to Skadden, Arps, Slate, Meagher & Flom LLP did not exceed five percent of the law firm's gross revenues for its last fiscal year.

   On June 15, 2001, in connection with our grant of certain restricted shares of our common stock to our executive officers and each such officer's agreement not to sell these shares earlier than the expiration of the third trading day following the date we announce our earnings for our fiscal year 2002, we have made loans to each of these officers in order to cover the officer's federal and state withholding taxes. Each loan is non-recourse and is secured solely by the shares of common stock to which the loan relates. Each loan bears interest at the rate of 4.25% per annum and is due and payable upon the earlier of June 15, 2002 or the date the officer sells the awarded shares of common stock. As of September 1, 2001, we had outstanding $5.1 million of these loans, including accrued and unpaid interest. The following are loans in excess of $60,000 as of September 1, 2001.

             Executive Officer                     Loan Amount
             -----------------                     -----------
             Robert G. Miller                       $2,111,183
             Mary F. Sammons                        $1,261,694
             David R. Jessick                       $  732,384
             John T. Standley                       $  643,436
             Christopher Hall                       $  157,969

                               THE EXCHANGE OFFER


Terms of the Exchange Offer; Period for Tendering Old Notes

   Subject to terms and conditions, we will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on , 2001. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term "Expiration Date" means the latest time and date to which the exchange offer is extended.

   As of the date of this prospectus, $150 million principal amount of Old Notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all holders of Old Notes known to us. Our obligation to accept Old Notes for exchange pursuant to the exchange offer is subject to certain obligations as set forth under "--Conditions to the Exchange Offer."

   We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

   Old Notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

   We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes, upon the occurrence of any of the conditions of the exchange offer specified under "--Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Procedures for Tendering Old Notes

   The tender to us of Old Notes by you as set forth below and our acceptance of the Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Old Notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to BNY Midwest Trust Company, as exchange agent, at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either:

   o certificates for such Old Notes must be received by the exchange agent along with the letter of transmittal,

   o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Old Notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described beginning on page 69 must be received by the exchange agent, prior to the Expiration Date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal, or

   o the holder must comply with the guaranteed delivery procedures described below.

   The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

   The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Old Notes should be sent to us.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

   o by a holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

   o for the account of an Eligible Institution (as defined below)

   In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "Eligible Institution"). If Old Notes are registered in the name of a person other than the signer of the letter of transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

   We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the Expiration Date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification.

   If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Old Notes.

   If the letter of transmittal or any Old Notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

   By tendering Old Notes, you represent to us that the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder and that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the New Notes. If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the exchange offer, you or any such other person:

   o could not rely on the applicable interpretations of the staff of the SEC and

   o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

   The holder of each Old Note accepted for exchange will receive a new note in the amount equal to the surrendered Old Note. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes. Holders of New Notes will not receive any payment in respect of accrued interest on Old Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

   In all cases, issuance of New Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

   o certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC,

   o a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

   o all other required documents.

   If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

   For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the Old Notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

   If you desire to tender your Old Notes and your Old Notes are not immediately available, or time will not permit your Old Notes or other required documents to reach the exchange agent before the Expiration Date, a tender may be effected if:

   o the tender is made through an Eligible Institution,

   o prior to the Expiration Date, the exchange agent received from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent, and

   o the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

   You may withdraw your tender of Old Notes at any time prior to the Expiration Date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "--Exchange Agent." This notice must specify:

   o the name of the person having tendered the Old Notes to be withdrawn,

   o the Old Notes to be withdrawn (including the principal amount of such Old Notes), and

   o where certificates for Old Notes have been transmitted, the name in which such Old Notes are registered, if different from that of the withdrawing holder.

   If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.

   We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

Conditions to the Exchange Offer

   Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such Old Notes:

     (a) there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

          (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

          (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes pursuant to the exchange offer;

          or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

     (b)  there has occurred:

          (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

          (2) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

          (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

          (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

     (c) any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Old Notes or the New Notes;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

   The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

   In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

   BNY Midwest Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                            BNY Midwest Trust Company
                              c/o Bank of New York
                               Reorganization Unit
                             101 Barclay Street - 7E
                            New York, New York 10286
                               Attn: Bill Buckley
                             Telephone: 212-815-3750
                                Fax: 212-815-6330

   DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

   The principal solicitation is being made by mail by BNY Midwest Trust Company, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

   Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

   We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the New Notes.

Transfer Taxes

   You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the exchange offer unless you instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

   If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes described in the legend on your certificates. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the New Notes if:

   o you are our "affiliate," as defined in Rule 405 under the Securities Act;

   o you are not acquiring the New Notes in the exchange offer in the ordinary course of your business,

   o you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes you will receive in the exchange offer, or

   o you are a participating broker-dealer.

   We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the New Notes or have any arrangement or understanding with respect to the distribution of the New Notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the New Notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the New Notes. In addition, to comply with state securities laws, you may not offer or sell the New Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the New Notes to "qualified institutional buyers"--as defined in Rule 144A of the Securities Act--is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the New Notes in any state where an exemption from registration or qualification is required and not available.

                          DESCRIPTION OF THE NEW NOTES


   We will issue the New Notes under the Indenture, dated June 27, 2001, among BNY Midwest Trust Company, the trustee, us and our subsidiaries that will guarantee the New Notes. This is the same Indenture under which the Old Notes were issued.

   Several terms used in this description are defined as set forth under "--Certain Definitions." In this description, the words "we," "us," "our" and similar expressions refer only to Rite Aid Corporation and not to any of our subsidiaries.

   The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as holders of the New Notes. You may request copies of the Indenture at our address set forth under the heading "Where You Can Find More Information."

New Notes Versus Old Notes

   The New Notes are substantially identical to the Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.

Principal, Maturity and Interest

   The New Notes will mature on July 1, 2008. We are issuing $150.0 million aggregate principal amount of New Notes now.

   Interest on the New Notes will accrue at a rate of 11 1/4% per annum and will be payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2002. We will pay interest to those persons who were holders of record on the June 15 or December 15 immediately preceding each interest payment date.

   Interest on the New Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

   The New Notes will be:

   o our senior unsecured obligations; and

   o equal in ranking ("pari passu") with all of our existing and future unsubordinated, unsecured debt.

   We only have a stockholder's claim in the assets of our subsidiaries. This stockholder's claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of the New Notes will only be our creditors. Our Subsidiaries conduct substantially all of our operations and own a substantial portion of our assets. All the existing and future liabilities of these subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the New Notes. Further, because a significant portion of our debt is guaranteed by our Subsidiaries and those guarantees are secured by the assets of our Subsidiaries, the holders of that debt will be effectively senior to the New Notes.

   Our subsidiaries have significant liabilities, including contingent liabilities. As of September 1, 2001, after giving effect to the Refinancing Transactions, we had approximately $3.4 billion of indebtedness to which the New Notes would have been structurally subordinated in right of payment. This amount includes the $1.7 billion of debt guaranteed by our Subsidiaries. The Indenture contains limitations on the amount of additional Debt that we and the Restricted Subsidiaries may Incur. However, the amounts of this additional Debt could nevertheless be substantial and it may be Incurred by our Subsidiaries.

   The New Notes are our obligations exclusively. As our subsidiaries conduct substantially all our operations, our ability to service our debt, including the New Notes, is dependent upon the earnings of our subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to us. Certain laws restrict the ability of our subsidiaries to pay us dividends or make loans and advances to us. Any of the situations described above could make it more difficult for us to service our debt.

   The New Notes will be our unsecured obligations. Our Secured Debt will be effectively senior to the New Notes to the extent of the value of the assets securing this Debt.

   See "Risk Factors--Risks related to the Exchange Offer and holding the New Notes" and "Description of Other Indebtedness."

Optional Redemption

   We may choose to redeem the New Notes at any time. If we do so, we may redeem all or any portion of the New Notes, at once or over time, after giving the required notice under the Indenture.

   To redeem the New Notes prior to July 1, 2005, we must pay a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any notice to holders of New Notes of such a redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price must be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the redemption date.

   "Applicable Premium" means, with respect to any New Note on any redemption date, the greater of (i) 1.0% of the principal amount of such New Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at July 1, 2005 (such redemption price being set forth in the table below) plus (2) all required interest payments due on such Note through July 1, 2005 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 75 basis points over (B) the principal amount of such New Note.

   "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 1, 2005; provided, however, that if the period from the redemption date to July 1, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

   Beginning on July 1, 2005, the New Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for New Notes redeemed during the 12-month period commencing on July 1 of the years set forth below, and are expressed as percentages of principal amount:

                       REDEMPTION YEAR                   PRICE
                       ---------------                  --------
                       2005                             105.625%
                       2006                             102.813%
                       2007 and thereafter              100.000%


   In addition, at any time and from time to time, prior to July 1, 2004, we may redeem up to a maximum of 35% of the original aggregate principal amount of the New Notes (including Additional Notes, if any) with the proceeds of one or more Equity Offerings, at a redemption price equal to 111.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the New Notes (including Additional Notes, if any) remains outstanding. Any such

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
redemption shall be made within 75 days of the completion of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

   If the optional redemption date is on or after a record date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Note is registered at the close of business on that record date, and no additional interest will be payable to holders whose New Notes shall be subject to redemption.

Sinking Fund

   There will be no mandatory sinking fund payments for the New Notes.

Repurchase at the Option of Holders Upon a Change of Control

   Upon the occurrence of a Change of Control, each holder of the New Notes will have the right to require us to repurchase all or any part of such holder's New Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the purchase date is on or after a record date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Note is registered at the close of business on that record date, and no additional interest will be payable to holders whose New Notes shall be subject to redemption.

   Within 30 days following any Change of Control, we shall:

     (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

     (b) send, by first-class mail, with a copy to the Trustee, to each holder of the New Notes, at such holder's address appearing in the register for the New Notes, a notice stating:

          (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all New Notes timely tendered will be accepted for payment;

          (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

          (3) the circumstances and relevant facts regarding the Change of Control (including, to the extent reasonably practicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

          (4) the procedures that holders of the New Notes must follow in order to tender their New Notes (or portions thereof) for payment, and the procedures that holders of the New Notes must follow in order to withdraw an election to tender the New Notes (or portions thereof) for payment.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the New Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

   The Change of Control repurchase feature is a result of negotiations between us and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the covenants described below, we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations,

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
that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

   The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" our assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all our assets by any of the means described above, the ability of a holder of the New Notes to require us to repurchase its New Notes may be uncertain. In such a case, holders of the New Notes may not be able to resolve this uncertainty without resorting to legal action.

   The Senior Credit Facility provides that the occurrence of certain of the events that would constitute a Change of Control would constitute a default under such facility.

   Other future debt we incur may contain prohibitions of events that would constitute a Change of Control or that would require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of New Notes of their right to require us to repurchase their New Notes could cause a default under existing or future debt we incur, even if the Change of Control itself does not result in a default under existing or future debt, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to holders of New Notes upon a repurchase may be limited by our financial resources at the time of such repurchase. Therefore, we cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase New Notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under our existing debt, and may constitute a default under future debt as well. Our obligation to make an offer to repurchase the New Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in aggregate principal amount of the outstanding New Notes. See "--Amendments and Waivers."

Restrictive Covenants

   Limitation on Debt. We will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence and no Default or Event of Default would be continuing following such Incurrence and application of proceeds and either:

     (1) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than (i) if such Incurrence occurs within two years of the Issue Date, 1.75 to 1.00 or (ii) if such Incurrence occurs at any time thereafter, 2.00 to 1.00 provided that, if such Debt is Debt of a Restricted Subsidiary then, simultaneously with the Incurrence of such Debt, the Restricted Subsidiary executes and delivers a supplemental indenture providing for a full and unconditional Guarantee of payment of the New Notes by such Restricted Subsidiary; or

     (2)  such Debt is Permitted Debt.

   The term "Permitted Debt" is defined to include the following:

          (a) Debt of the Company evidenced by the New Notes and of Restricted Subsidiaries evidenced by guarantees relating to the New Notes;

          (b) Debt of the Company or a Restricted Subsidiary (including Guarantees thereof) (i) under any Credit Facilities, (ii) Incurred pursuant to a Real Estate Financing Transaction, a Sale and Leaseback Transaction or an Equipment Financing Transaction,
               (iii) Incurred in respect of Capital Lease Obligations, (iv) Incurred pursuant to Debt Issuances or (v) Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary (except for Standard Securitization Undertakings), provided that the aggregate principal amount of all such Debt in clauses (i) through (v) hereof at any one time outstanding together with the aggregate principal amount of all Debt described in

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
               clause (c) below shall not exceed the greater of (1) $2,500 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities, and not subsequently reinvested in Additional Assets or used to purchase New Notes or Repay other Debt, pursuant to the covenant described under "--Limitation on Asset Sales" and
               (2) the sum of the amount equal to (A) 60% of the book value of our inventory (determined using the first-in- first-out method of accounting) and that of the Restricted Subsidiaries and (B) 85% of the book value of our accounts receivables and those of the Restricted Subsidiaries, in each case as of our most recently ended quarter of for which financial statements have been filed with the SEC;

          (c) Debt of the Company outstanding on the Issue Date after giving effect to the Refinancing Transactions and evidenced by the Existing 10.5% Notes and of Restricted Subsidiaries evidenced by guarantees relating to the Existing 10.5% Notes;

          (d) Debt of the Company evidenced by the New 12.5% Notes and of Restricted Subsidiaries evidenced by guarantees relating to the New 12.5% Notes;

          (e) Debt Incurred after the Issue Date in respect of Purchase Money Debt, provided that the aggregate principal amount of such Debt does not exceed 80% of the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed, developed or leased, including additions and improvements thereto;

          (f) Debt of the Company owing to and held by any consolidated Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by us or any consolidated Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such consolidated Restricted Subsidiary ceasing to be a consolidated Restricted Subsidiary or any subsequent transfer of any such Debt (except to us or a consolidated Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

          (g) Debt under Interest Rate Agreements entered into by us or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of us or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

          (h) Debt under Currency Exchange Protection Agreements entered into by us or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by us or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

          (i) Debt under Commodity Price Protection Agreements entered into by us or a Restricted Subsidiary in the ordinary course of the financial management of us or that Restricted Subsidiary and not for speculative purposes;

          (j) Debt in connection with one or more standby letters of credit, banker's acceptance, performance or surety bonds or completion guarantees issued by us or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (k) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (j) above, excluding any Debt being Refinanced in connection with the Refinancing Transactions but including Debt Incurred in connection with the Refinancing Transactions;

          (l) other Debt of us or a Restricted Subsidiary (including Guarantees thereof) in an aggregate principal amount outstanding at any one time not to exceed $400 million;

          (m) Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by us or otherwise became a Restricted Subsidiary (other than Debt Incurred as

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
               consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Subsidiary of us or was otherwise acquired by
               us), provided that at the time that Restricted Subsidiary was acquired by us or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, we would have been able to Incur $1.00 of additional Debt pursuant to clause
               (1) of the first paragraph of this covenant;

          (n) Debt arising from the honoring by a bank or other financial institution of a check or draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within five business days of its Incurrence;

          (o) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (p) Debt of us or a Restricted Subsidiary (including Guarantees thereof) Incurred in respect of Synthetic Leases in an aggregate principal amount outstanding at any one time not to exceed $107 million;

          (q) Debt in respect of Sale and Leaseback Transactions or Real Estate Financing Transactions involving only real property (and the related personal property) owned by us or a Restricted Subsidiary on the Issue Date in an aggregate principal amount outstanding at any one time not to exceed $150 million, provided that such Sale and Leaseback Transactions or Real Estate Financing Transactions may involve Property other than real property (and the related personal property) owned on the Issue Date to the extent the portion of the Debt related to such Property is permitted by another provision of this covenant at the time of Incurrence;

          (r) Debt in respect of Sale and Leaseback Transactions that are not Capital Lease Obligations Incurred to finance the acquisition, construction and development of Property after the Issue Date, including additions and improvements thereto, provided that any reclassification of such Debt as a Capital Lease Obligation shall be deemed an Incurrence of such Debt;

          (s) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (d), (e), (k) and (q) above; and

          (t) Debt arising from our agreements or those of any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that (a) such Debt is not reflected on the balance sheet of us or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of such Debt will at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by us or such Restricted Subsidiary in connection with such disposition.

   For purposes of determining compliance with this covenant, (1) in the event that an item of Debt meets the criteria of more than one of the types of Debt described herein, we, in our sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses and (2) we will be entitled at the time of such Incurrence to divide and classify an item of Debt in more than one of the types of Debt described herein; provided, however, that (x) all outstanding Debt under the Senior Credit Facility immediately following the Issue Date will be deemed to have been incurred pursuant to clause (b) of the second paragraph of this covenant and (y) any Permitted Debt may later be reclassified as having been Incurred pursuant to any other clause of the second paragraph

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
of this covenant to the extent such Debt could be Incurred pursuant to such clause at the time of such reclassification.

   Limitation on Restricted Payments. We will not make, and will not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

     (a)  a Default or Event of Default shall have occurred and be continuing;

     (b) we could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "--Limitation on Debt;" or

     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

          (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter that commences after the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements have been filed with the SEC (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

          (2)  100% of Capital Stock Sale Proceeds; plus

          (3)  the sum of:

               (A) the aggregate net cash proceeds received by us or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of us; and

               (B) the aggregate amount by which Debt (other than Subordinated Obligations) of us or any Restricted Subsidiary is reduced on our consolidated balance sheet after the Issue Date upon the conversion or exchange of any Debt (other than convertible or exchangeable debt issued or sold after the Issue Date) for our Capital Stock (other than Disqualified Stock);

               excluding, in the case of clause (A) or (B):

     (x) any such Debt issued or sold to us or a Subsidiary of us or an employee stock ownership plan or trust established by us or any such Subsidiary for the benefit of their employees; and

     (y) the aggregate amount of any cash or other Property distributed by us or any Restricted Subsidiary upon any such conversion or exchange;

          plus

          (4)  an amount equal to the sum of:

               (A) the net reduction in Investments in any Person other than us or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to us or any Restricted Subsidiary from such Person less the cost of the disposition of such Investments; and

               (B) the portion (proportionate to our equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by us or any Restricted Subsidiary in such Person.


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
   Notwithstanding the foregoing limitation, we may:

     (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

     (b) purchase, repurchase, redeem, legally defease, acquire or retire for value our Capital Stock or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, our Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to any of our Subsidiaries of the Company or an employee stock ownership plan or trust established by us or any such Subsidiary for the benefit of their employees); provided, however, that:

          (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

          (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

     (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

     (d) so long as no Default or Event of Default shall have occurred or be continuing, declare and pay dividends to the holders of Series B Preferred Stock, Series C Preferred Stock, Class A Cumulative Preferred Stock, Class C Cumulative Preferred Stock and Class D Cumulative Preferred Stock outstanding on the Issue Date or issued after the Issue Date solely in payment of dividends on the same class of stock; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

     (e) so long as no Default or Event of Default has occurred and is continuing the repurchase or other acquisition of shares of or options to purchase shares of, Capital Stock of us or any of our Subsidiaries from employees, former employees, directors or former directors of us or any of our Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $10 million; provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

     (f) make payments not to exceed $1 million in the aggregate to enable us to make payments to holders of our Capital Stock in lieu of the issuance of fractional shares of our Capital Stock; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; and

     (g) make any other Restricted Payments not to exceed an aggregate amount of $25 million; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments.

   Limitation on Liens. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless we have made or will make effective provision whereby the New Notes will be secured by such Lien equally and ratably with (or prior to) all of our other Debt or any Restricted Subsidiary secured by such Lien.


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
   Limitation on Asset Sales. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

     (a) we or such Restricted Subsidiary receive consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

     (b) at least 75% of the consideration paid to us or such Restricted Subsidiary in connection with such Asset Sale is in the form of Qualified Consideration; and

     (c) we deliver an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

   The Net Available Cash (or any portion thereof) from Asset Sales may be applied by us or a Restricted Subsidiary, to the extent we or such Restricted Subsidiary elect (or is required by the terms of any Debt):

     (a) to Repay the Credit Facilities, the Existing 10.5% Notes, the New 12.5% Notes or any other Debt of us or any Restricted Subsidiary secured by a Lien on our Property or any of our Restricted Subsidiaries of (excluding, in any such case, any Debt owed to of our or any of our Affiliates ); or

     (b) to reinvest in Additional Assets or Expansion Capital Expenditures (including by means of an Investment in Additional Assets or Expansion Capital Expenditures by a Restricted Subsidiary with Net Available Cash received by us or another Restricted Subsidiary); provided, however, that the Net Available Cash (or any portion thereof) from Asset Sales from us to any Subsidiary must be reinvested in Additional Assets or Expansion Capital Expenditures of us.

   Pending application of Net Available Cash pursuant to this covenant, which shall not be required in respect of an Asset Sale if the Net Available Cash from such Asset Sale is less than $1 million, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness. If the Net Available Cash from an Asset Sale equals or exceeds $1 million, any Net Available Cash from such Asset Sale not applied in accordance with the preceding paragraph within 270 days from the date of the receipt of such Net Available Cash or that is not segregated from our general funds for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

   When the aggregate amount of Excess Proceeds exceeds $20.0 million (taking into account income earned on such Excess Proceeds, if any), we will be required to make an offer to purchase (the "Prepayment Offer") the New Notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of the New Notes have been given the opportunity to tender their New Notes for purchase in accordance with the Indenture, we or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

   The term "Allocable Excess Proceeds" will mean the product of:

     (a)  the Excess Proceeds; and

     (b)  a fraction,


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          (1)  the numerator of which is the aggregate principal amount of the
               New Notes outstanding on the date of the Prepayment Offer; and

          (2) the denominator of which is the sum of the aggregate principal amount of the New Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of our other Debt outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the New Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring us to make an offer to purchase such Debt or otherwise repay such Debt at substantially the same time as the Prepayment Offer.

   Within five business days after we are obligated to make a Prepayment Offer as described in the preceding paragraph, we will send a written notice, by first-class mail, to the holders of New Notes, accompanied by such information regarding the Company and its Subsidiaries as we in good faith believe will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

   Limitation on Restrictions on Distributions from Restricted Subsidiaries. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

     (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to us or any other Restricted Subsidiary;

     (b)  make any loans or advances to us or any other Restricted Subsidiary;
          or

     (c)  transfer any of its Property to us or any other Restricted
          Subsidiary.

The foregoing limitations will not apply:

          (1)  with respect to clauses (a), (b) and (c), to restrictions:

               (A) in effect on the Issue Date including those under the Refinancing Transactions;

               (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by us;

               (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restriction is no less favorable to the holders of New Notes in any material respect, as reasonably determined by the Board of Directors (as evidenced by a resolution of the Board of Directors), than those under the agreement evidencing the Debt so Refinanced;

               (D) resulting from the Incurrence of any Permitted Debt described in the second paragraph of the covenant described under "--Limitation on Debt," provided that (i) the restriction is no less favorable to the holders of New Notes in any material respect, as reasonably determined by the Board of Directors (as evidenced by a resolution of the Board of Directors), than the restrictions of the same type contained in the Indenture and (ii) the Board of Directors determines (as evidenced by a resolution of the Board of Directors) in

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                     good faith that such restrictions will not impair the
                     ability of us to make payments of principal and interest on the New Notes when due;

               (E)   existing by reason of applicable law; or

               (F) any contractual requirements incurred with respect to Qualified Receivables Transactions relating exclusively to a Receivables Entity that, in the good faith determination of our Board of Directors, are customary for Qualified Receivables Transactions; and

          (2)  with respect to clause (c) only, to restrictions:

               (A) relating to Debt that is permitted to be Incurred and secured without also securing the New Notes pursuant to the covenants described under "--Limitation on Debt" and "--Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt;

               (B) encumbering Property at the time such Property was acquired by us or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

               (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder; or

               (D) customary restrictions contained in agreements relating to the sale or other disposition of Property limiting the transfer of such Property pending the closing of such sale.

   Limitation on Transactions with Affiliates. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any of our Affiliates (an "Affiliate Transaction"), unless:

     (a)  the terms of such Affiliate Transaction are:

          (1)  set forth in writing;

          (2) in the best interest of us or such Restricted Subsidiary, as the case may be; and

          (3) no less favorable to us or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not one of our an Affiliates;

     (b) if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

     (c) if such Affiliate Transaction involves aggregate payments or value to the Affiliate in excess of $50.0 million in any 12-month period, we obtain a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to us and the Restricted Subsidiaries, taken as a whole.

   Notwithstanding the foregoing limitation, we or any Restricted Subsidiary may enter into or suffer to exist the following:

     (a) any transaction or series of transactions between us and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by any of our Affiliates (other than a Restricted Subsidiary);


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     (b)  any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments" or any Permitted Investment (other than pursuant to clauses (a)(iii), (b), (g), (h),
          (i), (k) or (l) of the definition of "Permitted Investment");

     (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of and related indemnities provided to officers, directors, consultants and employees of us or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

     (d) loans and advances to employees made in the ordinary course of business and consistent with our past practices or those of such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $25 million in the aggregate at any one time outstanding;

     (e) any transaction effected as part of a Qualified Receivables Transaction or any transaction involving the transfer of accounts receivable of the type specified in the definition of "Credit Facilities" and permitted under clause (b) of the second paragraph of the covenant described under "--Limitation on Debt;"

     (f) payments of customary fees by us or any of our Restricted Subsidiaries to Leonard Green & Partners L.P. or any of its Affiliates made for any corporate advisory services or financial advisory, financing, underwriting or placement services or in respect of other investment banking activities including, without limitation, in connection with acquisitions or divestitures, which are approved by a majority of the Board of Directors in good faith;

     (g) if such Affiliate Transaction is with any Person solely in its capacity as a holder of Debt or Capital Stock of us or any of our Restricted Subsidiaries, where such Person is treated no more favorably than any other holder of such Debt or Capital Stock of us or any of our Restricted Subsidiaries; and

     (h) any agreement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the holders of the New Notes in any material respect) or any transaction contemplated thereby.

   Limitation on Sale and Leaseback Transactions. We shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

     (a)  we or such Restricted Subsidiary would be entitled to:

          (1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under "--Limitation on Debt;" and

          (2) create a Lien on such Property securing such Attributable Debt without also securing the New Notes pursuant to the covenant described under "--Limitation on Liens," and

     (b) such Sale and Leaseback Transaction is effected in compliance with the covenant described under "--Limitation on Asset Sales," provided that such Sale and Leaseback Transaction constitutes an Asset Sale.

   Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any of our Subsidiaries to be an Unrestricted Subsidiary if:

     (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, us or any other Restricted Subsidiary; and

     (b)  either:

          (1) the Subsidiary to be so designated has total assets of $1,000 or less; or

          (2) such designation is effective immediately upon such entity becoming one of our Subsidiaries.


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   Unless so designated as an Unrestricted Subsidiary, any Person that becomes one of our Subsidiaries will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification as a Restricted Subsidiary or if such Person is a Subsidiary of an Unrestricted Subsidiary.

   Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither we nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

   The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) we could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "-- Limitation on Debt," and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

   Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

     (a) certifies that such designation or redesignation complies with the foregoing provisions; and

     (b)  gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of our fiscal quarter in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of our fiscal year, within 90 days after the end of such fiscal year).

   Limitation on Guarantees by Restricted Subsidiaries. We shall not permit any Restricted Subsidiary to Guarantee the payment of any of our Debt or Capital Stock (other than Guarantees of Debt incurred under clause (a), (b), (c), (d) or
(l) of the second paragraph of the covenant described under "Restrictive Covenants--Limitation on Debt" or Guarantees permitted pursuant to clause (j) of such second paragraph or Guarantees permitted by clause (s) of such second paragraph as it relates to clause (d) of such second paragraph), except that a Restricted Subsidiary may Guarantee our Debt provided that:

     (a) such Debt and the Debt represented by such Guarantee is permitted by the covenant described under "Restrictive Covenants--Limitation on Debt;"

     (b) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Guarantee of payment of the New Notes by such Restricted Subsidiary and such Guarantee of our Debt:

          (1) unless such Debt is a Subordinated Obligation, shall be pari passu (or subordinate) in right of payment to and on substantially the same terms as (or less favorable to such Debt than) such Restricted Subsidiary's Guarantee with respect to the New Notes; and

          (2) if such Debt is a Subordinated Obligation, shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the New Notes to at least the same extent as such Debt is subordinated to the New Notes; and

     (c) such Restricted Subsidiary shall deliver to the trustee an Opinion of Counsel to the effect that:

          (1) such Guarantee of the New Notes has been duly executed and authorized; and

          (2) such Guarantee of the New Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by

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               bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Merger, Consolidation and Sale of Property

   We will not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into us) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

     (a) we will be the surviving Person (the "Surviving Person") or the Surviving Person (if other than us) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

     (b) the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the New Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by us;

     (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of our Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

     (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

     (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (i) we or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "--Restrictive Covenants--Limitation on Debt" or (ii) the Surviving Person would have a Consolidated Interest Coverage Ratio which is not less than the Consolidated Interest Coverage Ratio of the Company immediately prior to such transaction or series of transactions; and

     (f) we shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

   The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of us under the Indenture, but the predecessor Company in the case of:

     (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all of our assets as an entirety or virtually as an entirety); or

     (b)  a lease,

shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the New Notes.

SEC Reports

   Notwithstanding that we may not be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, we will file with the Commission and provide the Trustee and holders of New Notes with

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such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that we will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

Events of Default

   Events of Default in respect of the New Notes include:

     (1) failure to make the payment of any interest on the New Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

     (2) failure to make the payment of any principal of, or premium, if any, on, any of the New Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

     (3) failure to comply with the covenant described under "--Merger, Consolidation and Sale of Property;"

     (4) failure to comply with any other covenant or agreement in the New Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after we are given written notice as provided below;

     (5) a default under any Debt by us or any Restricted Subsidiary that results in acceleration of the final maturity of such Debt, or failure to pay any such Debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than $35 million or its foreign currency equivalent at the time (the "cross acceleration provisions");

     (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $35 million (or its foreign currency equivalent at the time) that shall be rendered against us or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions"); and

     (7) certain events involving bankruptcy, insolvency or reorganization of us or any Significant Subsidiary (the "bankruptcy provisions").

   A Default under clause (4) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the New Notes then outstanding notify us of the Default and we do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

   We shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action we are taking or propose to take with respect thereto.

   If an Event of Default with respect to the New Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the New Notes then outstanding may declare to be immediately due and payable the principal amount at maturity of all the New Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us shall occur, such amount with respect to all the New Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the New Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the New Notes then outstanding may, under certain

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circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

   Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the New Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the New Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the New Notes.

   No holder of New Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

     (a) such holder has previously given to the Trustee written notice of a continuing Event of Default;

     (b) the registered holders of at least 25% in aggregate principal amount of the New Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee; and

     (c) the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the New Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

   However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

Amendments and Waivers

   Subject to exceptions, the Indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the New Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the New Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding Note) with the consent of the registered holders of at least a majority in aggregate principal amount of the New Notes then outstanding. However, without the consent of each holder affected thereby, no amendment may, among other things:

     (1) reduce the amount of New Notes whose holders must consent to an amendment or waiver;

     (2) reduce the rate of or extend the time for payment of interest on any Note;

     (3)  reduce the principal of or extend the Stated Maturity of any Note;

     (4)  make any Note payable in money other than that stated in the Note;

     (5) impair the right of any holder of the New Notes to receive payment of principal of and interest on such holder's New Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's New Notes;

     (6)  subordinate the New Notes to any of our other obligations;

     (7) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under "-- Optional Redemption;"

     (8) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred amend the definition of Change of Control or change the time at which the Change of

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          Control Offer relating thereto must be made or at which the New Notes must be repurchased pursuant to such Change of Control Offer; and

     (9) at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the New Notes must be repurchased pursuant thereto.

   Without the consent of any holder of the New Notes, we and the Trustee may amend the Indenture to:

   o cure any ambiguity, omission, defect or inconsistency;

   o provide for the assumption by a successor corporation of our obligations under the Indenture;

   o provide for uncertificated New Notes in addition to or in place of certificated New Notes (provided that the uncertificated New Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated New Notes are described in Section 163(f)(2)(B) of the Code);

   o add Guarantees with respect to the New Notes;

   o secure the New Notes, add to our covenants for the benefit of the holder of the New Notes or surrender any right or power conferred upon us;

   o make any change that does not adversely affect the rights of any holder of the New Notes; or

   o make any change to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

   The consent of the holders of the New Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, we are required to mail to each registered holder of the New Notes at such holder's address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the New Notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

   We may at any time terminate all its obligations under the New Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the New Notes, to replace mutilated, destroyed, lost or stolen New Notes and to maintain a registrar and paying agent in respect of the New Notes.

   We may at any time terminate:

     (1) our obligations under the covenants described under "--Repurchase at the Option of Holders Upon a Change of Control" and "--Restrictive Covenants;"

     (2) the operation of the cross acceleration provisions, the judgment default provisions, and the bankruptcy provisions with respect to Significant Subsidiaries described under "--Events of Default" above; and

     (3) the limitations contained in clause (e) under the first paragraph of "--Merger, Consolidation and Sale of Property" above ("covenant defeasance").

   We may exercise our legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

   If we exercise our legal defeasance option, payment of the New Notes may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, payment of the New Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described

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under "--Restrictive Covenants"), (5), (6) or (7) (with respect only to
Significant Subsidiaries), under "--Events of Default" above or because of our failure to comply with clause (e) under the first paragraph of "--Merger, Consolidation and Sale of Property" above.

   The legal defeasance option or the covenant defeasance option may be exercised only if:

     (a) we irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the New Notes to maturity or redemption, as the case may be;

     (b) we deliver to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the New Notes to maturity or redemption, as the case may be;

     (c) 123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under "--Events of Default" occurs with respect to us or any other Person making such deposit which is continuing at the end of the period;

     (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

     (e) such deposit does not constitute a default under any other agreement or instrument binding on us;

     (f) we deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

     (g) in the case of the legal defeasance option, we deliver to the Trustee an Opinion of Counsel stating that:

          (1)  we have received from the Internal Revenue Service a ruling; or

          (2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the New Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

     (h) in the case of the covenant defeasance option, we deliver to the Trustee an Opinion of Counsel to the effect that the holders of the New Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     (i) we deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the New Notes have been complied with as required by the Indenture.

Registration Rights Agreement

   We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under a registration rights agreement between us, the Trustee and the Initial Purchaser of the Old Notes. Holders of the New Notes will not be entitled to any registration rights with respect to the New Notes.


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Governing Law

   The Indenture and the New Notes are governed by the laws of the State of New York without reference to principles of conflicts of law.

The Trustee

   BNY Midwest Trust Company is the Trustee under the Indenture.

   Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Definitions

   Set forth below is a summary of the defined terms used in the Description of New Notes above. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

   "Additional Assets" means:

     (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

     (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

   "Affiliate" of any specified Person means:

     (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

     (b)  any other Person who is a director or executive officer of:

          (1)  such specified Person;

          (2)  any Subsidiary of such specified Person; or

          (3)  any Person described in clause (a) above.

   For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Annualized EBITDA" and "Annualized Interest Expense" means, as of any date of determination:

     (a) if the most recent fiscal quarter for which financial statements have been filed with the SEC is the Company's fourth fiscal quarter of 2001, the product of EBITDA or Consolidated Interest Expense, as the case may be, for that fiscal quarter multiplied by four;

     (b) if the most recent fiscal quarter for which financial statements have been filed with the SEC is the Company's first fiscal quarter of 2002, the product of the aggregate amount of EBITDA or Consolidated Interest Expense, as the case may be, for the most recent two consecutive quarters multiplied by two;

     (c) if the most recent fiscal quarter for which financial statements have been filed with the SEC is the Company's second fiscal quarter of 2002, the product of the aggregate amount of EBITDA or

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          Consolidated Interest Expense, as the case may be, for the most recent three consecutive fiscal quarters multiplied by 4/3; and

     (d) if the most recent fiscal quarter for which financial statements have been filed with the SEC is any subsequent fiscal quarter of the Company, the aggregate amount of EBITDA or Consolidated Interest Expense, as the case may be, for the most recent four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements have been filed with the SEC.

   "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares); or

     (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

in the case of either clause (a) or clause (b) above, whether in a single transaction or a series of related transactions, (i) that have a Fair Market Value in excess of $10 million or (ii) for aggregate consideration in excess of $10 million, other than, in the case of clause (a) or (b) above:

          (1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary;

          (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "--Restrictive Covenants--Limitation on Restricted Payments;"

          (3) any disposition effected in compliance with the first paragraph of the covenant described under "--Merger, Consolidation and Sale of Property");

          (4) a sale of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

          (5) a transfer of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in connection with a Qualified Receivables Transaction; or

          (6) a sale by the Company or a Restricted Subsidiary of Property by way of a Sale and Leaseback Transaction but only if (A) such Property was owned by the Company or a Restricted Subsidiary on the Issue Date, (B) the requirements of clause (a) of the covenant described under "Restrictive Covenants--Limitation on Sale and Leaseback Transactions" are satisfied with respect to such Sale and Leaseback Transaction, (C) the requirements of clauses (a), (b) and (c) of the first paragraph of the covenant described under "Restrictive Covenants--Limitation on Asset Sales" are satisfied as though such Sale and Leaseback Transaction constituted an Asset Sale and (D) the aggregate Fair Market Value of such Property, when added to the Fair Market Value of all other sales of Property pursuant to this clause (6) since the Issue Date, does not exceed $150 million.

   "Attributable Debt" in respect of a Sale and Leaseback Transaction or Synthetic Lease means, at any date of determination:

     (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation," and

     (b)  in all other instances, the greater of:

          (1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction or Synthetic Lease; and


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          (2)  the present value (discounted at the interest rate borne by the
               New Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction or such Synthetic Lease (in each case including any period for which such lease has been extended).

   "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

     (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

     (b)  the sum of all such payments.

   "Board of Directors" means the board of directors of the Company or any duly authorized and constituted committee thereof.

   "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "--Restrictive Covenants--Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

   "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

   "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date (and excluding any issuance or sale as part of the Refinancing Transactions), net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Change of Control" means the occurrence of any of the following events:

     (a) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (other than one or more Permitted Holders), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

     (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of

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          the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

          (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation; and

          (2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

     (c) during any period of two consecutive years commencing after June 30, 2001, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

   "Class A Cumulative Preferred Stock" means Rite Aid Lease Management Company's Preferred Stock, par value $100.00 per share, designated as Class A Cumulative.

   "Class C Cumulative Preferred Stock" means the Rite Aid Risk Management Corp.'s Preferred Stock, par value $1.00 per share, designated as Class C Cumulative Participating Voting.

   "Class D Cumulative Preferred Stock" means the Rite Aid Risk Management Corp.'s Preferred Stock, par value $100.00 per share, designated as Class D Cumulative Participating Voting.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

   "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

     (a)  Annualized EBITDA; to

     (b)  Annualized Interest Expense;

provided, however, that:

          (1)  if

               (A) since the beginning of the period used to calculate Annualized EBITDA and Annualized Interest Expense the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt; or

               (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and


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          (2)  if

               (A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

               (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition; or

               (C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

   If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

   "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (excluding the non-cash interest expense related to (x) litigation reserves, (y) closed store liability reserves and (z) self-insurance reserves), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, and without duplication:

     (a)  interest expense attributable to Capital Lease Obligations;

     (b) amortization of debt discount and debt issuance cost, including commitment fees;

     (c)  capitalized interest;

     (d) non-cash interest expense other than expenses under clauses (x), (y) and (z) above;

     (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (f) net costs associated with Hedging Obligations (including amortization of fees but excluding costs associated with forward contracts for inventory in the ordinary course of business);

     (g)  Disqualified Stock Dividends;

     (h)  Preferred Stock Dividends;

     (i) interest Incurred in connection with Investments in discontinued operations;

     (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

     (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

   "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:


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     (a)  any net income (loss) of any Person (other than the Company) if such
          Person is not a Restricted Subsidiary, except that:

          (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below); and

          (2) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (b) for purposes of the covenant described under "--Restrictive Covenants--Limitation on Restricted Payments" only, any net income
          (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

     (c) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

          (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

          (2) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (d) any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

     (e)  any extraordinary gain or loss;

     (f)  the cumulative effect of a change in accounting principles;

     (g) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock);

     (h)  store closing costs;

     (i) non-cash charges or credits that relate to use of the last-in-first-out method of accounting for inventory; and

     (j)  loss on debt modifications.

Notwithstanding the foregoing, for purposes of the covenant described under "--Restrictive Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

   "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facilities), providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale

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of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory), Synthetic Leases or trade letters of credit, in each case together with Refinancings thereof on any basis so long as such Refinancing constitutes Debt.

   "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

   "Debt" means, with respect to any Person on any date of determination (without duplication):

     (a)  the principal of and premium (if any) in respect of:

          (1)  debt of such Person for money borrowed; and

          (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions and Synthetic Leases entered into by such Person;

     (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

     (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

     (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1) zero if such Hedging Obligation has been Incurred pursuant to clause (g) or (h) of the second paragraph of the covenant described under "--Restrictive Covenants--Limitation on Debt;" or

          (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

   "Debt Issuances" means, with respect to the Company or any Restricted Subsidiary, one or more issuances of Debt evidenced by notes, debentures, bonds or other similar securities or instruments.


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   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

     (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

     (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock;

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the New Notes.

   "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

   "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

     (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

          (1) the provision for taxes based on income or profits or utilized in computing net loss;

          (2) Consolidated Interest Expense and non-cash interest expense related to litigation reserves, closed store liability reserves and self-insurance reserves, to the extent excluded from Consolidated Interest Expense;

          (3)  depreciation;

          (4)  amortization of intangibles;

          (5)  non-cash impairment charges;

          (6) non-cash losses relating to the Investment in drugstore.com resulting from accounting for drugstore.com on the equity method of accounting, except to the extent such losses relate to Investments made after the Issue Date;

          (7) charges relating to the investigations of the Company pending on the Issue Date by the United States Attorney and by the U.S. Department of Labor and amounts paid in satisfaction of any judgment, fine or settlement resulting therefrom; and

          (8) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

     (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.


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   "Equipment Financing Transaction" means any arrangement (together with any
Refinancing thereof) with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Restricted Subsidiary.

   "Equity Offering" means (i) an underwritten offering of common stock of the Company by the Company pursuant to an effective registration statement under the Securities Act or (ii) so long as the Company's common stock is, at the time, listed or quoted on a national securities exchange (as such term is defined in the Securities Exchange Act of 1934), an offering of common stock by the Company in a transaction exempt from or not subject to the registration requirements of the Securities Act.

   "Event of Default" has the meaning set forth under "--Events of Default."

   "Exchange Act" means the Securities Exchange Act of 1934.

   "Existing 5.25% Convertible Notes" means the Company's 5.25% Convertible Subordinated Notes Due 2002 issued under the indenture dated as of September 10, 1997 between the Company and Harris Trust and Savings Bank as trustee.

   "Existing 10.5% Notes" means the Company's 10.50% Senior Secured Notes Due 2002 issued under the indenture dated as of June 14, 2000, among the Company, the subsidiary guarantors named therein and State Street Bank and Trust Company, as trustee, and the Exchange Notes (as defined therein) that may be issued in exchange therefore.

   "Expansion Capital Expenditure" means any capital expenditure incurred by the Company or any Restricted Subsidiary in developing, relocating, remodeling and refurbishing a warehouse, distribution center, store or other facility (other than ordinary course maintenance) for carrying on the business of the Company and its Restricted Subsidiaries that the Board of Directors determines in good faith will enhance the income generating ability of the warehouse, distribution center, store or other facility.

   "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided:

     (a) if such Property has a Fair Market Value equal to or less than $25 million, by any Officer of the Company; or

     (b) if such Property has a Fair Market Value in excess of $25 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

   "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

     (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

     (b) in the statements and pronouncements of the Financial Accounting Standards Board;

     (c) in such other statements by such other entity as approved by a significant segment of the accounting profession; and

     (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:


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     (a)  to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

     (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

          (1) endorsements for collection or deposit in the ordinary course of business; or

          (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

   "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

   "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "--Restrictive Covenants-- Limitation on Debt," amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

   "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

   "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

   "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenant described under "--Restrictive Covenants--Limitation on Restricted Payments," "--Restrictive Covenants-- Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

     (a) the Company's "Investment" in such Subsidiary at the time of such redesignation; less


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     (b)  the portion (proportionate to the Company's equity interest in such
          Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

   "Issue Date" means the date on which the New Notes are initially issued.

   "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

   "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

   "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

     (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

     (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

     (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

     (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

   "New 12.5% Notes" means the Company's 12.5% Senior Secured Notes Due 2006 to be issued as part of the Refinancing Transactions in exchange for a portion of the Existing 10.5% Notes, and the exchange notes that may be issued in exchange therefor pursuant to the terms thereof.

   "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

   "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

   "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

   "Permitted Holder" means Leonard Green & Partners L.P. or any of its Affiliates.

   "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

     (a) (i) the Company, (ii) any Restricted Subsidiary or (iii) any Person that will, upon the making of such Investment, become a Restricted Subsidiary;


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     (b)  any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary;

     (c)  cash and Temporary Cash Investments;

     (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

     (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $25 million at any one time outstanding;

     (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

     (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "-- Restrictive Covenants--Limitation on Asset Sales;"

     (i) Hedging Obligations permitted under clause (g), (h) or (i) of the covenant described under "--Restrictive Covenants--Limitation on Debt;"

     (j) any Person if the Investments are outstanding on the Issue Date and not otherwise described in clauses (a) through (i) above;

     (k) Investments in Unrestricted Subsidiaries or joint venture entities (including purchasing cooperatives) that do not exceed $10 million outstanding at any one time in the aggregate;

     (l) other Investments that do not exceed $5 million outstanding at any one time in the aggregate; and

     (m) Investments in any entity, formed by the Company or a Restricted Subsidiary, organized under Section 501(c)(3) of the Code, that do not exceed an aggregate amount of $5 million in any fiscal year.

   "Permitted Liens" means:

     (a) Liens to secure Debt permitted to be Incurred under clause (b),(c),(d) or (l) of the second paragraph of the covenant described under "--Restrictive Covenants--Limitation on Debt;"

     (b)  Liens to secure Debt permitted to be Incurred under clause (e), (p),
          (q) or (r) of the second paragraph of the covenant described under "--Restrictive Covenants--Limitation on Debt," provided that (i) any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, developed, constructed or leased with the proceeds of such Debt and any improvements or additions to such Property;

     (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

     (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;


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     (e)  Liens on the Property of the Company or any Restricted Subsidiary
          Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

     (f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

     (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

     (h) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

     (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

     (j) Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review and which do not give rise to an Event of Default;

     (k) leases or subleases of real property granted by the Company or a Restricted Subsidiary to any other Person in the ordinary course of business and not materially impairing the use of the real property in the operation of the business of the Company or the Restricted Subsidiary;

     (l)  Liens existing on the Issue Date not otherwise described in clauses
          (a) through (k) above;

     (m) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a) (but only to the extent it relates to clause (d) referred to therein), (b) (other than Liens securing Debt Incurred pursuant to clause (p) or (r) referred to therein), (f), (g), or (l) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

          (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b) (except as referred to above), (f), (g), or (l) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture; and

          (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and


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     (n)  Liens not otherwise permitted by clauses (a) through (m) above encumbering assets that have an aggregate Fair Market Value not in excess of $2 million.

   "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

     (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

          (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced; and

          (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

     (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

     (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

     (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include: (x) Debt of a Subsidiary that Refinances Debt of the Company, or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

   "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

   "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

   "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

   "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

   "Purchase Money Debt" means Debt Incurred to finance the acquisition, development, construction or lease by the Company or a Restricted Subsidiary of Property, including additions and improvements thereto, where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; provided, however, that such Debt is Incurred within 24 months after the acquisition, development construction or lease of such Property by the Company or such Restricted Subsidiary.


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   "Qualified Consideration" means, with respect to any Asset Sale (or any other transaction or series of related transactions required to comply with clause (b) of the first paragraph of the covenant described under "-- Restrictive Covenants--Limitation on Asset Sales"), any one or more of (a) cash or cash equivalents, (b) notes or obligations that are converted into cash (to the extent of the cash received) within 90 days of such Asset Sale, (c) equity securities listed on a national securities exchange (as such term is defined in the Securities Exchange Act of 1934) or quoted on the Nasdaq National Market and converted into cash (to the extent of the cash received) within 120 days of such Asset Sale, (d) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the New Notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, (e) Additional Assets or (f) other Property, provided that the aggregate Fair Market Value of all Property received since the Issue Date by the Company and its Restricted Subsidiaries pursuant to Asset Sales (or such other transactions) that is used to determine Qualified Consideration pursuant to this clause (f) does not exceed $100 million.

   "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

     (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries); and

     (b)  any other Person (in the case of a transfer by a Receivables
          Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

          (1) if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity;

          (2) all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value; and

          (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

   "Rating Agencies" means Moody's and S&P.

   "Real Estate Financing Transaction" means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on real property of the Company or any Restricted Subsidiary and related personal property together with any Refinancings thereof.

   "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and:

     (a) no portion of the Debt or any other obligations (contingent or otherwise) of which:

          (1) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);


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          (2)  is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

          (3) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

     (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

     (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

Any designation of this kind by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing conditions.

   "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Transactions" has the meaning given to the term "Refinancing" in this Offering Memorandum.

   "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

   "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under "-- Restrictive Covenants--Limitation on Asset Sales" and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

   "Restricted Payment" means:

     (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

     (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

     (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

     (d)  any Investment (other than Permitted Investments) in any Person; or

     (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

Notwithstanding the foregoing, no payment or other transaction permitted by clause (c) or (f) under the caption "Limitation on Transactions with Affiliates" will be considered a Restricted Payment.

   "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

   "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

   "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

   "Securities Act" means the Securities Act of 1933.

   "Senior Credit Facility" means the Senior Credit Agreement dated as of June 27, 2001 (as amended, modified, supplemented or Refinanced from time to time), among the Company, the Banks as defined therein, Citicorp USA, Inc. as senior administrative agent, Citicorp USA, Inc. as senior collateral agent, and the Chase Manhattan Bank, Credit Suisse First Boston and Fleet Retail Finance Inc. as the syndication agents.

   "Series B Preferred Stock" means the Company's Preferred Stock, par value $1.00 per share, designated as Series B.

   "Series C Preferred Stock" means the Company's Preferred Stock, par value $1.00 per share, designated as Series C.

   "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S- X promulgated by the Commission.

   "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

   "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the New Notes pursuant to a written agreement to that effect.

   "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

     (a)  such Person;

     (b)  such Person and one or more Subsidiaries of such Person; or

     (c)  one or more Subsidiaries of such Person.

   "Synthetic Lease" means a lease which is treated as an operating lease under generally accepted accounting principles but as ownership of the leased asset by the lessee for purposes of the Internal Revenue Code of 1986, as amended, or any successor statute.

   "Temporary Cash Investments" means any of the following:

     (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

     (b) Investments in time deposit accounts, certificates of deposit, money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

     (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

          (1) a bank meeting the qualifications described in clause (b) above; or

          (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

     (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

     (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

          (1) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

          (2) such obligations mature within 180 days of the date of acquisition thereof; and

     (f) money market funds at least 95% of the assets of which constitute Temporary Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

   "Unrestricted Subsidiary" means:

     (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "--Restrictive Covenants-- Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

     (b)  any Subsidiary of an Unrestricted Subsidiary.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

   "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

   "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Book-Entry System

   The New Notes will be initially issued in the form of one or more Global Securities registered in the name of The Depository Trust Company ("DTC") or its nominee.

   Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the New Notes represented by such Global Security purchased by such Persons in the Offering. Such accounts shall be designated by the Initial Purchasers. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC ("participants") or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Cedel or Euroclear. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

   Payment of principal of and interest on New Notes represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the New Notes represented thereby for all purposes under the Indenture. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book- entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

   A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Security is exchangeable for certificated New Notes only if:

     (a) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

     (b) the Company in its discretion at any time determines not to have all the New Notes represented by such Global Security; or

     (c) there shall have occurred and be continuing a Default or an Event of Default with respect to the New Notes represented by such Global Security.

Any Global Security that is exchangeable for certificated New Notes pursuant to the preceding sentence will be exchanged for certificated New Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated New Notes,

     (a) certificated New Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof;

     (b) payment of principal of, and premium, if any, and interest on, the certificated New Notes will be payable, and the transfer of the certificated New Notes will be registerable, at the office or agency of the Company maintained for such purposes; and

     (c) no service charge will be made for any registration of transfer or exchange of the certificated New Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

   So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such Global Security for all purposes under the Indenture and the New Notes. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the New Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated New Notes in definitive form and will not be considered to be the owners or holders of any New Notes under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   DTC has advised us that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or the Initial Purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS


Exchange Offer

   The exchange of an Old Note for a New Note pursuant to the exchange offer will not consitute a "significant modification" of the Old Note for U.S. federal income tax purposes and, accordingly, the New Note received will be treated as a continuation of the Old Note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a Holder who exchanges an Old Note for a New Note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the New Note as it had in the Old Note immediately before the exchange. A holder who does not exchange its Old Notes for New Notes pursuant to the exchange offer will not recognize any gain or loss, for U.S federal income tax purposes, upon consummation of the exchange offer.

Certain United States Federal Income Tax Considerations for Non-United States Holders

   The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of New Notes by an owner of New Notes that, for United States federal income tax purposes, is not a United States person (a "Non-U.S. Holder"). This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of the following discussion a Non-U.S. Holder is:

   o an individual that is not a citizen or resident of the United States;

   o a corporation or other entity treated as a corporation for United States federal income tax purposes organized or created under non-United States law; or

   o an estate or trust that is not taxable in the United States on its worldwide income.

   The tax treatment of the holders of the New Notes may vary depending upon their particular situations. United States persons acquiring New Notes are subject to rules different from those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions, broker-dealers, banks making a loan in the ordinary course of business, holders of 10% of the voting power in us, and holders who are "controlled foreign corporations" with respect to us) may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding, and disposing of New Notes as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

Withholding Taxes

   Generally, payments of principal and interest on the New Notes will not be subject to United States withholding taxes.

   However, for the exemption from withholding taxes to apply to you, one of the following requirements must be met.

   o You provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary who holds the Notes. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the New Notes and that you are not a United States Holder.

   o You hold your New Notes directly through a "qualified intermediary", and the qualified intermediary has sufficient information in its files indicating that you are not a United States Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the United States Internal Revenue Service providing that it will administer all or part of the United States withholding rules under specified procedures.

   o You are entitled to an exemption from withholding tax on interest under a tax treaty between the United States and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

   o The interest income on the New Notes is effectively connected with the conduct of your trade or business in the United States, and is not exempt from United States tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

   Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

   o The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

   o The United States Internal Revenue Service notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

   o An intermediary through which you hold the New Notes fails to comply with the procedures necessary to avoid withholding taxes on the New Notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the New Notes. However, if you hold your New Notes through a qualified intermediary-or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the New Notes-the qualified intermediary will not generally forward this information to the withholding agent.

   Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if one of the following conditions applies:

   o You hold your New Notes directly through a qualified intermediary and the applicable procedures are complied with.

   o You file Form W-8ECI.

   The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of Holders, including partnerships, trusts, and other entities treated as pass-through entities for United States federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

Sale or Retirement of Notes

   If you sell a New Note or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

   o The gain is connected with a trade or business that you conduct in the United States.

   o You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the New Note, and certain other conditions are satisfied.

   o The gain represents accrued interest, in which case the rules for interest would apply.

U.S. Trade or Business

   If you hold your New Note in connection with a trade or business that you are conducting in the United States:

   o Any interest on the New Note, and any gain from disposing of the New Note, generally will be subject to income tax as if you were a United States Holder.

   o If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the New Note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes

   If you are an individual, your New Notes will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the New Notes were not connected to a trade or business that you were conducting in the United States.

Information Reporting and Backup Withholding

   Information reporting and backup withholding apply to Non-United States Holders as follows:

   o Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-United States Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the Internal Revenue Service on Form 1042-S.

   o Sale proceeds you receive on a sale of your New Notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the United States office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

                              PLAN OF DISTRIBUTION


   Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until         , 2001, all dealers effecting transactions in
the New Notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that request such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any broker-dealer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

   The validity of the New Notes offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Nancy A. Lieberman, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director and stockholder of Rite Aid.

                                     EXPERTS


   The consolidated financial statements of the Company and its consolidated subsidiaries, except PCS Holding Corporation and subsidiaries which has been included in discontinued operations in such consolidated financial statements, as of March 3, 2001 and February 26, 2000, and for each of the three years in the period ended March 3, 2001 included in this prospectus and related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP as stated in their reports appearing herein and elsewhere in the registration statement. The financial statements of PCS Holding Corporation and subsidiaries for the year ended February 26, 2000 and the thirty-six days ended February 27, 1999, not separately included herein or elsewhere in the registration statement have been audited by Ernst & Young LLP, as stated in their report, which is included herein. Such financial statements and related financial statement schedule of the Company and its consolidated subsidiaries are included herein and elsewhere in the registration statement in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Annual Consolidated Financial Statements
 Independent Auditors' Reports ..........................................    F-2
 Consolidated Balance Sheets as of March 3, 2001 and February 26, 2000 ..    F-4
 Consolidated Statements of Operations for the fiscal years ended March
   3, 2001, February 26, 2000 and February 27, 1999 .....................    F-5
 Consolidated Statements of Stockholders' Equity (Deficit) for the
   fiscal years ended March 3, 2001, February 26, 2000 and February 27,
   1999 .................................................................    F-6
 Consolidated Statements of Cash Flows for the fiscal years ended March
   3, 2001, February 26, 2000 and February 27, 1999 .....................    F-7
 Notes to Consolidated Financial Statements .............................    F-8

Interim Condensed Consolidated Financial Statements (unaudited)
 Condensed Consolidated Balance Sheets as of June 2, 2001 and March 3,
   2001 .................................................................   F-42
 Condensed Consolidated Statements of Operations for the Thirteen Week
   Periods Ended June 2, 2001 and May 27, 2000 ..........................   F-43
 Condensed Consolidated Statement of Stockholders' Deficit for the
   Thirteen Week Period Ended June 2, 2001 ..............................   F-44
 Condensed Consolidated Statements of Cash Flows for the Thirteen Week
   Periods Ended June 2, 2001 and May 27, 2000 ..........................   F-45
 Notes to Condensed Consolidated Financial Statements ...................   F-46

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Rite Aid Corporation
Camp Hill, Pennsylvania

   We have audited the accompanying consolidated balance sheets of Rite Aid Corporation and subsidiaries as of March 3, 2001 and February 26, 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended March 3, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of PCS Holding Corporation (a consolidated subsidiary of Rite Aid Corporation), which has been included in discontinued operations in the accompanying consolidated financial statements, which statements reflect total assets constituting 17% of consolidated total assets as of February 26, 2000, and revenues of $1,264.7 million and $104.3 million for the years ended February 26, 2000 and February 27, 1999, respectively. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for PCS Holding Corporation, is based solely on the report of such other auditors.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

   In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of Rite Aid Corporation and subsidiaries at March 3, 2001, and February 26, 2000, and the results of their operations and their cash flows for each of the three years in the period ended March 3, 2001, in conformity with accounting principles generally accepted in the United States of America.

   As discussed in Note 3 to the consolidated financial statements, the Company changed its application of the last-in, first-out ("LIFO") method of accounting for inventory in 2000.


/s/ DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
May 8, 2001, except for Note 25,
    as to which the date is May 16, 2001

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholder
PCS Holding Corporation

   We have audited the consolidated balance sheets of PCS Holding Corporation and Subsidiaries (the Company) as of February 27, 1999 and February 26, 2000, and the related consolidated statements of operations, shareholder's equity, and cash flows for the thirty-six days ended February 27, 1999 and the year ended February 26, 2000 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PCS Holding Corporation and Subsidiaries at February 27, 1999 and February 26, 2000, and the consolidated results of their operations and their cash flows for the thirty-six days ended February 27, 1999 and the year ended February 26, 2000, in conformity with accounting principles generally accepted in the United States.


                                               /s/ ERNST & YOUNG LLP


April 21, 2000

                     RITE AID CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (In thousands of dollars, except share amounts)

                                               March 3, 2001   February 26, 2000
                                               -------------   -----------------
        ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ................     $    92,290       $   179,757
 Accounts receivable, net  ................         503,527           152,035
 Inventories, net  ........................       2,444,525         2,472,437
 Investment in AdvancePCS  ................         491,198                --
 Refundable income taxes ..................              --           147,599
 Prepaid expenses and other current assets           85,292            63,659
                                                -----------       -----------
   Total current assets....................       3,616,832         3,015,487
PROPERTY, PLANT AND EQUIPMENT, NET ........       3,041,008         3,445,828
GOODWILL AND OTHER INTANGIBLES ............       1,067,339         1,258,108
OTHER ASSETS ..............................         188,732           235,398
DEFERRED TAX ASSET ........................              --           146,917
NET NON-CURRENT ASSETS OF DISCONTINUED
  OPERATIONS...............................              --         1,743,828
                                                -----------       -----------
   Total assets............................     $ 7,913,911       $ 9,845,566
                                                ===========       ===========
        LIABILITIES AND STOCKHOLDERS'
              EQUITY (DEFICIT)
CURRENT LIABILITIES:
 Current lease financing obligations ......     $    28,603       $    25,964
 Short-term debt and current maturities of
  long-term debt ..........................           8,353            76,086
 Accounts payable  ........................         896,390           854,062
 Sales and other taxes payable ............          31,562            33,662
 Accrued salaries, wages and other current
  liabilities .............................         696,047           883,003
 Net current liabilities of discontinued
  operations...............................              --           390,053
                                                -----------       -----------
   Total current liabilities...............       1,660,955         2,262,830
CONVERTIBLE SUBORDINATED NOTES  ...........         357,324           649,986
LONG-TERM DEBT LESS CURRENT MATURITIES  ...       4,428,871         4,738,661
LEASE FINANCING OBLIGATIONS LESS CURRENT
  MATURITIES...............................       1,071,397         1,122,171
OTHER NONCURRENT LIABILITIES ..............         730,342           619,952
                                                -----------       -----------
   Total liabilities.......................       8,248,889         9,393,600
COMMITMENTS AND CONTINGENCIES  ............              --                --
REDEEMABLE PREFERRED STOCK ................          19,457            19,457
STOCKHOLDERS' EQUITY (DEFICIT):
 Preferred stock, par value $1 per share;
   liquidation value $100 per
   share; 20,000,000 shares authorized:
   shares issued -- 3,340,000
   and 3,083,000...........................         333,974           308,250
 Common stock, par value $1 per share;
   600,000,000 shares authorized: shares
   issued and outstanding -- 348,055,000
   and 259,927,000.........................         348,055           259,927
 Additional paid-in capital ...............       2,065,301         1,292,337
 Accumulated deficit ......................      (3,171,956)       (1,421,817)
 Deferred compensation ....................          19,782            (6,188)
 Accumulated other comprehensive income ...          50,409                --
                                                -----------       -----------
   Total stockholders' equity (deficit)....        (354,435)          432,509
                                                -----------       -----------
   Total liabilities and stockholders'
     equity (deficit)......................     $ 7,913,911       $ 9,845,566
                                                ===========       ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     RITE AID CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands of dollars, except per share amounts)

                                                                                                         Year Ended
                                                                                         ------------------------------------------
                                                                                           March 3,     February 26,   February 27,
                                                                                             2001           2000           1999
                                                                                          (53 weeks)     (52 weeks)     (52 weeks)
                                                                                         -----------    ------------   ------------
REVENUES.............................................................................    $14,516,865    $13,338,947     $12,438,442
COSTS AND EXPENSES:
 Cost of goods sold, including occupancy costs.......................................     11,151,490     10,213,428       9,406,831
 Selling, general and administrative expenses........................................      3,458,307      3,607,810       3,200,563
 Goodwill amortization...............................................................         20,670         24,457          26,055
 Store closing and impairment charges................................................        388,078        139,448         195,359
 Interest expense....................................................................        649,926        542,028         274,826
 Loss on debt conversions and modifications..........................................        100,556             --              --
 Share of loss from equity investments...............................................         36,675         15,181             448
 Gain on sale of fixed assets........................................................         (6,030)       (80,109)             --
                                                                                         -----------    ------------   ------------
                                                                                          15,799,672     14,462,243      13,104,082
                                                                                         -----------    ------------   ------------
 Loss from continuing operations before income taxes and
   cumulative effect of accounting change............................................     (1,282,807)    (1,123,296)       (665,640)
INCOME TAX EXPENSE (BENEFIT).........................................................        148,957         (8,375)       (216,941)
                                                                                         -----------    -----------     -----------
 Loss from continuing operations before cumulative effect
   of accounting change..............................................................     (1,431,764)    (1,114,921)       (448,699)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
  including income tax expense (benefit) of $13,846, $30,903, and $(5,925)...........         11,335          9,178         (12,823)
LOSS ON DISPOSAL OF DISCONTINUED OPERATIONS,
  net of income tax benefit of $734..................................................       (168,795)            --              --
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
  net of income tax benefit of $18,200...............................................             --        (27,300)             --
                                                                                         -----------    ------------   ------------
    NET LOSS.........................................................................    $(1,589,224)   $(1,133,043)    $  (461,522)
                                                                                         ===========    ============   ============
COMPUTATION OF LOSS APPLICABLE TO COMMON STOCKHOLDERS:
 Net loss............................................................................    $(1,589,224)   $(1,133,043)    $  (461,522)
 Accretion of redeemable preferred stock.............................................             --            (97)             --
 Preferred stock conversion reset....................................................       (160,915)            --              --
 Cumulative preferred stock dividends................................................        (25,724)       (10,110)           (627)
                                                                                         -----------    ------------   ------------
    Loss applicable to common stockholders...........................................    $(1,775,863)   $(1,143,250)    $  (462,149)
                                                                                         ===========    ============   ============
BASIC AND DILUTED (LOSS) INCOME PER SHARE:
 Loss from continuing operations.....................................................    $     (5.15)   $     (4.34)    $     (1.74)
 Income (loss) from discontinued operations..........................................          (0.50)          0.04           (0.05)
 Cumulative effect of accounting change, net.........................................             --          (0.11)             --
                                                                                         -----------    ------------   ------------
    Net loss per share...............................................................    $     (5.65)   $     (4.41)    $     (1.79)
                                                                                         ===========    ============   ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     RITE AID CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
                    (In thousands, except per share amounts)


                                           Preferred Stock               Common Stock      Additional     Retained
                                   -------------------------------    ------------------     Paid-in      Earnings
                                   Shares    Class A      Class B     Shares     Issued      Capital      (Deficit)
                                   ------   ---------    ---------   -------    --------   ----------    -----------
BALANCE FEBRUARY 28, 1998......       --           --           --   258,214    $258,214   $1,354,917    $   285,859
Net loss.......................                                                                             (461,522)
Other comprehensive income --
 Minimum pension liability
  adjustment...................
 Comprehensive loss ...........
Stock options exercised........                                          633         633        8,603
Stock option income tax benefit                                                                 5,807
Stock grants...................                                           14          14          669
Bond conversion................                                                                     9
Cash dividends paid on common
  stock ($.4375 per share).....                                                                             (113,111)
                                   -----    ---------    ---------   -------    --------   ----------    -----------
BALANCE FEBRUARY 27, 1999......       --           --           --   258,861     258,861    1,370,005       (288,774)
Net loss.......................                                                                           (1,133,043)
Other comprehensive income --
 Minimum pension liability
  adjustment...................
 Comprehensive loss ...........
Issuance of preferred shares...    3,000      300,000
Exchange of preferred shares...              (300,000)     300,000
Stock options exercised........                                           66          66          814
Stock option income tax benefit                                                                   243
Stock grants...................                                        1,000       1,000        7,250
Issuance of common stock
  warrants.....................                                                                 8,500
Bond conversion................                                                                     5
Dividends on preferred stock...       83                     8,250                             (8,250)
Increase resulting from sale of
  stock by equity method
  investee.....................                                                                 2,929
Cash dividends paid on common
  stock ($.3450 per share).....                                                               (89,159)
                                   -----    ---------    ---------   -------    --------   ----------    -----------
BALANCE FEBRUARY 26, 2000......    3,083           --      308,250   259,927     259,927    1,292,337     (1,421,817)
Net loss.......................                                                                           (1,589,224)
Other comprehensive (loss) --
 Minimum pension liability
  adjustment...................
 Appreciation of investment in
  AdvancePCS...................
 Comprehensive loss ...........
Preferred stock conversion
  reset........................                           (160,915)                           160,915
Accretion of convertible
  preferred stock..............                            160,915                                          (160,915)
Stock grants...................                                        4,004       4,004       18,793
Bond conversion................                                       84,124      84,124      604,574
Deferred compensation plans....
Dividends on preferred stock...      257                    25,724                            (25,724)
Increase resulting from sale of
  stock by equity method
  investee.....................                                                                14,406
                                   -----    ---------    ---------   -------    --------   ----------    -----------
BALANCE MARCH 3, 2001..........    3,340    $      --    $ 333,974   348,055    $348,055   $2,065,301    $(3,171,956)
                                   =====    =========    =========   =======    ========   ==========    ===========


                                                   Accumulated
                                                      Other
                                     Deferred     Comprehensive
                                   Compensation       Income          Total
                                   ------------   -------------    -----------
BALANCE FEBRUARY 28, 1998......            --        $  (787)      $ 1,898,203
Net loss.......................                                       (461,522)
Other comprehensive income --
 Minimum pension liability
  adjustment...................                          312               312
                                                                   -----------
 Comprehensive loss ...........                                       (461,210)
Stock options exercised........                                          9,236
Stock option income tax benefit                                          5,807
Stock grants...................                                            683
Bond conversion................                                              9
Cash dividends paid on common
  stock ($.4375 per share).....                                       (113,111)
                                     --------        -------       -----------
BALANCE FEBRUARY 27, 1999......            --           (475)        1,339,617
Net loss.......................                                     (1,133,043)
Other comprehensive income --
 Minimum pension liability
  adjustment...................                          475               475
                                                                   -----------
 Comprehensive loss ...........                                     (1,132,568)
Issuance of preferred shares...                                        300,000
Exchange of preferred shares...                                             --
Stock options exercised........                                            880
Stock option income tax benefit                                            243
Stock grants...................        (6,188)                           2,062
Issuance of common stock
  warrants.....................                                          8,500
Bond conversion................                                              5
Dividends on preferred stock...                                             --
Increase resulting from sale of
  stock by equity method
  investee.....................                                          2,929
Cash dividends paid on common
  stock ($.3450 per share).....                                        (89,159)
                                     --------        -------       -----------
BALANCE FEBRUARY 26, 2000......        (6,188)            --           432,509
Net loss.......................                                     (1,589,224)
Other comprehensive (loss) --
 Minimum pension liability
  adjustment...................                         (622)             (622)
 Appreciation of investment in
  AdvancePCS...................                       51,031            51,031
                                                                   -----------
 Comprehensive loss ...........                                     (1,538,815)
Preferred stock conversion
  reset........................                                             --
Accretion of convertible
  preferred stock..............                                             --
Stock grants...................       (10,410)                          12,387
Bond conversion................                                        688,698
Deferred compensation plans....        36,380                           36,380
Dividends on preferred stock...                                             --
Increase resulting from sale of
  stock by equity method
  investee.....................                                         14,406
                                     --------        -------       -----------
BALANCE MARCH 3, 2001..........      $ 19,782        $50,409       $  (354,435)
                                     ========        =======       ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements

                     RITE AID CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (In thousands of dollars)

                                                                                                         Year Ended
                                                                                         ------------------------------------------
                                                                                           March 3,     February 26,   February 27,
                                                                                             2001           2000           1999
                                                                                         -----------    ------------   ------------
OPERATING ACTIVITIES:
 Net loss............................................................................    $(1,589,224)   $(1,133,043)    $  (461,522)
 Income (loss) from discontinued operations..........................................         11,335          9,178         (12,823)
 Loss on disposal of discontinued operations.........................................       (168,795)            --              --
                                                                                         -----------    -----------     -----------
 Loss from continuing operations.....................................................     (1,431,764)    (1,142,221)       (448,699)
 Adjustments to reconcile to net cash (used in) provided by operations:
   Cumulative effect of change in accounting method..................................             --         27,300              --
   Depreciation and amortization.....................................................        384,066        443,974         379,793
   Store closings and impairment loss................................................        388,078        139,448         195,359
   Gain on sale of fixed assets......................................................         (6,030)       (80,109)             --
   Stock based compensation..........................................................         45,865             --              --
   Write-off of deferred tax asset...................................................        146,917             --              --
   Loss on debt conversions and modifications........................................        100,556             --              --
   Changes in operating assets and liabilities, net of acquisitions:
    Accounts receivable..............................................................       (351,492)       (79,156)         (3,833)
    Inventories......................................................................         27,912         77,963         415,459
    Income taxes receivable/payable..................................................        147,599         25,390        (278,652)
    Accounts payable.................................................................        (66,462)      (278,073)       (129,500)
    Other liabilities................................................................       (148,880)       196,938         103,836
    Other............................................................................         59,081         45,448          43,092
                                                                                         -----------    -----------     -----------
    Net cash (used in) provided by continuing operations.............................       (704,554)      (623,098)        276,855
    Net cash provided by (used in) discontinued operations...........................          3,758        365,375        (227,925)
                                                                                         -----------    -----------     -----------
    Net cash (used in) provided by operating activities..............................       (700,796)      (257,723)         48,930
                                                                                         -----------    -----------     -----------
INVESTING ACTIVITIES:
 Expenditures for property, plant and equipment......................................       (132,504)      (573,287)     (1,222,674)
 Purchases of businesses, net of cash acquired.......................................             --        (24,454)     (1,390,620)
 Net investment in equity method investee............................................             --         (8,125)             --
 Intangible assets acquired..........................................................         (9,000)       (67,783)        (91,749)
 Proceeds from sale of discontinued operations.......................................        710,557             --              --
 Proceeds from dispositions..........................................................        108,600        169,537              --
                                                                                         -----------    -----------     -----------
    Net cash provided by (used in) continuing operations.............................        677,653       (504,112)     (2,705,043)
    Net cash used in discontinued operations.........................................             --        (48,021)         (4,205)
                                                                                         -----------    -----------     -----------
    Net cash provided by (used in) investing activities..............................        677,653       (552,133)     (2,709,248)
                                                                                         -----------    -----------     -----------
FINANCING ACTIVITIES:
 Net proceeds from the issuance of long-term debt....................................             --      1,600,000         895,878
 Net change in bank credit facilities................................................        324,899        716,073              --
 Net (payments) proceeds of commercial paper borrowings..............................       (192,000)    (1,591,125)      1,383,125
 Net proceeds from the issuance of preferred stock...................................             --        300,000              --
 Net proceeds from the issuance of redeemable preferred stock........................             --             --          23,559
 Repurchase of redeemable preferred stock............................................             --        (10,000)             --
 Proceeds from leasing obligations...................................................          6,992         74,898         504,990
 Principal payments on long-term debt................................................       (126,122)       (68,113)        (39,557)
 Cash dividends paid.................................................................             --        (89,159)       (113,111)
 Net proceeds from the issuance of common stock......................................             --            880             683
 Deferred financing costs paid.......................................................        (78,093)       (34,984)         (5,928)
 Other...............................................................................             --          6,621          10,702
                                                                                         -----------    -----------     -----------
    Net cash provided by (used in) financing activities..............................        (64,324)       905,091       2,660,341
                                                                                         -----------    -----------     -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....................................        (87,467)        95,235              23
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.........................................        179,757         84,522          84,499
                                                                                         -----------    -----------     -----------
CASH AND CASH EQUIVALENTS, END OF YEAR...............................................    $    92,290    $   179,757     $    84,522
                                                                                         ===========    ===========     ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     RITE AID CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

1. Results of Operations and Financing

   During fiscal 2001, 2000 and 1999, the Company incurred net losses of $1,589,224, $1,133,043 and $461,522, respectively, and during fiscal 2001 net cash used in operating activities from continuing operations was $704,554.

   Since December 1999, management of the Company has taken a series of steps intended to stabilize and improve the operating results of the Company. Management believes that available cash and cash equivalents together with cash flow from operations, available borrowings under the senior credit facility and other sources of liquidity (including asset sales) will be sufficient to fund the Company's operating activities, investing activities and debt maturities for fiscal 2002. In addition, management believes that the Company will be in compliance with its existing debt covenant requirements throughout fiscal 2002. However, a substantial portion of its indebtedness which matures in August and September 2002 will require the Company to refinance the indebtedness at or before that time.

2. Summary of Significant Accounting Policies

 Description of Business
   The Company is a Delaware corporation and through its wholly-owned subsidiaries, operates retail drugstores in the United States. It is one of the largest retail drugstore chains in the United States, with 3,648 stores in operation as of March 3, 2001. The Company's drugstores' primary business is pharmacy services. It also sells a full selection of health and beauty aids and personal care products, seasonal merchandise and a large private label product line.

   The Company's continuing operations consists solely of the retail drug segment. Revenues from its retail drug stores are derived from:

                                                          Year Ended
                                    ------------------------------------------------------
                                    March 3, 2001   February 26, 2000    February 27, 1999
                                    -------------   -----------------    -----------------
   Pharmacy.....................     $ 8,639,288       $ 7,788,404          $ 6,737,710
   Front-end....................       5,877,577         5,550,543            5,700,732
                                     -----------       -----------          -----------
                                     $14,516,865       $13,338,947          $12,438,442
                                     ===========       ===========          ===========


 Discontinued Operations
   On October 2, 2000, the Company sold its wholly owned subsidiary PCS Health Systems, Inc. ("PCS"), a pharmacy benefits manager ("PBM"). Accordingly, for financial statement purposes, the assets, liabilities, results of operations and cash flows of this business have been segregated from those of continuing operations and are presented in the Company's financial statements as discontinued operations (see Note 24).

 Fiscal Year
   The Company's fiscal year ends on the Saturday closest to February 28. The fiscal year ended March 3, 2001 included 53 weeks. The fiscal years ended February 26, 2000 and February 27, 1999 both included 52 weeks.

 Reclassifications
   Certain reclassifications have been made to prior years' amounts to conform to current year classifications.

 Principles of Consolidation
   The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies -- (Continued)

 Cash and Cash Equivalents
   Cash and cash equivalents consist of cash on hand, and highly liquid investments which are readily convertible to known amounts of cash and which have original maturities of three months or less when purchased.

 Inventories
   Inventories are stated at the lower of cost or market. Inventory balances include capitalization of certain costs related to purchasing, freight, and handling costs associated with placing inventory in its location and condition for sale. The Company uses the last-in, first-out ("LIFO") method of accounting for substantially all of its inventories (see Note 3). At March 3, 2001 and February 26, 2000, inventories were $381,466 and $340,740, respectively, lower than the amounts that would have been reported using the first-in, first-out ("FIFO") method. The Company calculates its FIFO inventory valuation using the retail method for store inventories and the cost method for warehouse inventories. The LIFO charge was $40,726, $34,614 and $36,469 for fiscal years 2001, 2000 and 1999, respectively.

 Impairment of Long-Lived Assets
   Asset impairments are recorded when the carrying value of assets are not recoverable. For purposes of recognizing and measuring impairment of long-lived assets, the Company categorizes assets of operating stores as "Assets to Be Held and Used" and assets of stores that have been closed as "Assets to Be Disposed Of". The Company evaluates assets at the store level because this is the lowest level of identifiable cash flows ascertainable to evaluate impairment. Assets being tested for recoverability at the store level include tangible long-lived assets, identifiable intangibles and allocable goodwill that arose in purchase business combinations. Corporate assets to be held and used are evaluated for impairment based on excess cash flows from the stores that support those assets. Enterprise goodwill not associated with assets being tested for impairment is evaluated based on a comparison of undiscounted future cash flows of the enterprise compared to the related net book value of the enterprise.

   The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset.

 Property, Plant and Equipment
   Property, plant and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the following useful lives: buildings - 30 to 45 years; equipment - 3 to 15 years.

   Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the term of the lease. Capitalized lease assets are recorded at the present value of minimum lease payments and amortized over the estimated economic life of the related property or term of the lease.

   The Company capitalizes direct internal and external development costs and direct external application development costs associated with internal-use software. Neither preliminary evaluation costs nor costs associated with the software after implementation are capitalized. For fiscal years 2001, 2000 and 1999, the Company capitalized costs of approximately $1,227, $4,595 and $9,667, respectively.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies -- (Continued)

 Intangible Assets
   Goodwill represents the excess of acquisition cost over the fair value of the net assets of acquired entities and is being amortized on a straight-line basis over 40 years. The value of favorable and unfavorable leases on stores acquired in business combinations are amortized over the terms of the leases on a straight-line basis. Patient prescription files purchased and those acquired in business combinations are amortized over their estimated useful lives of five to fifteen years. The value of assembled workforce acquired is amortized over its useful life of five years.

 Investments in Fifty Percent or Less Owned Subsidiaries
   Investments in affiliated entities for which the Company has the ability to exercise significant influence, but not control over the investee, and generally an ownership interest of the common stock of between 20% and 50%, are accounted for under the equity method of accounting and are included in other assets. Under the equity method of accounting, the Company's share of the investee's earnings or loss is included in the consolidated statements of operations. The portion of the Company's investment in an equity-method investee that exceeds its share of the underlying net equity of the investee, if any, is amortized over 7 to 30 years.

 Revenue Recognition
   The Company recognizes revenue from the sale of merchandise at the time the merchandise is sold. The Company records revenue net of an allowance for estimated future returns. Return activity is immaterial to revenues and results of operations in all periods presented.

 Vendor Rebates and Allowances
   Rebates and allowances received from vendors that are based on future purchases are initially deferred and are recognized as a reduction of cost of goods sold when the related inventory is sold. Rebates and allowances not tied directly to purchases are recognized as a reduction of selling, general and administrative expense on a straight-line basis over the related contract term.

 Stock-Based Compensation
   The Company accounts for its employee and director stock-based compensation plans under APB Opinion No. 25.

 Store Preopening Expenses and Closing Costs
   Costs incurred prior to the opening of a new store, associated with a remodeled store or related to the opening of a distribution facility, are charged against earnings as administrative and general expenses when incurred. When a store is closed, the Company expenses unrecoverable costs and accrues a liability equal to the present value of the remaining lease obligations, net of expected sublease income. Other store closing and liquidation costs are expensed when incurred and included in cost of goods sold.

 Advertising
   Advertising costs are expensed as incurred. Advertising expenses, net of reimbursements, for fiscal 2001, 2000 and 1999 were $214,891, $194,880 and $223,000, respectively.

 Insurance
   The Company is self-insured for certain general liability and workers' compensation claims. For claims that are self-insured, stop-loss insurance coverage is maintained for workers' compensation occurrences exceeding $250 and general liability occurrences exceeding $1,000. The Company utilizes actuarial studies as the basis for developing reported claims and estimating claims incurred but not reported relating to the Company's self-insurance. Workers' compensation claims are discounted to present value using a risk-free interest rate.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies -- (Continued)

   The Company is self-insured for all covered employee medical claims.

 Income Taxes
   Deferred income taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred income tax expense (benefit) represents the change during the reporting period in the deferred tax assets and deferred tax liabilities, net of the effect of acquisitions and dispositions. Deferred tax assets include tax loss and credit carryforwards and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

 Use of Estimates
   The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Significant Concentrations
   During fiscal 2001, the Company purchased approximately 93% of the dollar volume of its prescription drugs from a single supplier, McKesson HBOC, Inc. ("McKesson"), under a contract expiring April 2004. With limited exceptions, the Company is required to purchase all of its branded pharmaceutical products from McKesson. If the Company's relationship with McKesson was disrupted, the Company could have difficulty filling prescriptions, which would negatively impact the business.

 Derivatives
   The Company enters into interest rate swap agreements to hedge the exposure to increasing rates with respect to its variable rate debt. The differential to be paid or received as a result of these swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense related to the variable rate debt.

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 is effective for all fiscal years beginning after June 15, 2000. SFAS 133, as amended by SFAS 138, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, will be required to be recorded on the balance sheet at fair value. If the derivative is designated and effective as a fair value hedge, the changes in the fair value of the derivative and the changes in the hedged item attributable to the hedged risk will be recognized in earnings. If the derivative is designated and effective as a cash-flow hedge, changes in the fair value of the effective portion of the derivative will be recorded in other comprehensive income ("OCI") and will be recognized in the income statement when the hedged item affects earnings. SFAS 133 defines new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings. On March 4, 2001, in connection with the adoption of the new Statement, the Company will record a reduction of approximately $29,000 in OCI as a cumulative transition adjustment for derivatives designated as cash flow-type hedges prior to adopting SFAS 133.

   Certain issues currently under consideration by the Derivatives Implementation Group ("DIG") may make it more difficult to qualify for cash flow hedge accounting in the future. Pending the results of the DIG deliberations, changes in the fair value of the Company's interest rate swaps may be recorded as a component of net income.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

3. Change in Accounting Method

   In fiscal 2000, the Company changed its application of the LIFO method of accounting by restructuring its LIFO pool structure through a combination of certain existing geographic pools. The reduction in the number of LIFO pools was made to more closely align the LIFO pool structure to the Company's store merchandise categories. The effect of this change in fiscal 2000 was a charge of $6,840 (net of income tax benefit of $4,560), or $.03 per diluted common share. The cumulative effect of the accounting change on periods prior to fiscal 2000 was a charge of $27,300 (net of income tax benefit of $18,200), or $.11 per diluted common share. The pro forma effect of this accounting change would have been a reduction in income of $6,360 (net of income tax benefit of $4,240) or $.02 per diluted common share for fiscal 1999.

4. Acquisitions and Dispositions

   On March 3, 1999, the Company purchased 25 drugstores from Edgehill Drugs, Inc. The purchase price was $24,454, net of cash acquired of $12. This acquisition was accounted for under the purchase method of accounting. The results of operations have been included in these consolidated financial statements since the date of acquisition.

   In September 1999, the Company signed a contract to sell 38 drugstores in California to Longs Drug Stores California, Inc. (Longs). During the third quarter of fiscal 2000, 32 stores were transferred to Longs and two stores were transferred in the first quarter of fiscal 2001. The remaining four stores were retained by the Company. A pre-tax gain of $80,109 was recognized in the third quarter of fiscal 2000 for the stores that were sold in that year. The immaterial gain on the sale of the two stores was recognized by the Company in fiscal 2001.

5. Earnings Per Share

   Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company subject to anti-dilution limitations.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

5. Earnings Per Share -- (Continued)


                                                              Year Ended
                                             -------------------------------------------
                                               March 3,      February 26,   February 27,
                                                 2001            2000           1999
                                             ------------    ------------   ------------
Numerator for earnings per share:
   Loss from continuing operations before
    cumulative effect of accounting
    change, net of tax ...................   $ (1,431,764)   $ (1,114,921)  $   (448,699)
   Accretion of redeemable preferred
    stock ................................                            (97)            --
   Preferred stock conversion reset ......       (160,915)
   Cumulative preferred stock dividends ..        (25,724)        (10,110)          (627)
                                             ------------    ------------   ------------
   Loss before cumulative effect of
    accounting change attributable to
    common stockholders ..................     (1,618,403)     (1,125,128)      (449,326)
   Net income (loss) from discontinued
    operations, net of tax ...............         11,335           9,178        (12,823)
   Loss on disposal of discontinued
    operations, net of tax ...............       (168,795)             --             --
                                             ------------    ------------   ------------
   Total income (loss) from discontinued
    operations ...........................       (157,460)          9,178        (12,823)
   Cumulative effect of accounting
    change................................             --         (27,300)            --
                                             ------------    ------------   ------------
Net loss attributable to common
  stockholders............................   $ (1,775,863)   $ (1,143,250)  $   (462,149)
                                             ============    ============   ============
Denominator:
   Basic weighted average shares .........    314,189,280     259,139,000    258,516,000
   Diluted weighted average shares .......    314,189,280     259,139,000    258,516,000
Basic and diluted loss per share:
   Loss from continuing operations .......   $      (5.15)   $      (4.34)  $      (1.74)
   Income (loss) from discontinued
    operations ...........................          (0.50)           0.04          (0.05)
   Cumulative effect of accounting
    change, net ..........................             --           (0.11)            --
                                             ------------    ------------   ------------
   Net loss per share ....................   $      (5.65)   $      (4.41)  $      (1.79)
                                             ============    ============   ============


   In fiscal 2001, 2000 and 1999, no potential shares of common stock have been included in the calculation of diluted earnings per share because of the losses reported. At March 3, 2001, an aggregate of 126,526,540 potential common shares related to stock options, convertible preferred stock, convertible notes, warrants, stock appreciation rights and other have been excluded from the computation of diluted earnings per share.

6. Store Closing and Impairment Charges

   Store closing and impairment charges consist of:

                                                            Year Ended
                                             ---------------------------------------
                                             March 3,    February 26,   February 27,
                                               2001          2000           1999
                                             --------    ------------   ------------
Impairment charges .......................   $214,224      $120,593       $ 87,666
Store lease exit costs ...................     57,668        18,855        107,693
Impairment of investments ................    116,186            --             --
                                             --------      --------       --------
                                             $388,078      $139,448       $195,359
                                             ========      ========       ========


 Impairment charges
   In fiscal 2001, 2000, and 1999 store closing and impairment charges include non-cash charges of $214,224, $120,593 and $87,666 respectively, for the impairment of long-lived assets (including allocable

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

6. Store Closing and Impairment Charges -- (Continued)

goodwill) at 495, 249 and 270 stores. These amounts include the write-down of long-lived assets at stores that were assessed for impairment because of management's intention to relocate or close the store or because of changes in circumstances that indicate the carrying value of an asset may not be recoverable.

 Store lease exit costs
   During fiscal 2001, 2000, and 1999, the Company recorded charges for 144, 224, and 422 stores, respectively, to be closed or relocated that were under long-term leases. Costs incurred to close a store, which principally include lease termination costs, are recorded at the time management commits to closing the store, which is the date the closure is formally approved by senior management, or in the case of a store to be relocated, the date the new property is leased or purchased. The Company calculates its liability for closed stores on a store-by-store basis. The calculation includes future minimum lease payments and related ancillary costs, from the date of closure to the end of the remaining lease term, net of estimated cost recoveries that may be achieved through subletting properties or through favorable lease terminations. As a result of focused efforts on cost recoveries for closed stores during fiscal 2001, the Company has experienced improved results, which has been reflected in the assumptions about future sublease income. This liability is discounted using a risk-free rate of interest. The Company evaluates these assumptions each quarter and adjusts the liability accordingly. The discount rates used to determine the liability were 4.71%, 6.60% and 5.22% at March 3, 2001, February 26, 2000 and February 27, 1999,
respectively.

   Subsequent to the recording of lease accruals, management determined that certain stores would remain open or would not relocate. Accordingly, the Company reversed charges of $13,232 and $10,490 in fiscal 2001 and 2000, respectively, for lease accruals previously established for those stores.

   The reserve for store lease exit costs includes the following activity:

                                                            Year Ended
                                             ---------------------------------------
                                             March 3,    February 26,   February 27,
                                               2001          2000           1999
                                             --------    ------------   ------------
 Balance--beginning of year ..............   $212,812     $ 246,805       $ 191,453
   Provision for present value of
    noncancellable lease payments of
    stores designated to be closed .......    102,495        58,324          94,404
   Changes in assumptions about future
    sublease income, terminations, etc.
    and change of interest rate ..........    (31,595)      (28,979)         13,289
   Reversals of reserves for stores that
    management has determined will remain
    open .................................    (13,232)      (10,490)             --
   Interest accretion ....................     11,552        13,251           8,069
   Cash payments, net of sublease income .    (49,024)      (66,099)        (60,410)
                                             --------     ---------       ---------
 Balance--end of year ....................   $233,008      $212,812        $246,805
                                             ========     =========       =========


   In addition to store closings, the Company also closed or relocated certain distribution centers in its efforts to consolidate operations. During the second quarter of fiscal 2000, management approved a plan to close its leased distribution center in Las Vegas, Nevada and terminate all of its employees and, as a result, accrued termination benefit payments of $1,634 in the second quarter of 2000, with the charge included in selling, general and administrative expenses. Severance payments of $1,165 were made during fiscal year 2000 leaving a remaining liability of $469 at February 26, 2000, with remaining payments made during fiscal 2001. The operating lease for the distribution center was terminated in May 2000 at the end of the lease term with no additional liability to the Company.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

6. Store Closing and Impairment Charges -- (Continued)

   In the third quarter of fiscal 2000, management announced plans to close its South Nitro, West Virginia distribution center in the summer of 2000. As a result of this exit plan, the Company accrued termination benefits of $3,858 in the third quarter of fiscal 2000 for all of the 480 employees with the charge included in selling, general and administrative expenses. In the fourth quarter of fiscal 2000 management decided to not close the facility. However, prior to this decision the Company became obligated to pay $1,040 in severance costs related to 102 employees. The Company paid $540 in the fourth quarter of fiscal 2000 and the remaining $500 was paid in fiscal 2001. The remaining reserve of $2,818 was reversed to selling, general and administrative expenses in the fourth quarter of fiscal 2000.

   In the third quarter of fiscal 2000, management approved a plan to close and sell its Ogden, Utah distribution center. As a result of this exit plan, a liability of $2,256 for termination benefits for 500 employees were recorded through selling, general and administrative expenses in the third quarter of fiscal 2000 which were subsequently paid. Additionally, an impairment charge of $7,600 for long-lived assets was recorded in the third quarter of fiscal 2000. The facility was sold in March 2000.

 Impairment of investments
   The Company has an investment in the common stock of drugstore.com, which is accounted for under the equity method. The initial investment was valued based upon the initial public offering price of drugstore.com. During fiscal 2001, the Company recorded an impairment of its investment in drugstore.com of $112,123. This impairment charge was based upon a decline in the market value of drugstore.com's stock that the Company believes to be other than temporary.

   Additionally, the company recorded impairment charges of $4,063 for other investments.

7. Accounts Receivable

   During November 1997, the Company and certain of its subsidiaries entered into an agreement to sell, on an ongoing basis, a pool of accounts receivable to a wholly owned bankruptcy-remote special purpose funding subsidiary (the funding subsidiary) of the Company. The funding subsidiary sold an undivided fractional ownership interest in the pool of receivables to a securitization company. The accounts receivable sold to the funding subsidiary were not recognized on the Company's consolidated balance sheet. Under the terms of the agreement, new receivables were added to the pool as collections reduced previously sold accounts receivable. The Company serviced, administered and collected the receivables on behalf of the purchaser. The Company recognized no servicing asset or liability because the benefits of servicing were expected to represent adequate compensation for the services performed.

   In connection with the Company's refinancing in June 2000, all borrowings under the securitization program were repaid and the program was terminated. At the date of termination, $300,000 of receivables were recognized on the Company's consolidated balance sheet. Expenses of $7,855 and $18,052 associated with the securitization program through the date of termination were recognized for the years ended March 3, 2001 and February 26, 2000, respectively.

   The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable. The allowance for uncollectible accounts at March 3, 2001 and February 26, 2000 was $37,050 and $43,371, respectively. The Company's accounts receivable are due primarily from third-party providers (e.g., insurance companies and governmental agencies) under third-party payment plans and are booked net of any allowances provided for under the respective plans. Since payments due from third-party payers are sensitive to payment criteria changes and legislative actions, the allowance is reviewed continually and adjusted for accounts deemed uncollectible by management.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

8. Property, Plant and Equipment

   Following is a summary of property, plant and equipment, including capital lease assets, at March 3, 2001 and February 26, 2000:

                                                          2001           2000
                                                       -----------   -----------
 Land .............................................    $   668,561   $   733,979
 Buildings ........................................        932,083     1,010,133
 Leasehold improvements ...........................      1,192,815     1,262,590
 Equipment ........................................      1,413,890     1,469,881
 Construction in progress .........................         49,182        85,484
                                                       -----------   -----------
                                                         4,256,531     4,562,067
 Accumulated depreciation .........................     (1,215,523)   (1,116,239)
                                                       -----------   -----------
   Property, plant and equipment, net..............    $ 3,041,008   $ 3,445,828
                                                       ===========   ===========


   Depreciation expense, which includes the depreciation of assets recorded under capital leases, was $285,886 in fiscal 2001, $326,873 in fiscal 2000 and $269,184 in fiscal 1999.

   Substantially all of the Company's owned properties on which it operates stores are pledged as collateral under the Company's debt agreements. The carrying amount of assets to be disposed of is $64,131 and $113,454 at March 3, 2001 and February 26, 2000, respectively.

9. Investments in Fifty Percent or Less Owned Subsidiaries

   In July 1999, the Company purchased 9,334,746 of Series E Convertible Preferred Shares in drugstore.com, an on-line pharmacy, for cash of $8,125, including legal costs, and the Company's agreement to provide access to the Company's networks of pharmacies and third-party providers, advertising commitments and exclusivity agreements. Each of the Series E Convertible Preferred Shares were converted to one share of common stock at the time of drugstore.com's initial public offering late in July 1999 and represented 21.6% of the voting stock immediately after the initial public offering. The investment is recorded in other assets, was initially valued at $168,025, equal to the initial public offering price of $18 per share multiplied by the Company's shares. The Company accounts for the investment on the equity method because the Company has significant influence over drugstore.com resulting from its share of the voting stock, its right to appoint one board member and a number of significant operating agreements. Included in other noncurrent liabilities is the unamortized portion of the fair value of the operating agreements of $133,916 that is being amortized over 10 years, the life of the arrangements described above. As a result of the start-up nature of the drugstore.com, the Company recorded an increase to its investment of $14,406 and $2,929 and corresponding increases to equity in connection with the sale of stock by drugstore.com during fiscal 2001 and 2000, respectively. During fiscal 2001, the Company recorded an impairment of its investment in drugstore.com of $112,123. This impairment charge was based upon a decline in the market value of drugstore.com's stock that the Company believes to be other than temporary.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

9. Investments in Fifty Percent or Less Owned Subsidiaries -- (Continued)

   In June 1999, the Company sold its investment in Diversified Prescription Delivery LLC, a provider of mail order prescription delivery services. The sales price was $22,860 and resulted in a loss of $811. The investment was accounted for on the equity method with a carrying amount of $23,671 at the date of sale.

   In February 2000, the Company sold its investment in Stores Automated Systems, Inc. a manufacturer of integrated point of sale systems. The investment was accounted for on the equity method with a carrying amount of $8,005 at the date of sale. The $8,805 sales price included cash and forgiveness of payables, and resulted in a gain of $800.

10. Goodwill and Other Intangibles

   Following is a summary of intangible assets at March 3, 2001 and February 26, 2000:

                                                              2001          2000
                                                              ----          ----
   Goodwill ............................................   $  848,121    $  920,241
   Lease acquisition costs and favorable leases ........      670,789       713,970
   Prescription files ..................................      137,700       136,434
   Assembled workforce .................................       47,133        51,021
                                                           ----------    ----------
                                                            1,703,743     1,821,666
   Accumulated amortization ............................     (636,404)     (563,558)
                                                           ----------    ----------
                                                           $1,067,339    $1,258,108
                                                           ==========    ==========


11. Accrued Salaries, Wages, and Other Current Liabilities

   Accrued salaries wages and other current liabilities consist of the following at March 3, 2001 and February 26, 2000:

                                                               2001       2000
                                                               ----       ----
Accrued wages, benefits and other personnel costs .......    $280,126   $254,738
Accrued legal and other professional fees ...............      67,621    161,143
Accrued taxes payable ...................................       2,012    111,805
Accrued interest ........................................      85,307     61,427
Accrued lease exit costs ................................      37,042     42,413
Accrued rent and other occupancy costs ..................      79,111     62,087
Deferred income .........................................      24,543     19,143
Accrued store expense ...................................      30,057     38,443
Accrued property taxes ..................................      43,367     44,490
Other ...................................................      46,861     87,314
                                                             --------   --------
                                                             $696,047   $883,003
                                                             ========   ========

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

12. Income Taxes

   The provision for income taxes from continuing operations was as follows:

                                                                   Year Ended
                                             ------------------------------------------------------
                                             March 3, 2001    February 26, 2000   February 27, 1999
                                             -------------    -----------------   -----------------
Current tax expense (benefit):
   Federal ...............................      $     --          $(19,017)           $  22,163
   State .................................         3,078                --                   --
                                                --------          --------            ---------
                                                   3,078           (19,017)              22,163
Deferred tax (benefit):
   Federal ...............................       146,773            20,677             (228,776)
   State .................................          (894)          (10,035)             (10,328)
                                                --------          --------            ---------
                                                 145,879            10,642             (239,104)
                                                --------          --------            ---------
   Total income expense (benefit) ........      $148,957          $ (8,375)           $(216,941)
                                                ========          ========            =========


  A reconciliation of the provision for income taxes as presented on the consolidated statements of operations is as follows:

                                                                   Year Ended
                                             ------------------------------------------------------
                                             March 3, 2001    February 26, 2000   February 27, 1999
                                             -------------    -----------------   -----------------
Income tax expense (benefit) from
  continuing operations...................      $148,957          $ (8,375)           $ (216,941)
Income tax expense (benefit) from
  discontinued operations.................        13,846            30,903                (5,925)
Income tax (benefit) from loss on
  disposal of discontinued operations.....          (734)               --                    --
Income tax (benefit) related to
  cumulative effect of accounting change..            --           (18,200)                   --
                                                --------          --------            ----------
   Total income tax expense (benefit) ....      $162,069          $  4,328            $(222,866)
                                                ========          ========            ==========


   A reconciliation of the statutory federal rate and the effective rate, for continuing operations, is as follows:

                                                                   Year Ended
                                             ------------------------------------------------------
Percentage
  ----------                                 March 3, 2001    February 26, 2000   February 27, 1999
                                             -------------    -----------------   -----------------
Federal statutory rate ...................       (35.0)%            (35.0)%             (35.0)%
Nondeductible expenses ...................         6.0                3.4                 3.7
State income taxes, net ..................        (6.8)              (4.1)               (4.5)
Tax credits ..............................          --                (.8)               (1.4)
Valuation allowance ......................        47.4               34.9                 3.6
Other ....................................          --                 .9                 1.0
                                                 -----              -----               -----
Effective tax rate .......................        11.6%              (0.7)%             (32.6)%
                                                 =====              =====               =====


   The difference between the statutory federal rate and the reported amount of income tax expense attributable to discontinued operations is primarily due to nondeductible goodwill. The effective rate for fiscal 2001 reflects an increase in the valuation allowance due to the elimination of PCS deferred tax liabilities, resulting from its disposition.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

12. Income Taxes -- (Continued)

   The tax effect of temporary differences that give rise to significant components of deferred tax assets and liabilities consist of the following at March 3, 2001 and February 26, 2000:

                                                            2001          2000
                                                            ----          ----
Deferred tax assets:
   Accounts receivable...............................    $    31,113   $  43,762
   Accrued expenses..................................        147,427     141,332
   Liability for lease exit costs....................        125,284     113,907
   Pension, retirement and other benefits............         96,338      69,476
   Investment impairment.............................        108,733      59,863
   Other ............................................            370          --
   Credits ..........................................         58,533      69,840
   Net operating losses..............................        724,177     466,451
                                                         -----------   ---------
    Total gross deferred tax assets .................      1,291,975     964,631
Valuation allowance .................................     (1,031,287)   (475,174)
                                                         -----------   ---------
    Net deferred tax assets .........................        260,688     489,457
Deferred tax liabilities:
   Inventory.........................................        123,584     121,119
   Long-lived assets.................................        137,104     218,793
   Other.............................................             --       2,628
                                                         -----------   ---------
    Total gross deferred tax liabilities ............        260,688     342,540
                                                         -----------   ---------
Net deferred tax assets, all noncurrent .............    $        --   $ 146,917
                                                         ===========   =========


 Net Operating Losses, Capital Losses and Tax Credits
   At March 3, 2001 and February 26, 2000, the Company had federal net operating loss (NOL) carryforwards of $1,572,818 and $841,059, respectively, the majority of which expire between fiscal 2017 and 2021.

   At March 3, 2001 and February 26, 2000, the Company had state NOL carryforwards of $1,718,513 and $1,662,602, respectively, the majority of which expire by fiscal 2005 and the remaining balance by fiscal 2015.

   At March 3, 2001, due to the disposition of PCS, the Company incurred a $406,220 capital loss which will expire, if not offset by future capital gains, by fiscal 2006.

   At March 3, 2001 and February 26, 2000, the Company had federal business tax credit carryforwards of $49,597 and $61,394, the majority of which expire between fiscal 2017 and 2020. In addition to these credits, the Company has alternative minimum tax credit carryforwards of $8,935 and $7,512 at fiscal 2001 and 2000, respectively.

 Valuation Allowances
   The valuation allowances as of March 3, 2001, and February 26, 2000 were $1,031,287 and $475,174 respectively, and principally apply to NOL and tax credit carryforwards. The Company believes that it is more likely than not that those carryovers will not be realized. As a result of the decision to dispose of PCS, the Company recognized an increase in the valuation allowance of $146,917 in fiscal 2001.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

13. Indebtedness and Credit Agreements

   Following is a summary of indebtedness and lease financing obligations at March 3, 2001 and February 26, 2000:

                                                            2001         2000
                                                            ----         ----
Commercial paper borrowings. ........................    $       --   $  192,000
Term loan due 2000 ..................................            --      272,422
5.50% fixed-rate senior notes due 2000 ..............            --      200,000
6.70% notes due 2001 ................................         7,342      350,000
5.25% convertible subordinated notes due 2002 .......       357,324      649,986
Senior Facility .....................................       682,000           --
Revolving Credit facility due 2002 (amended and
  restated) ("RCF")..................................       730,268      716,073
Term loan due 2002 (amended and restated) ("PCS") ...       591,391    1,300,000
Exchange Debt .......................................       216,126           --
10.50% notes due 2002 ...............................       467,500           --
6.00% dealer remarketable securities due 2003 .......       187,650      200,000
6.00% fixed-rate senior notes due 2005 ..............       194,500      200,000
7.625% senior notes due 2005 ........................       198,000      200,000
7.125% notes due 2007 ...............................       350,000      350,000
6.125% fixed-rate senior notes due 2008 .............       150,000      150,000
6.875% senior debentures due 2013 ...................       200,000      200,000
3.50% to 10.475% industrial development bonds due
  through 2009.......................................         4,740        5,196
7.70% notes due 2027 ................................       300,000      300,000
6.875% fixed-rate senior notes due 2028 .............       150,000      150,000
Lease financing obligations .........................     1,100,000    1,148,135
Other ...............................................         7,707       29,056
                                                         ----------   ----------
                                                          5,894,548    6,612,868
Short-term debt, current maturities of long-term
  debt and lease financing obligations...............       (36,956)    (102,050)
                                                         ----------   ----------
Long-term debt and lease financing obligations, less
  current maturities.................................    $5,857,592   $6,510,818
                                                         ==========   ==========


   In June 2000, the Company entered into an interest rate swap contract that fixes the LIBOR component of $500,000 of the Company's variable rate debt at 7.083% for a two-year period. In July 2000, the Company entered into an additional interest rate swap that fixes the LIBOR component of an additional $500,000 of variable rate debt at 6.946% for a two-year period. The Company entered into these contracts to hedge its exposure to fluctuations in market interest rates. The differential to be paid or received as a result of these swap agreements was recorded as an adjustment to interest expense. At March 3, 2001, the Company would have had to pay $29,000 if it had terminated these contracts on that date.

 Refinancings
   On June 14, 2000, the Company obtained a $1,000,000 (increased to $1,100,000 in November 2000) senior secured credit facility (the Senior Facility) from a syndicate of banks. The Senior Facility is guaranteed by substantially all of the Company's wholly-owned subsidiaries, and the banks have a security interest in substantially all of those subsidiaries' accounts receivable, inventory, and intellectual property and a security interest in certain of their real property. Of this amount, $600,000 is in the form of a term loan and $500,000 is in the form of a revolving credit facility both due in August 2002 and both with interest at LIBOR plus 3.00%. Funds drawn under the term loan were used to repay $300,000 of drawings under the accounts receivable securitization program and to pay $200,000 for working capital and transaction expenses which are

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

13. Indebtedness and Credit Agreements -- (Continued)

being amortized over the term of the Senior Facility. Funds drawn from time to time under the revolving credit facility are used to fund current operations. In connection with the $100,000 term loan in November 6, 2000, the Company incurred fees of $3,528 which are being amortized over the period of the new term loans.

   The Senior Facility contains customary covenants, which place restrictions on the assumption of debt, the payment of dividends, mergers, liens and sale and leaseback transactions. The facility requires the Company to meet various financial ratios and limits capital expenditures. The Company was in compliance with its debt covenants as of March 3, 2001. For the three fiscal quarters ended March 3, 2001, those covenants required the company to maintain a minimum interest coverage ratio and a minimum fixed charge coverage ratio of
 .95:1, increasing to a minimum interest coverage ratio of 1.40:1 and a minimum fixed charge ratio of 1.19:1 for the four quarters ending June 1, 2002. For the three fiscal quarters ended March 3, 2001, the Company was required to have consolidated EBITDA (as defined in the Senior Facility) of no less than $364,000, increasing to $720,000 for the four fiscal quarters ending on June
1, 2002. For the three fiscal quarters ended March 3, 2001, capital expenditures were limited to $186,000, increasing to $243,000 for the four fiscal quarters ending June 1, 2002. As of March 3, 2001, the Company had additional borrowing capacity under the Senior Facility of $394,600.

   Also on June 14, 2000, the Company extended the maturity dates of the RCF credit facility and the PCS credit facility to August 2002. Borrowings under the PCS credit facility bear interest at LIBOR plus 3.25% and borrowings under the RCF credit facility bear interest at LIBOR plus 3.75%. These credit facilities contain restrictive covenants that place restrictions on the assumption of debt, the payment of dividends, mergers, liens and sale-leaseback transactions. These credit facilities also require the Company to satisfy financial covenants that are generally slightly less restrictive than the covenants in the Senior Facility. The facilities also limit the amount of our capital expenditures to $186,000 for the three quarters ended March 3, 2001, increasing to $243,000 for the four quarters ending June 1, 2002. Under the terms of these facilities, after giving effect to the $100,000 increase in the term loan, the Company is permitted to incur up to an additional $35,000 of indebtedness under the Senior Facility without the further consent of lenders. The PCS credit facility was originally secured by a first lien on the stock of PCS Health Systems, Inc. and the RCF credit facility was originally secured by a first lien on the stock of drugstore.com and a second lien on the stock of PCS Health Systems, Inc. Any amounts repaid under these facilities with the proceeds of asset sales may not be borrowed.

   In addition, on June 14, 2000 certain affiliates of J.P. Morgan Chase, which had lent the Company $300,000 under a demand note in June 1999 and who was also a lender under the RCF and PCS credit facilities, together with certain other lenders under the two credit facilities, agreed to exchange $274,782 of their loans for a new secured exchange debt obligation. The terms of the exchange debt are substantially the same as the terms of our RCF and PCS credit facilities and the interest rate is currently LIBOR plus 3.25%. The lenders of the exchange debt have the same collateral as they did with respect to their loans under the RCF and PCS credit facilities or demand note, as applicable, as well as a first lien on the Company's prescription files. Additionally, the Company issued three-year warrants to purchase 2,500,000 shares of common stock at $11.00 per share. The fair value assigned to the warrants was $8,500 and amortization was completed during fiscal 2001. The Company also paid and expensed $4,000 of advisory fees over a period of one year.

   Upon consummation of the sale of PCS on October 2, 2000, $575,000 of the cash portion of the proceeds was applied to reduce the outstanding balances of the PCS credit facility and the PCS exchange debt. In February 2001, the Company also applied $34,504 received from the final settlement of the PCS sale to reduce the PCS facilities. At March 3, 2001, the Company had $1,537,785 of borrowings outstanding under the PCS, RCF and related exchange debt facilities. Subsequent to March 3, 2001, the Company further

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

13. Indebtedness and Credit Agreements -- (Continued)

reduced the borrowings outstanding under the PCS and related exchange debt facilities by $484,104 utilizing the proceeds from the sale of AdvancePCS stock and repayment of AdvancePCS senior subordinated notes which it had received as part of the consideration for the sale.

   The Company also amended its existing guarantees of two synthetic lease transactions to provide substantially the same terms of our RCF and PCS credit facilities.

   In connection with modifications to the RCF and PCS credit facilities, the debt exchange for the 10.5% notes due 2002, the guarantee of the Prudential note, the exchange for exchange debt and the guarantee of the synthetic lease transactions, substantially all wholly-owned subsidiaries guaranteed the Company's obligations thereunder on a second priority basis. These subsidiary guarantees are secured by a second priority lien on the inventory, accounts receivable, intellectual property and some of the real estate assets of the subsidiary guarantors. Except to the extent previously secured, the Company's direct obligations under those facilities and guarantees remain unsecured.

 Exchange Offers
   In connection with the above refinancing on June 14, 2000, the Company exchanged $52,500 of its 5.5% fixed-rate senior notes due in December 2000 and $321,800 of its 6.7% notes due in December 2001 for $374,300 of 10.5% senior secured notes due 2002. The Company arranged with certain financial institutions to refinance $93,200 of the 5.5% notes when they become due with the 10.5% senior secured notes due 2002. These financial institutions purchased $16,710 of the 5.5% notes and $20,390 of the 6.7% notes on July 27, 2000; $53,814 of the 5.5% notes on September 13, 2000; and $476 of the 6.7%
notes on December 14, 2000; and exchanged the purchased notes with the Company for the 10.5% senior secured notes due 2002. The remaining 5.5% notes were retired in December 2000 with the Company's general corporate funds and the remaining forward purchase commitment. The Company recognized an aggregate loss of $6,200 in connection with the exchange and refinancing.

 Exchange of Debt for Equity
   Throughout and subsequent to fiscal 2001, the Company exchanged debt for equity as outlined in the table below:

                                                                                      Carrying               Additional
Debt Exchanged                                                                         Amount      Common     Paid-In        Gain
--------------                                                                       Exchanged     Stock      Capital       (Loss)
                                                                                     ---------    -------    ----------   ---------
Exchanged during the year ended March 3, 2001:
 PCS and RCF facilities and J.P. Morgan demand note ..............................    $284,820    $51,785     $220,088    $   5,189
 5.25% convertible subordinated notes ............................................     292,662     30,241      379,829     (118,769)
 6.00% dealer remarketable securities ............................................      17,850      1,868        4,053       11,868
 7.625% senior notes .............................................................       2,000        230          604        1,156
                                                                                      --------    -------     --------    ---------
 For the year ended March 3, 2001 ................................................    $597,332    $84,124     $604,574    $(100,556)
                                                                                      ========    =======     ========    =========
Exchanges (including commitments) subsequent to March 3, 2001 through May 15,
  2001 (unaudited):
 5.25% convertible subordinated notes ............................................    $205,308    $29,750     $307,686    $(133,129)
 6.00% dealer remarketable securities ............................................      79,885     12,382       55,633       11,427
 10.5% notes .....................................................................      56,300      8,467       47,461         (656)
 PCS facility ....................................................................       5,000        715        4,390         (105)
 RCF facility ....................................................................     164,858     25,878      150,186      (11,206)
                                                                                      --------    -------     --------    ---------
 Subsequent to March 3, 2001 .....................................................    $511,351    $77,192     $565,356    $(133,669)
                                                                                      ========    =======     ========    =========

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

13. Indebtedness and Credit Agreements -- (Continued)

   Several of the exchanges subsequent to March 3, 2001 have not settled, including the exchanges for the 10.5% notes, the PCS facility and the RCF facility. Accordingly, the data presented in the above table for these exchanges is based on the best available estimates.

 Other
   In fiscal 2000, the Company was required to obtain waivers of compliance with, and modifications to certain of the covenants contained in its senior credit and loan agreements and public indentures. In connection with obtaining the waivers and modifications, the Company paid fees and transaction costs of $63,332.

   On September 10, 1997, the Company completed the sale of $650,000 of 5.25% convertible subordinated notes due September 15, 2002. The notes are convertible into shares of the Company's common stock at any time on or after the 90th day following the last issuance of notes and prior to the close of business on the maturity date, unless previously redeemed or repurchased. The conversion price is $36.14 per share (equivalent to a conversion rate of 27.67 shares per $1 principal amount of notes), subject to adjustment in certain events. Interest on the notes is payable semiannually on March 15 and September 15 of each year, commencing on March 15, 1998. The notes may be redeemed at the option of the Company on or after September 15, 2000, in whole or in part.

   On April 20, 1995, the Company issued $200,000 of 7.625% senior notes due April 15, 2005. The notes may not be redeemed prior to maturity and will not be entitled to any sinking fund.

   In August 1993, the Company issued 6.875% senior debentures having an aggregate principal amount of $200,000. These debentures are due August 15, 2013, may not be redeemed prior to maturity and are not entitled to any sinking fund.

   The Company had outstanding letters of credit of $46,952 at March 3, 2001 and $41,624, at February 26, 2000. Also, the Company had provided permanent financing guarantees to certain of its store construction developers to be effective, if such developers were unable to obtain their own permanent financing upon completion of the store construction. There were no guarantees outstanding at March 3, 2001. Guarantees of $33,774 were outstanding at February 26, 2000.

   The annual weighted average interest rate on the Company's indebtedness was 8.2%, 7.4% and 6.8% for fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

   The aggregate annual principal payments of long-term debt and capital lease obligations for the five succeeding fiscal years are as follows: 2002, $36,956; 2003, $3,082,829; 2004, $218,355; 2005, $229,038; 2006, $216,398 and
$2,110,972 in 2007 and thereafter. The Company is in compliance with restrictions and limitations included in the provisions of various loan and credit agreements.

   The subsidiary guarantees related to the Company's credit facilities are full and unconditional and joint and several and there are no restrictions on the ability of the parent to obtain funds from its subsidiaries. Also, the parent company's assets and operations are not material and subsidiaries not guaranteeing the credit facilities are minor. Accordingly, condensed consolidating financial information for the parent and subsidiaries is not presented.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

14. Leases

   The Company leases most of its retail stores and certain distribution facilities under noncancellable operating and capital leases, most of which have initial lease terms ranging from 10 to 22 years. The Company also leases certain of its equipment and other assets under noncancellable operating leases with initial terms ranging from 3 to 10 years. In addition to minimum rental payments, certain store leases require additional payments based on sales volume, as well as reimbursements for taxes, maintenance, and insurance. Most leases contain renewal options, certain of which involve rent increases. Total rental expense, net of sublease income of $10,930, $10,443 and $10,443, was $537,423, $500,782, and $477,537 in 2001, 2000 and 1999, respectively.
These amounts include contingent rentals of $26,644, $28,625, and $32,960, in fiscal 2001, 2000 and 1999, respectively.

   The Company is a guarantor on certain leases transferred to third parties through sales or assignments.

   The Company leases certain facilities through sale-leaseback arrangements accounted for using the financing method. Proceeds from sale-leaseback programs were approximately $6,992 in 2001, $74,898 in 2000 and $504,990 in 1999.

   The net book values of assets under capital leases and sale-leasebacks accounted for under the financing method are summarized as follows:

                                                           March 3,    February 26,
                                                             2001          2000
                                                           --------    ------------
   Land ................................................   $326,304     $  343,948
   Buildings ...........................................    532,635        570,604
   Leasehold improvements ..............................    128,122        152,347
   Equipment ...........................................      2,644            757
   Accumulated depreciation ............................    (63,097)       (39,809)
                                                           --------     ----------
                                                           $926,608     $1,027,847
                                                           ========     ==========


   Following is a summary of lease finance obligations at March 3, 2001 and February 26, 2000:

                                                 2001          2000
                                              ----------      -------
   Sale-leaseback obligations accounted
    for under the financing method ........   $  917,211    $  944,805
   Obligations under capital leases .......      182,789       203,330
                                              ----------    ----------
   Total ..................................    1,100,000     1,148,135
   Less current obligation ................      (28,603)      (25,964)
                                              ----------    ----------
   Long-term lease finance obligations ....   $1,071,397    $1,122,171
                                              ==========    ==========

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

14. Leases -- (Continued)

   Following are the minimum lease payments net of sublease income that will have to be made in each of the years indicated based on non-cancelable leases in effect as of March 3, 2001:


Fiscal year                                         Lease Financing    Operating
-----------                                           Obligations       Leases
                                                    ---------------   ----------
2002 ...........................................      $  114,081      $  511,105
2003 ...........................................         121,463         496,071
2004 ...........................................         113,327         459,983
2005 ...........................................         113,040         417,421
2006 ...........................................          96,382         372,843
Later years ....................................       1,321,703       3,325,522
                                                      ----------      ----------
Total minimum lease payments ...................       1,879,996      $5,582,945
                                                                      ==========
Amount representing interest ...................         779,996
                                                      ----------
Present value of minimum lease payments ........      $1,100,000
                                                      ==========


15. Redeemable Preferred Stock

   In March 1999 and February 1999, Rite Aid Lease Management Company, a wholly owned subsidiary of the Company, issued 63,000 and 150,000 shares of Cumulative Preferred Stock, Class A, par value $100 per share, respectively. The Class A Cumulative Preferred Stock is mandatorily redeemable on April 1, 2019 at a redemption price of $100 per share plus accumulated and unpaid dividends. The Class A Cumulative Preferred Stock pays dividends quarterly at a rate of 7.0% per annum of the par value of $100 per share when, as and if declared by the Board of Directors of Rite Aid Lease Management Company in its sole discretion. The amount of dividends payable in respect of the Class A Cumulative Preferred Stock may be adjusted under certain events. The outstanding shares of the Class A Preferred Stock were recorded at the estimated fair value of $5,695 for the 2000 issuances, which equaled the sale price on the date of issuance. Because the fair value of the Class A Preferred Stock was less than the mandatory redemption amount at issuance, periodic accretions to stockholders' equity using the interest method are made so that the carrying amount equals the redemption amount on the mandatory redemption date. There was no accretion in fiscal 2001; accretion was $97 in 2000.

16. Capital Stock

   In October 1999, the Company issued 3,000,000 shares of Series B preferred stock at $100 per share which is the liquidation preference. The Series B preferred stock pays dividends at 8% per year which is payable in cash or additional shares of Series B, at the Company's election. The Series B preferred stock, when issued, was convertible into shares of the Company's common stock at a conversion price of $11.00 per share of common stock. Pursuant to its terms, as a result of the issuance of shares at $5.50 per share on June 14, 2000, the per share conversion price for the Series B preferred stock was adjusted to $5.50. As a result of this adjustment the Company increased its paid in capital, its accumulated deficit, and its loss attributable to common stockholders by $160.9 million in June 2000 (representing the difference between $5.50 and the market price of the Company's common stock on the original date of issuance of the Series B preferred stock).

   For the years ended March 3, 2001 and February 26, 2000, the Company recognized an increase to its investment in drugstore.com of $14,406 and $2,929, respectively, and a corresponding increase to paid in capital, in connection with equity transactions of drugstore.com.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

16. Capital Stock -- (Continued)

   In April 2001, the Board of Directors approved, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $1.00 par value, from 600,000,000 to 1,000,000,000. If the stockholders approve the recommendation, the authorized capital stock of the Company will consist of 1,000,000,000 shares of common stock and 20,000,000 shares of preferred stock, both having a par value of $1.00 per share. Preferred stock is issued in series subject to terms established by the Board of Directors. At March 3, 2001, the Company has outstanding warrants to purchase 2,500,000 shares of common stock at $11.00 per share (see Note 13). The Company has no other warrants outstanding.

17. Stock Option and Stock Award Plans

   The Company reserved 22,000,000 shares of its common stock for the granting of stock options and other incentive awards to officers and key employees under the 1990 Omnibus Stock Incentive Plan (the 1990 Plan). Options may be granted, with or without SARs, at prices that are not less than the fair market value of a share of common stock on the date of grant. The exercise of either a SAR or option automatically will cancel any related option or SAR. Under the 1990 Plan, the payment for SARs will be made in shares, cash or a combination of cash and shares at the discretion of the Compensation Committee.

   In November 1999, the Company adopted the 1999 Stock Option Plan (the 1999
Plan), under which 10,000,000 shares of common stock are reserved for the granting of stock options at the discretion of the Board of Directors.

   In December 2000, the Company adopted the 2000 Omnibus Equity Plan (the 2000
Plan) under which 22,000,000 shares of common stock are reserved for granting of restricted stock, stock options, phantom stock, stock bonus awards and other stock awards at the discretion of the Board of Directors.

   In February 2001, the Company adopted the 2001 Stock Option Plan (the 2001
Plan) under which 20,000,000 shares of common stock are reserved for granting of stock options at the discretion of the Board of Directors.

   All of the plans provide for the Board of Directors (or at its election, the Compensation Committee) to determine both when and in what manner options may be exercised; however, it may not be more than 10 years from the date of grant. All of the plans provide that stock options may be granted at prices that are not less than the fair market value of a share of common stock on the date of grant. The aggregate number of shares reserved for issuance for all plans is 74,000,000 as of March 3, 2001.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

17. Stock Option and Stock Award Plans -- (Continued)

   Following is a summary of stock option transactions for the fiscal years ended March 3, 2001, February 26, 2000 and February 27, 1999:

                                                                Weighted Average
                                                                    Price Per
                                                    Shares           Shares
                                                  -----------   ----------------
Balance, February 28, 1998 ...................     11,491,774        $ 13.96
   Granted....................................      4,054,000          32.74
   Exercised..................................       (633,575)         14.58
   Cancelled..................................       (241,500)         20.18
                                                  -----------        -------
Balance, February 27, 1999 ...................     14,670,699          19.02
   Granted....................................     18,687,562           7.95
   Exercised..................................        (64,650)         13.61
   Cancelled..................................     (7,488,707)         14.60
                                                  -----------        -------
Balance, February 26, 2000 ...................     25,804,904          12.30
   Granted....................................     47,830,762           4.03
   Exercised..................................             --             --
   Cancelled..................................    (20,438,867)(1)       7.57
                                                  -----------        -------
Balance, March 3, 2001 .......................     53,196,799         $ 6.48
                                                  ===========        =======

(1) Includes 16,683,962 stock options which have been cancelled and reissued.

   For various price ranges, weighted average characteristics of outstanding stock options at March 3, 2001 were as follows:

                                             Outstanding Options                Exercisable Options
                                   ----------------------------------------    ---------------------
                                      Number
                                    Outstanding                    Weighted                 Weighted
                                       as of         Remaining     Average                  Average
Range of exercise prices           March 3, 2001   life (years)     Price       Shares       Price
------------------------           -------------   ------------    --------   ----------    --------
$ 2.7500 to $ 2.7500                16,683,962         9.04        $ 2.7500    4,053,041    $ 2.7500
$ 3.0000 to $ 3.9375                 1,221,500         9.79        $ 3.4217           --          --
$ 4.0500 to $ 4.0500                20,142,000         9.95        $ 4.0500           --          --
$ 4.0625 to $ 8.9125                 6,280,788         8.52        $ 5.6437    1,999,813    $ 5.7054
$ 8.9150 to $ 16.9375                5,689,574         4.05        $13.5048    5,689,574    $13.5048
$18.2500 to $ 44.6875                2,940,475         7.39        $28.7612    1,518,475    $29.3870
$45.5625 to $ 45.5625                    3,000         7.76        $45.5625        1,500    $45.5625
$47.5000 to $ 47.5000                  220,000         7.87        $47.5000      127,500    $47.5000
$48.5625 to $ 48.5625                   13,000         7.84        $48.5625        6,500    $48.5625
$48.8125 to $ 48.8125                    2,500         7.85        $48.8125        1,250    $48.8125
                                    ----------                                ----------
$2.7500  to $ 48.8125               53,196,799         8.70        $ 6.4824   13,397,653    $11.2346
                                    ==========         ====        ========   ==========    ========


   In November 2000, the Company reduced the exercise price of 16,683,962 stock options issued after December 4, 1999 to $2.75 per share, which represents fair market value of a share of common stock on the date of the repricing. In connection with the repricing, the Company recognizes compensation expense for these options using variable plan accounting. Under variable plan accounting, the Company recognizes compensation expense over the option vesting period. In addition, subsequent changes in the market value of the Company's common stock during the option period, or until exercised, will generate changes in the

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

17. Stock Option and Stock Award Plans -- (Continued)

compensation expense recognized on the repriced options. The Company recognized expense of approximately $33,500 during fiscal 2001 related to the repriced options.

   The Company adopted SFAS No.123, "Accounting for Stock-Based Compensation," issued in October 1995. In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion 25 and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost. The pro forma impact on net loss and per share amounts are reported below as if the Company had elected to recognize compensation cost based upon the fair value of the options granted at the grant date as prescribed by SFAS No. 123 is outlined below:

                                                         March 3,     February 26,    February 27,
                                                           2001           2000            1999
                                                        -----------   ------------    ------------
Net loss............................................    $(1,589,224)   $(1,133,043)    $(461,522)
Pro forma additional compensation expense under fair
  value method......................................        (46,842)       (22,464)      (10,463)
                                                        -----------    -----------     ---------
Pro forma net loss..................................     (1,636,066)    (1,155,507)     (471,985)
Accretion of redeemable preferred stock.............             --            (97)           --
Preferred stock conversion reset....................       (160,915)            --            --
Dividends on preferred stock........................        (25,724)       (10,110)         (627)
                                                        -----------    -----------     ---------
Pro forma net loss attributable to common
  stockholders......................................    $(1,822,705)   $(1,165,714)    $(472,612)
                                                        ===========    ===========     =========
Pro forma basic and diluted loss per share..........    $     (5.80)   $     (4.50)    $   (1.83)
                                                        ===========    ===========     =========


   The pro forma amounts only take into account the options issued since March 5, 1995. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                2001        2000         1999
                                             ---------    ---------   ---------
Expected stock price volatility ..........       67.2%        58.0%       30.7%
Expected dividend yield ..................        0.0%         0.0%        1.0%
Risk-free interest rate ..................       6.25%         6.3%        5.6%
Expected life of options .................   2.8 years    4.2 years   6.7 years


   The average fair value of each option granted during fiscal 2001, 2000 and 1999 was $1.91, $4.09 and $12.36, respectively.

 Restricted Stock
   In December 1999, certain executive officers received restricted stock grants of 1,000,000 shares. The Company recorded these grants at a fair value on the date of the grant of $8,250. During fiscal 2000, the Company also made tax payments on behalf of the executives to help defray the tax effects of the grants to the executives. Under the restricted stock agreement, the restrictions placed on the shares lapse in equal monthly installments over the period from December 1999 to November 2002. However, in most circumstances the executive would only have to provide one year of service to the Company to earn the total number of shares. Accordingly, the Company is amortizing the cost of the stock grant over one year.

   In fiscal 2001, restricted stock grants of 4,004,000 shares were awarded to key employees under plans approved by the stockholders. Shares vest in installments up to three years and unvested shares are forfeited upon termination of employment. The Company recorded the issuances at fair value on the date of grant of $22,797.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

17. Stock Option and Stock Award Plans -- (Continued)

   Compensation expense related to all restricted stock grants is being recorded over a one to three year vesting period of these grants. For the years ended March 3, 2001 and February 26, 2000, the Company recognized expense of $12,387 and $2,062 related to restricted share awards. The unearned compensation associated with these restricted stock shares was $16,598. This amount is included in stockholders equity as a component of deferred compensation.

 Stock Appreciation Units
   The Company has issued stock appreciation units to various members of field management. The grant price for each unit is the closing price of the Company's common stock on the date of grant. The units vest four years from the date of grant. For each outstanding unit, the Company is obligated to pay out the difference between the grant price and the average market price of one share of the Company's common stock for the last twenty trading days before the vesting date. The payment may be in cash or shares, at the discretion of the Company; however, the Company has historically made cash payments. The Company's obligations under the stock appreciation units are remeasured at each balance sheet date and amortized to compensation expense over the vesting period.

   At March 3, 2001 and February 26, 2000, there were 5.7 million and 7.0 million stock appreciation rights units outstanding, respectively. Grant prices for units outstanding at March 3, 2001 ranged from $5.38 to $48.56 per unit. Amounts charged or (credited) to expense relating to the stock appreciation rights units for fiscal 2001, 2000 and 1999 were $(407), $(45,500), $32,200, respectively.

18. Retirement Plans

   The Company and its subsidiaries have numerous retirement plans covering salaried employees and certain hourly employees. The retirement plans include a profit sharing retirement plan and other defined contribution plans. Contributions for the profit sharing plan are a discretionary percent of each covered employee's salary, as determined by the Board of Directors based on the Company's profitability. Total expenses recognized for the profit sharing plan were $5,350 in 2001, $9,945 in 2000, and $6,091 in 1999. Employer
contributions for other defined contribution plans are generally based upon a percentage of employee contributions or, in the case of certain executive officers, in accordance with employment agreements. The expenses recognized for these plans were $9,141 in 2001, $7,925 in 2000, and $7,779 in 1999. There
are also several defined benefit plans that require benefits to be paid to eligible employees based upon years of service with the Company or formulas applied to their compensation. The Company's funding policy is to contribute the minimum required by the Employee Retirement Income Security Act of 1974.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

18. Retirement Plans -- (Continued)

   Net periodic pension cost for the defined benefit plans includes the following components:

                                                                            Defined Benefit Pension        Nonqualified Executive
                                                                                     Plans                     Retirement Plan
                                                                         ----------------------------    --------------------------
                                                                           2001      2000       1999      2001      2000      1999
                                                                         -------    -------   -------    ------    -------   ------
Service cost .........................................................   $ 4,004    $ 4,441   $ 5,034    $  908    $   671   $  514
Interest cost ........................................................     4,248      4,166     3,935     2,642      1,497    1,424
Expected return on plan assets .......................................    (6,896)    (5,723)   (4,936)       --         --       --
Amortization of unrecognized net transition (asset)/obligation .......      (160)      (160)     (160)    1,162      1,163    1,163
Amortization of unrecognized prior service cost ......................       346        376       473        --         --       --
Amortization of unrecognized net gain ................................    (2,202)      (226)     (202)     (193)        --       --
Change due to plan amendment                                                  --         --        --        --     18,891       --
                                                                         -------    -------   -------    ------    -------   ------
Net pension (credit) expense .........................................   $  (660)   $ 2,874   $ 4,144    $4,519    $22,222   $3,101
                                                                         =======    =======   =======    ======    =======   ======


   The table below sets forth a reconciliation from the beginning of the year for both the benefit obligation and plan assets of the Company's retirement and health benefits plans, as well as the funded status and amounts recognized in the Company's balance sheet as of March 3, 2001 and February 26, 2000:

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

18. Retirement Plans -- (Continued)


                                                                                                                   Nonqualified
                                                                                          Defined Benefit           Executive
                                                                                           Pension Plans         Retirement Plan
                                                                                         ------------------    --------------------
                                                                                          2001       2000        2001        2000
                                                                                        -------    --------    ---------   --------
Change in benefit obligations:
 Benefit obligation at end of prior year ............................................   $58,791    $ 62,885    $  34,691   $ 21,891
 Service cost .......................................................................     4,004       4,441          908        671
 Interest cost ......................................................................     4,248       4,166        2,642      1,497
 Distributions ......................................................................    (5,349)     (9,728)      (1,429)    (1,224)
 Change due to change in assumptions ................................................     1,431      (4,580)       1,006     (1,281)
 Change due to plan amendment .......................................................        --         187           --     18,891
 Actuarial (gain) or loss ...........................................................     1,794       1,420       (6,179)    (5,754)
                                                                                        -------    --------    ---------   --------
Benefit obligation at end of year ...................................................   $64,919    $ 58,791    $  31,639   $ 34,691
                                                                                        =======    ========    =========   ========
Change in plan assets:
 Fair value of plan assets at beginning of year .....................................   $81,718    $ 71,686    $      --   $     --
 Employer contributions .............................................................     4,211       4,213        1,429      1,224
 Actual return on plan assets .......................................................    (7,959)     18,671           --         --
 Adjustment for fair value at 3/1/2000 ..............................................     5,932          --           --         --
 Distributions (including assumed expenses) .........................................    (6,392)    (10,485)      (1,429)    (1,224)
                                                                                        -------    --------    ---------   --------
Fair value of plan assets at end of year ............................................   $77,510    $ 84,085    $      --   $     --
                                                                                        =======    ========    =========   ========
Funded status .......................................................................   $12,591    $ 25,294    $ (31,639)  $(34,691)
Unrecognized net gain ...............................................................    (5,723)    (22,493)     (10,952)    (5,972)
Unrecognized prior service cost .....................................................     1,463       1,808           --         --
Unrecognized net transition (asset) or obligation ...................................      (179)       (339)      11,628     12,790
                                                                                        -------    --------    ---------   --------
Prepaid or (accrued) pension cost recognized ........................................   $ 8,152    $  4,270    $ (30,963)  $(27,873)
                                                                                        =======    ========    =========   ========
Amounts recognized in consolidated balance sheets
  consisted of:
 Prepaid (accrued) pension cost .....................................................   $ 9,009    $  4,796    $(30,963)   $(27,873)
 Adjustment to recognize additional minimum liability ...............................      (622)         --           --         --
 Accrued pension liability ..........................................................      (857)       (526)          --         --
 Accumulated other comprehensive income .............................................       622          --           --         --
                                                                                        -------    --------    ---------   --------
Net amount recognized ...............................................................   $ 8,152    $  4,270    $ (30,963)  $(27,873)
                                                                                        =======    ========    =========   ========


   The amounts recognized in the accompanying consolidated balance sheets as of March 3, 2001 and February 26, 2000 are as follows:

                                                                                                             Nonqualified
                                                                                       Defined Benefit         Executive
                                                                                        Pension Plans       Retirement Plan
                                                                                       ---------------    -------------------
                                                                                        2001     2000       2001       2000
                                                                                       ------   ------    --------   --------
      Accrued benefit liability....................................................    $ (857)  $ (526)   $(30,963)  $(27,873)
      Prepaid pension cost.........................................................     9,009    4,796          --         --
                                                                                       ------   ------    --------   --------
      Net amount recognized........................................................    $8,152   $4,270    $(30,963)  $(27,873)
                                                                                       ======   ======    ========   ========


   The accumulated benefit obligation and fair value of plan assets for the defined benefit pension plans with plan assets in excess of accumulated benefit obligations were $56,272 and $69,873, respectively, as of March 3, 2001, and $58,791 and $84,085, respectively, as of February 26, 2000.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

18. Retirement Plans -- (Continued)

   The significant actuarial assumptions used for all defined benefit pension plans were as follows:

                                                                       Nonqualified
                                               Defined Benefit           Executive
                                                Pension Plans         Retirement Plan
                                             -------------------    -------------------
                                             2001    2000   1999    2001   2000    1999
                                             ----    ----   ----    ----   ----    ----
Discount rate ............................   7.00    7.25   6.75    7.50   7.83    6.95
Rate of increase in future compensation
  levels..................................   4.50    4.50   4.75    3.00   3.00    3.00
Expected long-term rate of return on plan
  assets..................................   9.00    9.00   9.00    9.00   9.00    9.00


19. Commitments, Contingencies and Guarantees

Legal Proceedings
   This Company is party to numerous legal proceedings, as discussed below. The Company has charged $232,778 and $7,916 to expense for the years ended
February 26, 2000, and February 27, 1999, respectively, for various pending and actual claims, litigation, and assessments based upon its determination of its material, estimable and probable liabilities in regard to the portion of these claims, lawsuits, and assessments not covered by insurance. Based upon changes in estimates in fiscal 2001 relating primarily to resolution of insurance coverage disputes, the Company credited selling, general and administrative expenses by $19,625.

 Federal investigations
   There are currently pending federal governmental investigations, both civil and criminal, by the SEC and the United States Attorney, involving the Company's financial reporting and other matters. Management is cooperating fully with the SEC and the United States Attorney.

   The U.S. Department of Labor has commenced an investigation of matters relating to the Company's employee benefit plans, including the Company's principal 401(k) plan, which permitted employees to purchase the Company's common stock. Purchases of the Company's common stock under the plan were suspended in October 1999. In January 2001, the Company appointed an independent trustee to represent the interests of these plans in relation to the Company and to investigate possible claims the plans may have against the Company. Both the independent trustee and the Department of Labor have asserted that the plans may have claims against the Company. The investigations, with which management is cooperating fully, are ongoing and the Company cannot predict their outcomes. In addition, a purported class action lawsuit on behalf of the plans and their participants has been filed by a participant in the plans in the United States District in the Eastern District of Pennsylvania.

   These investigations are ongoing, and the Company cannot predict their outcomes. If the Company were convicted of any crime, certain contracts and licenses that are material to the Company's operations may be revoked, which would have a material adverse effect on the Company's results of operations and financial condition. In addition, substantial penalties, damages or other monetary remedies assessed against the Company could also have a material adverse effect on the Company's results of operations, financial condition and cash flows.

 Stockholder litigation
   The Company, its former chief executive officer Martin Grass, its former president Timothy Noonan, its former chief financial officer Frank Bergonzi, and its former auditor KPMG LLP, have been sued in a number of actions, most of which purport to be class actions, brought on behalf of stockholders who purchased the Company's securities on the open market between May 2, 1997 and November 10, 1999. All of these cases have been consolidated in the U.S. District Court for the Eastern District of Pennsylvania. On November 9, 2000, the Company announced that it had reached an agreement to settle the consolidated securities class action lawsuits pending against the Company in the U.S. District Court for the Eastern District of Pennsylvania and the derivative lawsuits pending there and in the U.S. District Court of Delaware. Under

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

19. Commitments, Contingencies and Guarantees -- (Continued)

the agreement, which has been submitted to the U.S. District Court for the Eastern District of Pennsylvania for approval, the Company will pay $45 million in cash, which will be fully funded by the Company's officers' and directors' liability insurance, and issue shares of common stock in 2002. The shares will be valued over a 10 day trading period in January 2002. If the value determined is at least $7.75 per share, the Company will issue 20 million shares. If the value determined is less than $7.75 per share, the Company has the option to deliver any combination of common stock, cash and short-term notes, with a total value of $155 million. As additional consideration for the settlement, the Company has assigned to the plaintiffs all of the Company's claims against the above named executives and KPMG LLP. Several members of the class have elected to "opt-out" of the class and, as a result, if the settlement is approved by the court, they will be free to individually pursue their claims. Management believes that their claims, individually and in the aggregate, are not material.

   In fiscal year 2000, the Company recorded a charge of $175,000 for this case. As a result of the agreement to settle reached in fiscal 2001 and resolution of insurance coverage disputes, the Company recorded $20,000 as a credit to selling, general and administrative expense.

 Drug pricing and reimbursement matters
   On October 5, 2000, the Company settled, for an immaterial amount, and without admitting any violation of the law, the lawsuit filed by the Florida Attorney General alleging that the Company's non-uniform pricing policy for cash prescription purchases was unlawful under Florida law.

   The filing of the complaint by the Florida Attorney General, and the Company's press release issued in conjunction therewith, precipitated the filing of a purported federal class action in California and several purported state class actions, all of which (other than those pending in New York that were filed on October 5, 1999 and those pending in California that were filed on January 3, 2000) have been dismissed. A motion to dismiss the action in New York is currently pending. Management believes that the remaining lawsuits are without merit under applicable state consumer protection laws. As a result, the Company intends to continue to vigorously defend them and the Company does not anticipate, that if fully adjudicated, they will result in an award of damages. However, such outcomes cannot be assured and a ruling against the Company could have a material adverse effect on the financial position and results of operations of the Company, as well as necessitate substantial additional expenditures to cover legal costs as the Company pursues all available defenses.

   The Company is being investigated by multiple state attorneys general for reimbursement practices relating to partially-filled prescriptions and fully-filled prescriptions that are not picked up by ordering customers. The Company is supplying similar information with respect to these matters to the Department of Justice. Management believes that these investigations are similar to investigations which were, and are being, undertaken with respect to the practices of others in the retail drug industry. Management also believes that existing policies and procedures fully comply with the requirements of applicable law and intend to fully cooperate with these investigations. Management cannot, however, predict their outcomes at this time. An individual, acting on behalf of the United States of America, has filed a lawsuit in the United States District Court for the Eastern District of Pennsylvania under the Federal False Claims Act alleging that the Company defrauded federal health care plans by failing to appropriately issue refunds for partially filled prescriptions and prescriptions which were not picked up by customers. The Department of Justice has not decided whether to join this lawsuit, as is its right under the law; its investigation is continuing. The Company has filed a motion to dismiss the complaint for failure to state a claim.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

19. Commitments, Contingencies and Guarantees -- (Continued)

   If any of these cases result in a substantial monetary judgment against the Company or is settled on unfavorable terms, the Company's results of operations, financial position, and cash flows could be materially adversely affected.

 Store Management Overtime Litigation
   The Company is a defendant in a class action pending in the California Superior Court in San Diego with three subclasses, comprised of California store managers, assistant managers and managers-in-training. The plaintiffs seek back pay for overtime not paid to them and injunctive relief to require the Company to treat store management as non-exempt. They allege that the Company decided to minimize labor costs by causing managers, assistant managers and managers-in-training to perform the duties and functions of associates for in excess of forty hours per week without paying them overtime. Management believes that in-store management were and are properly classified as exempt from the overtime provisions of California law. The Company has filed a motion to decertify the class, which is currently pending. The Company's results of operations and financial position could be materially adversely affected by an adverse judgment in this matter.

 Other
   The Company is subject from time to time to lawsuits arising in the ordinary course of business. In the opinion of management, these matters are adequately covered by insurance or, if not so covered, are without merit or are of such nature or involve amounts that would not have a material adverse effect on the Company's financial condition, results of operations, or cash flows if decided adversely.

 Vendor Arrangements
   As of March 3, 2001, the Company had outstanding commitments to purchase $7,500 of merchandise inventory per year from a vendor for use in the normal course of business through fiscal 2005.

 Employment Agreements
   Employment agreements with executive officers and others contain change in control provisions that entitle them to receive two or three times the sum of their annual base salary and annual target bonus amount and provide for full vesting in all outstanding stock options and immediate renewal of restrictions on stock awards. In the event of change in control, certain executive officers also receive the total amount of contributions that would have been made to the special deferred compensation plan if they had been employed through the end of their employment contract.

   On May 7, 2001, the Company amended the employment agreements of two executive officers to provide for the payment, subject to certain conditions, of bonuses representing the difference between the amount called for under their severance agreements from a former employer and the amount they actually receive up to $6,647. The bonuses are payable on January 5, 2002 and will be reduced, and if fully paid are repayable, to the extent of each executives's recovery of severance due from a former employer.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

20. Supplementary Cash Flow Data

                                                                                                   Year Ended
                                                                             ------------------------------------------------------
                                                                             March 3, 2001    February 26, 2000   February 27, 1999
                                                                             -------------    -----------------   -----------------
Cash paid for interest (net of capitalized amounts of $1,836, $5,292 and
  $7,069)................................................................       $543,343          $501,813             $259,100
                                                                                ========          ========             ========
Cash paid for (refunds from) income taxes................................       $(88,078)         $    981             $ 47,667
                                                                                ========          ========             ========
Notes received in connection with the disposition of discontinued
  operations.............................................................       $200,000          $     --             $     --
                                                                                ========          ========             ========
Stock received in connection with the disposition of discontinued
  operations.............................................................       $231,000          $     --             $     --
                                                                                ========          ========             ========
Change in market value of the stock received in connection with the
  disposition of discontinued operations.................................       $ 51,031          $     --             $     --
                                                                                ========          ========             ========
Conversion of debt to common stock.......................................       $597,332          $     --             $     --
                                                                                ========          ========             ========
10.50% notes due 2002 issued in exchange for 5.50% fixed rate senior
  notes due 2000 and 6.70% notes due 2001................................       $467,500          $     --             $     --
                                                                                ========          ========             ========
Exchange of preferred shares.............................................       $     --          $300,000             $     --
                                                                                ========          ========             ========


21. Related Party Transactions

   Included in accounts receivable at March 3, 2001 and February 26, 2000 were receivables from related parties of $3,456, and $2,982, respectively, including employee loans. Included in accounts payable of March 3, 2001 and February 26, 2000 were payables from related parties of $421 and $3,475, respectively.

   During fiscal 2001, 2000 and 1999, the Company sold merchandise totaling $65,259, $16,280 and $6,225, respectively, to drugstore.com (or drugstore.com customers) and Diversified Prescription Delivery, LLC, equity-method investees. During fiscal 2000 and 1999, the Company purchased equipment totaling $26,115 and $27,119, respectively, from Stores Automated Systems, Inc., an equity-method investee. As of February 26, 2001, the Company had divested of its interest in Store Automated Systems, Inc. Therefore, purchases from Store Automated Systems, Inc. in fiscal 2001 are not considered related party purchases.

   In fiscal 2000 and 1999, the Company purchased $8,814 and $9,430, respectively, of product from a manufacturer of private label over the counter medications in which a director held an ownership interest until May 31, 1999. The Company leases for $154 per year a 43,920 square foot storage space in a warehouse in Camp Hill, Pennsylvania, from a partnership in which a former director has a 50% interest.

   The Company formerly operated an 8,000 square-foot store in a shopping center in which the former Chairman of the Board and Chief Executive Officer, has a 50% ownership interest. The rent paid by the Company was $96 per year. In February 1999, the lease was cancelled and the Company was released from its obligation to pay over $300 in remaining lease commitments.

   Beginning in January 1999, the Company leased for $188 per year a 10,750 square-foot store in Sinking Springs, Pennsylvania, which it leases from a relative of the former Chairman of the Board and Chief Executive Officer. The Company leases a 5,000 square-foot store in Mt. Carmel, Pennsylvania, from a partnership in which the former Chairman of the Board and Chief Executive Officer is or was a partner. The rent is $39 per year.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

21. Related Party Transactions -- (Continued)

   The Company paid Leonard Green & Partners L.P. (a) a $3,000 fee for service provided in connection with its preferred stock investment in October 1999 and reimbursed $240 of its out-of-pocket expenses; (b) a $3,000 fee for services provided in connection with the financial restructuring transactions which the Company completed in June 2000 and reimbursed its out-of-pocket expenses, and
(c) a $2,500 fee for services provided in connection with the sale of PCS Health Services, Inc. In October 1999, the Company agreed to pay Leonard Green & Partners L.P. an annual fee of $1,000 for its consulting services. This fee was increased to $1,500 at the time of the June 2000 restructuring transactions. The consulting agreement also provides for the reimbursement of out-of-pocket expenses incurred by Leonard Green & Partners L.P. The Company has agreed to register the common stock issuable upon conversion of the series B preferred stock and to pay all expenses and fees (other than underwriting discounts and commission) related to any registration.

   The law firm of Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to the Company. A director of the Company is a partner of that law firm. Fees paid by the Company to Skadden, Arps, Slate, Meagher & Flom LLP did not exceed five percent of the firm's gross revenues for its fiscal year.

22. Interim Financial Results (Unaudited)

                                                                                     Fiscal Year 2001 (53 Weeks)
                                                                  -----------------------------------------------------------------
                                                                    First        Second         Third        Fourth
                                                                   Quarter       Quarter       Quarter      Quarter         Year
                                                                  ----------   ----------    ----------    ----------   -----------
Revenues......................................................    $3,442,186   $3,439,469    $3,531,691    $4,103,519   $14,516,865
Costs and expenses excluding store closing and impairment
  charges.....................................................     3,685,301    3,776,210     3,677,367     4,272,716    15,411,594
Store closing and impairment charges..........................        15,879       88,292        95,571       188,336       388,078
                                                                  ----------   ----------    ----------    ----------   -----------
Income (loss) from continuing operations before taxes.........      (258,994)    (425,033)     (241,247)     (357,533)   (1,282,807)
Income tax expense............................................       144,382           --            --         4,575       148,957
                                                                  ----------   ----------    ----------    ----------   -----------
Income (loss) from continuing operations......................      (403,376)    (425,033)     (241,247)     (362,108)   (1,431,764)
Income (loss) from discontinued operations, net of tax........        11,335           --            --            --        11,335
Loss on disposal of discontinued operations, net of tax.......      (303,330)    (31,433)       135,534        30,434      (168,795)
                                                                  ----------   ----------    ----------    ----------   -----------
Net loss......................................................    $ (695,371)  $ (456,466)   $ (105,713)   $ (331,674)  $(1,589,224)
                                                                  ==========   ==========    ==========    ==========   ===========
Basic and diluted earnings (loss) per share:
Loss from continuing operations...............................    $    (1.57)  $    (1.87)   $    (0.74)   $    (1.07)  $     (5.15)
Income (loss) from discontinued operations....................         (1.12)       (0.10)         0.40          0.09         (0.50)
                                                                  ----------   ----------    ----------    ----------   -----------
Net loss......................................................    $    (2.69)  $    (1.97)   $    (0.34)   $    (0.98)  $     (5.65)
                                                                  ==========   ==========    ==========    ==========   ===========

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

22. Interim Financial Results (Unaudited) -- (Continued)


                                                                                     Fiscal Year 2000 (52 Weeks)
                                                                  -----------------------------------------------------------------
                                                                    First        Second         Third        Fourth
                                                                   Quarter       Quarter       Quarter      Quarter         Year
                                                                  ----------   ----------    ----------    ----------   -----------
Revenues......................................................    $3,354,621   $3,203,964    $3,279,138    $3,501,224   $13,338,947
Costs and expenses excluding store
 closing and impairment charges...............................     3,339,205    3,313,458     3,480,935     4,189,197    14,322,795
Store closing and impairment charges..........................        24,490       53,188        30,601        31,169       139,448
                                                                  ----------   ----------    ----------    ----------   -----------
Income (loss) from continuing operations before taxes and
  cumulative effect of change in accounting method............        (9,074)    (162,682)     (232,398)     (719,142)   (1,123,296)
Income tax expense (benefit)..................................       (28,959)      (8,280)       17,403        11,461        (8,375)
                                                                  ----------   ----------    ----------    ----------   -----------
Income (loss) from continuing operations before cumulative
  effect of change in accounting method, net..................        19,885     (154,402)     (249,801)     (730,603)   (1,114,921)
Income (loss) from discontinued operations, net of tax........         3,345        4,247            (4)        1,590         9,178
Cumulative effect of change in accounting method, net of tax..       (27,300)          --            --            --       (27,300)
                                                                  ----------   ----------    ----------    ----------   -----------
Net loss......................................................    $   (4,070)  $ (150,155)   $ (249,805)   $ (729,013)  $(1,133,043)
                                                                  ==========   ==========    ==========    ==========   ===========
Basic and diluted earnings (loss) per share:
Loss from continuing operations...............................    $     0.08   $    (0.60)   $    (1.00)   $    (2.82)  $     (4.34)
Income (loss) from discontinued operations....................          0.01         0.02            --          0.01          0.04
Cumulative effect of change in accounting method..............         (0.11)          --            --            --         (0.11)
                                                                  ----------   ----------    ----------    ----------   -----------
Net loss......................................................    $    (0.02)  $    (0.58)   $    (1.00)   $    (2.81)  $     (4.41)
                                                                  ==========   ==========    ==========    ==========   ===========


   Certain reclassifications have been made to the previously issued quarterly amounts to conform to fiscal 2001 year end classifications.

   During the third and fourth quarters of fiscal 2000, the Company incurred significant non-recurring charges. These included charges of $232,800 for litigation expenses, $63,300 for debt restructuring, $67,600 for sale of discontinued merchandise, and $49,800 for markdowns at retail stores.

   During the third quarter of fiscal 2001, the Company recorded a $20,000 credit for resolution of insurance coverage disputes and $20,000 credit for the reversal of previously amortized cost of issuance related to financings resulting from a contract settlement.

   During the fourth quarter of fiscal 2001 (the 14 week quarter), the Company incurred $188,336 of store closing and impairment charges and $33,500 of expense related to stock options under variable accounting plans.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

23. Financial Instruments

   The carrying amounts and fair values of financial instruments at March 3, 2001 and February 26, 2000 are listed as follows:

                                                                                          2001                       2000
                                                                                 -----------------------    -----------------------
                                                                                 Carrying        Fair        Carrying       Fair
                                                                                  Amount         Value        Amount        Value
                                                                                ----------    ----------    ----------   ----------
Variable rate indebtedness ..................................................   $1,219,785    $1,219,785    $2,480,495   $2,480,495
Fixed rate indebtedness .....................................................    3,574,763     2,824,904     2,984,238    1,959,252
Note receivable .............................................................       37,041        37,962        32,889       36,102
AdvancePCS securities .......................................................      491,198       491,198            --           --
Interest rate swaps .........................................................           --       (29,000)           --           --


   Cash, trade receivables and trade payables are carried at market value, which approximates their fair values due to the short-term maturity of these instruments.

   The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

 Commercial paper and LIBOR-based borrowings under credit facilities:

   The carrying amounts for commercial paper indebtedness and interest rate swaps and LIBOR-based borrowings under the credit facilities, term loans and term notes approximate their fair values due to the short-term nature of the obligations and the variable interest rates.

 Long-term indebtedness and interest rate swaps:

   The fair values of long-term indebtedness and interest rate swaps are estimated based on the quoted market prices of the financial instruments. If quoted market prices were not available, the Company estimated the fair value based on the quoted market price of a financial instrument with similar characteristics or based on the present value of estimated future cash flows using a discount rate on similar long-term indebtedness issued by the Company.

 Note receivable:

   The fair value of the fixed-rate note receivable was determined using the present value of projected cash flows, discounted at a market rate of interest for similar instruments.

 AdvancePCS Securities:

   The fair value of AdvancePCS securities are estimated based on the quoted market prices of the financial instruments.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

24. Discontinued Operations

   On October 2, 2000, the Company sold its wholly owned subsidiary, PCS Health Systems Inc., to Advance Paradigm, Inc. (now known as AdvancePCS). The proceeds from the sale of PCS consisted of $710,557 in cash, $200,000 in principal amount of AdvancePCS's unsecured 11% senior subordinated notes and equity securities of AdvancePCS.

   PCS is reported as a discontinued operation for all periods presented in the accompanying financial statements and the operating results of PCS through October 2, 2000, the date of sale, are reflected separately from the results of continuing operations. The loss on the disposal of PCS is $168,795. This loss includes net operating results of PCS from July 12, 2000 to October 2, 2000, transaction expenses, the final settlement of the purchase price between the Company and AdvancePCS and the fair value of the non-cash consideration received.

   As a result of the sale, the Company recorded an increase to the tax valuation allowance and income tax expense of $146,917 for the year ended March 3, 2001.

   Summarized operating results and net loss of PCS for thirty-one weeks ended October 2, 2000 and the years ended February 26, 2000, and February 27, 1999 were as follows:

                                                                                                                Year Ended
                                                                                                        ---------------------------
                                                                                  Thirty-One Weeks      February 26,   February 27,
                                                                               Ended October 2, 2000        2000           1999
                                                                               ---------------------    ------------   ------------
Net sales..................................................................          $ 779,748           $1,342,495      $344,448
Income (loss) from operations before income tax expense....................             25,181               40,081       (18,748)
Income tax expense (benefit)...............................................             13,846               30,903        (5,925)
                                                                                     ---------           ----------      --------
Income (loss) from discontinued operations.................................             11,335                9,178       (12,823)
Loss on disposal before income tax benefit.................................           (169,529)                  --            --
Income tax benefit.........................................................                734                   --            --
                                                                                     ---------           ----------      --------
Loss on disposal...........................................................           (168,795)                  --            --
                                                                                     ---------           ----------      --------
Total income (loss) from discontinued operations...........................          $(157,460)          $    9,178      $(12,823)
                                                                                     =========           ==========      ========

                                                                        February 26, 2000
                                                                        -----------------
         Net current liabilities:
          Cash and cash equivalents.................................       $    4,843
          Accounts and other receivables, net.......................          614,432
          Other currents assets.....................................           42,707
          Claims and rebates payable................................         (924,951)
          Other current liabilities.................................         (127,084)
                                                                           ----------
                                                                           $ (390,053)
                                                                           ----------
         Net non-current assets:
          Property and equipment, net...............................       $  147,733
          Goodwill and intangibles, net.............................        1,816,221
          Noncurrent liabilities....................................         (220,126)
                                                                           ----------
                                                                           $1,743,828
                                                                           ==========


 Acquisition of Discontinued Operations

   On January 22, 1999, the Company purchased PCS for $1.5 billion, of which $1.3 billion was financed using commercial paper and $200 million was paid in cash. The PCS acquisition was accounted for using the

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

24. Discontinued Operations -- (Continued)

purchase method. In accordance with APB Opinion No. 16, the Company recorded the assets and liabilities of PCS at the date of acquisition at their fair values. The excess of the cost of PCS over the fair value of the acquired assets and liabilities of $1,286,089 was recorded as goodwill.

 Intangible Assets of Discontinued Operations

                                                                        February 26, 2000
                                                                        -----------------
         Goodwill...................................................       $1,298,520
         Prescription files and customer lists......................          434,100
         Trade name.................................................          113,100
         Internally developed software..............................           21,900
         Assembled workforce........................................           13,400
                                                                           ----------
                                                                            1,881,020
         Accumulated amortization...................................          (64,799)
                                                                           ----------
                                                                           $1,816,221
                                                                           ==========

   At acquisition, the Company determined that the estimated useful life of the goodwill recorded with the PCS acquisition was primarily indeterminate and likely exceeded 40 years. This estimate was based upon a review of the anticipated future cash flows and other factors the Company considered in determining the amount that it was willing to incur for the purchase of PCS. Additionally, management found no persuasive evidence that any material portion of these intangible assets would be depleted in less than 40 years. Accordingly, the Company amortized goodwill over the maximum allowable period of 40 years on a straight-line basis.

   The value of the PCS trade name was amortized over its estimated useful life of 40 years. The value of the customer base and pharmacy network acquired in the purchase of PCS was amortized over their estimated lives of 30 years. The value of assembled workforce and internally developed software acquired was amortized over their useful lives of six and five years, respectively.

 Impairment of Long-Lived Assets

   Long-lived assets of PCS consist principally of intangibles. The Company compared the estimates of future undiscounted cash flows of its service lines to which the intangibles relate to the carrying amount of those intangibles to determine if impairment occurred. Long-lived assets and certain identifiable intangibles to be disposed of, whether by sale or abandonment, were reported at the lower of carrying amount or fair value less cost to sell.

 Revenue Recognition of Discontinued Operations

   Revenues were recognized from claims processing fees when the related claims were adjudicated and approved for payment. Certain of the agreements required the customers to pay a fee per covered member rather than a fee per claim. These fees were recognized monthly based upon member counts provided by the customers. Revenue from manufacturer programs were recognized when claims eligible for rebate were adjudicated by the Company. The customer portion of rebates collected was not included in revenue, and correspondingly payments of rebates to customers were not included in expenses. Mail order program revenue was recognized when prescriptions were shipped.

25. Subsequent Events

   In March 2001, the Company reduced the outstanding balances of the PCS credit facility and the PCS exchange debt by $484,104 with the net proceeds from the sale of equity securities of AdvancePCS and the repayment of AdvancePCS senior subordinated notes.

                     RITE AID CORPORATION AND SUBSIDIARIES

   For the Years Ended March 3, 2001, February 26, 2000 and February 27, 1999
              (In thousands of dollars, except per share amounts)

25. Subsequent Events -- (Continued)

   Subsequent to March 3, 2001, the Company committed to issue 77,192,000 shares of its common stock in exchange for $511,351 of debt (see Note 13).

   Subsequent to March 3, 2001, the Company committed to $149,600 private placements comprised of 26,500,000 shares of common stock.

   On May 15, 2001, the Company entered into a $1,900,000 commitment agreement with a group of banks whereby the Company and the banks would enter into a new senior secured credit facility to replace the existing Senior Credit facility. The closing of the new credit facility is subject to the satisfaction of customary closing conditions and the issuance by the Company of approximately $1,050,000 in new debt or equity securities, of which $527,000 has already been committed or arranged. The Company plans to raise the additional $523,000 by issuing equity and fixed income securities and through real estate mortgage financings. The new credit facility will be secured by inventory, accounts receivable and certain other assets of the Company. While management believes that it will be successful in completing the refinancing, there is no assurance that the refinancing transaction will be consummated.

   On May 16, 2001, the Company agreed to issue five year warrants to purchase 3,040,000 shares of common stock at $6.00 per share in connection with the exchange by a holder of $152,000 of 10.5% notes due 2002 for a like principal amount of new 12.5% notes due 2006.

                     RITE AID CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                (Dollars in thousands, except per share amounts)
                                  (unaudited)

                                                    June 2, 2001   March 3, 2001
                                                    ------------   -------------
                     ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .....................    $    80,078     $    92,290
 Accounts receivable, net ......................        544,100         503,527
 Inventories, net ..............................      2,497,829       2,444,525
 Investment in AdvancePCS ......................             --         491,198
 Prepaid expenses and other current assets .....         82,437          85,292
                                                    -----------     -----------
   Total current assets.........................      3,204,444       3,616,832
PROPERTY, PLANT AND EQUIPMENT, NET .............      2,992,891       3,041,008
GOODWILL AND OTHER INTANGIBLES, NET ............      1,042,969       1,067,339
OTHER ASSETS ...................................        161,208         188,732
                                                    -----------     -----------
   Total assets.................................    $ 7,401,512     $ 7,913,911
                                                    ===========     ===========
     LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES:
 Short-term debt and current maturities of
  long-term debt and lease financing obligations    $    40,521     $    36,956
 Accounts payable ..............................      1,034,330         896,390
 Sales and other taxes payable .................         55,813          31,562
 Accrued salaries, wages and other current
  liabilities...................................        665,455         696,047
                                                    -----------     -----------
   Total current liabilities....................      1,796,119       1,660,955
CONVERTIBLE SUBORDINATED NOTES .................        152,016         357,324
LONG-TERM DEBT, LESS CURRENT MATURITIES ........      3,717,511       4,428,871
LEASE FINANCING OBLIGATIONS, LESS CURRENT
  MATURITIES....................................      1,061,880       1,071,397
OTHER NONCURRENT LIABILITIES ...................        756,270         730,342
                                                    -----------     -----------
   Total liabilities............................      7,483,796       8,248,889
COMMITMENTS AND CONTINGENCIES ..................             --              --
REDEEMABLE PREFERRED STOCK .....................         19,457          19,457
STOCKHOLDERS' (DEFICIT):
 Preferred stock, par value $1 per share .......        340,654         333,974
 Common stock, par value $1 per share ..........        403,762         348,055
 Additional paid-in capital ....................      2,509,178       2,065,301
 Accumulated deficit ...........................     (3,383,058)     (3,171,956)
 Stock-based and deferred compensation .........         59,674          19,782
 Accumulated other comprehensive (loss) income .        (31,951)         50,409
                                                    -----------     -----------
   Total stockholders' (deficit)................       (101,741)       (354,435)
                                                    -----------     -----------
   Total liabilities and stockholders' (deficit)    $ 7,401,512     $ 7,913,911
                                                    ===========     ===========


     See accompanying notes to condensed consolidated financial statements.

                     RITE AID CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                  (unaudited)

                                                     Thirteen Week Period Ended
                                                     ---------------------------
                                                     June 2, 2001   May 27, 2000
                                                     ------------   ------------
REVENUES ........................................     $3,710,133     $3,442,186
COSTS AND EXPENSES:
 Costs of goods sold, including occupancy costs .      2,840,740      2,634,453
 Selling, general and administrative expenses ...        858,049        851,883
 Goodwill amortization ..........................          5,343          6,074
 Store closing and impairment charges (credits) .           (364)        16,145
 Interest expense ...............................        128,689        171,375
 Loss on debt conversions and modifications, net         132,713             --
 Share of loss from equity investment ...........          5,883         11,574
 (Gain) loss on sale of assets and investments,
  net............................................        (49,818)         9,676
                                                      ----------     ----------
                                                       3,921,235      3,701,180
                                                      ----------     ----------
 Loss from continuing operations before income
  taxes..........................................       (211,102)      (258,994)
INCOME TAX EXPENSE ..............................             --        144,382
                                                      ----------     ----------
 Loss from continuing operations ................       (211,102)      (403,376)
DISCONTINUED OPERATIONS:
 Income from discontinued operations (including
  income tax expense of $0 and $13,846)                       --         11,335
 Estimated loss on disposal of the PBM segment
  (including income tax expense of $0 and
  $22,750).......................................             --       (303,330)
                                                      ----------     ----------
 Net loss .......................................     $ (211,102)    $ (695,371)
                                                      ==========     ==========
BASIC AND DILUTED (LOSS) PER SHARE:
 Loss from continuing operations ................     $    (0.56)    $    (1.57)
 Loss from discontinued operations ..............             --          (1.12)
                                                      ----------     ----------
 Net loss per share .............................     $    (0.56)    $    (2.69)
                                                      ==========     ==========


     See accompanying notes to condensed consolidated financial statements.

                     RITE AID CORPORATION AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)
                For the Thirteen Week Period Ended June 2, 2001
                  (Dollars and share information in thousands)
                                  (unaudited)

                                                                                                          Stock-Based
                                    Preferred Stock        Common Stock       Additional                      and
                                   -----------------    ------------------     Paid-in     Accumulated      Deferred
                                   Shares    Class B    Shares     Issued      Capital       Deficit      Compensation
                                   ------   --------    -------   --------    ----------   -----------    ------------
BALANCE MARCH 3, 2001              3,340    $333,974    348,055   $348,055    $2,065,301   $(3,171,956)     $19,782
Net loss.......................                                                               (211,102)
Other comprehensive loss:
 Sale of investment in
  AdvancePCS...................
 Cash flow hedge transition
  liability adjustment.........
 Cash flow hedge market value
  adjustment...................
 Comprehensive loss ...........
Bond conversions...............                          55,736     55,736       450,393
Stock-based and deferred
  compensation.................                                                                              39,828
Stock forfeitures..............                             (29)       (29)          (53)                        64
Dividends on preferred stock...       67       6,680                              (6,680)
Increase resulting from sale of
  stock by equity method
  investee.....................                                                      217
                                   -----    --------    -------   --------    ----------   -----------      -------
BALANCE JUNE 2, 2001...........    3,407    $340,654    403,762   $403,762    $2,509,178   $(3,383,058)     $59,674
                                   =====    ========    =======   ========    ==========   ===========      =======


                                    Accumulated
                                       Other
                                   Comprehensive
                                   Income/(Loss)     Total
                                   -------------   ---------
BALANCE MARCH 3, 2001                $ 50,409      $(354,435)
Net loss.......................                     (211,102)
Other comprehensive loss:
 Sale of investment in
  AdvancePCS...................       (51,031)       (51,031)
 Cash flow hedge transition
  liability adjustment.........       (29,010)       (29,010)
 Cash flow hedge market value
  adjustment...................        (2,319)        (2,319)
                                                   ---------
 Comprehensive loss ...........                     (293,462)
Bond conversions...............                      506,129
Stock-based and deferred
  compensation.................                       39,828
Stock forfeitures..............                          (18)
Dividends on preferred stock...                           --
Increase resulting from sale of
  stock by equity method
  investee.....................                          217
                                     --------      ---------
BALANCE JUNE 2, 2001...........      $(31,951)     $(101,741)
                                     ========      =========


     See accompanying notes to condensed consolidated financial statements.

                     RITE AID CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                  (unaudited)

                                                     Thirteen Week Period Ended
                                                     ---------------------------
                                                     June 2, 2001   May 27, 2000
                                                     ------------   ------------
OPERATING ACTIVITIES:
 Net loss .......................................     $(211,102)      $(695,371)
 Income from discontinued operations ............            --         (11,335)
 Loss on disposal of discontinued operations ....            --         303,330
                                                      ---------       ---------
 Loss from continuing operations ................      (211,102)       (403,376)
 Depreciation and amortization ..................        90,841          91,684
 Stock-based compensation .......................        39,828           2,000
 Store closing and impairment charges (credits) .          (364)         16,145
 Loss on debt conversions and modifications, net        132,713              --
 (Gain) loss on sale of assets and investments,
  net............................................       (49,818)          9,676
 Changes in operating assets and liabilities ....        43,644         274,414
                                                      ---------       ---------
NET CASH PROVIDED BY (USED IN) CONTINUING
  OPERATIONS.....................................        45,742          (9,457)
                                                      ---------       ---------
NET CASH PROVIDED BY DISCONTINUED OPERATIONS ....            --          37,149
                                                      ---------       ---------
INVESTING ACTIVITIES:
 Expenditures for property, plant and equipment .       (23,100)        (18,862)
 Proceeds from the repayment/sale of AdvancePCS
  securities.....................................       484,214              --
 Intangible assets acquired .....................        (3,700)         (1,131)
 Proceeds from dispositions .....................         6,300              --
                                                      ---------       ---------
NET CASH PROVIDED BY (USED IN) INVESTING
  ACTIVITIES.....................................       463,714         (19,993)
                                                      ---------       ---------
FINANCING ACTIVITIES:
 Principal payments on long-term debt ...........      (490,180)        (70,407)
 Net (payments) of commercial paper borrowings ..            --        (192,000)
 Net change in bank credit facilities ...........       (31,488)        192,000
 Proceeds from issuance of stock ................            --             180
 Other financing activities, net ................            --          (2,312)
                                                      ---------       ---------
NET CASH USED IN FINANCING ACTIVITIES ...........      (521,668)        (72,539)
                                                      ---------       ---------
DECREASE IN CASH AND CASH EQUIVALENTS ...........       (12,212)        (64,840)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD         92,290         179,757
                                                      ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ......     $  80,078       $ 114,917
                                                      =========       =========
SUPPLEMENTARY CASH FLOW DATA:
 Cash paid for interest (net of capitalized
  amounts of $205 and $719)......................     $ 127,305       $ 115,300
                                                      =========       =========
 Cash refunds of income taxes ...................     $  (5,834)      $ (86,767)
                                                      =========       =========
 Conversion of debt to common stock .............     $ 376,193       $      --
                                                      =========       =========


     See accompanying notes to condensed consolidated financial statements

                     RITE AID CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
       For the Thirteen Week Periods Ended June 2, 2001, and May 27, 2000 (Dollars and share information in thousands, except per share amounts)
                                   (unaudited)

1. Basis of Presentation

   The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete annual financial statements. The accompanying financial information reflects all adjustments (consisting primarily of normal recurring adjustments except as described in these notes) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. The results of operations for the thirteen week period ended June 2, 2001 are not necessarily indicative of the results to be expected for the full year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's fiscal 2001 Annual Report on Form 10-K filed with the SEC.

   Certain reclassifications have been made to prior years' amounts to conform to current year classifications.

2. Loss Per Share

   Following is a summary of the components of the numerator and denominator of the basic loss per share computation:

                                                     Thirteen Week Period Ended
                                                     ---------------------------
                                                     June 2, 2001   May 27, 2000
                                                     ------------   ------------
Numerator for earnings per share:
 Loss from continuing operations ................     $(211,102)      $(403,376)
 Cumulative preferred stock dividends ...........        (6,680)         (5,961)
                                                      ---------       ---------
 Net loss from continuing operations
  attributable to common stockholders............      (217,782)       (409,337)
 Net income from discontinued operations, net of
  tax............................................            --          11,335
 Loss on disposal, net of tax ...................            --        (303,330)
                                                      ---------       ---------
 Net loss attributable to common stockholders ...     $(217,782)      $(701,332)
                                                      =========       =========
Denominator:
 Basic weighted average shares ..................       386,996         260,076
                                                      =========       =========


   Fully diluted loss per share is not presented as the Company incurred losses for the thirteen week periods ended June 2, 2001 and May 27, 2000, as the amount would be antidilutive. At June 2, 2001, an aggregate of 120,990 potential common shares related to stock options, convertible notes and preferred stock and warrants, have been excluded from the computation of diluted earnings per share.

3. Business Segments

   The Company operated in a single business segment during the thirteen week period ended June 2, 2001, the Retail Drug segment. This segment consists of the operation of retail drugstores across the United States. The drugstores' primary business is pharmacy services, with prescription drugs accounting for approximately 61.6% percent and 60.1% percent of total segment sales for the thirteen week periods ended June 2, 2001 and May 27, 2000, respectively. In addition, the Company's drugstores offer a full selection of health and personal care products, seasonal merchandise and a large private label product line.

   The Company operated in two business segments in the thirteen week period ended May 27, 2000, the Retail Drug segment and the PBM segment. Through its PBM segment, which consisted primarily of PCS Health Systems, Inc. ("PCS"), the Company offered pharmacy benefit management, mail-order pharmacy

                     RITE AID CORPORATION AND SUBSIDIARIES

       For the Thirteen Week Periods Ended June 2, 2001, and May 27, 2000 (Dollars and share information in thousands, except per share amounts)
                                   (unaudited)

3. Business Segments -- (Continued)

services, marketing prescription plans and other managed health care services to employers, health plans and their members and government-sponsored employee benefit programs. The Company has sold its PBM segment to Advance Paradigm Inc. (now known as "AdvancePCS"). As a result, the PBM segment has been reclassified and is accounted for as a discontinued operation in the accompanying financial statements. The Company's continuing operations consist solely of the Retail Drug segment.

4. Discontinued Operations

   On October 2, 2000, the Company sold its wholly owned subsidiary, PCS, to AdvancePCS. The proceeds from the sale of PCS consisted of $710,557 in cash, $200,000 in principal amount of AdvancePCS's unsecured 11% senior subordinated notes and equity securities of AdvancePCS.

   During March 2001, the Company sold the AdvancePCS equity securities for $284,214 resulting in a gain of $53,214, which was recognized during the thirteen week period ended June 2, 2001. The recognition resulted in a reduction of other comprehensive income of $51,031, which represented the appreciation in the market value of the equity securities from date of acquisition of the securities through March 3, 2001. Additionally, AdvancePCS repurchased the unsecured 11% senior subordinated notes for $200,000 plus accrued interest.

   PCS is reported as a discontinued operation for the thirteen week period ended May 27, 2000, and the operating results of PCS are reflected separately from the results of continuing operations.

   As a result of the sale, the Company recorded an increase to the tax valuation allowance and income tax expense of $146,917 in the thirteen week period ended May 27, 2000.

5. Store Closing and Impairment Charges

   Store closing and impairment charges (credits) consist of:

                                                     Thirteen Week Period Ended
                                                     ---------------------------
                                                     June 2, 2001   May 27, 2000
                                                     ------------   ------------
Impairment charges ..............................      $ 7,893         $ 8,169
Store lease exit charges (credits) ..............       (8,568)          7,976
Impairment of other assets ......................          311              --
                                                       -------         -------
                                                       $  (364)        $16,145
                                                       =======         =======


 Impairment Charges
   Impairment charges include non-cash charges of $7,893 and $8,169 for the thirteen week periods ended June 2, 2001 and May 27, 2000, respectively, for the impairment of long-lived assets (including allocable goodwill) at 17 and 42 stores, respectively. These amounts include the write-down of long-lived assets at stores that were assessed for impairment because of management's intention to relocate or close the store or because of changes in circumstances that indicate the carrying value of the asset may not be recoverable.

 Store Lease Exit Charges (Credits)
   Costs incurred to close a store, which principally consist of lease termination costs, are recorded at the time management commits to closing the store, which is the date that the closure is formally approved by senior management, or in the case of a store to be relocated, the date the new property is leased or purchased. The Company calculates its liability for closed stores on a store-by-store basis. The calculation includes the future minimum lease payments and related ancillary costs from the date of closure to the end of the remaining lease term, net of estimated cost recoveries that may be achieved through subletting properties or

                     RITE AID CORPORATION AND SUBSIDIARIES

       For the Thirteen Week Periods Ended June 2, 2001, and May 27, 2000 (Dollars and share information in thousands, except per share amounts)
                                   (unaudited)

5. Store Closing and Impairment Charges -- (Continued)

through favorable lease terminations. This liability is discounted using a risk-free rate of interest. The Company evaluates these assumptions each quarter and adjusts the liability accordingly. During the thirteen week periods ended June 2, 2001 and May 27, 2000, the Company recorded a provision for 7 and 18 stores, respectively, that were designated for closure. The effect of lease terminations and changes in assumptions in interest rates during the thirteen week period ended June 2, 2001, had a positive impact that exceeded the additional provision due to low closure levels and resulted in an expense credit from closed store activity.

   The reserve for store lease exit costs includes the following activity:

                                                     Thirteen Week Period Ended
                                                     ---------------------------
                                                     June 2, 2001   May 27, 2000
                                                     ------------   ------------
Balance -- Beginning of Period ..................      $233,008       $212,812
 Provision for present value of noncancellable
   lease payments of stores designated to be
   closed........................................         3,091         19,357
 Changes in assumptions about future sublease
   income, terminations, and changes in interest
   rates.........................................        (8,144)        (7,035)
 Reversals of reserves for stores that
   management has determined
   will remain open..............................        (3,515)        (4,346)
 Interest accretion .............................         2,333          2,969
 Cash payments, net of sublease income ..........        (9,812)       (10,051)
                                                       --------       --------
Balance -- End of Period ........................      $216,961       $213,706
                                                       ========       ========


6. Indebtedness, Credit Agreements and Lease Financing Obligations

   Following is a summary of indebtedness and lease financing obligations at June 2, 2001 and March 3, 2001:

                                                    June 2, 2001   March 3, 2001
                                                    ------------   -------------
6.70% notes due 2001 ...........................     $    7,342      $    7,342
5.25% convertible subordinated notes due 2002 ..        152,016         357,324
Senior Facility ................................        626,000         682,000
Revolving Credit facility due 2002 (amended and
  restated) ("RCF").............................        700,268         730,268
Term loan due 2002 (amended and restated)
  ("PCS").......................................        148,883         591,391
Exchange Debt ..................................        169,530         216,126
10.50% notes due 2002 ..........................        411,500         467,500
6.00% dealer remarketable securities due 2003 ..        107,765         187,650
6.00% fixed-rate senior notes due 2005 .........        194,500         194,500
7.625% senior notes due 2005 ...................        198,000         198,000
7.125% notes due 2007 ..........................        350,000         350,000
6.125% fixed-rate senior notes due 2008 ........        150,000         150,000
6.875% senior debentures due 2013 ..............        200,000         200,000
8.00% to 10.375% industrial development bonds
  due through 2009..............................          4,740           4,740
7.70% notes due 2027 ...........................        300,000         300,000
6.875% fixed-rate senior notes due 2028 ........        150,000         150,000
Lease financing obligations ....................      1,093,884       1,100,000
Other ..........................................          7,500           7,707
                                                     ----------      ----------
                                                      4,971,928       5,894,548
Short-term debt, current maturities of long-
  term debt and lease financing obligations.....        (40,521)        (36,956)
                                                     ----------      ----------
Long-term debt and lease financing obligations,
  less current maturities.......................     $4,931,407      $5,857,592
                                                     ==========      ==========

                     RITE AID CORPORATION AND SUBSIDIARIES

       For the Thirteen Week Periods Ended June 2, 2001, and May 27, 2000 (Dollars and share information in thousands, except per share amounts)
                                   (unaudited)

6. Indebtedness, Credit Agreements and Lease Financing Obligations --
(Continued)

   On June 27, 2001, the Company completed a refinancing which significantly altered the capital structure. See Note 9 for details.

   The Company completed the following debt for equity exchanges during the thirteen week period ended June 2, 2001:

                                   Carrying               Additional
                                    Amount      Common     Paid-In        Gain
Debt Exchanged                    Exchanged     Stock      Capital       (Loss)
--------------                    ---------    -------    ----------     ------
PCS facility ..................    $  5,000    $   715     $  5,076    $    (791)
RCF facility ..................      30,000      4,347       30,115       (4,462)
5.25% convertible subordinated
  notes........................     205,308     29,750      307,686     (133,437)
6.00% dealer remarketable
  securities...................      79,885     12,382       55,633       11,427
10.50% notes due 2002 .........      56,000      8,542       51,883       (5,450)
                                   --------    -------     --------    ---------
                                   $376,193    $55,736     $450,393    $(132,713)
                                   ========    =======     ========    =========


   In March 2001, the Company sold its investment in AdvancePCS. Proceeds received from the sale were used to pay down $437,508 of borrowings under the PCS loan, and $46,596 of borrowings under the Exchange Debt.

   In June 2000, the Company entered into an interest rate swap contract that fixes the LIBOR component of $500,000 of the Company's variable rate debt at 7.083% for a two-year period. In July 2000, the Company entered into an additional interest rate swap that fixes the LIBOR component of an additional $500,000 of variable rate debt at 6.946% for a two-year period.

   On March 4, 2001, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 138. In connection with the adoption of the new statement, the Company recorded $29,010 in Other Comprehensive Income ("OCI") as a cumulative change in accounting for derivatives designated as cash flow type hedges prior to adopting SFAS 133. The Company enters into interest rate swap agreements to hedge the exposure to increasing rates with respect to its variable rate debt. The differential to be paid or received as a result of these swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense. These interest rate swaps are accounted for as cash flow hedges. Therefore, the effective portion of the change in fair value of the interest rate swaps is recorded within OCI. Hedge ineffectiveness is recorded as a component of net income. As of June 2, 2001, the market value of these swaps is $31,945, which represents the amount that the Company would have to pay the counter party to terminate these contracts as of that date. This balance is included in other non-current liabilities on the accompanying balance sheet. The Company has recorded a charge to interest expense of $616, which represents the amount of the swaps' ineffectiveness. The remaining offset to the hedge liability is included in other comprehensive income. Treatment of these interest rate swaps as cash flow hedges is based on management's best interpretation of SFAS No. 133. Certain issues currently under consideration by the Derivatives Implementation Group ("DIG") may make it more difficult for the Company's interest rate swaps to qualify for hedge accounting. If the Company's swaps do not qualify for hedge accounting, changes in the fair value of these interest rate swaps will be recorded as a component of net income.

                     RITE AID CORPORATION AND SUBSIDIARIES

       For the Thirteen Week Periods Ended June 2, 2001, and May 27, 2000 (Dollars and share information in thousands, except per share amounts)
                                   (unaudited)

7. Stockholders' Equity

   The Company issued 3,000 shares of Series B cumulative pay-in-kind preferred at $100 per share, which is the liquidation preference The Series B Preferred Stock is convertible into shares of the Company's common stock at a conversion price of $5.50 per share.

   In November 2000, the Company reduced the exercise price of approximately 16,684 stock options issued after December 4, 1999 to $2.75 per share, which represents fair market value of a share of common stock on the date of the repricing. In connection with the repricing, the Company recognizes compensation expense for these options using variable plan accounting. Under variable plan accounting, the Company recognizes compensation expense over the option vesting period. In addition, subsequent changes in the market value of the Company's common stock during the option period, or until exercised, will generate changes in the compensation expense recognized on the repriced options. The Company recognized expense of $36,903 during the thirteen week period ended June 2, 2001 related to the repriced options.

   The stock-based and deferred compensation component of stockholders' equity is comprised of $73,623 related to the repriced options offset by $13,949 of deferred compensation.

   On June 15 2001, in connection with the granting of certain restricted shares of common stock, the Company issued approximately $5,500 of loans to plan participants, including officers, in order to cover the participants' federal and state withholding taxes. The loans bear interest at 4.25% per annum and are due and payable upon the earlier of June 15, 2002 or the date the participant sells the underlying shares of common stock.

8. Commitments and Contingencies

   The Company is party to numerous legal proceedings, as described below.

 Federal investigations
   There are currently pending federal governmental investigations, both civil and criminal, by the SEC and the United States Attorney, involving the Company's financial reporting and other matters. Management is cooperating fully with the SEC and the United States Attorney. Settlement discussions have begun with the United States Attorney for the Middle District of Pennsylvania. The United States Attorney has proposed that the government would not institute any criminal proceeding against the Company if the Company enters into a consent judgement providing for a civil penalty payable over a period of years. The amount of the civil penalty has not been agreed to and there can be no assurance that a settlement will be reached or that the amount of such penalty will not have a material adverse effect on the Company's result of operations, financial condition or cash flows.

   The U.S. Department of Labor has commenced an investigation of matters relating to the Company's employee benefit plans, including the Company's principal 401(k) plan, which permitted employees to purchase the Company's common stock. Purchases of the Company's common stock under the plan were suspended in October 1999. In January 2001, the Company appointed an independent trustee to represent the interests of these plans in relation to the Company and to investigate possible claims the plans may have against the Company. Both the independent trustee and the Department of Labor have asserted that the plans may have claims against the Company. The investigations, with which the Company is cooperating fully, are ongoing and their outcomes cannot be predicted. In addition, a purported class action lawsuit on behalf of the plans and their participants has been filed by a participant in the plans in the United States District Court for the Eastern District of Pennsylvania.

   These investigations and settlement discussions are ongoing and their outcome cannot be predicted. If the Company were convicted of any crime, certain licenses and government contracts such as Medicaid plan

                     RITE AID CORPORATION AND SUBSIDIARIES

       For the Thirteen Week Periods Ended June 2, 2001, and May 27, 2000 (Dollars and share information in thousands, except per share amounts)
                                   (unaudited)

8. Commitments and Contingencies -- (Continued)

reimbursement agreements that are material to operations may be revoked, which would have a material adverse effect on the Company's results of operations, financial condition or cash flow. In addition, substantial penalties, damages or other monetary remedies assessed against the Company, including a settlement, could also have a material adverse effect on the Company's results of operation's, financial condition or cash flows.

 Stockholder litigation
   The Company, certain directors, its former chief executive officer Martin Grass, its former president Timothy Noonan, its former chief financial officer Frank Bergonzi, and its former auditor KPMG LLP, have been sued in a number of actions, most of which purport to be class actions, brought on behalf of stockholders who purchased the Company's securities on the open market between May 2, 1997 and November 10, 1999. Most of the complaints asserted claims under Sections 10 and 20 of the Securities Exchange Act of 1934, based upon the allegation that the Company's financial statements for fiscal 1997, fiscal 1998 and fiscal 1999 fraudulently misrepresented the Company's financial position and results of operation for those periods. All of these cases have been consolidated in the U.S. District Court for the Eastern District of Pennsylvania. On November 9, 2000, the Company announced that it had reached an agreement to settle the consolidated securities class action lawsuits pending against us in the U.S. District Court for the Eastern District of Pennsylvania and the derivative lawsuits pending there and in the Delaware Court of Chancery. Under the agreement, the Company will pay $45,000 in cash, which will be fully funded by the Company's officers' and directors' liability insurance, and issue shares of common stock in 2002. The shares will be valued over a 10 day trading period in January 2002. If the value determined is at least $7.75 per share, the Company will issue 20,000 shares. If the value determined is less than $7.75 per share, the Company has the option to deliver any combination of common stock, cash and short-term notes, with a total value of $155,000. As additional consideration for the settlement, the Company has assigned to the plaintiffs all of the Company's claims against the above named executives and KPMG LLP. Several members of the class have elected to "opt-out" of the class and, as a result, if the settlement is approved by the court, they will be free to individually pursue their claims. Management believes that their claims, individually and in the aggregate, are not material. On August 16, 2001, the court issued a ruling approving the settlement. The nonsettling defendants have appealed this approved order. The outcome of any such appeal cannot be predicted. If the settlement does not become final, this litigation could result in a material adverse effect on the Company's results of operations, financial condition or cash flows.

   A purported class action has been instituted by a stockholder against the Company in Delaware state court on behalf of stockholders who purchased shares of our common stock prior to May 2, 1997, and who continued to hold them after November 10, 1999, alleging claims similar to the claims alleged in the consolidated securities class action lawsuits described above. The amount of damages sought was not specified and may be material. The Company has filed a motion to dismiss this claim which is pending before the court. These claims are ongoing and their outcome cannot be predicted. An unfavorable outcome in this litigation could result in a material adverse effect on the Company's results of operations, financial condition or cash flows.

 Drug pricing and reimbursement matters
   On October 5, 2000, the Company settled, for an immaterial amount, and without admitting any violation of the law, the lawsuit filed by the Florida Attorney General alleging that the Company's non-uniform pricing policy for cash prescription purchases was unlawful under Florida law. The filing of the complaint by the Florida Attorney General, and the Company's press release issued in conjunction therewith, precipitated an investigation by the New Jersey Attorney General which is ongoing and the filing of a

                     RITE AID CORPORATION AND SUBSIDIARIES

       For the Thirteen Week Periods Ended June 2, 2001, and May 27, 2000 (Dollars and share information in thousands, except per share amounts)
                                   (unaudited)

8. Commitments and Contingencies -- (Continued)

purported federal class action in California and several purported state class actions, all of which (other than one pending in New York that was filed on October 5, 1999) have been dismissed. A motion to dismiss the action in New York is currently pending. On May 30, 2001, a complaint filed in New Jersey in which the plaintiff made a similar allegation and which the trial court dismissed for failing to state a claim upon which relief could be based was reinstated by the appellate court. Management believes that the remaining lawsuits are without merit under applicable state consumer protection laws. As a result, the Company intends to continue to vigorously defend against them and does not anticipate that if fully adjudicated, they will result in an award of damages. However, such outcomes cannot be assured and a ruling against the Company could have a material adverse effect on the Company's results of operations, financial condition, or cash flows.

   The Company is being investigated by multiple state attorneys general for its reimbursement practices relating to partially-filled prescriptions and fully-filled prescriptions that are not picked up by ordering customers. The Company is supplying similar information with respect to these matters to the Department of Justice. Management believes that these investigations are similar to investigations which were, and are being, undertaken with respect to the practices of others in the retail drug industry. Management also believes that the Company's existing policies and procedures fully comply with the requirements of applicable law and intend to fully cooperate with these investigations. The outcome of these investigations cannot be predicted. An individual acting on behalf of the United States of America has filed a lawsuit in the United States District Court for the Eastern District of Pennsylvania under the Federal False Claims Act alleging that the Company defrauded federal healthcare plans by failing to appropriately issue refunds for partially filled prescriptions and prescriptions which were not picked up by customers. The Department of Justice has advised the court that it intends to join this lawsuit, as is its right under the law; its investigation is continuing. The Company has filed a motion to dismiss the complaint for failure to state a claim. A preliminary agreement has been reached to settle these investigations and the lawsuit filed by the private individual.

   These claims are ongoing and their outcome cannot be predicted. If any of these cases result in a substantial monetary judgement against the Company or is settled on unfavorable terms, the Company's results of operations, financial condition or cash flows could be materially adversely affected.

 Store Management Overtime Litigation
   The Company is a defendant in a class action pending in the California Superior Court in San Diego with three subclasses, comprised of its California store managers, assistant managers and managers-in-training. The plaintiffs seek back pay for overtime not paid to them and injunctive relief to require the Company to treat its store management as non-exempt. They allege that the Company decided to minimize labor costs by causing managers, assistant managers and managers-in-training to perform the duties and functions of associates for in excess of forty hours per week without paying them overtime. Management believes that in-store management were and are properly classified as exempt from the overtime provisions of California law. On May 21, 2001, the Company entered into a Memorandum of Agreement with the plaintiffs under which, subject to approval of the court, the Company will settle this lawsuit for a maximum of $25,000, a charge for which was recorded in fiscal 2000. The settlement amount is payable in four equal installments of 25%, the first of which is payable upon final court approval of the settlement and the balance is payable 6, 12 and 18 months thereafter. On June 1, 2001 the court entered an order granting preliminary approval of the settlement and authorizing notice to the class.

 Other
   The Company, together with a significant number of major U.S. retailers, has been sued by the Lemelson Foundation in a complaint which alleges that portions of the technology included in the Company's point-of-

                     RITE AID CORPORATION AND SUBSIDIARIES

       For the Thirteen Week Periods Ended June 2, 2001, and May 27, 2000 (Dollars and share information in thousands, except per share amounts)
                                   (unaudited)

8. Commitments and Contingencies -- (Continued)

sale system infringe upon a patent held by the plaintiffs. The amount of damages sought is unspecified and may be material. The outcome of this litigation cannot be predicted. An unfavorable outcome could have a material adverse effect on the Company's results of operations, financial condition or cash flows.

   The Company is subject from time to time to lawsuits arising in the ordinary course of business. In the opinion of management, these matters are adequately covered by insurance or, if not so covered, are without merit or are of such nature or involve amounts that would not have a material adverse effect on our results of operations, financial condition, or cash flows if decided adversely.

9. Subsequent Events

 Refinancing
   On June 27, 2001, the Company completed a major financial restructuring that extended the maturity dates of the majority of its debt to 2005 or beyond, provided additional equity and converted a portion of its debt to equity.
These transactions are described below:

   New Senior Secured Credit Facility: The Company entered into a new $1,900,000 senior secured credit facility with a syndicate of banks led by Citicorp USA, Inc. as senior agent. The new facility matures on June 27, 2005 unless more than $20,000 of the 7.625% senior notes due April 15, 2005 are outstanding on December 31, 2004, in which event the maturity date is March 15, 2005. The new facility consists of a $1,400,000 term loan facility and a $500,000 revolving credit facility. The term loan was used to repay the outstanding balances of the old senior facility, PCS facility, RCF facility, the Exchange Debt and all but $21,900 of the 10.5% senior secured notes due September 2002. The revolving facility is available for working capital requirements, capital expenditures and general corporate purposes. Borrowings under the facilities generally bear interest either at LIBOR plus 3.5%, if the Company chooses to make LIBOR borrowings, or at Citibank's base rate plus 2.5%. Amortization payments of the term loan begin March 2, 2002 of $5,000, increasing to $7,500 for the quarters ending May 31, 2002 through August 31, 2003 and $15,000 for the quarters ending November 30, 2003 through February 26, 2005.

   The Company is required to pay fees of 0.50% per annum on the daily unused amount of the revolving facility. Substantially all of the Company's wholly owned subsidiaries guarantee the obligations under the senior secured credit facility and the 10.50% senior secured notes due 2002. The subsidiary guarantees are secured by a first priority lien on the inventory, accounts receivable, prescription files, intellectual property and some real estate assets of the subsidiary guarantors. The Company's direct obligations under the senior credit facility are unsecured.

   The senior secured credit facility contains customary covenants, which place restrictions on the assumption of debt, the payment of dividends, mergers, liens and sale and leaseback transactions. Among the transactions permitted by the facility to increase debt are transactions to finance existing owned real estate not to exceed an aggregate $150,000 and $393,000 of additional debt secured by the facility's collateral on a second priority basis.

   The senior secured credit facility requires the Company to meet various financial ratios and limits capital expenditures. Beginning with the nine months ending December 1, 2001, the covenants require the Company to maintain a maximum leverage ratio of 8.25:1 decreasing to 3.5:1 for the twelve months ending May 31, 2005. The Company must also maintain a minimum interest coverage ratio of 1.25:1 for the nine months ending December 1, 2001, increasing to 2.8:1 for the twelve months ending May 31, 2005 and a minimum fixed charge coverage ratio of 0.9:1 for the nine months ending December 1, 2001 increasing to 1.25:1 for the twelve months ending May 31, 2005. Capital expenditures are limited to $200,000 annually beginning with

                     RITE AID CORPORATION AND SUBSIDIARIES

       For the Thirteen Week Periods Ended June 2, 2001, and May 27, 2000 (Dollars and share information in thousands, except per share amounts)
                                   (unaudited)

9. Subsequent Events -- (Continued)

the twelve months ending March 2, 2002. These expenditure limits are subject to upward adjustment based upon availability of excess liquidity as defined in the Company's senior secured credit facility.

   The senior secured credit facility provides for customary events of default, including nonpayment, misrepresentation, breach of covenants and bankruptcy.
It is also an event of default if any event occurs that enables, or which with the giving of notice or the lapse of time would enable, the holder of the Company's debt to accelerate the maturity of debt having a principal amount of $25,000 or more.

   The Company's ability to borrow under the senior secured credit facility is based on a specified borrowing base consisting of eligible accounts receivable and inventory. At June 30, 2001, the term loan was fully drawn except for $21,900 which is available and may be drawn to pay the remaining outstanding 10.5% senior secured notes when they mature on September 15, 2002. At June 30, 2001, the Company had no outstanding draws on the revolving credit facility and the Company had additional available borrowing capacity of $403,600, net of outstanding letters of credit of $96,400.

   High Yield Notes: The Company issued $150,000 of 11.25% senior notes due July 2008 in a private placement offering. These notes are unsecured and subordinate to the secured debt of the Company. Among the transactions permitted by the 11.25% senior notes to increase debt are transactions to finance existing owned real estate not to exceed an aggregate $150,000 and $400,000 of other debt. The 11.25% senior notes also allow for the senior secured credit facility to be increased up to $2.5 billion.

   Debt for Debt Exchange: The Company exchanged $152,025 of its existing 10.5% senior secured notes due 2002 for an equal amount of 12.5% senior notes due September 2006. In addition, holders of these notes received warrants to purchase 3,000 shares of Company common stock at $6.00 per share. On June 29, 2001, the warrant holders exercised these warrants, on a cashless basis, and as a result 1,000 shares of common stock were issued.

   Tender Offer: On May 24, 2001, the Company commenced a tender offer for the 10.50% senior secured notes due 2002 at a price of 103.25% of the principal amount of the notes. The tender offer was closed on June 27, 2001, at which time $174,462 principal amount of the notes was tendered. The Company incurred a tender offer premium of $5,670 as a result of the transaction. The Company used proceeds from the new senior secured credit facility to pay for the notes tendered.

   Debt for Equity Exchanges and Sales of Capital Stock: On June 27, 2001, the stockholders approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $1.00 par value, from 600,000 to 1,000,000.

                     RITE AID CORPORATION AND SUBSIDIARIES

       For the Thirteen Week Periods Ended June 2, 2001, and May 27, 2000 (Dollars and share information in thousands, except per share amounts)
                                   (unaudited)

9. Subsequent Events -- (Continued)

   The Company completed the following debt for equity exchanges in the period beginning June 3, 2001 and ended June 30, 2001.

                                              Series C
                     Carrying                Convertible    Additional
                      Amount       Common     Preferred       Paid-In
Debt Exchanged      Exchanged      Stock        Stock         Capital     (Loss)
--------------      ---------      ------     -----------    ----------  --------
PCS facility.....    $  9,478      $1,054            --      $  8,791   $   (367)
RCF facility.....     139,905         806        $2,122       147,368    (10,391)
10.50% notes due
  2002...........      63,134       7,573            --        62,340     (8,436)
                     --------      ------        ------      --------   --------
                     $212,517      $9,433        $2,122      $218,499   $(19,194)
                     ========      ======        ======      ========   ========


   In addition to the debt for equity exchange transactions listed above, the Company sold approximately 80,083 shares of its common stock for net proceeds of $528,544 which resulted in an increase to common stock of $80,083 and additional paid in capital of $448,461.

   The Company issued approximately 2,122 shares of its Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock has a par value of $1.00 per share and earns dividends at a rate of 8.7455% per annum, payable quarterly in arrears. The Series C Convertible Preferred Stock converts, on a ratio of ten shares of common stock for one share of Series C Convertible Preferred Stock, immediately upon the earlier of (i) the effectiveness of a registration statement pursuant to the Securities Act of 1933, as amended, registering for resale the shares of common stock into which the Series C Convertible Preferred Stock are convertible, or (ii) the Company's merger or consolidation with or into any other corporation whereby the Company is not the surviving corporation. The Series C Convertible Preferred Stock holders vote together with the common stockholders, as a single class, with each share of the Series C Convertible Preferred Stock having 10 votes.

   Lease Obligations: The Company rescinded certain renewal options contained in certain real estate leases on property previously sold and leased back to the Company and as a result these leases were afforded sale and leaseback accounting treatment and, accordingly have been reclassified as operating leases. This restructuring resulted in a reduction of outstanding capital lease obligations of $848,847. Accordingly, the Company will recognize a loss of $21,888 in the second quarter of fiscal 2002, and will record a net deferred gain of $171,862, which will be amortized over the remaining noncancellable lease terms. In addition the Company terminated certain capital leases and purchased the related leasehold improvements for $16,467.

   Synthetic Leases: The Company terminated existing synthetic lease agreements for certain land, buildings, equipment and aircraft, which were accounted for as operating leases. A wholly owned subsidiary of the Company purchased the equipment for $82,604, and is leasing the land, buildings and aircraft from different parties. The obligations under the new synthetic lease for the land and buildings are secured by a first priority lien on the equipment at the leased buildings owned by the Company's subsidiary. The Company has guaranteed certain of the obligations of the subsidiary. The Company will account for these new leases as operating leases.

   Substantially all of the Company's wholly-owned subsidiaries guarantee the Company's obligations under the new credit facility. These subsidiary guarantees are secured primarily by a first priority lien on the inventory, accounts receivable, intellectual property and prescription files of the subsidiary guarantors. The Company's direct obligations under the new credit facility will be unsecured. The $21,879 aggregate principal amount of outstanding 10.5% senior secured notes are guaranteed by substantially all of the Company's wholly-owned subsidiaries, which guarantees are secured on a shared first priority basis with the new credit

                     RITE AID CORPORATION AND SUBSIDIARIES

       For the Thirteen Week Periods Ended June 2, 2001, and May 27, 2000 (Dollars and share information in thousands, except per share amounts)
                                   (unaudited)

9. Subsequent Events -- (Continued)

facility. The 12.5% senior secured notes due 2006 are guaranteed by substantially all of the Company's wholly-owned subsidiaries, which guarantees are secured on a second priority basis.

   As a result of the above transactions, the Company will record an extraordinary loss on early extinguishment of debt of approximately $66,000 subject to certain valuations, will record a loss of approximately $31,000 related to the interest rate swap contracts and will defer debt issue costs of approximately $74,000 in the second quarter of 2002.

 Capitalization
   The following table summarizes the Company's capitalization at June 30, 2001, following the completion of the refinancing transactions described above:


                                                       As of June 30, 2001
                                                       -------------------
Secured Debt:
 Senior secured credit facility ...................        $1,378,462
 10.5% senior secured notes due 2002 ..............            21,879
 12.5% senior secured notes due 2006 ..............           143,025
 Other ............................................            12,320
                                                           ----------
                                                            1,555,686
Lease Financing Obligations .......................           226,594
Unsecured Debt:
 6.7% notes due 2001 ..............................             7,342
 6.0% dealer remarketable securities due 2003 .....           107,765
 6.0% notes due 2005 ..............................           194,500
 7.625% notes due 2005 ............................           198,000
 7.125% notes due 2007 ............................           350,000
 6.125% notes due 2008 ............................           150,000
 11.25% notes due 2008 ............................           150,000
 6.875% notes due 2013 ............................           200,000
 7.7% notes due 2027 ..............................           300,000
 6.875% debentures due 2028 .......................           150,000
                                                           ----------
                                                            1,807,607
Subordinated Debt:
 5.25% convertible subordinated notes due 2002 ....           152,016
                                                           ----------
Total debt ........................................         3,741,903
Redeemable preferred stock ........................            19,457
Stockholders' equity ..............................           567,518
                                                           ----------
 Total capitalization .............................        $4,328,878
                                                           ==========

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

   Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonable believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonable entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonable incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

   Article Tenth of the Company's Certificate of Incorporated and Article VII of the Company's By-laws provide for the indemnification of its directors and officers as authorized by Section 145 of the DGCL.

   The directors and officers of the Company and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Company.

Item 21. Exhibits and Financial Statement Schedules.

a. Exhibits

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
  3.1     Restated Certificate of Incorporation dated                                Exhibit 3(i) to Form 8-K filed on November 2,
          December 12, 1996                                                          1999

  3.2     Certificate of Amendment to the Restated Certificate of Incorporation      Exhibit 3(ii) to Form 8-K filed on November 2,
          dated October 25, 1999                                                     1999

  3.3     Series C Preferred Stock Certificate of Designation dated June 26, 2001    Exhibit 3.3 to Registration Statement on Form
                                                                                     S-1, File No. 333-64950, filed on July 12,
                                                                                     2001

  3.4     Certificate of Amendment to Restated Certificate of Incorporation dated    Exhibit 3.4 to Registration Statement on Form
          June 27, 2001                                                              S-1, File No. 333-64950, filed on July 12,
                                                                                     2001

  3.5     By-laws, as amended on November 8, 2000                                    Exhibit 3.1 to Form 8-K filed on November 13,
                                                                                     2000

  4.1     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.2 to Form 8-K filed on February 7,
          Corporation and Harris Trust and Savings Bank to the Indenture, dated      2000
          September 10, 1997, between Rite Aid Corporation and Harris Trust and
          Savings Bank

  4.2     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.3 to Form 8-K filed on February 7,
          Corporation and Harris Trust and Savings Bank, to the Indenture, dated     2000
          September 22, 1998, between Rite Aid Corporation and Harris Trust and
          Savings Bank

  4.3     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.4 to Form 8-K filed on February 7,
          Corporation and Harris Trust and Savings Bank to the Indenture, dated      2000
          December 21, 1998, between Rite Aid Corporation and Harris Trust and
          Savings Bank

  4.4     Indenture, dated as of June 14, 2000, among Rite Aid Corporation, as       Exhibit 4.1 to Form 8-K filed on
          Issuer, each of the Subsidiary Guarantors named therein and State          June 21, 2000
          Street Bank and Trust Company, as Trustee

  4.5     Exchange and Registration Rights Agreement, dated as of June 14, 2000,     Exhibit 4.2 to Form 8-K filed on
          by and among Rite Aid Corporation, State Street Bank and Trust Company     June 21, 2000
          and the Holders of the 10.50% Senior Secured Notes due 2002

  4.6     Registration Rights Agreement, dated as of June 14, 2000, by and among     Exhibit 4.3 to Form 8-K filed on
          Rite Aid Corporation and the Lenders listed therein                        June 21, 2000

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 4.7      Indenture, dated as of June 27, 2001, between Rite Aid Corporation, as     Exhibit 4.7 to Registration Statement on Form
          issuer and State Street Bank and Trust Company, as trustee, related to     S-1, File No. 333-64950, filed on July 12,
          the Company's 12.50% Senior Secured Notes due 2006.                        2001

 4.8      Indenture, dated as of June 27, 2001 between Rite Aid Corporation, as      Exhibit 4.8 to Registration Statement on Form
          issuer and BNY Midwest Trust Company, as trustee, related to the           S-1, File No. 333-64950, filed on July 12,
          Company's 11 1/4% Senior Notes due 2008.                                   2001

 4.9      Exchange and Registration Rights Agreement, dated as of June 27, 2001,     Exhibit 4.9 to Registration Statement on Form
          between Rite Aid Corporation and Salomon Smith Barney Inc., Credit         S-1, File No. 333-64950, filed on July 12,
          Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Fleet     2001
          Securities, Inc., as initial purchasers, for the benefit of the holders of the Company's 11 1/4% Senior Notes due 2008.

 5        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP                        Filed herewith

 10.1     1999 Stock Option Plan                                                     Exhibit 10.1 to Form 10-K filed on May 21,
                                                                                     2001

 10.2     2000 Omnibus Equity Plan                                                   Included in Proxy Statement dated October 24,
                                                                                     2000

 10.3     2001 Stock Option Plan                                                     Exhibit 10.3 to Form 10-K filed on May 21,
                                                                                     2001

 10.4     Registration Rights Agreement, dated as of October 27, 1999, by and        Exhibit 4.1 to Form 8-K filed on November 2,
          between Rite Aid Corporation and Green Equity Investors III, L.P.          1999

 10.5     Registration Rights Agreement, dated as of October 27, 1999, by and        Exhibit 4.2 to Form 8-K filed on November 2,
          between Rite Aid Corporation and J.P. Morgan Ventures Corporation          1999

 10.6     Warrant to purchase Common Stock, par value $1.00 per share, of Rite       Exhibit 4.3 to Form 8-K filed on November 2,
          Aid Corporation, dated October 27, 1999, issued to J.P. Morgan Ventures    1999.
          Corporation

 10.7     Employment Agreement by and between Rite Aid Corporation and Robert G.     Exhibit 10.1 to Form 8-K filed on January 18,
          Miller, dated as of                                                        2000
          December 5, 1999

 10.8     Amendment No. 1 to Employment Agreement by and between Rite Aid            Exhibit 10.9 to Form 10-K filed on May 21,
          Corporation and Robert G. Miller, dated as of May 7, 2001                  2001

 10.9     Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.31 to Form 8-K filed on January 18,
          made as of December 5, 1999, by and between Rite Aid Corporation and       2000
          Robert G. Miller

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.10    Employment Agreement by and between Rite Aid Corporation and Mary F.       Exhibit 10.2 to Form 8-K filed on January 18,
          Sammons, dated as of December 5, 1999                                      2000

 10.11    Amendment No. 1 to Employment Agreement by and between Rite Aid            Exhibit 10.11 to Form 10-K filed on May 21,
          Corporation and Mary F. Sammons, dated as of May 7, 2001                   2001

 10.12    Rite Aid Corporation Restricted Stock and Stock                            Exhibit 4.32 to Form 8-K filed on January 18,
          Option Award Agreement, made as of December 5, 1999, by and between        2000
          Rite Aid Corporation and
          Mary F. Sammons

 10.13    Employment Agreement by and between Rite Aid Corporation and David R.      Exhibit 10.3 to Form 8-K filed on January 18,
          Jessick, dated as of                                                       2000
          December 5, 1999

 10.14    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.33 to Form 8-K filed on January 18,
          made as of December 5, 1999, by and between Rite Aid Corporation and       2000
          David R. Jessick

 10.15    Employment Agreement by and between Rite Aid Corporation and John T.       Exhibit 10.4 to Form 8-K filed on January 18,
          Standley, dated as of                                                      2000
          December 5, 1999

 10.16    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.34 to Form 8-K filed on January 18,
          made as of December 5, 1999, by and between Rite Aid Corporation and       2000
          John T. Standley

 10.17    Employment Agreement by and between Rite Aid Corporation and Elliot S.     Exhibit 10.18 to Form 10-K filed on May 21,
          Gerson, dated as of                                                        2001
          November 16, 2000

 10.18    Employment Agreement by and between Rite Aid Corporation and Eric          Exhibit 10.19 to Form 10-K filed on May 21,
          Sorkin, dated as of April 2, 1999                                          2001

 10.19    Employment Agreement by and between Rite Aid Corporation and James         Exhibit 10.20 to Form 10-K filed on May 21,
          Mastrain, dated as of                                                      2001
          September 27, 2000

 10.20    Rite Aid Corporation Special Deferred                                      Exhibit 10.20 to Form 10-K filed on July 11,
          Compensation Plan                                                          2000

 10.21    Executive Separation Agreement and General Release, dated February 28,     Exhibit 10.46 to Form 10-K filed on July 11,
          2000, between Rite Aid Corporation and Timothy Noonan                      2000

 10.22    Letter Agreement, dated February 28, 2000, between Rite Aid Corporation    Exhibit 10.47 to Form 10-K filed on July 11,
          and Timothy Noonan, amending Executive Separation Agreement and General    2000
          Release, dated February 28, 2000, between Rite Aid Corporation and
          Timothy Noonan


 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.23    Equity for Bank Debt Exchange Agreement between                            Exhibit 10.45 to Form 10-K filed on May 21,
          Rite Aid Corporation, Fir Tree Value Fund, L.P., Fir Tree Institutional    2001
          Value Fund, L.P., Fir Tree Value Partners LDC and Fir Tree Recovery
          Master Fund, L.P.

 10.24    Side Letter to Equity for Bank Debt Exchange Agreement, dated April 30,    Exhibit 10.46 to Form 10-K filed on May 21,
          2001, between Rite Aid Corporation, Fir Tree Value Fund, L.P., Fir Tree    2001
          Institutional Value Fund, L.P., Fir Tree Value Partners LDC and Fir
          Tree Recovery Master Fund, L.P.

 10.25    Employment Agreement by and between Rite Aid Corporation and               Exhibit 10.48 to Form 10-K filed on May 21,
          Christopher Hall, dated as of                                              2001
          January 26, 2001

 10.26    Employment Agreement by and between Rite Aid Corporation and Robert B.     Exhibit 10.49 to Form 10-K filed on May 21,
          Sari, dated as of                                                          2001
          February 28, 2001

 10.27    Registration Rights Agreement dated as of June 14, 2001 by and between     Exhibit 10.27 to Registration Statement on
          Rite Aid Corporation and Marathon Special Opportunity Fund Ltd. and        Form S-1, File No. 333-64950, filed on
          Marathon Master Fund, Ltd.                                                 July 12, 2001

 10.28    Registration Rights Agreement dated as of June 19 2001 by and between      Exhibit 10.28 to Registration Statement on
          Rite Aid Corporation and OZ Master Fund, Ltd. and OZF Credit               Form S-1, File No. 333-64950, filed on
          Opportunities Master Fund, Ltd.                                            July 12, 2001

 10.29    Registration Rights Agreement dated as of May 24, 2001 by and between      Exhibit 10.29 to Registration Statement on
          Rite Aid Corporation and Liberty View Fund, LP, Liberty View Fund, LLC     Form S-1, File No. 333-64950, filed on
          and Liberty View Global Volatility Fund LP                                 July 12, 2001

 10.30    Senior Credit Agreement, dated as of June 27, 2001 among Rite Aid          Exhibit 10.30 to Registration Statement on
          Corporation, the financial institutions party thereto, Citicorp USA,       Form S-1, File No. 333-64950, filed on
          Inc., as senior administrative agent and as senior collateral agent,       July 12, 2001
          and The Chase Manhattan Bank, Credit Suisse First Boston and Fleet
          Retail Finance Inc., as syndication agents

 10.31    Senior Subsidiary Guarantee Agreement, dated as of June 27, 2001 among     Exhibit 10.31 to Registration Statement on
          the Subsidiary Guarantors (as defined therein) and Citicorp USA, Inc.,     Form S-1, File No. 333-64950, filed on
          as senior collateral agent.                                                July 12, 2001

 10.32    Senior Subsidiary Security Agreement, dated as of June 27, 2001 by the     Exhibit 10.32 to Registration Statement on
          Subsidiary Guarantors (as defined therein) in favor of the Citicorp USA    Form S-1, File No. 333-64950, filed on
          (senior collateral agent).                                                 July 12, 2001

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.33    Collateral Trust and Intercreditor Agreement, dated as of June 27, 2001    Exhibit 10.33 to Registration Statement on
          among Rite Aid Corporation, the Subsidiary Guarantors (as defined          Form S-1, File No 333-64950, filed on
          therein), Wilmington Trust Company, as collateral trustee for the          July 12, 2001
          holders from time to time of the Second Priority Debt Obligations (as defined therein), Citicorp USA, Inc., as collateral agent for the
          Senior Secured Parties (as defined therein) under the Senior Loan
          Documents (as defined therein), Citibank USA, Inc., as agent for the
          Synthetic Lease Parties (as defined therein), State Street Bank and
          Trust Company, as trustee under the Exchange Note Indenture (as defined therein) for the holders of the Exchange Notes (as defined therein), and each other Second Priority Representative (as defined therein)
          which from time to time becomes a party thereto.

 10.34    Second Priority Subsidiary Guarantee Agreement, dated as of June 27,       Exhibit 10.34 to Registration Statement on
          2001 among the Subsidiary Guarantors (as defined therein) and              Form S-1, File No. 333-64950, filed on
          Wilmington Trust Company, as collateral agent.                             July 12, 2001

 10.35    Second Priority Subsidiary Security Agreement, dated as of June 27,        Exhibit 10.35 to Registration Statement on
          2001 by the Subsidiary Guarantors (as defined therein) in favor of         Form S-1, File No. 333-64950, filed on
          Wilmington Trust Company, as collateral trustee.                           July 12, 2001

 10.36    Each of the Mortgages, Deeds of Trust, Assignments of Leases and Rents,    Exhibit 10.36 to Registration Statement on
          Security Agreements, Financing Statements and Fixture Filings, dated       Form S-1, File No. 333-64950, filed on
          June 27, 2001, from the Subsidiary Guarantors (as defined therein)         July 12, 2001
          listed therein, to Citicorp USA, Inc. as Senior Collateral Agent.

 10.37    Each of the Mortgages, Deeds of Trust, Assignments of Leases and Rents,    Exhibit 10.37 to Registration Statement on
          Security Agreements, Financing Statements and Fixture Filings, dated       Form S-1, File No. 333-64950, filed on
          June 27, 2001, from the Subsidiary Guarantor listed therein, to            July 12, 2001
          Wilmington Trust Company, as Second Priority Collateral Trustee.

 10.38    Participation Agreement, dated as of June 27, 2001 among Rite Aid          Exhibit 10.38 to Registration Statement on
          Realty Corp., a Delaware corporation; Rite Aid Corporation, a Delaware     Form S-1, File No. 333-64950, filed on
          corporation; Wells Fargo Northwest, National Association, not in its       July 12, 2001
          individual capacity except as expressly set forth therein but solely as trustee of the RAC Distribution Statutory Trust; the persons named therein as note holders and certificate holders; and Citicorp USA,
          Inc., in its capacity as administrative agent.

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.39    Lease, dated as of June 27, 2001 between Wells Fargo Northwest,            Exhibit 10.39 to Registration Statement on
          National Association, not in its individual capacity, but solely as        Form S-1, File No. 333-64950, filed on
          trustee of the RAC Distribution Statutory Trust, and Rite Aid Realty       July 12, 2001
          Corp., a Delaware corporation.

 10.40    Ground Lease Agreement dated as of June 27, 2001 between Thrifty           Exhibit 10.40 to Registration Statement on
          Payless, Inc., a California corporation, and Wells Fargo Northwest,        Form S-1, File No. 333-64950, filed on
          National Association, not in its individual capacity, but solely as        July 12, 2001
          trustee of the RAC Distribution Statutory Trust.

 10.41    Security Agreement, dated as of June 27, 2001, made by Rite Aid Realty     Exhibit 10.41 to Registration Statement on
          Corp., a Delaware corporation in favor of Wells Fargo Northwest,           Form S-1, File No. 333-64950, filed on
          National Association, not in its individual capacity, but solely as        July 12, 2001
          trustee of the RAC Distribution Statutory Trust.

 10.42    Parent Guarantee, dated as of June 27, 2001, by Rite Aid Corporation, a    Exhibit 10.42 to Registration Statement on
          Delaware corporation to Wells Fargo Northwest, National Association,       Form S-1, File No. 333-64950, filed on
          not in its individual capacity, but solely as trustee of the RAC           July 12, 2001
          Distribution Statutory Trust.

 10.43    Instrument Guarantee, dated as of June 27, 2001, by Rite Aid Realty        Exhibit 10.43 to Registration Statement on
          Corp., a Delaware corporation, to each of the Note Holders and             Form S-1, File No. 333-64950, filed on
          Certificate Holders (each as defined in Participation Agreement, dated     July 12, 2001
          as of June 27, 2001 among Rite Aid Realty Corp., a Delaware corporation; Rite Aid Corporation, a Delaware corporation; Wells Fargo
          Northwest, National Association, not in its individual capacity, but solely as trustee of the RAC Distribution Statutory Trust; the Persons named therein as note holders and certificate holders; and Citicorp
          USA, Inc., in its capacity as administrative agent).

 10.44    Loan Agreement dated as of June 27, 2001 among Wells Fargo Northwest,      Exhibit 10.44 to Registration Statement on
          National Association, not in its individual capacity, but solely as        Form S-1, File No. 333-64950, filed on
          trustee of the RAC Distribution Statutory Trust, the Persons named         July 12, 2001
          therein as note holders and/or any assignee thereof.

 10.45    Assignment and Security Agreement, dated as of June 27, 2001, by Wells     Exhibit 10.45 to Registration Statement on
          Fargo Northwest, National Association, not in its individual capacity,     Form S-1, File No. 333-64950, filed on
          but solely as trustee of the RAC Distribution Statutory Trust, in favor    July 12, 2001
          of Citicorp USA, Inc., as Agent.

 10.46    Amended and Restated Declaration of Trust dated as of June 27, 2001,       Exhibit 10.46 to Registration Statement on
          between Wells Fargo Northwest, National Association and the Certificate    Form S-1, File No. 333-64950, filed on
          Holders as defined therein.                                                July 12, 2001

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.47    Stock Purchase Agreement dated June 12, 2001 by and between Rite Aid       Exhibit 10.48 to Registration Statement on
          Corporation, American Century Mutual Funds, Inc. and American Century      Form S-1, File No. 333-64950, filed on
          World Mutual Funds, Inc.                                                   July 12, 2001

 10.48    Stock Purchase Agreement dated June 12, 2001 by and between Rite Aid       Exhibit 10.48 to Registration Statement on
          Corporation, Bessent Global Equity Master and Quantum Partners Bessent     Form S-1, File No. 333-64950, filed on
          Global.                                                                    July 12, 2001

 10.49    Stock Purchase Agreement dated June 12, 2001 by and between Rite Aid       Exhibit 10.49 to Registration Statement on
          Corporation and Fidelity.                                                  Form S-1, File No. 333-64950, filed on
                                                                                     July 12, 2001

 10.50    Stock Purchase Agreement dated June 12, 2001 by and between Rite Aid       Exhibit 10.50 to Registration Statement on
          Corporation; Putnam Investment Management, LLC; The Putnam Advisory        Form S-1, File No. 333-64950, filed on
          Company, LLC; and Putnam Fiduciary Trust Company.                          July 12, 2001

 10.51    Stock Purchase Agreement dated May 17, 2001 by and between Rite Aid        Exhibit 10.51 to Registration Statement on
          Corporation and Transamerica Investment Management, LLC.                   Form S-1, File No. 333-64950, filed on
                                                                                     July 12, 2001

 10.52    Exchange and Registration Rights Agreement dated as of June 27, 2001 by    Exhibit 10.52 to Registration Statement on
          and between Rite Aid and the Fidelity holders.                             Form S-1, File No. 333-64950, filed on
                                                                                     July 12, 2001

 10.53    Registration Rights Agreement dated June 27, 2001 by and between Rite      Exhibit 10.53 to Registration Statement on
          Aid Corporation and Fidelity holders.                                      Form S-1, File No. 333-64950, filed on
                                                                                     July 12, 2001

 10.54    Registration Rights Agreement dated June 27, 2001 by and between Rite      Exhibit 10.54 to Registration Statement on
          Aid Corporation, American Century Mutual Funds, Inc.; American Century     Form S-1, File No. 333-64950, filed on
          World Mutual Funds, Inc.; Bessent Global Equity Master; Quantum            July 12, 2001
          Partners Bessent Global; Fidelity; Putnam Investment Management, LLC;
          The Putnam Advisory Company, LLC; and Putnam Fiduciary Trust Company.

 10.55    Registration Rights Agreement dated June 27, 2001 by and between Rite      Exhibit 10.55 to Registration Statement on
          Aid Corporation and Transamerica Investment Management, LLC.               Form S-1, File No. 333-64950, filed on
                                                                                     July 12, 2001

 10.56    Registration Rights Agreement dated May 31, 2001 by and between Rite       Exhibit 10.56 to Registration Statement on
          Aid Corporation; Fir Tree Value Fund, L.P; Fir Tree Institutional Value    Form S-1, File No. 333-64950, filed on
          Fund, L.P.; Fir Tree Value Partners LDC; and Fir Tree Recovery Master      July 12, 2001
          Fund, L.P.;

 10.57    Note Exchange Agreement dated June 27, 2001 by and between Rite Aid        Exhibit 10.57 to Registration Statement on
          Corporation and the Fidelity holders.                                      Form S-1, File No. 333-64950, filed on
                                                                                     July 12, 2001

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.58    Form of Common Stock Purchase Warrant dated June 27, 2001 issued by        Exhibit 10.58 to Registration Statement on
          Rite Aid Corporation to Fidelity and funds affiliated with or              Form S-1, File No. 333-64950, filed on
          controlled by Fidelity.                                                    July 12, 2001

 10.59    Purchase Agreement dated June 20, 2001 between Rite Aid Corporation and    Exhibit 10.59 to Registration Statement on
          Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, J.P.    Form S-1, File No. 333-64950, filed on
          Morgan Securities Inc. and Fleet Securities Inc. as representatives of     July 12, 2001
          the initial purchasers of the Company's 11 1/4% Senior Notes due 2008.

 21       Subsidiaries of the registrant                                             Exhibit 21 to the Form 10-K filed on May 21,
                                                                                     2001

 23.1     Independent Auditors' Consent                                              Filed herewith

 23.2     Independent Auditors' Consent                                              Filed herewith

 25       Statement of Eligibility of Trustee                                        Filed herewith

 99.1     Form of Letter of Transmittal                                              Filed herewith

 99.2     Form of Notice of Guaranteed Delivery                                      Filed herewith

 99.3     Form of Letter to Clients                                                  Filed herewith

 99.4     Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies      Filed herewith
          and Other Nominees


b. Financial Statement Schedules

   Independent Auditors' Report and Schedule II - Valuation and Qualifying Accounts

   All other schedules are omitted because they are not applicable, not required or the required information is included in the consolidated financial statements or notes thereto.

   Financial statements of 50% or less owned companies have been omitted since they do not constitute significant subsidiaries.

Item 22. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on September 24, 2001.

                                RITE AID CORPORATION


                                By: /s/ Robert G. Miller
                                 ----------------------------------------------
                                                Robert G. Miller
                                       Chairman of the Board of Directors
                                          and Chief Executive Officer

   Each person whose signature appears below hereby constitutes and appoints Elliot S. Gerson and Kevin J. Twomey, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                       Title                                       Date
               ---------                                       -----                                       ----
          /s/Robert G. Miller             Chairman of the Board and                                   September 24, 2001
   -----------------------------------    Chief Executive Officer
             Robert G. Miller



          /s/ Mary F. Sammons             President, Chief Operating                                  September 24, 2001
   -----------------------------------    Officer and Director
             Mary F. Sammons



          /s/John T. Standley             Chief Financial Officer and Senior Executive Vice           September 24, 2001
   -----------------------------------    President
             John T. Standley



          /s/Christopher Hall             Executive Vice President,                                   September 24, 2001
   -----------------------------------    Finance and Accounting
             Christopher Hall



          /s/ Kevin J. Twomey             Chief Accounting Officer and                                September 24, 2001
   -----------------------------------    Senior Vice President
             Kevin J. Twomey

               Signature                                       Title                                       Date
               ---------                                       -----                                       ----
        /s/ William J. Bratton            Director                                                    September 24, 2001
  ------------------------------------
           William J. Bratton



         /s/Alfred M. Gleason             Director                                                    September 24, 2001
  ------------------------------------
            Alfred M. Gleason



         /s/ Leonard I. Green             Director                                                    September 24, 2001
  ------------------------------------
            Leonard I. Green



        /s/ Nancy A. Lieberman            Director                                                    September 24, 2001
  ------------------------------------
           Nancy A. Lieberman



          /s/Stuart M. Sloan              Director                                                    September 24, 2001
  ------------------------------------
             Stuart M. Sloan



       /s/ Jonathan D. Sokoloff           Director                                                    September 24, 2001
  ------------------------------------
          Jonathan D. Sokoloff



         /s/ Leonard N. Stern             Director                                                    September 24, 2001
  ------------------------------------
            Leonard N. Stern




                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Rite Aid Corporation
Camp Hill, Pennsylvania


We have audited the consolidated financial statements of Rite Aid Corporation and subsidiaries as of March 3, 2001 and February 26, 2000, and for each of the three years in the period ended March 3, 2001, and have issued our report thereon dated May 8, 2001, except for Note 25, as to which the date is May 16, 2001
(included elsewhere in this Registration Statement). Our audits also included the financial statement schedule of Rite Aid Corporation, listed in Item 21 of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
May 8, 2001

                     RITE AID CORPORATION AND SUBSIDIARIES


                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
  For the Years Ended March 3, 2001, February 26, 2000, and February 27, 1999
                             (dollars in thousands)


                                                                                               Additions
                                                                                Balance at    Charged to                 Balance at
Allowances deducted from accounts receivable                                     Beginning     Costs and                   End of
for estimated uncollectible amounts:
  ------------------------------------                                           of Period     Expenses     Deductions     Period
                                                                                ----------    ----------    ----------   ----------
Year ended March 3, 2001 ....................................................     $43,371       $21,147      $27,468       $37,050
Year ended February 26, 2000 ................................................      30,296        29,268       16,193        43,371
Year ended February 27, 1999 ................................................      47,268        15,916       32,888        30,296

                                 EXHIBIT INDEX

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
  3.1     Restated Certificate of Incorporation dated                                Exhibit 3(i) to Form 8-K filed on November 2,
          December 12, 1996                                                          1999

  3.2     Certificate of Amendment to the Restated Certificate of Incorporation      Exhibit 3(ii) to Form 8-K filed on November 2,
          dated October 25, 1999                                                     1999

  3.3     Series C Preferred Stock Certificate of Designation dated June 26, 2001    Exhibit 3.3 to Registration Statement on Form
                                                                                     S-1, File No. 333-64950, filed on July 12,
                                                                                     2001

  3.4     Certificate of Amendment to Restated Certificate of Incorporation dated    Exhibit 3.4 to Registration Statement on Form
          June 27, 2001                                                              S-1, File No. 333-64950, filed on July 12,
                                                                                     2001

  3.5     By-laws, as amended on November 8, 2000                                    Exhibit 3.1 to Form 8-K filed on November 13,
                                                                                     2000

  4.1     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.2 to Form 8-K filed on February 7,
          Corporation and Harris Trust and Savings Bank to the Indenture, dated      2000
          September 10, 1997, between Rite Aid Corporation and Harris Trust and
          Savings Bank

  4.2     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.3 to Form 8-K filed on February 7,
          Corporation and Harris Trust and Savings Bank, to the Indenture, dated     2000
          September 22, 1998, between Rite Aid Corporation and Harris Trust and
          Savings Bank

  4.3     Supplemental Indenture, dated as of February 3, 2000, between Rite Aid     Exhibit 4.4 to Form 8-K filed on February 7,
          Corporation and Harris Trust and Savings Bank to the Indenture, dated      2000
          December 21, 1998, between Rite Aid Corporation and Harris Trust and
          Savings Bank

  4.4     Indenture, dated as of June 14, 2000, among Rite Aid Corporation, as       Exhibit 4.1 to Form 8-K filed on
          Issuer, each of the Subsidiary Guarantors named therein and State          June 21, 2000
          Street Bank and Trust Company, as Trustee

  4.5     Exchange and Registration Rights Agreement, dated as of June 14, 2000,     Exhibit 4.2 to Form 8-K filed on
          by and among Rite Aid Corporation, State Street Bank and Trust Company     June 21, 2000
          and the Holders of the 10.50% Senior Secured Notes due 2002

  4.6     Registration Rights Agreement, dated as of June 14, 2000, by and among     Exhibit 4.3 to Form 8-K filed on
          Rite Aid Corporation and the Lenders listed therein                        June 21, 2000


 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 4.7      Indenture, dated as of June 27, 2001, between Rite Aid Corporation, as     Exhibit 4.7 to Registration Statement on Form
          issuer and State Street Bank and Trust Company, as trustee, related to     S-1, File No. 333-64950, filed on July 12,
          the Company's 12.50% Senior Secured Notes due 2006.                        2001

 4.8      Indenture, dated as of June 27, 2001 between Rite Aid Corporation, as      Exhibit 4.8 to Registration Statement on Form
          issuer and BNY Midwest Trust Company, as trustee, related to the           S-1, File No. 333-64950, filed on July 12,
          Company's 11 1/4% Senior Notes due 2008.                                   2001

 4.9      Exchange and Registration Rights Agreement, dated as of June 27, 2001,     Exhibit 4.9 to Registration Statement on Form
          between Rite Aid Corporation and Salomon Smith Barney Inc., Credit         S-1, File No. 333-64950, filed on July 12,
          Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Fleet     2001
          Securities, Inc., as initial purchasers, for the benefit of the holders of the Company's 11 1/4% Senior Notes due 2008.

 5        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP                        Filed herewith

 10.1     1999 Stock Option Plan                                                     Exhibit 10.1 to Form 10-K filed on May 21,
                                                                                     2001

 10.2     2000 Omnibus Equity Plan                                                   Included in Proxy Statement dated October 24,
                                                                                     2000

 10.3     2001 Stock Option Plan                                                     Exhibit 10.3 to Form 10-K filed on May 21,
                                                                                     2001

 10.4     Registration Rights Agreement, dated as of October 27, 1999, by and        Exhibit 4.1 to Form 8-K filed on November 2,
          between Rite Aid Corporation and Green Equity Investors III, L.P.          1999

 10.5     Registration Rights Agreement, dated as of October 27, 1999, by and        Exhibit 4.2 to Form 8-K filed on November 2,
          between Rite Aid Corporation and J.P. Morgan Ventures Corporation          1999

 10.6     Warrant to purchase Common Stock, par value $1.00 per share, of Rite       Exhibit 4.3 to Form 8-K filed on November 2,
          Aid Corporation, dated October 27, 1999, issued to J.P. Morgan Ventures    1999.
          Corporation

 10.7     Employment Agreement by and between Rite Aid Corporation and Robert G.     Exhibit 10.1 to Form 8-K filed on January 18,
          Miller, dated as of                                                        2000
          December 5, 1999

 10.8     Amendment No. 1 to Employment Agreement by and between Rite Aid            Exhibit 10.9 to Form 10-K filed on May 21,
          Corporation and Robert G. Miller, dated as of May 7, 2001                  2001

 10.9     Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.31 to Form 8-K filed on January 18,
          made as of December 5, 1999, by and between Rite Aid Corporation and       2000
          Robert G. Miller

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

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.10    Employment Agreement by and between Rite Aid Corporation and Mary F.       Exhibit 10.2 to Form 8-K filed on January 18,
          Sammons, dated as of December 5, 1999                                      2000

 10.11    Amendment No. 1 to Employment Agreement by and between Rite Aid            Exhibit 10.11 to Form 10-K filed on May 21,
          Corporation and Mary F. Sammons, dated as of May 7, 2001                   2001

 10.12    Rite Aid Corporation Restricted Stock and Stock                            Exhibit 4.32 to Form 8-K filed on January 18,
          Option Award Agreement, made as of December 5, 1999, by and between        2000
          Rite Aid Corporation and
          Mary F. Sammons

 10.13    Employment Agreement by and between Rite Aid Corporation and David R.      Exhibit 10.3 to Form 8-K filed on January 18,
          Jessick, dated as of                                                       2000
          December 5, 1999

 10.14    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.33 to Form 8-K filed on January 18,
          made as of December 5, 1999, by and between Rite Aid Corporation and       2000
          David R. Jessick

 10.15    Employment Agreement by and between Rite Aid Corporation and John T.       Exhibit 10.4 to Form 8-K filed on January 18,
          Standley, dated as of                                                      2000
          December 5, 1999

 10.16    Rite Aid Corporation Restricted Stock and Stock Option Award Agreement,    Exhibit 4.34 to Form 8-K filed on January 18,
          made as of December 5, 1999, by and between Rite Aid Corporation and       2000
          John T. Standley

 10.17    Employment Agreement by and between Rite Aid Corporation and Elliot S.     Exhibit 10.18 to Form 10-K filed on May 21,
          Gerson, dated as of                                                        2001
          November 16, 2000

 10.18    Employment Agreement by and between Rite Aid Corporation and Eric          Exhibit 10.19 to Form 10-K filed on May 21,
          Sorkin, dated as of April 2, 1999                                          2001

 10.19    Employment Agreement by and between Rite Aid Corporation and James         Exhibit 10.20 to Form 10-K filed on May 21,
          Mastrain, dated as of                                                      2001
          September 27, 2000

 10.20    Rite Aid Corporation Special Deferred                                      Exhibit 10.20 to Form 10-K filed on July 11,
          Compensation Plan                                                          2000

 10.21    Executive Separation Agreement and General Release, dated February 28,     Exhibit 10.46 to Form 10-K filed on July 11,
          2000, between Rite Aid Corporation and Timothy Noonan                      2000

 10.22    Letter Agreement, dated February 28, 2000, between Rite Aid Corporation    Exhibit 10.47 to Form 10-K filed on July 11,
          and Timothy Noonan, amending Executive Separation Agreement and General    2000
          Release, dated February 28, 2000, between Rite Aid Corporation and
          Timothy Noonan

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

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.23    Equity for Bank Debt Exchange Agreement between                            Exhibit 10.45 to Form 10-K filed on May 21,
          Rite Aid Corporation, Fir Tree Value Fund, L.P., Fir Tree Institutional    2001
          Value Fund, L.P., Fir Tree Value Partners LDC and Fir Tree Recovery
          Master Fund, L.P.

 10.24    Side Letter to Equity for Bank Debt Exchange Agreement, dated April 30,    Exhibit 10.46 to Form 10-K filed on May 21,
          2001, between Rite Aid Corporation, Fir Tree Value Fund, L.P., Fir Tree    2001
          Institutional Value Fund, L.P., Fir Tree Value Partners LDC and Fir
          Tree Recovery Master Fund, L.P.

 10.25    Employment Agreement by and between Rite Aid Corporation and               Exhibit 10.48 to Form 10-K filed on May 21,
          Christopher Hall, dated as of                                              2001
          January 26, 2001

 10.26    Employment Agreement by and between Rite Aid Corporation and Robert B.     Exhibit 10.49 to Form 10-K filed on May 21,
          Sari, dated as of                                                          2001
          February 28, 2001

 10.27    Registration Rights Agreement dated as of June 14, 2001 by and between     Exhibit 10.27 to Registration Statement on
          Rite Aid Corporation and Marathon Special Opportunity Fund Ltd. and        Form S-1, File No.
          Marathon Master Fund, Ltd.                                                 333-64950, filed on July 12, 2001

 10.28    Registration Rights Agreement dated as of June 19 2001 by and between      Exhibit 10.28 to Registration Statement on
          Rite Aid Corporation and OZ Master Fund, Ltd. and OZF Credit               Form S-1, File No.
          Opportunities Master Fund, Ltd.                                            333-64950, filed on July 12, 2001

 10.29    Registration Rights Agreement dated as of May 24, 2001 by and between      Exhibit 10.29 to Registration Statement on
          Rite Aid Corporation and Liberty View Fund, LP, Liberty View Fund, LLC     Form S-1, File No.
          and Liberty View Global Volatility Fund LP                                 333-64950, filed on July 12, 2001

 10.30    Senior Credit Agreement, dated as of June 27, 2001 among Rite Aid          Exhibit 10.30 to Registration Statement on
          Corporation, the financial institutions party thereto, Citicorp USA,       Form S-1, File No.
          Inc., as senior administrative agent and as senior collateral agent,       333-64950, filed on July 12, 2001
          and The Chase Manhattan Bank, Credit Suisse First Boston and Fleet
          Retail Finance Inc., as syndication agents

 10.31    Senior Subsidiary Guarantee Agreement, dated as of June 27, 2001 among     Exhibit 10.31 to Registration Statement on
          the Subsidiary Guarantors (as defined therein) and Citicorp USA, Inc.,     Form S-1, File No.
          as senior collateral agent.                                                333-64950, filed on July 12, 2001

 10.32    Senior Subsidiary Security Agreement, dated as of June 27, 2001 by the     Exhibit 10.32 to Registration Statement on
          Subsidiary Guarantors (as defined therein) in favor of the Citicorp USA    Form S-1, File No.
          (senior collateral agent).                                                 333-64950, filed on July 12, 2001

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

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.33    Collateral Trust and Intercreditor Agreement, dated as of June 27, 2001    Exhibit 10.33 to Registration Statement on
          among Rite Aid Corporation, the Subsidiary Guarantors (as defined          Form S-1, File No
          therein), Wilmington Trust Company, as collateral trustee for the          333-64950, filed on July 12, 2001
          holders from time to time of the Second Priority Debt Obligations (as defined therein), Citicorp USA, Inc., as collateral agent for the
          Senior Secured Parties (as defined therein) under the Senior Loan
          Documents (as defined therein), Citibank USA, Inc., as agent for the
          Synthetic Lease Parties (as defined therein), State Street Bank and
          Trust Company, as trustee under the Exchange Note Indenture (as defined therein) for the holders of the Exchange Notes (as defined therein), and each other Second Priority Representative (as defined therein)
          which from time to time becomes a party thereto.

 10.34    Second Priority Subsidiary Guarantee Agreement, dated as of June 27,       Exhibit 10.34 to Registration Statement on
          2001 among the Subsidiary Guarantors (as defined therein) and              Form S-1, File No.
          Wilmington Trust Company, as collateral agent.                             333-64950, filed on July 12, 2001

 10.35    Second Priority Subsidiary Security Agreement, dated as of June 27,        Exhibit 10.35 to Registration Statement on
          2001 by the Subsidiary Guarantors (as defined therein) in favor of         Form S-1, File No.
          Wilmington Trust Company, as collateral trustee.                           333-64950, filed on July 12, 2001

 10.36    Each of the Mortgages, Deeds of Trust, Assignments of Leases and Rents,    Exhibit 10.36 to Registration Statement on
          Security Agreements, Financing Statements and Fixture Filings, dated       Form S-1, File No.
          June 27, 2001, from the Subsidiary Guarantors (as defined therein)         333-64950, filed on July 12, 2001
          listed therein, to Citicorp USA, Inc. as Senior Collateral Agent.

 10.37    Each of the Mortgages, Deeds of Trust, Assignments of Leases and Rents,    Exhibit 10.37 to Registration Statement on
          Security Agreements, Financing Statements and Fixture Filings, dated       Form S-1, File No.
          June 27, 2001, from the Subsidiary Guarantor listed therein, to            333-64950, filed on July 12, 2001
          Wilmington Trust Company, as Second Priority Collateral Trustee.

 10.38    Participation Agreement, dated as of June 27, 2001 among Rite Aid          Exhibit 10.38 to Registration Statement on
          Realty Corp., a Delaware corporation; Rite Aid Corporation, a Delaware     Form S-1, File No.
          corporation; Wells Fargo Northwest, National Association, not in its       333-64950, filed on July 12, 2001
          individual capacity except as expressly set forth therein but solely as trustee of the RAC Distribution Statutory Trust; the persons named therein as note holders and certificate holders; and Citicorp USA,
          Inc., in its capacity as administrative agent.

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

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.39    Lease, dated as of June 27, 2001 between Wells Fargo Northwest,            Exhibit 10.39 to Registration Statement on
          National Association, not in its individual capacity, but solely as        Form S-1, File No.
          trustee of the RAC Distribution Statutory Trust, and Rite Aid Realty       333-64950, filed on July 12, 2001
          Corp., a Delaware corporation.

 10.40    Ground Lease Agreement dated as of June 27, 2001 between Thrifty           Exhibit 10.40 to Registration Statement on
          Payless, Inc., a California corporation, and Wells Fargo Northwest,        Form S-1, File No.
          National Association, not in its individual capacity, but solely as        333-64950, filed on July 12, 2001
          trustee of the RAC Distribution Statutory Trust.

 10.41    Security Agreement, dated as of June 27, 2001, made by Rite Aid Realty     Exhibit 10.41 to Registration Statement on
          Corp., a Delaware corporation in favor of Wells Fargo Northwest,           Form S-1, File No.
          National Association, not in its individual capacity, but solely as        333-64950, filed on July 12, 2001
          trustee of the RAC Distribution Statutory Trust.

 10.42    Parent Guarantee, dated as of June 27, 2001, by Rite Aid Corporation, a    Exhibit 10.42 to Registration Statement on
          Delaware corporation to Wells Fargo Northwest, National Association,       Form S-1, File No.
          not in its individual capacity, but solely as trustee of the RAC           333-64950, filed on July 12, 2001
          Distribution Statutory Trust.

 10.43    Instrument Guarantee, dated as of June 27, 2001, by Rite Aid Realty        Exhibit 10.43 to Registration Statement on
          Corp., a Delaware corporation, to each of the Note Holders and             Form S-1, File No.
          Certificate Holders (each as defined in Participation Agreement, dated     333-64950, filed on July 12, 2001
          as of June 27, 2001 among Rite Aid Realty Corp., a Delaware corporation; Rite Aid Corporation, a Delaware corporation; Wells Fargo
          Northwest, National Association, not in its individual capacity, but solely as trustee of the RAC Distribution Statutory Trust; the Persons named therein as note holders and certificate holders; and Citicorp
          USA, Inc., in its capacity as administrative agent).

 10.44    Loan Agreement dated as of June 27, 2001 among Wells Fargo Northwest,      Exhibit 10.44 to Registration Statement on
          National Association, not in its individual capacity, but solely as        Form S-1, File No.
          trustee of the RAC Distribution Statutory Trust, the Persons named         333-64950, filed on July 12, 2001
          therein as note holders and/or any assignee thereof.

 10.45    Assignment and Security Agreement, dated as of June 27, 2001, by Wells     Exhibit 10.45 to Registration Statement on
          Fargo Northwest, National Association, not in its individual capacity,     Form S-1, File No.
          but solely as trustee of the RAC Distribution Statutory Trust, in favor    333-64950, filed on July 12, 2001
          of Citicorp USA, Inc., as Agent.

 10.46    Amended and Restated Declaration of Trust dated as of June 27, 2001,       Exhibit 10.46 to Registration Statement on
          between Wells Fargo Northwest, National Association and the Certificate    Form S-1, File No.
          Holders as defined therein.                                                333-64950, filed on July 12, 2001

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

 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.47    Stock Purchase Agreement dated June 12, 2001 by and between Rite Aid       Exhibit 10.47 to Registration Statement on
          Corporation, American Century Mutual Funds, Inc. and American Century      Form S-1, File No.
          World Mutual Funds, Inc.                                                   333-64950, filed on July 12, 2001

 10.48    Stock Purchase Agreement dated June 12, 2001 by and between Rite Aid       Exhibit 10.48 to Registration Statement on
          Corporation, Bessent Global Equity Master and Quantum Partners Bessent     Form S-1, File No
          Global.                                                                    333-64950, filed on July 12, 2001

 10.49    Stock Purchase Agreement dated June 12, 2001 by and between Rite Aid       Exhibit 10.49 to Registration Statement on
          Corporation and Fidelity.                                                  Form S-1, File No.
                                                                                     333-64950, filed on July 12, 2001

 10.50    Stock Purchase Agreement dated June 12, 2001 by and between Rite Aid       Exhibit 10.50 to Registration Statement on
          Corporation; Putnam Investment Management, LLC; The Putnam Advisory        Form S-1, File No.
          Company, LLC; and Putnam Fiduciary Trust Company.                          333-64950, filed on July 12, 2001

 10.51    Stock Purchase Agreement dated May 17, 2001 by and between Rite Aid        Exhibit 10.51 to Registration Statement on
          Corporation and Transamerica Investment Management, LLC.                   Form S-1, File No.
                                                                                     333-64950, filed on July 12, 2001

 10.52    Exchange and Registration Rights Agreement dated as of June 27, 2001 by    Exhibit 10.52 to Registration Statement on
          and between Rite Aid and the Fidelity holders.                             Form S-1, File No.
                                                                                     333-64950, filed on July 12, 2001

 10.53    Registration Rights Agreement dated June 27, 2001 by and between Rite      Exhibit 10.53 to Registration Statement on
          Aid Corporation and Fidelity holders.                                      Form S-1, File No.
                                                                                     333-64950, filed on July 12, 2001

 10.54    Registration Rights Agreement dated June 27, 2001 by and between Rite      Exhibit 10.54 to Registration Statement on
          Aid Corporation, American Century Mutual Funds, Inc.; American Century     Form S-1, File No.
          World Mutual Funds, Inc.; Bessent Global Equity Master; Quantum            333-64950, filed on July 12, 2001
          Partners Bessent Global; Fidelity; Putnam Investment Management, LLC;
          The Putnam Advisory Company, LLC; and Putnam Fiduciary Trust Company.

 10.55    Registration Rights Agreement dated June 27, 2001 by and between Rite      Exhibit 10.55 to Registration Statement on
          Aid Corporation and Transamerica Investment Management, LLC.               Form S-1, File No.
                                                                                     333-64950, filed on July 12, 2001

 10.56    Registration Rights Agreement dated May 31, 2001 by and between Rite       Exhibit 10.56 to Registration Statement on
          Aid Corporation; Fir Tree Value Fund, L.P; Fir Tree Institutional Value    Form S-1, File No.
          Fund, L.P.; Fir Tree Value Partners LDC; and Fir Tree Recovery Master      333-64950, filed on July 12, 2001
          Fund, L.P.;

 10.57    Note Exchange Agreement dated June 27, 2001 by and between Rite Aid        Exhibit 10.57 to Registration Statement on
          Corporation and the Fidelity holders.                                      Form S-1, File No.
                                                                                     333-64950, filed on July 12, 2001


 Exhibit                                                                                              Incorporation by
 Numbers  Description                                                                                 Reference to
 -------  -----------                                                                                 ----------------
 10.58    Form of Common Stock Purchase Warrant dated June 27, 2001 issued by        Exhibit 10.58 to Registration Statement on
          Rite Aid Corporation to Fidelity and funds affiliated with or              Form S-1, File No.
          controlled by Fidelity.                                                    333-64950, filed on July 12, 2001

 10.59    Purchase Agreement dated June 20, 2001 between Rite Aid Corporation and    Exhibit 10.59 to Registration Statement on
          Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, J.P.    Form S-1, File No.
          Morgan Securities Inc. and Fleet Securities Inc. as representatives of     333-64950, filed on July 12, 2001
          the initial purchasers of the Company's 11 1/4% Senior Notes due 2008.

 21       Subsidiaries of the registrant                                             Exhibit 21 to the Form 10-K filed on May 21,
                                                                                     2001

 23.1     Independent Auditors' Consent                                              Filed herewith

 23.2     Independent Auditors' Consent                                              Filed herewith

 25       Statement of Eligibility of Trustee                                        Filed herewith

 99.1     Form of Letter of Transmittal                                              Filed herewith

 99.2     Form of Notice of Guaranteed Delivery                                      Filed herewith

 99.3     Form of Letter to Clients                                                  Filed herewith

 99.4     Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies      Filed herewith
          and Other Nominees